As filed with the Securities and Exchange Commission on November 15, 2013

Registration Nos. 333-191359, 333-191359-01, 333-191359-02

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISCOVER CARD EXECUTION NOTE TRUST

(Issuing entity in respect of the Notes)

DISCOVER CARD MASTER TRUST I

(Issuing entity in respect of the Series 2007-CC Collateral Certificate)

DISCOVER BANK

(Sponsor and Depositor)

(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0020270
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number of Sponsor and Depositor)

12 Read’s Way New Castle, Delaware 19720 (302) 323-7315	Michael F. Rickert Vice President, Chief Financial Officer and Assistant Treasurer DISCOVER BANK 12 Read’s Way New Castle, Delaware 19720 (302) 323-7315
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ellen L. Marks, Esq. Latham & Watkins LLP Suite 5800 233 South Wacker Drive Chicago, Illinois 60606 (312) 876-7700 Counsel to Sponsor and Depositor	Michael H. Mitchell, Esq. Chapman and Cutler LLP 1717 Rhode Island Avenue, N.W. Washington, D.C. 20036 (202) 478-6444 Counsel to Underwriters

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(a)(b)(f)	Proposed Maximum Offering Price per Unit(c)	Proposed Maximum Aggregate Offering Price(c)(f)	Amount of Registration Fee(e)(f)

Notes	$18,400,000,000	100%	$18,400,000,000	$2,369,927.60
DISCOVER CARD MASTER TRUST I, Series 2007-CC Collateral Certificate(d)	$18,400,000,000	—	—	—

(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)	With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c)	Estimated solely for the purpose of calculating the registration fee.
(d)	No additional consideration will be paid by the purchasers of the Notes for the Series 2007-CC Collateral Certificate, which is pledged as security for the Notes.
(e)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(f)	A filing fee of $136.40 was paid in connection with the filing of the Registration Statement on September 25, 2013 with respect to the registration of the offering of $1,000,000 of Notes. In addition, pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein relate to $1,600,000,000 aggregate principal amount of Notes that were previously registered, but which remain unsold, under a registration statement on Form S-3 (File nos. 333-167413, 333-167413-01 and 333-167413-02), initially filed on June 9, 2010 and amended on October 26, 2010 with an initial effective date of October 28, 2010. A filing fee of $49,120 was previously paid in connection with such unsold Notes. The amount of Notes to be registered under this Registration Statement, together with the amount of such unsold Notes included from the prior registration statement, results in a total of $20,000,000,000 of Notes that may be issued under this Registration Statement. This Registration Statement and the prospectus included herein also relate to a Collateral Certificate, which is pledged as security for the Notes, and which, pursuant to SEC regulations, is deemed to constitute part of any distribution of the Notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement includes:

•	a representative form of prospectus supplement to the base prospectus relating to the offering by the Discover Card Execution Note Trust of a multiple tranche series of asset-backed notes; and

•	a base prospectus relating to asset-backed notes of the Discover Card Execution Note Trust.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED [•], 2013

PROSPECTUS SUPPLEMENT dated [•]

To Prospectus dated [•]

$[•] Class [•]([•]-[•]) DiscoverSeries Notes

Discover Bank

Sponsor, Originator of Assets, Depositor, Seller and Servicer

Discover Card Execution Note Trust

Issuing Entity of the Notes

Discover Card Master Trust I

Issuing Entity of the Collateral Certificate

Class [•]([•]-[•]) Notes
Principal amount	$[•]
Interest rate	[For Floating: One-month LIBOR [plus][minus] [•]% per year] [For Fixed: [•]% per year]
Interest payment dates	15th day of each [month], beginning in [•] 20[•]
Expected maturity date	[•] [•], 20[•]
Legal maturity date	[•] [•], 20[•]
Expected issuance date	[•] [•], 20[•]
Price to public	$[•] or [•]%
Underwriting discount	$[•] or [•]%
Proceeds to the issuing entity	$[•] or [•]%
CUSIP number	[•]

The Class [•]([•]-[•]) notes are a tranche of Class [•] DiscoverSeries notes.

[For Class B: Subordination: Interest and principal payments on Class B DiscoverSeries notes are subordinated to payments on Class A DiscoverSeries notes. These Class B([•]-[•]) notes will also provide loss protection to the Class A DiscoverSeries notes.]

[For Class C: Subordination: Interest and principal payments on Class C DiscoverSeries notes are subordinated to payments on Class A and Class B DiscoverSeries notes. These Class C([•]-[•]) notes will also provide loss protection to the Class A and Class B DiscoverSeries notes.]

Credit Enhancement: [For Class A: Class A DiscoverSeries notes receive credit enhancement through the subordination of interest and principal payments on Class B, Class C and Class D DiscoverSeries notes and through loss protection provided by such notes.] [For Class B: Class B DiscoverSeries notes receive credit enhancement through the subordination of interest and principal payments on Class C and Class D DiscoverSeries notes and through loss protection provided by such notes.] [For Class C: Class C DiscoverSeries notes receive credit enhancement through the subordination of interest and principal payments on Class D DiscoverSeries notes, through loss protection provided by such notes and through deposits into a Class C reserve account if excess spread-based funding triggers are breached as described in this prospectus supplement and the accompanying prospectus. [The Class C reserve account for these Class C([•]-[•]) notes will not be funded at closing.]] [The Class [•]([•]-[•]) notes will have the benefit of [supplemental credit enhancement] provided by [NAME] as [supplemental credit enhancement provider].]

[Interest Rate Swap: The Class [•]([•]-[•]) notes will have the benefit of [an interest rate swap] provided by [NAME] as derivative counterparty.]

We refer to the Discover Card Execution Note Trust as the note issuance trust. The assets of the note issuance trust that secure the DiscoverSeries notes will include:

•	the Series 2007-CC collateral certificate issued by the Discover Card Master Trust I, representing an undivided interest in the assets of the Discover Card Master Trust I; and

•	the DiscoverSeries collections account and other accounts of the note issuance trust, funds on deposit in those accounts, and permitted investments of and investment income on those funds.

We refer to Discover Card Master Trust I as the master trust. The master trust’s assets primarily include receivables arising under credit card accounts owned by Discover Bank. The assets of the master trust may, in the future, include receivables arising under credit card accounts owned by any affiliate of Discover Bank.

Delivery: The notes offered by this prospectus supplement will be delivered in book-entry form. Except under limited circumstances, purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form.

Stock Exchange: [These Class [•]([•]-[•]) notes will not be listed on any stock exchange.]

You should consider the discussion under “Risk Factors” beginning on page S-24 in this prospectus supplement and on page 27 in the accompanying prospectus before you purchase any Class  [•]([•]-[•]) DiscoverSeries notes.

The Class [•]([•]-[•]) DiscoverSeries notes are obligations of the note issuance trust only and are not obligations of or interests in Discover Bank, its affiliates or any other person, except that the noteholders’ proportionate share of interests in the master trust receivables represented by the collateral certificate may be sold to pay the notes in the limited circumstances described in this prospectus supplement and the accompanying prospectus. Noteholders will have no recourse to any assets of the note issuance trust other than those specified in this prospectus supplement and the accompanying prospectus for the payment of the Class [•]([•]-[•]) DiscoverSeries notes. The Class [•]([•]-[•]) DiscoverSeries notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

[	•]
		[	•]
[•]

Important Notice about Information

Presented in this Prospectus Supplement

and the Accompanying Prospectus

We provide information to you about the Class [•]([•]-[•]) notes in two separate documents:

•	this prospectus supplement, which describes the specific terms of the Class [•]([•]-[•]) notes, and

•

the accompanying prospectus, which provides detailed information about the DiscoverSeries notes and each other series of notes which may be issued by the Discover Card Execution Note Trust, some of which may not apply to the Class [•]([•]-[•]) notes.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

This prospectus supplement may be used to offer and sell the Class [•]([•]-[•]) notes only if accompanied by the prospectus.

It is important for you to read and consider all information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

This prospectus supplement supplements disclosure in the accompanying prospectus. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including any information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class [•]([•]-[• ]) notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

Forward-Looking Statements

In this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein and therein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, Discover Bank and its affiliates, the note issuance trust, the master trust or your notes that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, [effects of the current economic environment, effects of insolvency, arbitration or litigation proceedings and of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies and inflation; technological change; the impact of current, pending or future legislation and regulation (including the Dodd-Frank Act and regulatory initiatives impacting banks and other financial institutions (including heightened capital requirements and liquidity reserves, stress-testing requirements and rules related to securitizations, sales of financial assets, and credit origination, billing and collection practices)), changes in fiscal, monetary, regulatory, accounting and tax policies; monetary fluctuations; and success in gaining regulatory approvals when required, as well as other risks and uncertainties, including, but not limited to, those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus. The continued instability in the financial markets and other conditions beyond our control have increased uncertainty regarding future economic conditions and may increase the risk that actual results may differ from those expected.] Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Notice to United Kingdom Investors

This prospectus supplement and the accompanying prospectus are intended to be distributed only to those persons who may lawfully receive this prospectus supplement and the prospectus without their contents being communicated by or approved by an authorized person, under Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”).

This prospectus supplement and the prospectus are directed only at persons who:

•	are outside the United Kingdom; or

•

have professional experience in matters relating to investments within the meaning of Article 19 (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “2005 Order”); or

•	are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the 2005 Order; or

•

have professional experience of participating in unregulated collective investment schemes within Article 14 (“investment professionals”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes (Exemptions)) Order 2001 (the “2001 Order”); or

•	are persons falling within Article 22(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the 2001 Order,

such persons together, “Relevant Persons.”

This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Compliance with Article 122A of the Capital Requirements Directive

None of Discover Card Execution Note Trust, Discover Card Master Trust I, Discover Bank, the master trust trustee and indenture trustee or the owner trustee or any affiliate makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “CRD”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the CRD.

S-i

Summary of Terms

The following summary describes the terms of the notes and certain aspects of the collateral certificate, the note issuance trust and the master trust generally. The remainder of this prospectus supplement and the accompanying prospectus provide much more detailed information about the notes, the collateral certificate, the note issuance trust and the master trust. You should review the entire prospectus and prospectus supplement before you decide to purchase any notes.

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Terms” beginning on page 166 in the accompanying prospectus.

Risk Factors	Investment in the Class [•]([•]-[•]) notes involves risks. You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement and on page 27 in the accompanying prospectus.

Participants

Issuing Entity of the Notes	Discover Card Execution Note Trust. We refer to the Discover Card Execution Note Trust as “DCENT” or the “note issuance trust.”

The Class [•]([•]-[•]) notes tranche is expected to be the [•] tranche of notes to be issued by the note issuance trust. The note issuance trust has issued [•] tranches of DiscoverSeries Class A notes, [•] tranches of DiscoverSeries Class B notes, [•] tranches of DiscoverSeries Class C notes and one tranche of DiscoverSeries Class D notes. Of these tranches, [•] have not reached their expected maturity dates and are still outstanding. The note issuance trust paid all other tranches of notes on time in accordance with their respective expected maturity dates. The nominal liquidation amounts of Class A notes, Class B notes, Class C notes and Class D notes of the DiscoverSeries as of [•], were $[•], $[•], $[•] and $[•], respectively. The Class D notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes, including the Class [•]([•]-[•]) notes, in the amount necessary to support such additional issuance. See “Annex I: Outstanding Series, Classes and Tranches of Notes” for information on the outstanding notes of the DiscoverSeries.

Issuing Entity of the Collateral Certificate	Discover Card Master Trust I. We refer to the Discover Card Master Trust I as “DCMT” or the “master trust.”

Since October 1993, the master trust has issued [•] series or subseries of master trust certificates. [•] series or subseries of certificates, including Series 2007-CC, were still outstanding as of [•]. The master trust paid all other series or subseries of certificates on time in accordance with their expected principal payment schedules, indices, or expected maturity dates, as applicable. See “Annex II: Outstanding Master Trust Series” for information on the outstanding series or subseries certificates issued by the master trust. This annex excludes Series 2007-CC.

Seller/Sponsor/Depositor	Discover Bank. When we refer to Discover Bank as the “seller,” we are also referring to Discover Bank as the “depositor.” Discover Bank has sponsored or will sponsor the issuance of all tranches of notes and series of master trust certificates described above under “Issuing Entity of the Notes” and “Issuing Entity of the Collateral Certificate.”

Master Servicer/Servicer/ Calculation Agent	Discover Bank. Discover Bank has outsourced certain servicing functions to the following affiliates: DB Servicing Corporation and Discover Products Inc. DB Servicing Corporation has contracted with BancTec, Inc., a third party service provider, for certain check processing and related services. However, Discover Bank, as master servicer, is ultimately responsible for the overall servicing function for the master trust and the note issuance trust.

Master Trust Trustee and Indenture Trustee	U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee, paying agent and registrar under the pooling and servicing agreement and as indenture trustee under the indenture. U.S. Bancorp, with total assets exceeding $[•] as of [•], is the parent company of U.S. Bank, the [•] largest commercial bank in the United States. As of [•], U.S. Bancorp served approximately [•] million customers and operated over [•] branch offices in [•] states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bank has one of the largest corporate trust businesses in the country with office locations in [•] domestic and [•] international cities. The pooling and servicing agreement and the indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, Chicago, Illinois 60603. U.S. Bank has provided corporate trust services since 1924. As of [•], U.S. Bank was acting as trustee with respect to over [•] issuances of securities with an aggregate outstanding principal balance of over $[•]. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802. As of [•], U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on [•] issuances of credit card receivables-backed securities with an outstanding aggregate principal balance of approximately $[•].

Owner Trustee for the Note Issuance Trust	Wilmington Trust Company—also referred to herein as “issuing entity owner trustee” or the “owner trustee”—is a Delaware trust company incorporated in 1901. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Key Parties and Operating Documents

Pool Assets

Formation of the Note Issuance Trust	Discover Bank and the owner trustee formed the note issuance trust on July 2, 2007. Discover Bank transferred the collateral certificate to the note issuance trust on July 26, 2007.

Collateral Certificate	The Discover Card Master Trust I, Series 2007-CC collateral certificate, which represents an undivided interest in the master trust. The investor interest in receivables for the collateral certificate reflects the aggregate nominal liquidation amount of notes issued by the note issuance trust.

Security for the Notes	The indenture trustee has a security interest, for the benefit of the holders of these Class [•]([•]-[• ]) notes and the holders of other DiscoverSeries notes, in the collateral certificate, the note issuance trust’s collections, funding and reserve accounts and rights under and proceeds of those assets, all as more fully described in “Sources of Funds to Pay the Notes — General,” and “— Limited Recourse to DCENT; Security for the Notes” in the accompanying prospectus.

However, the Class [•]([•]-[•]) notes are entitled to the benefits of only that portion of those assets allocated to the Class [•]([•]-[•]) notes under the indenture, the DiscoverSeries indenture supplement and the related terms document. [In addition, the indenture trustee has a security interest in the note issuance trust’s rights under the [derivative agreement][credit enhancement agreement][supplemental liquidity agreement] relating to the Class [•]([•]-[•]) notes.]

Limited Recourse to DCENT	The sole sources of payment for principal of or interest on these Class [•]([•]-[• ]) notes prior to an event of default and acceleration or the legal maturity date of these Class [•]([•]-[• ]) notes are:

•

the portion of the principal amounts and finance charge amounts allocated to the DiscoverSeries and available to these Class [•]([•]-[ •]) notes [For Class B and Class C: after giving effect to any reallocations, payments and deposits for senior notes], including any such funds reallocated to the DiscoverSeries from other series of master trust certificates or other series of notes;

•	funds in the applicable note issuance trust accounts for these Class [•]([•]-[•]) notes; [and]

•	investment income on certain funds on deposit in various note issuance trust accounts for the DiscoverSeries[; and]

•	[rights to payment under the derivative agreement between the note issuance trust and [NAME] described below][; and]

•	[rights to payment under the [supplemental credit enhancement agreement][supplemental liquidity agreement] between the note issuance trust and [NAME] described below].

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for the Class [•]([•]-[ •]) notes [For Class B and Class C: and subject to any restrictions relating to required subordinated amounts] or (ii) on the legal maturity date of the Class [•]([•]-[•]) notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables” in the accompanying prospectus, the Class [•]([•]-[• ]) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class [•]([•]-[• ]) noteholders and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of the Class [•]([•]-[ •]) noteholders. If those sources are not sufficient to pay principal of or [interest][accreted discount] on these Class [•]([•]-[•]) notes, the Class [•]([•]-[ •]) noteholders will have no recourse to any assets of the note issuance trust or the master trust, or any other person or entity, for the payment of principal of or interest on these Class [•]([•]-[•]) notes.

Formation of the Master Trust; Master Trust Assets	Discover Bank and the trustee for the master trust formed the master trust in October 1993. Discover Bank originates and has transferred to the master trust the credit card receivables generated under certain designated Discover® Card accounts. The collateral certificate represents an interest in the aggregate pool of receivables in the master trust, not an interest in any specific receivable or subset of the receivables. For information on the master trust’s assets, see “The Master Trust Accounts” in this prospectus supplement and “The Master Trust — Master Trust Assets” in the accompanying prospectus.

Receivables	The receivables in the master trust as of [•], totaled $[•].

Composition, Distribution and Performance of the Master Trust Accounts	Information related to the current geographic distribution, credit limits, account balances, seasoning, delinquency [and reage] statuses and FICO scores of the accounts designated for the master trust is included under “The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts” and “— Distribution of the Accounts by FICO® Score” in this prospectus supplement.

Summary yield, charge-off and payment rate information, minimum monthly payment and full balance payment rates, and balance reduction information are included under “The Master Trust Accounts — Summary Historical Performance of the Accounts” in this prospectus supplement.

For information about static pool data, see “The Master Trust Accounts — Static Pool Information” in this prospectus supplement.

Minimum Principal Receivables Balance	After giving effect to the issuance of these Class [•]([•]-[•]) notes, and the corresponding increase in the investor interest in receivables represented by the Series 2007-CC collateral certificate, the minimum principal receivables balance for the master trust as of [•], would be $[•]. The actual amount of principal receivables in the master trust as of [•], was $[•], which exceeds this minimum principal receivables balance by $[•]. The excess of principal receivables as of [•] over this minimum principal receivables balance as of [•], reflects [•]% of the total amount of principal receivables in the master trust. The minimum principal receivables balance is the amount of principal receivables the master trust is required to hold under its pooling and servicing agreement to support all outstanding master trust certificates. The amount of any new issuance of notes or increase in investor interest of any outstanding class of certificates of the master trust will increase the minimum principal receivables balance and will reduce the excess of principal receivables over the minimum principal receivables balance by an amount equal to the face amount of such notes or certificates divided by [0.93].

Terms of the Offered Notes

Series	These Class [•]([•]-[•]) notes are part of a series of notes called the DiscoverSeries.

Class	Class [•]. The DiscoverSeries consists of Class A notes, Class B notes, Class C notes and Class D notes.

Tranche Designation	Class [•]([•]-[•]).

[For Class B and Class C: Subordination]

[For Class B: These Class B([•]-[•]) notes are subordinated in right of payment of principal and interest to the Class A notes of the DiscoverSeries and provide loss protection to those Class A notes. Principal amounts allocable to these Class B([•]-[•]) notes may be applied to make interest payments on the Class A notes of the DiscoverSeries or to pay servicing fees on the receivables. Although the amount of loss protection provided by these Class B([•]-[•]) notes is limited to their proportionate share of the required subordinated amount of Class B notes for the Class A notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of these Class B([•]-[•]) notes will provide loss protection to the Class A notes of the DiscoverSeries. The note issuance trust may issue additional senior notes from time to time that increase the extent to which these Class B([•]-[•]) notes provide loss protection to the Class A notes of the DiscoverSeries and you will have no right to consent to, or object to, any such issuance of senior notes.]

[For Class C: These Class C([•]-[•]) notes are subordinated in right of payment of principal and interest to the Class A and Class B notes of the DiscoverSeries and provide loss protection to those Class A and Class B notes. Principal amounts allocable to these Class C([•]-[•]) notes may be applied to make interest payments on the Class A and Class B notes of the DiscoverSeries or to pay servicing fees on the receivables. Although the amount of loss protection provided by these Class C([•]-[•]) notes is limited to their proportionate share of the required subordinated amounts of Class C notes for the Class A and Class B notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of these Class C([•]-[•]) notes will provide loss protection to the Class A and Class B notes of the DiscoverSeries. The note issuance trust may issue additional senior notes from time to time that increase the extent to which these Class C([•]-[•]) notes provide loss protection to the Class A and Class B notes of the DiscoverSeries and you will have no right to consent to, or object to, any such issuance of senior notes.]

Initial Principal Amount	[$][•].

[Initial Dollar Principal Amount]	[$[•]. The initial dollar principal amount of these notes has been determined by converting [•] to U.S. dollars based on [the spot exchange rate as of [•]].]

Initial Nominal Liquidation Amount	$[•]. The nominal liquidation amount of a class or tranche of notes corresponds to the portion of the investor interest in receivables represented by the collateral certificate that supports that class or tranche. See “Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” below and “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” in the accompanying prospectus for a discussion of how the nominal liquidation amount for these Class [•]([•]-[ •]) notes may increase or decrease over time.

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

The note issuance trust generally allocates to these Class [•]([•]-[• ]) notes the collections, interchange and charged-off receivables allocated to the collateral certificate based on the nominal liquidation amount of your tranche. The note issuance trust makes payments to these Class [•]([•]-[•]) notes based on the outstanding dollar principal amount of your tranche, which generally is the principal balance of these Class [•]([•]-[•]) notes, minus any net losses of principal of funds on deposit in the principal funding subaccount for your tranche. The outstanding dollar principal amount of these Class [•]([•]-[•]) notes may decrease over time as principal is paid to your tranche. The adjusted outstanding dollar principal amount of these Class [•]([•]-[• ]) notes is the outstanding dollar principal amount minus any amounts on deposit in the principal funding subaccount for your tranche to pay principal of your tranche.

The nominal liquidation amount of your tranche may decrease as a result of losses due to unreimbursed charged-off receivables that are allocated to your tranche [For Class B and Class C:, either directly or as a result of the application of the subordination provisions of the DiscoverSeries and the application of subordinated notes’ principal allocation to pay interest on senior classes and servicing fees,] and will also decrease as principal collections are deposited into the principal funding subaccount for your tranche to be paid to you at a later time or held on a temporary basis as a result of prefunding. The nominal liquidation amount of your tranche may increase if losses previously allocated to your tranche are reimbursed at a later time in accordance with the cash flows for the DiscoverSeries or if prefunding amounts are released.

Although the nominal liquidation amount of your tranche and the outstanding dollar principal amount of your tranche are related, they may diverge; for instance, as the note issuance trust accumulates principal in the principal funding subaccount for your tranche, the nominal liquidation amount of your tranche will decline but the outstanding dollar principal amount of your tranche will not be affected until principal amounts are paid to you.

For a more detailed discussion of nominal liquidation amount, see “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” in the accompanying prospectus.

Interest Rate	[For Floating: [LIBOR +/-] [•]% per year.

[“LIBOR” will mean, for the Class [•]([•]-[•]) notes, the London interbank offered rate for [one-month] United States dollar deposits determined two business days before the start of each interest accrual period, as appearing on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such day. If that rate does not appear on Reuters Screen LIBOR01, the indenture trustee will determine the rate on the basis of the rates for [one-month] United States dollar deposits offered by major banks in the London interbank market, selected by the indenture trustee, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. If LIBOR cannot be determined in accordance with these procedures, LIBOR will be the rate determined on the prior determination date.]

[The indenture trustee will calculate floating interest rates based on LIBOR for the Class [•]([•]-[• ]) notes [monthly].] Interest will be calculated on the outstanding dollar principal amount of the notes for the period from and including the preceding interest payment date (or for the first interest payment date, from and including the issuance date for the notes) to but excluding the current interest payment date on the basis of the actual number of days elapsed and a 360-day year.]]

[For Fixed: [•]% per year.

Interest will be calculated on the outstanding dollar principal amount of the notes for the period from and including the preceding interest payment date (or for the first interest payment date, from and including the issuance date for the notes and assuming the month in which the notes are issued has 30 days) to but excluding the current interest payment date on the basis of a 360-day year of twelve 30-day months.]

Interest Payment Dates	The 15th day of each [month], or the next business day, beginning in [•]. The note issuance trust will pay your interest on each interest payment date from the funds on deposit in the interest funding subaccount for your tranche on that date.

Distribution Dates	The distribution date is the date in each month, which will be the 15th day of the month or the next business day, on which:

•

the master trust allocates collections from the preceding calendar month to the collateral certificate and the trustee for the master trust pays them to the indenture trustee or deposits them into appropriate accounts, as applicable, and

•	the note issuance trust allocates series finance charge amounts and series principal amounts to the DiscoverSeries notes.

Expected Maturity Date	[For Class A: [•]. The note issuance trust expects to pay the stated principal amount of the Class A([•]-[•]) notes in one payment on their expected maturity date, and is obligated to do so if funds are available for that purpose. If the stated principal amount of the Class A([•]-[•]) notes is not paid in full on the expected maturity date due to insufficient funds, noteholders will generally not have any remedies against the note issuance trust until the legal maturity date of the Class A([•]-[•]) notes. If an early redemption event or an event of default occurs, the note issuance trust will pay principal monthly and the final principal payment may be made before or after [•].]

[For Class B: [•]. The note issuance trust expects to pay the stated principal amount of the Class B([•]-[•]) notes in one payment on their expected maturity date, and is obligated to do so if funds are available for that purpose and the payment of the Class B([•]-[•]) notes would not reduce the nominal liquidation amount of Class B DiscoverSeries notes below the required subordinated amount of Class B DiscoverSeries notes for the Class A DiscoverSeries notes. If the stated principal amount of the Class B([•]-[•]) notes is not paid in full on the expected maturity date due to insufficient funds, or because such payment would cause a shortfall in the required subordinated amount of Class B DiscoverSeries notes for the Class A DiscoverSeries notes, noteholders will generally not have any remedies against the note issuance trust until the legal maturity date of the Class B([•]-[•]) notes. If an early redemption event or an event of default occurs, the note issuance trust will pay principal monthly and the final principal payment may be made before or after [•]. The note issuance trust will not be permitted to pay principal for notes in subordinated classes before their legal maturity date unless the usage of those subordinated classes by any tranche of senior notes is zero and the remaining notes in the class will be sufficient to satisfy required subordinated amounts for all senior notes, after giving effect to any prefunding of senior notes to permit such payments.]

[For Class C: [•]. The note issuance trust expects to pay the stated principal amount of the Class C([•]-[•]) notes in one payment on their expected maturity date, and is obligated to do so if funds are available for that purpose and the payment of the Class C([•]-[•]) notes would not reduce the nominal liquidation amount of Class C DiscoverSeries notes below the required subordinated amount of Class C DiscoverSeries notes for the Class A or Class B DiscoverSeries notes. If the stated principal amount of the Class C([•]-[•]) notes is not paid in full on the expected maturity date due to insufficient funds, or because such payment would cause a shortfall in the required subordinated amount of Class C DiscoverSeries notes for the Class A or Class B DiscoverSeries notes, noteholders will generally not have any remedies against the note issuance trust until the legal maturity date of the Class C([•]-[•]) notes. If an early redemption event or an event of default occurs, the note issuance trust will pay principal monthly and the final principal payment may be made before or after [•]. The note issuance trust will not be permitted to pay principal for notes in subordinated classes before their legal maturity date unless the usage of those subordinated classes by any tranche of senior notes is zero and the remaining notes in the class will be sufficient to satisfy required subordinated amounts for all senior notes, after giving effect to any prefunding of senior notes to permit such payments.]

Average Life	Assuming (i) closing occurs on [•], (ii) no early redemption event or event of default occurs and (iii) payment will be made in full on the expected maturity date and adjusting for weekends and holidays, the average life is expected to be [•] years. The average life calculation for the notes is based on a [360-day year of twelve 30-day months.]

Legal Maturity Date	[•]. If the note issuance trust owes principal on the legal maturity date for this tranche, it will cause the master trust to sell receivables up to this tranche’s remaining nominal liquidation amount plus accrued and unpaid interest to repay the Class [•]([•]-[ •]) notes. On and after the legal maturity date, the investor interest in receivables represented by the collateral certificate will no longer reflect the nominal liquidation amount of this tranche, the master trust will not allocate collections or interchange to the collateral certificate based on the nominal liquidation amount of this tranche, and the note issuance trust will not allocate series finance charge amounts or series principal amounts to this tranche.

Expected Issuance Date	[•].

Cut-off Date	[•]. The cut-off date is the date from which collections on the master trust’s receivables are allocated to the collateral certificate in an increased amount reflecting the issuance of these Class [•]([•]-[• ]) notes. Because the Discover Card Master Trust I is a master trust with an already established pool of receivables and the collateral certificate is already owned by the note issuance trust, the cut-off date is not the date on which receivables are treated as belonging to the master trust or the collateral certificate is treated as being owned by the note issuance trust, but is used solely to determine investor allocations. The master trust is entitled to all receivables arising on accounts from the dates on which such accounts were designated as master trust accounts, which includes such designations at the formation of the master trust in 1993 and on numerous additional dates thereafter.

Accumulation Period	The note issuance trust will begin to accumulate cash in the principal funding subaccount for these Class [•]([•]-[• ]) notes on [•], or the next busi-

ness day, using collections it receives on or after [•], to pay principal at the expected maturity date, unless (i) this process is delayed by the calculation agent on behalf of the note issuance trust, (ii) the note issuance trust has already prefunded the principal funding subaccount for these Class [•]([•]-[•]) notes following the expected maturity date of a subordinated tranche of notes or (iii) an early redemption event or an event of default has occurred. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding” in the accompanying prospectus. The calculation agent may not delay the commencement of the accumulation period beyond the first day of the month immediately prior to the month in which the expected maturity date occurs. The note issuance trust will be scheduled to accumulate series principal amounts and similar amounts reallocated from other series of master trust certificates and other series of notes in the principal funding subaccount for these Class [•]([•]-[ •]) notes over several months, so that it will have collections available to make the final payment.

The calculation agent on behalf of the note issuance trust is required to shorten the accumulation period for these notes only if the calculation agent determines in good faith that certain conditions will be satisfied, including that the calculation agent reasonably believes, based on the payment rate and the anticipated availability of series principal amounts and similar amounts reallocated from other series of master trust certificates and other series of notes, that delaying the start of the accumulation period for this tranche of notes will not result in failure to make full payment of any tranche of notes on its expected maturity date.

Discover Bank will not have to obtain confirmation from the applicable note rating agencies hired by the issuer that shortening the accumulation period for this tranche of notes will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications (or words to a similar effect)), or a withdrawal of any such ratings, unless at the time of such shortening there is outstanding another tranche of notes that was issued before January 1, 2009 for which the accumulation period has already been shortened. Discover Bank will give notice to the applicable note rating agencies hired by the issuer in the event the accumulation period for this tranche of notes is shortened.

Series principal amounts allocable to the Class [•]([•]-[• ]) notes will be applied to tranches of DiscoverSeries notes which are accumulating or prefunding principal, based on seniority; deposited in the master trust’s principal collections reallocation account to pay principal of other series of master trust certificates or other series of notes; or deposited in the master trust collections account for reinvestment in the collateral certificate.

Credit Enhancement

General

In general, the subordinated notes of the DiscoverSeries serve as credit enhancement for all of the senior notes of the DiscoverSeries, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the DiscoverSeries. Class A notes receive credit enhancement through the subordination of interest and principal payments on Class B, Class C and Class D notes and through loss protection provided by such notes. Similarly, Class B notes receive credit enhancement through the subordination of interest and principal payments on Class C and Class D notes and through loss protection provided by such notes. In the same manner, Class C notes receive credit enhancement through the subordination of interest and principal payments on Class D notes and through loss protection provided by such notes. The amount of subordination available to provide credit enhancement to any tranche of notes is limited by its available subordinated amount of each class of notes that is subordinated to it. Each senior tranche of notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. When we refer to “usage of the required subordinated amount,” we refer to the amount by which the nominal liquidation amount of subordinated notes providing credit enhancement to that tranche of senior notes has declined as a result of losses relating to charged-off receivables and the application of subordinated notes’ principal allocations to pay interest on senior classes and servicing fees. Losses that increase usage may include losses relating to charged-off receivables that are allocated directly to a class of subordinated notes; losses relating to usage of available subordinated amounts by another class of notes that shares credit enhancement from those subordinated notes, which is allocated proportionately to the senior notes supported by those subordinated notes; and losses reallocated to the subordinated notes from the applicable tranche of senior notes. Usage may be reduced in later months if excess finance charge amounts are available to reimburse losses or to reinstate other amounts used by the subordinated notes to reimburse losses. See “— Required Subordinated Amount and Conditions to Issuance” below and “The Notes — Required Subordinated Amount and Usage” for a discussion of required subordinated amounts and usage. If all available subordinated amounts for any tranche of notes have been reduced to zero, losses will be allocated to that tranche of notes and to each other tranche for which all available subordinated amounts are zero pro rata based on the nominal liquidation amount of each tranche of notes. [For Class B and Class C: Series principal amounts allocable to the Class [B][C]([•]-[•]) notes will be applied to tranches of DiscoverSeries notes which are accumulating or prefunding principal, based on seniority; deposited in the master trust’s principal collections reallocation account to pay principal of other series of master trust certificates or other series of notes; or deposited in the master trust collections account for reinvestment in the collateral certificate.]

Required Subordinated Amount and Conditions to Issuance	The conditions described under “The Notes — Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In particular, in order to issue a tranche — or additional notes within a tranche — the following conditions must be satisfied:

•

with respect to an issuance of Class A notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class B notes must be at least equal to the aggregate required subordinated amount of Class B notes for all outstanding Class A notes, determined after giving effect to any usage of that required subordinated amount by outstanding tranches of Class A notes;

•

with respect to an issuance of Class A notes or Class B notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class C notes must be at least equal to the aggregate required subordinated amount of Class C notes for all outstanding Class B notes, plus the aggregate required subordinated amount of Class C notes for all outstanding Class A notes that do not receive loss protection from the Class B notes, in each case determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A or Class B notes, as applicable; and

•

with respect to an issuance of Class A notes, Class B notes or Class C notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class D notes must be at least equal to the aggregate required subordinated amount of Class D notes for all outstanding Class C notes, in each case determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A, Class B or Class C notes, as applicable.

Further, if the issuance of new DiscoverSeries notes is expected to result in an increase in the targeted deposit amount for any Class C reserve subaccounts or any Class D reserve subaccounts for any tranches of Class C notes or Class D notes, as applicable, DCENT shall deposit an amount equal to such increase into each such Class C reserve subaccount or Class D reserve subaccount, as applicable, from the proceeds of such new notes. See the chart titled “— Required Subordinated Amounts” below for a depiction of required subordinated amounts and “The Notes — Required Subordinated Amount and Usage” in the accompanying prospectus for a general discussion of required subordinated amounts and available subordinated amounts. You will not have the right to consent to the issuance of any additional notes.

[For Class A: Required Subordinated Percentage of Class B Notes]	[For Class A: Initially, [•]% for these Class A([•]-[•]) notes. DCENT may change the required subordinated percentage of Class B notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

[For Class A: Required Subordinated Amount of Class B Notes]	[For Class A: The required subordinated amount of Class B notes is determined by multiplying the required subordinated percentage of Class B notes by the nominal liquidation amount of the Class A([•]-[•]) notes.]

[For Class A and Class B: Required Subordinated Percentage of Class C Notes]

[[For Class A: Initially, [•]% for these Class A([•]-[•]) notes. DCENT may change the required subordinated percentage of Class C notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

[For Class B: Initially, [•]% with respect to the encumbered portion of these Class B([•]-[•]) notes and [•]% with respect to the unencumbered portion of these Class B([•]-[•]) notes. When we refer to the “encumbered portion” of these Class B([•]-[•]) notes, we refer to the portion of the nominal liquidation amount of these Class B([•]-[•]) notes that is providing credit enhancement to the Class A notes of the DiscoverSeries, determined based on the total required subordinated amount of Class B notes for all Class A notes in the DiscoverSeries and the nominal liquidation amount of all Class B notes in the DiscoverSeries. When we refer to the “unencumbered portion” of these Class B([•]-[•]) notes, we refer to the portion of the nominal liquidation amount of these Class B([•]-[•]) notes that is not currently providing credit enhancement to the Class A notes of the DiscoverSeries. The required subordinated percentage of Class C notes for the encumbered portion of these Class B([•]-[•]) notes is intended to ensure that the amount of Class C notes providing loss protection to these Class B([•]-[•]) notes equals the amount of Class C notes providing loss protection to the Class A notes by which the Class C notes are encumbered at any time. DCENT may change the required subordinated percentage of Class C notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]]

[For Class A and Class B: Required Subordinated Amount of Class C Notes]	[[For Class A: The required subordinated amount of Class C notes is determined by multiplying the [applicable] required subordinated percentage of Class C notes by the nominal liquidation amount of these Class A([•]-[•]) notes.]

[For Class B: The required subordinated amount of Class C notes is determined by multiplying the [applicable] required subordinated percentage of Class C notes by the encumbered portion of the nominal liquidation amount of these Class B([•]-[•]) notes and the unencumbered portion of the nominal liquidation amount of these Class B([•]-[•]) notes. Various issuances of and payments or deposits for other tranches of notes will affect the encumbered portion, the unencumbered portion and the required subordinated amount of Class C notes for this tranche of Class B([•]-[•]) notes and the Class B notes generally. The encumbered portion of these Class B([•]-[•]) notes will share credit enhancement from the Class C notes with the Class A notes, which will have the first priority with respect to that credit enhancement; accordingly, higher required subordinated amounts of Class C notes for the encumbered portion of these Class B([•]-[•]) notes may not reflect an improved credit enhancement position relative to the unencumbered portion. For additional information, see “The Notes — Required Subordinated Amount and Usage” in the accompanying prospectus.]]

Required Subordinated Percentage of Class D Notes	[For Class A: Initially, [•]% for these Class A([•]-[•]) notes. DCENT may change the required subordinated percentage of Class D notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

[For Class B: Initially, [•]% with respect to the encumbered portion of these Class B([•]-[•]) notes and [•]% with respect to the unencumbered portion of these Class B([•]-[•]) notes. The required subordinated percentage of Class D notes for the encumbered portion of these Class B([•]-[•]) notes is intended to ensure that the amount of Class D notes providing loss protection to these Class B([•]-[•]) notes equals the amount of Class D notes providing loss protection to the Class A notes by which the Class D notes are encumbered at any time. DCENT may change the required subordinated percentage of Class D notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

[For Class C: Initially, [•]% with respect to the encumbered portion of these Class C([•]-[•]) notes and [•]% with respect to the unencumbered portion of these Class C([•]-[•]) notes. When we refer to the “encumbered portion” of these Class C([•]-[•]) notes, we refer to the portion of the nominal liquidation amount of these Class C([•]-[•]) notes that is providing credit enhancement to the Class A and Class B notes of the DiscoverSeries, determined based on the total required subordinated amount of Class C notes for all Class A and Class B notes in the DiscoverSeries and the nominal liquidation amount of all Class C notes in the DiscoverSeries. When we refer to the “unencumbered portion” of these Class C([•]-[•]) notes, we refer to the portion of the nominal liquidation amount of these Class C([•]-[•]) notes that is not currently providing credit enhancement to the Class A and Class B notes of the DiscoverSeries. The required subordinated percentage of Class D notes for the encumbered portion of these Class C([•]-[•]) notes is intended to ensure that the amount of Class D notes providing loss protection to these Class C([•]-[•]) notes equals the amount of Class D notes providing loss protection to the Class A and Class B notes by which the Class D notes are encumbered at any time. DCENT may change the required subordinated percentage of Class D notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by the issuer must confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]]

Required Subordinated Amount of Class D Notes	[For Class A: The required subordinated amount of Class D notes is determined by multiplying the [applicable] required subordinated percentage of Class D notes by the nominal liquidation amount of these Class A([•]-[•]) notes.]

[For Class B: The required subordinated amount of Class D notes is determined by multiplying the [applicable] required subordinated percentage of Class D notes by the encumbered portion of the nominal liquidation amount of these Class B([•]-[•]) notes and the unencumbered portion of the nominal liquidation amount of these Class B([•]-[•]) notes. Various issuances of and payments or deposits for other tranches of notes will affect the encumbered portion, the unencumbered portion and the required subordinated amount of Class D notes for this tranche of Class B([•]-[•]) notes and the Class B notes generally. The encumbered portion of these Class B([•]-[•]) notes will share credit enhancement from the Class D notes with the Class A notes, which will have the first priority with respect to that credit enhancement; accordingly, higher required subordinated amounts of Class D notes for the encumbered portion of these Class B([•]-[•]) notes may not reflect an improved credit enhancement position relative to the unencumbered portion. For additional information, see “The Notes — Required Subordinated Amount and Usage” in the accompanying prospectus.]

[For Class C: The required subordinated amount of Class D notes is determined by multiplying the [applicable] required subordinated percentage of Class D notes by the encumbered portion of the nominal liquidation amount of these Class C([•]-[•]) notes and the unencumbered portion of the nominal liquidation amount of these Class C([•]-[•]) notes. Various issuances of and payments or deposits for other tranches of notes will affect the encumbered portion, the unencumbered portion and the required subordinated amount of Class D notes for this tranche of Class C([•]-[•]) notes and the Class C notes generally. The encumbered portion of these Class C([•]-[• ]) notes will share credit enhancement from the Class D notes with the Class A and Class B notes, which will both have higher priority with respect to that credit enhancement; accordingly, higher required subordinated amounts of Class D notes for the encumbered portion of these Class C([•]-[•]) notes may not reflect an improved credit enhancement position relative to the unencumbered portion. For additional information, see “The Notes — Required Subordinated Amount and Usage” in the accompanying prospectus.]

Required Subordinated Amounts

The chart and the accompanying text below provide an illustrative example of the concept of required subordinated amounts. The stated percentages used in this example apply to the calculation for required subordinated amounts for DiscoverSeries notes [For Class A: reflected in the above percentages]. We refer to notes as “encumbered” to the extent that they are providing loss protection to more senior notes and “unencumbered” to the extent that they are not providing such loss protection. The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of tranches of notes outstanding at any time.

1	The required subordinated percentage of Class B notes for the Class A notes is [7.284768]%, the required subordinated percentage of Class C notes for the Class A notes is [9.271523]% and the required subordinated percentage of Class D notes for the Class A notes is [15.894040]%.

2	The amount of encumbered Class B notes is equal to the required subordinated amount of Class B notes for the Class A notes. The required subordinated amount of Class C notes for those encumbered Class B notes is equal to the required subordinated amount of Class C notes for the Class A notes. The required subordinated amount of Class D notes for those encumbered Class C notes is equal to the required subordinated amount of Class D notes for the Class A notes. The required subordinated percentage of Class C notes for encumbered Class B notes is [127.272727]%.

3	The amount of unencumbered Class B notes is equal to $[2,715,232], which is the total nominal liquidation amount of Class B notes ($10MM) minus the encumbered Class B notes [($7,284,768)]. The required subordinated amount of Class C notes for those unencumbered Class B notes is equal to $[234,650], which is [8.641975]% of $[2,715,232].

4	The amount of encumbered Class C notes is equal to the required subordinated amount of Class C notes for the Class B notes. The required subordinated amount of Class D notes for those encumbered Class C notes is equal to the required subordinated amount of Class D notes for the Class A notes plus the required subordinated amount of Class D notes for unencumbered Class B notes. The required subordinated amount of Class D notes for unencumbered Class B notes is $[402,257], which is [14.814815]% of $[2,715,232].

5	The amount of unencumbered Class C Notes is equal to $[493,827], which is the total nominal liquidation amount of the Class C notes ($10MM) minus the encumbered Class C notes [($9,506,173)]. The required subordinated amount of Class D notes for those unencumbered Class C notes is equal to $[67,340], which is [13.636364]% of $[493,827].

Excess Spread Percentage	Generally, the excess spread amount for the DiscoverSeries for any month is the difference, whether positive or negative, between

(x)

the sum of (a) the amount of finance charge amounts allocated to the DiscoverSeries pursuant to the Indenture; (b) any amounts to be treated as series finance charge amounts and designated to be a part of the excess spread amount pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such account) (net of investment expenses and losses); and (d) the amount withdrawn from the accumu-

lation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts, and

(y)	the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

DiscoverSeries excess spread for periods from September 2009 to December 2011 included Series 2007-CC’s pro rata share of principal amounts that were available to be reallocated to it from Series 2009-SD, a subordinated series that matured on January 17, 2012.

The excess spread percentage for the DiscoverSeries is equal to the excess spread amount multiplied by twelve and divided by the sum of the nominal liquidation amounts of all outstanding tranches of DiscoverSeries notes. If the three-month rolling average excess spread percentage falls below specified levels, or if the calculation agent determines that the accumulation period will not be shortened to one month, the note issuance trust will begin funding Class C reserve subaccounts and, if applicable, accumulation reserve subaccounts and Class D reserve subaccounts. If the three-month rolling average excess spread percentage falls below zero and, for so long as the Series 2007-CC collateral certificate is the only collateral certificate held by the note issuance trust, certain master trust level measures of excess spread discussed in “— Group Excess Spread Percentage” below also fall below zero, an early redemption event will occur. Such excess spread early redemption event may be cured if certain conditions are met. See “Risk Factors — Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure” in the accompanying prospectus. [For the distribution date in [•], the three-month rolling average excess spread percentage [was][will be] [•]%, without giving effect to the issuance of notes or certificates after [•] including the anticipated issuance of the Class [•]([•]-[•]) notes. See “— Group Excess Spread Percentage.”]

Group Excess Spread Percentage	The group excess spread percentage reflects the performance of the master trust. The group excess spread percentage is generally based on receivables yield and interchange allocations minus interest expense, servicing fees, charged-off receivables and credit enhancement fees for all series of master trust certificates (including, for the Series 2007-CC collateral certificate, any such amounts with respect to the notes). The three-month rolling average group excess spread percentage for the master trust is based on the group excess spread as an annualized percentage of the investor interest in receivables for all series of master trust certificates, which was [•]% for the distribution date in [•], without giving effect to the issuance of notes or certificates after [•], including the anticipated issuance of the Class [•]([•]-[•]) notes. For more information about the calculation of the group excess spread amount, see “The Notes — Redemption and Early Redemption of Notes” in the accompanying prospectus.

Group excess spread for periods from September 2009 to December 2011 included principal amounts available to be reallocated from Series 2009-SD, a subordinated series that matured on January 17, 2012.

[Class C Reserve Account]

[For Class C: The note issuance trust will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of these Class C([•]-[•]) notes. Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C([•]-[•]) notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to these notes to pay interest on senior notes or servicing fees. The targeted cumulative deposit in the Class C reserve account is the adjusted outstanding dollar principal amount of all tranches of DiscoverSeries notes (other than the Class D notes) plus the amount of funds on deposit in the principal funding subaccounts for all tranches of DiscoverSeries notes in connection with prefunding of senior notes, multiplied by the applicable funding percentage established in accordance with the following table:

Three-month average excess spread percentage for the DiscoverSeries notes	Funding percentage
4.50% or greater	0%
4.00% to 4.49%	1.25%
3.50% to 3.99%	2.00%
3.00% to 3.49%	2.75%
2.50% to 2.99%	3.50%
2.00% to 2.49%	4.50%
less than 2.00%
or
an early redemption event or event of default for the Class C([•]-[•]) notes has occurred and is continuing	6.00%

The cumulative targeted deposit for the Class C reserve subaccount for these Class C([•]-[•]) notes is a pro rata share of the cumulative targeted deposit for the Class C reserve account, determined based on the ratio of the nominal liquidation amount for this tranche of Class C notes to the nominal liquidation amount of all tranches of Class C notes. The amount targeted to be in the Class C reserve subaccount will adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class C reserve subaccount for these Class C([•]-[•]) notes exceeds the adjusted targeted amount of the Class C reserve subaccount, the note issuance trust will withdraw the excess from the Class C reserve subaccount and treat it as series finance charge amounts. At any time an early redemption event or an event of default for these Class C([•]-[•]) notes has occurred and is continuing, the funding percentage for the Class C subaccount for these Class C([•]-[•]) notes will be the highest funding percentage set forth in the table above, and the targeted deposit will be based on the adjusted outstanding dollar principal amount of all tranches of notes as of the last day of the calendar month immediately preceding such event. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Class C Reserve Account” in the accompanying prospectus.

Increases in the funding percentage will lead to larger targeted deposits to the Class C reserve account and to the Class C reserve subaccount for these Class C([•]-[•]) notes, subject to the cash flow provisions of the indenture supplement. Series finance charge amounts may not be sufficient to make the full targeted deposits to the Class C reserve subaccount for these Class C([•]-[•]) notes in accordance with the cash flows. In such a case, the Class C reserve subaccount for this tranche may not be fully funded at the time of any interest or principal shortfall or any loss to these notes.]

Accumulation Reserve Account	The note issuance trust will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts, other than prefunded amounts, on deposit in the principal funding subaccount for these Class [•]([•]-[•]) notes. Initially, the accumulation reserve account will not be funded. The conditions for funding this account are described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” in the accompanying prospectus.

[Derivative Agreement]	[Interest Rate Swap]

[Derivative Counterparty]	[The note issuance trust [has entered into and], in the future, may enter into derivative agreements for certain tranches of the DiscoverSeries notes as a source of funds to pay [principal] [and] [interest] on the notes. See “Sources of Funds to Pay the Notes — Derivative Agreements” in the accompanying prospectus. The note issuance trust has [not] entered into a derivative agreement for the Class [•]([•]-[•]) notes.]

[Add name, organizational form and general character of the business of any derivative counterparty to the extent required. Describe the operation and material terms of any derivative agreement, including limits on amount and timing of payments. Describe material provisions regarding the substitution of the derivative counterparty.] [Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the derivative agreement is [less than 10%][at least 10% but less than 20%][20% or more]. [Disclose other information regarding the derivative counterparty as required, including, but not limited to, a description of any material affiliations or business agreements/arrangements with any other material transaction party.]]

[Other Credit Enhancement]

[Supplemental Credit Enhancement/Supplemental Liquidity Agreement]	[The note issuance trust [has entered into and], in the future, may enter into supplemental credit enhancement agreements or supplemental liquidity agreements for certain tranches of the DiscoverSeries notes as a source of funds to pay principal of or interest on the notes. See “Sources of Funds to Pay the Notes — Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements” in the accompanying prospectus. The note issuance trust has [not] entered into a supplemental credit enhancement agreement or supplemental liquidity agreement for the Class [•]([•]-[•]) notes.]

[Add name, organizational form and general character of the business of any supplemental credit enhancement or liquidity provider to the extent required. Describe the operation and material terms of any supplemental credit enhancement or liquidity agreement, including amount and timing of payments. Describe material provisions regarding the substitution of the supplemental credit enhancement or liquidity provider.] [Disclose other information regarding the supplemental credit enhancement provider as required, including, but not limited to, a description of any material affiliations or business agreements/arrangements with any other material transaction party.]

[Letter of Credit]	[The note issuance trust will obtain a letter of credit to serve as an additional source of funds to pay [principal of][interest on] the Class [•]([•]-[•]) notes.] [Additional information to be provided as material.]

[Cash Collateral Guaranty or Account]	[The note issuance trust will obtain a cash collateral guaranty or account to serve as an additional source of funds to pay [principal of][interest on] the Class [•]([•]-[ •]) notes.] [Additional information to be provided as material.]

[Surety Bond or Insurance Policy]	[The note issuance trust will obtain a surety bond or insurance policy to serve as an additional source of funds to pay [principal of][interest on] the Class [•]([•]-[ •]) notes.] [Additional information to be provided as material.]

[Collateral Interest]	[The note issuance trust will issue a collateral interest to serve as an additional source of funds to pay [principal of][interest on] the Class [•]([•]-[•]) notes.] [Additional information to be provided as material.]

Servicing Fee	2% per annum of the nominal liquidation amount calculated monthly on the basis of a 360-day year of twelve 30-day months.

Early Redemption and

Default of Notes

Early Redemption Events	Early redemption events are designed to help protect investors from certain developments that may adversely affect the note issuance trust and your investment in the notes. An early redemption event for this tranche can occur when:

•	this tranche reaches its expected maturity date, if it is not repaid in full on that date;

•	the note issuance trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	certain events of insolvency or receivership occur with respect to Discover Bank;

•	any amortization event for the collateral certificate, including the following, occurs:

•	Discover Bank, or any additional seller, fails to make any payment or deposit within five business days after the required date;

•	Discover Bank, or any additional seller, breaches certain representations, warranties or material covenants;

•	certain events of insolvency or receivership occur with respect to Discover Bank or any additional seller;

•	Discover Bank, or any additional seller, becomes unable to continue to transfer receivables to the master trust;

•	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	an event occurs, such as a breach of certain covenants or an insolvency event, that allows investors to terminate the responsibilities of the master servicer or the servicer; or

•

Discover Bank fails to maintain the required amount of principal receivables in the master trust at the end of any month or on any distribution date and Discover Bank fails to assign receivables in addi-

tional accounts or interests in other credit card receivables pools to the master trust in at least the amount of the deficiency within ten days;

•

as a result of the invalidity of the pooling and servicing agreement, the series supplement for Series 2007-CC or certain transfers of receivables to the master trust, the failure of any security interest in such receivables to be perfected and of first priority, or the inaccuracy of certain representations and warranties related thereto, in each case to the extent that Discover Bank or an additional seller is required to repurchase the transferred interests in receivables or investor certificates of Series 2007-CC as a result thereof;

•	any amortization event for any additional collateral certificate added to the note issuance trust occurs; or

•

the excess spread amount for the DiscoverSeries notes is less than zero on a three month rolling average basis, and for so long as the only collateral certificate owned by the note issuance trust is the Series 2007-CC collateral certificate, the group excess spread amount for the master trust is less than zero on a three-month rolling average basis.

For some of these events to become amortization events for the collateral certificate, and accordingly early redemption events for the note issuance trust, the trustee for the master trust or a specified percentage of certificateholders, including the note issuance trust as holder of the collateral certificate, must declare them to be amortization events; others become amortization events automatically when they occur. An amortization event for the collateral certificate, an event pursuant to which Discover Bank or an additional seller is required to repurchase the transferred interests in the receivables or the collateral certificate, or an amortization event or similar repurchase event for an additional collateral certificate will not become an early redemption event if, at the time of such event, the note issuance trust owns one or more additional collateral certificates and is able to reinvest all amounts received as a result of such event in such additional collateral certificates (or, if such event occurs with respect to such additional collateral certificate, the note issuance trust is able to reinvest all such amounts in the Series 2007-CC collateral certificate). Any conditions for such reinvestment will be set forth in the documentation under which such additional collateral certificates are transferred to the note issuance trust, and the note issuance trust will only be able to enter into such documentation if the applicable note rating agencies hired by the issuer confirm that the acquisition of such additional collateral certificate on such terms will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. If an early redemption event occurs with respect to these Class [•]([•]-[• ]) notes, the note issuance trust will pay principal of these Class [•]([•]-[• ]) notes monthly if funds are available, subject to the cash flow [For Class B and Class C: and subordination] provisions of the indenture supplement. We note, however, that legislation and positions taken by the FDIC indicate that an amortization event for the collateral certificate or an early redemption event or event of default for the notes may be subject to a temporary automatic stay in a conservatorship or receivership of Discover Bank and that any such event related solely to the appointment of a receiver for the sponsoring bank may be void or voidable under the Federal Deposit Insurance Act and consequently unenforceable.

An early redemption event related solely to shortfalls in the excess spread amount for the DiscoverSeries notes and the master trust may be cured if certain conditions are met. See “Excess Spread Early Redemption Cure” below.

Excess Spread Early Redemption Cure	If an excess spread early redemption event for this tranche occurs because of the introduction of, or any change in, the interpretation of a law, regulation or accounting guideline and any measure of excess spread on a one-month basis is restored to 4.50% on an annualized percentage basis on any distribution date within three months following such excess spread early redemption event, unless another early redemption event or event of default for this tranche has occurred (other than another excess spread early redemption event), the excess spread early redemption event will be cured. In such case, although any amounts already allocated to the principal funding subaccount for this tranche in connection with such excess spread early redemption event will be paid to the noteholders of this tranche notwithstanding such cure, the early redemption for this tranche will terminate, and as a result:

•

the targeted principal deposit for this tranche for subsequent distribution dates will be determined as if such excess spread early redemption event had not occurred (other than giving effect to any principal payments made in connection with such early redemption event),

•	remaining principal will be paid on the expected maturity date as originally scheduled, and

•	the accumulation amount for this tranche will be adjusted to give effect to any principal payments made in connection with the early redemption.

However, if within three months following an excess spread early redemption cure,

•	all measures of excess spread on a three-month rolling average basis continue to be less than zero and no measure of excess spread on a one-month annualized percentage basis is 4.50% or above, or

•	all measures of excess spread on a one month basis are less than zero,

the early redemption of the notes will resume and all allocations or calculations that are required to be based on the nominal liquidation amount of any tranche immediately prior to the occurrence of an early redemption event will be made as though the original excess spread early redemption event had occurred and such excess spread early redemption cure had not occurred.

Within 12 months following such excess spread early redemption cure, another excess spread early redemption cure will not be permitted for this tranche.

Events of Default	An event of default for this tranche can occur when the note issuance trust fails to make any interest payment within 35 days following the due date or fails to pay the outstanding dollar principal amount by the legal maturity date, the note issuance trust breaches certain representations, warranties or material covenants, or certain events of insolvency or receivership occur with respect to the note issuance trust.

If an event of default occurs with respect to this tranche and either the indenture trustee or the majority of noteholders accelerate the notes, the outstanding dollar principal amount of this tranche will become due and payable [For Class B and Class C: subject to the subordination provisions of the indenture supplement]. If the note issuance trust does not have funds to pay such amount immediately, the note issuance trust will apply series principal amounts allocated to this tranche on a monthly basis to repay the remaining principal amount of the notes pursuant to the [For Class A: cash flow provisions in][For Class B and Class C: subordination and cash flow provisions in] the indenture supplement. However, if there is a sale of receivables in the master trust following an event of default and acceleration, the holders of these Class [•]([•]-[ •]) notes will have recourse only to (1) the proceeds of that sale allocable to this tranche and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of these Class [•]([•]-[•]) notes. Prior to the legal maturity date of this tranche, a sale of receivables will only occur if the conditions described under “Sources of Funds to Pay the Notes — Sale of Receivables” and “The Notes — Remedies following an Event of Default” in the accompanying prospectus have been satisfied.

Cleanup Call	Discover Bank may purchase the remaining notes of any tranche, class or series if the nominal liquidation amount of such tranche, class or series is less than 5% of the highest outstanding dollar principal amount of such tranche, class or series at any time.

ERISA, Tax, Listing and Settlement

ERISA Eligibility	Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, these Class [•]([•]-[ •]) notes may be purchased by employee benefit plans, individual retirement accounts and persons investing assets of employee benefit plans subject to Title I of ERISA. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor is exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code and any substantially similar applicable law. See “ERISA Considerations” in the accompanying prospectus. Advisors to employee benefit plans should consult their own counsel.

Tax Treatment	Subject to important considerations and limitations described under “U.S. Federal Income Tax Consequences” in the accompanying prospectus, Latham & Watkins LLP, as tax counsel to DCENT, is of the opinion that under existing law your Class [•]([•]-[•]) notes will be characterized as debt for federal income tax purposes, and that DCENT will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. By accepting a Class [•]([•]-[ •]) note, you will agree to treat your Class [•]([•]-[•]) note as debt for federal, state and local income and franchise tax purposes. See “U.S. Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

Stock Exchange Listing	These Class [•]([•]-[•]) notes will not be listed on any stock exchange.

Clearance and Settlement	DTC/Clearstream/Euroclear.

Risk Factors

In addition to the discussion under “Risk Factors” beginning on page 27 of the accompanying prospectus, you should consider the following factors before you decide whether or not to purchase the notes.

[For Class B and Class C: Class [B][C] Notes are Subordinated and Bear Losses before Class A [For Class C: and Class B] Notes]

[[For Class B: These Class B([•]-[•]) notes are subordinated in right of payment of principal and interest to the Class A notes of the DiscoverSeries, bear losses before the Class A notes of the DiscoverSeries and provide loss protection to the Class A notes of the DiscoverSeries. Although the amount of loss protection provided by these notes is limited to their proportionate share of the required subordinated amounts of Class B notes for the Class A notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of these Class B([•]-[•]) notes will provide loss protection to the Class A notes of the DiscoverSeries. The note issuance trust may issue additional senior notes from time to time that increase the extent to which these Class B([•]-[•]) notes are subordinated, and you will have no right to consent to, or object to, any such issuance of senior notes.]

[For Class C: These Class C([•]-[•]) notes are subordinated in right of payment of principal and interest to the Class A and Class B notes of the DiscoverSeries, bear losses before the Class A and Class B notes of the DiscoverSeries and provide loss protection to the Class A and Class B notes of the DiscoverSeries. Although the amount of loss protection provided by these notes is limited to their proportionate share of the required subordinated amounts of Class C notes for the Class A and Class B notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of these Class C([•]-[•]) notes will provide loss protection to the Class A and Class B notes of the DiscoverSeries. The note issuance trust may issue additional senior notes from time to time that increase the extent to which these Class C([•]-[•]) notes are subordinated, and you will have no right to consent to, or object to, any such issuance of senior notes.]

The note issuance trust uses series finance charge amounts first to pay interest, swap payments and accreted discount for Class A, next to pay interest, swap payments and accreted discount for Class B, and next to pay interest, swap payments and accreted discount for Class C, and then to pay interest, swap payments and accreted discount for Class D. If series finance charge amounts are not sufficient to pay interest, swap payments and accreted discount for all classes of notes, your notes may not receive full payments of such amounts if finance charge collections and interchange reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes [For Class C: and amounts on deposit in the applicable Class C reserve subaccount] are insufficient to cover the shortfall.

The note issuance trust may reallocate series principal amounts that would otherwise be allocable to these notes to pay interest on Class A [For Class C: and Class B] notes of the DiscoverSeries and to pay a portion of the master trust servicing fee allocable to the collateral certificate to the extent series finance charge amounts are insufficient to make those payments. If the note issuance trust uses series principal amounts that were allocated to your notes in this way, it will reduce the nominal liquidation amount of your tranche by a corresponding amount. In addition, the master trust allocates charged-off receivables to the collateral certificate, and if the note issuance trust cannot reimburse those charged-off receivables using series finance charge amounts or finance charge collections and interchange reallocated to DCENT from other series of master trust certificates and other series of notes, or with respect to the Class C notes, amounts on deposit in the Class C reserve subaccount, the resulting losses will generally be borne first by the Class D notes of the DiscoverSeries, then by the Class C notes of the DiscoverSeries, then by the Class B notes of the DiscoverSeries, and finally by the Class A notes of the DiscoverSeries. These losses due to charged-off receivables will also reduce the nominal liquidation amount of the tranche to which they are allocated. If any reduction in the nominal liquidation amount of your tranche is not reimbursed in a subsequent month from series finance charge amounts and reallocated finance charge collections and interchange from other series of master trust certificates and other series of notes, you may not receive repayment of the full stated principal amount of your notes. See “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries — Application of Series Principal Amounts.”

In addition, after the note issuance trust applies series principal amounts allocated to subordinate notes to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to the collateral certificate, remaining series principal amounts and any principal amounts reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes are used first to pay or prefund principal for the Class A notes, next to pay or prefund principal for the Class B notes, next to pay principal for the Class C notes, and then to pay principal for the Class D notes.]

[For Class B and Class C: Subordination Provisions May Delay Repayments for your Notes]

[Subordinated notes, including these Class [•]([•]-[ •]) notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available, such notes are not needed to provide the required subordination for senior classes of notes of the DiscoverSeries and the usage of the available subordinated amount of notes of that class is zero. In addition, series principal amounts allocated to these Class [•]([•]-[•]) notes will be applied first to pay shortfalls in interest on senior classes of notes, then to pay any shortfalls in servicing fees allocable to the DiscoverSeries, and then to make targeted deposits to the principal funding subaccounts for senior classes of notes, including prefunding deposits, before being applied to make targeted deposits to the principal funding subaccount for these Class [•]([•]-[•]) notes. Principal amounts reallocated to the DiscoverSeries from other series of master trust certificates or other series of notes will also be applied to make targeted deposits to the principal funding subaccounts of senior classes of notes, including prefunding deposits, before being applied to make targeted deposits to the principal funding subaccounts of subordinated notes. If your Class [•]([•]-[• ]) notes reach their expected maturity date, or an early redemption event or an event of default and acceleration occurs and is continuing prior to the legal maturity date for these Class [•]([•]-[•]) notes, and they cannot be paid because they are needed to provide the required subordination for senior classes of notes of the DiscoverSeries, DCENT will begin to prefund the principal funding subaccounts for those senior notes, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding” in the accompanying prospectus. No series principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, these Class [•]([•]-[ •]) notes until:

•	enough senior notes are repaid so that these Class [•]([•]-[• ]) notes are no longer necessary to provide the required subordination;

•	new subordinated notes are issued so that these Class [•]([•]-[• ]) notes are no longer necessary to provide the required subordination; or

•	the principal funding subaccounts for the senior notes are prefunded so that these Class [•]([•]-[ •]) notes are no longer necessary to provide the required subordination.

This may result in a delay to, or reduction to or loss of, principal payments to holders of these Class [•]([•]-[ •]) notes. Your notes will continue to provide credit enhancement to senior notes, and will continue to be exposed to losses relating to charged-off receivables, during any period in which they cannot be repaid as a result of these subordination provisions. We cannot assure you that there will be enough other subordinated notes of your class or that DCENT will be able to issue replacement notes as necessary to permit repayment of your notes on their expected maturity dates. It will not be an event of default if your notes are not repaid on their expected maturity date.

If these Class [•]([•]-[• ]) notes reach their legal maturity date and their outstanding dollar principal amount has not been paid in full, a portion of the receivables supporting the collateral certificate will be sold to make the final payment on these Class [•]([•]-[•]) notes. See “Sources of Funds to Pay the Notes — Sale of Receivables” in the accompanying prospectus.]

[For Class C: Limited Credit Enhancement through Class C Reserve Subaccount]

[For Class C: The credit enhancement for these Class C([•]-[•]) notes provided through the Class C reserve subaccount for your notes is limited by the amount on deposit in the Class C reserve subaccount and the maximum amount that can be on deposit in that subaccount. [Initially, the Class C reserve subaccount for your notes will not be funded.] DCENT will only commence making deposits into the Class C reserve subaccount for your notes from series finance charge amounts, or increase the targeted deposit, if the three-month rolling average excess spread percentage for the DiscoverSeries falls below specified levels. See “Summary of Terms — Class C Reserve Account.” However, Discover Bank cannot assure you that DCENT will be able to deposit the entire targeted amount on any distribution date into the Class C reserve subaccount for your notes from series finance charge amounts. If DCENT has not deposited the entire targeted amount at the time of an economic early redemption event for the DiscoverSeries, especially as a result of a sudden or rapid decline in excess spread for the DiscoverSeries, the available credit enhancement provided by the Class C reserve subaccount for your notes may not be sufficient to make up any shortfalls in interest on your notes or to reimburse any losses allocated to your notes as a result of charged-off receivables or the application of the series principal amounts allocated to them to pay interest on senior notes or to pay servicing fees. Further, even if DCENT has been able to deposit the entire targeted amount before an early redemption event, the targeted amount may not be sufficient to make up any shortfalls in interest on your notes or to reimburse any losses allocated to your notes as a result of charged-off receivables or the application of the series principal amounts allocated to them to pay interest on senior notes or to pay servicing fees. If you own Class C notes and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.]

[Limited Subordination; Possible Loss of Subordination]

[For Class A: The credit enhancement for these Class A([•]-[•]) notes from the Class B notes, the Class C notes and the Class D notes is limited by the available subordinated amount of Class B notes, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes for these notes, which is the applicable required subordinated amount of such subordinated notes minus usage of those subordinated notes. If you own a note and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.]

[For Class B: The credit enhancement for these Class B([•]-[•]) notes from the Class C notes and the Class D notes is limited by the available subordinated amount of Class C notes and the available subordinated amount of Class D notes for these notes, which is the applicable required subordinated amount of such subordinated notes minus usage of those subordinated notes. If you own a note and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.]

[For Class C: The credit enhancement for these Class C([•]-[•]) notes from the Class D notes is limited by the available subordinated amount of Class D notes for these notes, which is the applicable required subordinated amount of such subordinated notes minus usage of those subordinated notes. If you own a note and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.]

[For Class A and Class B: Subordinated notes may have expected maturity dates and legal maturity dates earlier than the expected maturity date or legal maturity date for these Class [•]([•]-[•]) notes.

If notes of a subordinated class reach their expected maturity date at a time when they are needed to provide the required subordination for the Class [•] notes and no additional subordinated notes are issued, prefunding of the Class [•] notes will begin and such subordinated notes will not be paid on their expected maturity date. The targeted prefunding deposits for the principal funding subaccounts for the Class [•] notes will be based on the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the portion of Class [•] notes that have not been prefunded. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding” in the accompanying prospectus.

Subordinated notes that have reached their expected maturity date will not be paid until the remaining subordinated notes provide the required subordination for the Class [•] notes, which payment may be delayed further as other subordinated notes reach their expected maturity dates. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not these Class [•]([•]-[•]) notes have been fully prefunded.

If DCENT does not receive sufficient series principal amounts during this prefunding period, your notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event, to the extent not fully prefunded, your notes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes are issued, sufficient series principal amounts have been allocated for prefunding or a sufficient amount of Class [•] notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.]]

[Possible Changes in Required Subordination Percentage and Other Provisions]

[The percentages used in, or the method of calculating, the required subordinated amounts for the Class [•] notes may change without your consent or the consent of any other noteholders if each applicable note rating agency hired by the issuer confirms that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. In addition, the percentages used in, or the method of calculating, the required subordinated amount of any tranche of DiscoverSeries notes, including other tranches in the same class, may be different than the percentages used in, or the method of calculating, the required subordinated amount for these Class [•]([•]-[•]) notes. [In addition, the note issuance trust, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes to provide these Class [•]([•]-[•]) notes with the required credit enhancement, if the applicable note rating agencies hired by the issuer confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

The note issuance trust, without the consent of any noteholders, may change provisions that cause the master trust to allocate finance charge collections to the collateral certificate based on an investor interest in receivables that does not reflect unscheduled principal payments after an early redemption event or an event of default, if each applicable note rating agency hired by the issuer confirms that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.]

The Seller, Depositor and Sponsor

Discover Bank, which acts as the seller/depositor for the master trust, depositor and beneficiary for DCENT and as sponsor of their securitizations, is a wholly owned subsidiary of Discover Financial Services (formerly NOVUS Credit Services Inc). Discover Financial Services acquired Discover Bank in January 1985.

Discover Financial Services is a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act. Registration as a bank holding company subjects Discover Financial Services to legal and regulatory requirements, including minimum capital requirements, and to oversight, regulation and examination by the Federal Reserve. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is considered to be a “bank” for purposes of the Bank Holding Company Act and is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720. Although the Pooling and Servicing Agreement permits additional sellers, since the formation of the master trust, Discover Bank has been the only seller into the master trust and has originated all receivables transferred to the master trust.

For a more detailed description of Discover Bank, see “The Seller, Depositor and Sponsor” in the accompanying prospectus.

Issuer Review of Pool Receivables

Under the Securities Act of 1933, as amended, Discover Bank is required to perform a review of the pool of receivables in the master trust. The review has been designed and effected to provide reasonable assurance that the disclosure regarding the receivables in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Discover Bank and its affiliates, as applicable, review (i) the underwriting process for the accounts, (ii) internal controls over financial reporting, (iii) the information regarding the historical performance and current composition of the trust assets included in this prospectus supplement and (iv) the qualitative disclosure regarding the receivables included in this prospectus supplement and the accompanying prospectus. These reviews relate to the pool as a whole rather than a representative sample.

Underwriting Process

In order to confirm that the assets in the master trust comply with Discover Bank’s underwriting standards, Discover Bank relies primarily on the functioning of the Discover Bank Credit Committee. The primary responsibilities of the Discover Bank Credit Committee are (i) management of consumer credit risk and (ii) acquisition of new accounts. Other responsibilities of the Discover Bank Credit Committee include (i) establishing consumer credit risk philosophy and tolerance; (ii) establishing procedures for implementing and ensuring compliance with risk identification, measurement, monitoring and management policies and procedures for consumer credit risk management; and (iii) reviewing, on a periodic basis, aggregate risk exposures and efficacy of risk measurement, monitoring and management policies and procedures within the Credit Risk Management Department.

The Discover Bank Credit Committee meets quarterly or more frequently, as required, and provides quarterly updates to the Discover Bank Board of Directors. The Discover Bank Credit Committee has two subcommittees related to credit card receivables — the Acquisition Strategy Committee and the Portfolio Strategy Committee — that focus specifically on the credit granting policies and strategies specific to their stated coverage area. The subcommittees monitor actual performance with policies and strategies and ensure that modifications to credit policy are fully documented and implemented. Each of these subcommittees meets six times per year, or more frequently as required.

Discover Bank also relies on Discover Financial Services’ internal audit department, which performs periodic, independent reviews and testing of compliance with Discover Bank’s risk management policies and standards, performs assessments of the design and operating effectiveness of these policies and standards, and validates that risk management controls are functioning as designed.

These internal assessments provide reasonable assurance to Discover Bank that the receivables in the master trust have been originated in a manner consistent with the credit standards established by the Discover Bank Credit Committee.

For a description of the process by which Discover Bank assesses the creditworthiness of prospective and existing customers, see “The Discover Card Business — Credit-Granting Procedures” in the accompanying prospectus.

Internal Controls over Financial Reporting

Discover Financial Services’ internal audit department also performs periodic, independent evaluations and testing regarding internal control over financial reporting. Such evaluations and testing are designed to provide reasonable assurance regarding the reliability of financial reporting. The internal audit department, in conjunction with management, performs an evaluation to identify and assess the risks to reliable financial reporting. Discover Financial Services relies on this assessment of risk in determining its audit plan, including the frequency of testing, form of evidence and extent of testing required, with high-risk areas subject to more frequent and extensive testing. The testing includes a review of the financial information from which the disclosure required under Item 1111 of Regulation AB regarding the receivables in the master trust is derived. Such evaluations and reviews provide reasonable assurance that receivables are properly recorded within Discover Bank’s systems.

Information Regarding Historical Performance and Current Composition of Trust Assets

Discover Bank prepared and verified the pool composition and performance disclosures relating to the receivables in the master trust, largely included under “The Master Trust Accounts” in this prospectus supplement and required under Item 1111 of Regulation AB. The pool composition and performance data was recalculated, and such recalculation confirmed that the data conformed to Discover Bank’s records. This recalculation provides reasonable assurance as to the accuracy of the information regarding the historical performance and current composition of the trust assets included in this prospectus supplement.

Review of Qualitative Disclosure

Discover Bank prepares the qualitative disclosure regarding the pool of receivables in the master trust included in this prospectus supplement and the accompanying prospectus. Discover Bank has an ABS Disclosure Committee that is responsible for the preparation, review and approval of this disclosure. The ABS Disclosure Committee is composed of members from the legal, treasury and finance areas that are in a position to have knowledge regarding the veracity and sufficiency of the qualitative disclosures. In conjunction with each ABS offering, members of the ABS Disclosure Committee review and approve the qualitative disclosures. Where applicable, the ABS Disclosure Committee, (1) ensures review and approval by the relevant business units within Discover Bank, (2) confirms with the Discover Bank Credit Committee that it has not identified any material deficiencies in compliance with the underwriting standards that would affect prospectus disclosure, and (3) confirms that the DFS internal audit department has not identified any material deficiencies in compliance with Discover Bank’s risk management policies and standards or internal control over financial reporting that would affect prospectus disclosure. The ABS Disclosure Committee reviewed and approved the disclosure included in this prospectus supplement and the accompanying prospectus.

Review Provides Reasonable Assurance

Discover Bank believes that the elements of the review described above provide reasonable assurance that the disclosures regarding the pool of receivables in this prospectus supplement and the accompanying prospectus are accurate in all material respects. Discover Bank’s review did not identify any assets in the master trust that deviate from the underwriting standards described in this prospectus supplement and the accompanying prospectus. Discover Bank notes that any process that involves human diligence and judgments has inherent limitations, and therefore this review cannot provide absolute assurance regarding the accuracy of the disclosure. While Discover Bank and its affiliates have designed safeguards to reduce this risk, it can not be eliminated. Discover Bank and its affiliates did not rely on any third party for purposes of designing the review of the pool assets underlying this asset-backed offering. In conducting the review of quantitative disclosures in the prospectus supplement, a third party assisted Discover Bank in elements of the review. Discover Bank determined the nature, extent and timing of the review and the level of assistance provided by the third party. Discover Bank assumes responsibility for and attributes all findings and conclusions of the review to itself.

Demands for Repurchases of Pool Receivables

No credit card receivables securitized by Discover Bank, the sponsor of the master trust and note issuance trust, were the subject of a demand for repurchase or replacement for breach of representations and warranties during the period from [•] to [•]. Discover Bank, as sponsor, discloses all such demands for repurchase in its Asset-Backed Securitizer Reports on Form ABS-15G filed with the SEC. Discover Bank filed its most recent Form ABS-15G with the SEC on [•]. Discover Bank’s CIK number is 0000894327. The master trust and the note issuance trust also disclose all such demands for repurchase in their Monthly Reports on Form 10-D. For more information on obtaining a copy of the report, see “Where You Can Find More Information” in the accompanying prospectus.

The Master Trust Accounts

General

Discover Bank has conveyed receivables to the master trust pursuant to the Pooling and Servicing Agreement. These receivables were generated from transactions made by holders of the Discover card, a general purpose credit and financial services card. In addition, Discover Bank has conveyed to the master trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks (which includes the network of its affiliate, DFS Services LLC) to Discover Bank in connection with transactions on accounts of the type included in the master trust, which we refer to as “interchange.” The portion of interchange fees conveyed to the master trust is determined by dividing the net merchant sales processed on the accounts designated for the master trust for any month by the net merchant sales processed on all accounts in the Discover card portfolio of the type included in the master trust for that month, and is deposited to the master trust only on the related distribution date. The receivables conveyed to the master trust before the date of this prospectus supplement include only receivables arising under accounts in the Discover card portfolio, although at a later date Discover Bank may add other receivables to the master trust that do not arise under accounts in the Discover card portfolio. Designations of additional accounts will also include the corresponding portion of interchange fees arising after the date of designation. See “The Master Trust — Master Trust Addition of Accounts” in the accompanying prospectus. In this prospectus supplement, we present information about the pool of receivables that Discover Bank has conveyed to the master trust and the accounts in which they arise. When we refer to the Discover card in this section entitled “The Master Trust Accounts,” we are referring to the Discover it card and other general purpose cards and card products issued by Discover Bank. DCENT may also acquire other collateral certificates that represent interests in pools of receivables that may not arise under accounts in the Discover card portfolio.

Discover Bank began distributing the Discover card nationally in March 1986. Since that time, Discover Bank has introduced a number of new cards and products that have additional or different features and benefits. The Discover card gives customers access to a revolving line of credit. Customers can use their Discover cards to purchase merchandise and services from participating merchants and to obtain cash advances at automated teller machines and at certain other locations. Customers can also obtain cash advances by writing checks against their accounts. As of [•], there were approximately [•] Discover card accounts with approximately [•] active accounts. The total receivables balance in the Discover card portfolio as of [•], [•], [•], [•] and [•] was $[•], $[•], $[•], $[•] and $[•], respectively.

Discover Bank selected the accounts designated for the master trust in a random manner intended to produce a representative sample of all Discover card accounts not segregated from the Discover card portfolio at the time of selection. The accounts were randomly selected on [28] different dates at and after the formation of the master trust in October 1993 from the pool of unsecuritized accounts then available in the Discover card portfolio. Discover Bank has also randomly selected accounts for removal from the list of accounts designated to the master trust and has also from time to time removed accounts with defaulted receivables from that list. [On [•], Discover Bank [designated additional accounts, the receivables in which were transferred to the master trust][randomly removed accounts (and the related receivables therein) from the list of accounts designated to the master trust]. Accordingly, information related to prior periods does not fully reflect the current composition of the trust pool.] See “The Discover Card Business — The Accounts” in the prospectus for more information. [After giving effect to the [assignment of additional accounts][reassignment of receivables] dated [•],] [The][the] receivables in the accounts designated for the master trust totaled $[•] and the total number of those accounts was [•] as of [•]. Also, as of [•], [and after giving effect to the [assignment of additional accounts][reassignment of receivables] dated [•],] the average account balance was $[•] (using [•] active accounts designated for the master trust for which cardmembers had a balance, a monetary transaction, or authorization within the past month) and the average credit limit was $[•].

Current Composition and Distribution of the Master Trust Accounts

We have set forth information below about the accounts that are designated for the master trust. [To the extent applicable, account information dated as of [•], 20[•], gives effect to those accounts that were [designated for the master trust pursuant to the assignment of additional accounts][removed from designation for the master trust pursuant to the reassignment of receivables] dated [•], 20[•].] The performance information included in this section is generally consistent with the monthly performance information that will be provided in the monthly certificateholders’ statement for the collateral certificate.

Geographic Distribution.    As of [•], the following [•] states had the largest receivables balances and comprised over [•]% of the receivables:

State	Percentage of Total Receivables
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%
Other States	[•]%

Total	100.0%

Since the largest amounts of outstanding receivables were with cardmembers whose billing addresses were in [•], [•], [•], [•], [•], [•], [•], [•] and [•], adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables. [In addition, economic and other factors specific to the State of [•], such as [•], may materially impact the performance of the receivables.]

Credit Limit Information.    As of [•], the accounts had the following credit limits:

Credit Limit	Receivables Outstanding ($000’s)		Percentage of Total Receivables	Number of Accounts	Percentage of Total Accounts
Less than or equal to $5,000.00	$	[•]	[•]%	[•]	[•]%
$5,000.01 to $10,000.00	$	[•]	[•]%	[•]	[•]%
$10,000.01 to $15,000.00	$	[•]	[•]%	[•]	[•]%
Over $15,000.00	$	[•]	[•]%	[•]	[•]%

Total	$	[•]	100.0%	[•]	100.0%

Account Balance Information.    As of [•] the accounts had the following balances:

	Receivables Outstanding ($000’s)		Percentage of Total Receivables	Number of Accounts	Percentage of Total Accounts
Credit Balance	$	[•]	[•]%	[•]	[•]%
No Balance		$—	[•]%	[•]	[•]%
$0.01 to $5,000.00	$	[•]	[•]%	[•]	[•]%
$5,000.01 to $10,000.00	$	[•]	[•]%	[•]	[•]%
$10,000.01 to $15,000.00	$	[•]	[•]%	[•]	[•]%
Over $15,000.00	$	[•]	[•]%	[•]	[•]%

Total	$	[•]	100.0%	[•]	100.0%

Seasoning.    As of [•], [[approximately] [•]%][all] of the accounts were 60 months old or greater. The ages of the accounts as of [•] were distributed as follows:

Age of Accounts	Percentage of Total Accounts	Percentage of Total Receivables
Less Than 12 Months	[•]%	[•]%
12 to 23 Months	[•]%	[•]%
24 to 35 Months	[•]%	[•]%
36 to 47 Months	[•]%	[•]%
48 to 59 Months	[•]%	[•]%
60 Months or Greater	[•]%	[•]%

Total	100.0%	100.0%

Delinquency Information.    The accounts designated for the master trust have had the following delinquency statuses:

	As of [•]			As of December 31, 20[•]			As of December 31, 20[•]
Delinquency Status	Receivables Outstanding ($000’s)		Percentage of Total Receivables	Receivables Outstanding ($000’s)		Percentage of Total Receivables	Receivables Outstanding ($000’s)		Percentage of Total Receivables
Total Receivables	$	[•]	100.00%	$	[•]	100.00%	$	[•]	100.00%

Receivables Delinquent:
30 to 59 Days	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%
60 to 89 Days	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%
90 to 119 Days	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%
120 to 149 Days	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%
150 to 179 Days	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%
180 Days and Greater	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%

Total Delinquent	$	[•]	[•]%	$	[•]	[•]%	$	[•]	[•]%

	As of December 31, 20[•]			As of December 31, 20[•]
Delinquency Status	Receivables Outstanding ($000’s)		Percentage of Total Receivables	Receivables Outstanding ($000’s)		Percentage of Total Receivables
Total Receivables	$	[•]	100.00%	$	[•]	100.00%

Receivables Delinquent:
30 to 59 Days	$	[•]	[•]%	$	[•]	[•]%
60 to 89 Days	$	[•]	[•]%	$	[•]	[•]%
90 to 119 Days	$	[•]	[•]%	$	[•]	[•]%
120 to 149 Days	$	[•]	[•]%	$	[•]	[•]%
150 to 179 Days	$	[•]	[•]%	$	[•]	[•]%
180 Days and Greater	$	[•]	[•]%	$	[•]	[•]%

Total Delinquent	$	[•]	[•]%	$	[•]	[•]%

	As of [•]		As of December 31, 20[•]		As of December 31, 20[•]
Delinquency Status	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts
Total Accounts	[•]	100.00%	[•]	100.00%	[•]	100.00%

Accounts Delinquent:
30 to 59 Days	[•]	[•]%	[•]	[•]%	[•]	[•]%
60 to 89 Days	[•]	[•]%	[•]	[•]%	[•]	[•]%
90 to 119 Days	[•]	[•]%	[•]	[•]%	[•]	[•]%
120 to 149 Days	[•]	[•]%	[•]	[•]%	[•]	[•]%
150 to 179 Days	[•]	[•]%	[•]	[•]%	[•]	[•]%
180 Days and Greater	[•]	[•]%	[•]	[•]%	[•]	[•]%

Total Delinquent	[•]	[•]%	[•]	[•]%	[•]	[•]%

	As of December 31, 20[•]		As of December 31, 20[•]
Delinquency Status	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts
Total Accounts	[•]	100.00%	[•]	100.00%

Accounts Delinquent:
30 to 59 Days	[•]	[•]%	[•]	[•]%
60 to 89 Days	[•]	[•]%	[•]	[•]%
90 to 119 Days	[•]	[•]%	[•]	[•]%
120 to 149 Days	[•]	[•]%	[•]	[•]%
150 to 179 Days	[•]	[•]%	[•]	[•]%
180 Days and Greater	[•]	[•]%	[•]	[•]%

Total Delinquent	[•]	[•]%	[•]	[•]%

We discuss the economic factors that affect the performance of the accounts, including delinquencies, in “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event” in the prospectus.

[To the extent material, include the following: Discover Bank may enter into arrangements with customers to re-age a customer’s account in accordance with regulatory guidance. An account is re-aged when it is returned to current status without collecting the total amount of principal, interest and fees that is contractually past due. Accordingly, the practice of re-aging an account may affect delinquencies and charge-offs. As of [•], [•] accounts which represent approximately [•]% of the accounts designated for the master trust were re-aged in the current month. As of the [•] months ended [•], the average monthly accounts designated for the master trust that were re-aged was approximately [•]%.]

Distribution of the Accounts by FICO® Score

FICO® Credit Score Information.    A FICO® score is a measurement derived from a proprietary credit scoring method owned by Fair Isaac Corporation to determine the likelihood that credit users will pay their bills. Although Fair Isaac Corporation discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience), and level of utilization of available credit. FICO® scores for any one individual may be determined by up to three independent credit bureaus. In determining whether to grant credit to a potential account holder, Discover Bank uses a FICO® score as reported by one particular credit bureau. Therefore, certain FICO® scores for an individual account holder based upon information collected by other credit bureaus could be different from the FICO® score used by Discover Bank. FICO® scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by Fair Isaac Corporation.

FICO® scores are based on independent, third-party information, the accuracy of which we cannot verify. Discover Bank does not use standardized credit scores, such as a FICO® score, alone to determine the credit limit or other terms that are approved or applied on an account. Rather, a FICO® score is one of many factors used by Discover Bank to assess an individual’s credit and default risk prior to initially approving an account or changing the terms of an account. See “The Discover Card Business — Credit-Granting Procedures” in the accompanying prospectus. To the extent available, FICO® scores are generally obtained at origination of the account and monthly or quarterly thereafter. Because the composition of the accounts designated for the master trust may change over time, this table is not necessarily indicative of FICO® scores at origination of the accounts or the composition of the accounts in the master trust at any specific time thereafter.

The following table reflects receivables as of [•], and the composition of accounts by FICO score as refreshed during [•]:

FICO Credit Score Range(1)	Receivables Outstanding ($000’s)	Percentage of Total Receivables
No Score	$[•]	[•]	%
Less than 600	$[•]	[•]	%
600 to 659	$[•]	[•]	%
660 to 719	$[•]	[•]	%
720 and above	$[•]	[•]	%

Total	$[•]	100.00%

(1)	FICO® is federally registered service mark of Fair Isaac Corporation.

Summary Historical Performance of the Accounts

The information below about the performance of the accounts for historical periods reflects only the performance of accounts that were designated for the master trust during or prior to the specified time period [, including the accounts added pursuant to the assignment[s] of additional accounts dated [•]]. [Additional accounts were last designated for the master trust as of October 1, 2008.] The presentation of the information below reflects the treatment of collections and charged-off receivables under the Pooling and Servicing Agreement. The performance information included in this section is generally consistent with the type of performance information that will be provided in the monthly certificateholder’s statement for the collateral certificate.

Summary Yield Information.    The annualized monthly yield for the accounts is calculated by dividing the monthly finance charges by beginning monthly Principal Receivables multiplied by twelve. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, overlimit fees and other fees, all net of write-offs. Recoveries received with respect to receivables in the master trust that have been charged off as uncollectible, including the proceeds of charged-off receivables that Discover Bank has removed from the master trust, are included in the master trust and are treated as Finance Charge Collections. Discover Bank allocates interchange to the master trust, which is treated similarly to finance charges. The aggregate yield is the average of the monthly annualized yields for each period shown. The aggregate yield for the accounts is summarized as follows:

	[•] Months Ended [•]	Calendar Year Ended December 31,
Aggregate Yields		20[•]	20[•]	20[•]	20[•]
Finance Charge and Fees (Excluding Recoveries and Interchange) ($000)	$[•]	$[•]	$[•]	$[•]	$[•]
Yield Excluding Recoveries and Interchange	[•]%	[•]%	[•]%	[•]%	[•]%
Yield Excluding Recoveries and Including Interchange	[•]%	[•]%	[•]%	[•]%	[•]%
Gross Yield Including Recoveries and Interchange	[•]%	[•]%	[•]%	[•]%	[•]%

For purposes of the Pooling and Servicing Agreement, all recoveries of principal as well as recoveries of finance charges and fees are treated as Finance Charge Collections, and are reflected in percentages set forth in the row entitled “Gross Yield Including Recoveries and Interchange.” The Series 2007-CC collateral certificate is eligible to receive allocations and reallocations of interchange received by the master trust in accordance with the terms of the series supplement. A portion of such interchange will be available to these Class [•]([•]-[•]) notes in accordance with the indenture and the indenture supplement for the DiscoverSeries.

Summary Charge-off Information.    The annualized monthly charge-off rates for the accounts are calculated by dividing the monthly principal charge-offs by beginning monthly Principal Receivables multiplied by twelve. The aggregate charge-off percentages expressed below are the average of the annualized monthly charge-off rates for each period shown. The accounts have had the following aggregate charge-off amounts and aggregate charge-off percentages:

	[•] Months Ended [•]	Calendar Year Ended December 31,
		20[•]	20[•]	20[•]	20[•]
Gross Principal Charge-offs ($000)	$[•]	$[•]	$[•]	$[•]	$[•]
Net Principal Charge-offs ($000)	$[•]	$[•]	$[•]	$[•]	$[•]
Gross Principal Charge-off Rate	[•]%	[•]%	[•]%	[•]%	[•]%
Net Principal Charge-off Rate	[•]%	[•]%	[•]%	[•]%	[•]%

We discuss the economic factors that affect the performance of the accounts, including charge-offs, in “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event” in the prospectus.

Summary Payment Rate Information.    The monthly payment rate for the accounts is calculated by dividing monthly collections by the receivables in the accounts as of the beginning of the month. The average monthly payment rate for each period shown is calculated by dividing the sum of individual monthly payment rates by the number of months in the period. The accounts have had the following historical monthly payment rates:

	[•] Months Ended [•]	Calendar Year Ended December 31,
		20[•]	20[•]	20[•]	20[•]
Lowest Monthly Payment Rate	[•]%	[•]%	[•]%	[•]%	[•]%
Highest Monthly Payment Rate	[•]%	[•]%	[•]%	[•]%	[•]%
Average Monthly Payment Rate	[•]%	[•]%	[•]%	[•]%	[•]%

Minimum Monthly Payment and Full Balance Payment Rates.    Discover Bank calculates the monthly rate of cardmembers that made only the contractual monthly minimum payment due as a percentage of the total accounts as of the beginning of the month. Discover Bank calculates the monthly rate of cardmembers that paid their full balance due as a percentage of the total accounts as of the beginning of the month. The rates below are the average of monthly rates for the period shown.

[•] Months Ended [•]
Minimum Monthly Payment Rate	[•]%
Full Balance Payment Rate	[•]%

Balance Reductions.    The accounts designated for the master trust may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. As of the [•] months ended [•], the average monthly balance reduction rate for the accounts designated for the master trust attributable to such returns and fraud was [•]%.

Static Pool Information

[Although static pool information (master trust delinquency rates, charge-off rates, payment rates and yield) regarding the historical performance of the receivables for the accounts based on the date of their origination has previously been set forth in the master trust’s and the note issuance trust’s Current Reports on Form 8-K and incorporated by reference into past prospectus supplements, such information is no longer being provided in such filings or incorporated by reference herein because [[approximately] [•]%][all] of the accounts are now 60 or more months past the date on which they were originated. The origination date for each account is the date on which the account is opened. Additional accounts were last designated for the master trust as of October 1, 2008; therefore, no accounts originated in years 2009 through [•] are currently included in the master trust. If additional accounts are designated for the master trust that include accounts of more recent vintages, static pool data will once again be provided by vintage at that time.]

[Static pool information (master trust delinquency rates, charge-off rates, payment rates and yield) regarding the historical performance of the receivables for the accounts based on the date of their origination is set forth in the master trust’s and note issuance trust’s Current Reports on Form 8-K filed on [•], which is incorporated by reference into this prospectus supplement. This static pool information as well as historical static pool information from prior periods can also be found at the internet website http://www.discoverfinancial.com/absdata. No static pool information regarding the performance of the receivables shown on the website will be a part of or incorporated by reference into this prospectus supplement, the accompanying prospectus, or the registration statement relating to the notes.]

UNDERWRITING

The underwriter[s] named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated [•], and the terms agreement, dated [•], to purchase from DCENT the respective principal amounts of notes set forth opposite their names below:

Underwriters	Principal Amount
[•]	$[•]
[•]	$[•]
[•]	$[•]

Total	$[•]

The underwriting agreement provides that the underwriters will only be obligated to purchase the notes if their legal counsel approves of certain legal matters and if various other conditions are met. The underwriters must purchase all of the notes if they purchase any.

Each underwriter of notes has advised Discover Bank that it proposes to offer the notes:

•	to the public, initially at the offering prices and on the terms set forth on the cover page of this prospectus supplement; and

•	to certain dealers, at the initial public offering price less a concession of up to [•]% of the aggregate principal amount of the notes.

The underwriters of the notes may allow, and these dealers may reallow, a concession of up to [•]% of the aggregate principal amount of the notes to certain other dealers.

After the initial offering of the notes to the public, the underwriters may vary the offering price and other selling terms of the notes.

For purposes of notes which will be offered or sold in the United Kingdom, each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of the FSMA does not apply; and

•	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Additional offering expenses are estimated to be $[•].

Discover Bank has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

To facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, including the following:

•	the underwriters may overallot in connection with any offering of notes, creating a short position in the notes for their own accounts;

•	the underwriters may bid for, and purchase, the notes in the open market to cover overallotments or to stabilize the price of the notes; and

•

in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

ANNEX I

Outstanding Series, Classes and Tranches of Notes

The table below sets forth the principal characteristics of the Class A, Class B, Class C and Class D notes that Discover Card Execution Note Trust has issued that are currently outstanding or that are expected to be outstanding on or about the issuance date for these notes. For more specific information with respect to any series, class or tranche of notes, you should contact the calculation agent at (302) 323-7315. The calculation agent will provide you, without charge, a copy of the prospectus, prospectus supplement and indenture supplement, without exhibits, and terms document, without exhibits, for any publicly issued series, class or tranche of notes.

The total Nominal Liquidation Amount and Outstanding Dollar Principal Amount for all outstanding classes and tranches of DiscoverSeries notes, including all such notes that are expected to be outstanding on or about the issuance date for these notes, are $[•] and $[•] respectively as of [•]. The Class D notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes in the amount necessary to support such additional issuance. The total Nominal Liquidation Amount is also equal to the current investor interest in receivables represented by the Series 2007-CC collateral certificate.

Class A	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class A(2007-1)	10/4/2007	$1,000,000,000	$1,000,000,000	5.65%	September 15, 2017	March 16, 2020
Class A(2008-C)(2)	8/28/2008	$750,000,000	$750,000,000	Variable	September 15, 2016	March 15, 2019
Class A(2010-A)(2)	3/25/2010	$1,000,000,000	$1,000,000,000	Variable	April 15, 2016	October 15, 2018
Class A(2010-B)(2)	5/20/2010	$750,000,000	$750,000,000	Variable	February 16, 2016	August 15, 2018
Class A(2010-C)(2)	5/27/2010	$500,000,000	$500,000,000	Variable	June 15, 2015	December 15, 2017
Class A(2010-2)	9/20/2010	$600,000,000	$600,000,000	LIBOR +0.58%	September 15, 2015	March 15, 2018
Class A(2010-D)(2)	11/23/2010	$1,000,000,000	$1,000,000,000	Variable	June 15, 2016	December 17, 2018
Class A(2010-E)(2)	12/21/2010	$500,000,000	$500,000,000	Variable	December 15, 2014	June 15, 2017
Class A(2011-A)(2)	1/28/2011	$750,000,000	$750,000,000	Variable	March 16, 2015	September 15, 2017
Class A(2011-B)(2)	2/11/2011	$500,000,000	$500,000,000	Variable	August 17, 2015	February 15, 2018
Class A(2011-1)	3/8/2011	$1,000,000,000	$1,000,000,000	LIBOR + 0.35%	February 18, 2014	August 15, 2016
Class A(2011-C)(2)	4/13/2011	$1,000,000,000	$1,000,000,000	Variable	July 15, 2015	January 16, 2018
Class A(2011-3)	9/20/2011	$800,000,000	$800,000,000	LIBOR + 0.21%	September 15, 2014	March 15, 2017
Class A(2011-4)	11/22/2011	$400,000,000	$400,000,000	LIBOR + 0.35%	November 15, 2016	May 15, 2019
Class A(2012-1)	2/8/2012	$1,000,000,000	$1,000,000,000	0.81%	February 17, 2015	August 15, 2017
Class A(2012-A)(2)	3/29/2012	$750,000,000	$750,000,000	Variable	May 15, 2015	November 15, 2017
Class A(2012-2)	4/16/2012	$1,000,000,000	$1,000,000,000	LIBOR + 0.15%	April 15, 2014	October 17, 2016
Class A(2012-3)	6/13/2012	$800,000,000	$800,000,000	0.86%	May 15, 2015	November 15, 2017
Class A(2012-4)	6/13/2012	$650,000,000	$650,000,000	LIBOR + 0.37%	May 15, 2017	November 15, 2019
Class A(2012-5)	8/7/2012	$650,000,000	$650,000,000	LIBOR + 0.20%	July 15, 2015	January 16, 2018
Class A(2012-6)	8/7/2012	$1,000,000,000	$1,000,000,000	1.67%	July 15, 2019	January 18, 2022
Class A(2013-1)	2/13/2013	$800,000,000	$800,000,000	LIBOR + 0.30%	February 15, 2018	August 17, 2020
Class A(2013-2)	2/13/2013	$900,000,000	$900,000,000	0.69%	February 16, 2016	August 15, 2018
Class A(2013-3)	5/7/2013	$900,000,000	$900,000,000	LIBOR + 0.18%	April 15, 2016	October 15, 2018
Class A(2013-4)	7/23/2013	$550,000,000	$550,000,000	LIBOR + 0.45%	July 16, 2018	January 15, 2021
Class A(2013-5)	10/29/2013	$850,000,000	$850,000,000	1.04%	October 17, 2016	April 15, 2019
Class A(2013-6)	10/29/2013	$550,000,000	$550,000,000	LIBOR + 0.45%	October 15, 2018	April 15, 2021

Class B	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class B(2007-1)	7/26/2007	$200,000,000	$200,000,000	LIBOR + 0.24%	July 15, 2014	January 17, 2017
Class B(2012-1)(3)	2/28/2012	$290,000,000	$[•]	0%	February 18, 2014	August 15, 2016
Class B(2012-2)(3)	5/30/2012	$105,000,000	$[•]	0%	May 15, 2014	November 15, 2016
Class B(2012-3)	11/19/2012	$250,000,000	$250,000,000	LIBOR + 0.45%	November 16, 2015	May 15, 2018
Class B(2013-1)(3)	9/27/2013	$490,000,000	$[•]	0%	September 15, 2015	March 15, 2018

A-I-1

Class C	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class C(2012-1)(3)	2/28/2012	$370,000,000	$[•]	0%	February 18, 2014	August 15, 2016
Class C(2012-2)(3)	5/30/2012	$395,000,000	$[•]	0%	May 15, 2014	November 15, 2016
Class C(2012-3)(3)	11/19/2012	$265,000,000	$[•]	0%	December 15, 2014	June 15, 2017
Class C(2013-1)(3)	9/27/2013	$665,000,000	$[•]	0%	September 15, 2016	March 15, 2019

Class D	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class D(2009-1)(4)	July 2, 2009	$[•]	$[•]	N/A	[July 15, 2019]	[January 18, 2022]

(1)	“LIBOR” means the London interbank offered rate for one-month dollar deposits, determined two business days before the start of each interest accrual period.

(2)	Class A(2008-C), Class A(2010-A), Class A(2010-B), Class A(2010-C), Class A(2010-D), Class A(2010-E), Class A(2011-A), Class A(2011-B), Class A(2011-C) and Class A(2012-A) consist of notes which were issued only to accredited investors, and are not publicly available. Amounts shown under “Nominal Liquidation Amount” and “Outstanding Dollar Principal Amount” reflect the maximum principal amount. Applicable interest rates are variable interest rates which, other than in the case of the Class A(2008-C), Class A(2010-D), Class A(2010-E) and Class A(2011-C), notes, are tied to commercial paper rates but which may in certain circumstances be tied to LIBOR or the prime rate of interest of a reference bank. The Class A(2008-C) notes, Class A(2010-D) notes, Class A(2010-E) notes and Class A(2011-C) notes bear interest at a variable rate of interest tied to LIBOR. The Expected Maturity Date and Legal Maturity Date for Class A(2008-C), Class A(2010-A), Class A(2010-B), Class A(2010-C), Class A(2010-D), Class A(2010-E), Class A(2011-A), Class A(2011-B), Class A(2011-C) and Class A(2012-A) may be extended from time to time.

(3)	Class B(2012-1), Class C(2012-1), Class B(2012-2), Class C(2012-2), Class C(2012-3), Class B(2013-1) and Class C(2013-1) consist of notes which were issued only to investors affiliated with Discover Bank.

(4)	The Class D(2009-1) notes were issued only to an investor affiliated with Discover Bank. The Class D(2009-1) notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes, including the Class [•]([•]-[• ]) notes, in the amount necessary to support such additional issuance. These notes will not bear interest. If a new tranche of a senior class of DiscoverSeries notes is issued with a later Expected Maturity Date and Legal Maturity Date than those for the Class D(2009-1) notes, then the Expected Maturity Date and Legal Maturity Date for the Class D(2009-1) notes will be extended to equal such later dates.

A-I-2

ANNEX II

OUTSTANDING MASTER TRUST SERIES

The table below sets forth the principal characteristics of the Class A, Class B and Subordinated Class certificates of the series that the master trust has issued that are currently outstanding. The table does not include the Series 2007-CC collateral certificate. For more specific information with respect to any series, you should contact the master servicer at (302) 323-7315. The master servicer will provide you, without charge, a copy of the prospectus, prospectus supplement and series supplement, without exhibits, for any publicly issued series.

Series	2007-2
Investor Interest
Class A	$750,000,000
Class B	$39,474,000
Interest Rate(1)
Class A	LIBOR + 0.08%
Class B	LIBOR + 0.25%
Initial Credit Enhancement(2)
Class A	12.50%
Class B	7.50%
Interchange Allocations	Yes
Closing Date	April 4, 2007
Expected Maturity Date
Class A	March 17, 2014
Class B	April 15, 2014
Type of Principal Payment(3)
Class A	Bullet
Class B	Bullet
Series Termination Date	September 16, 2016

(1)	Unless otherwise specified, “LIBOR” means the London interbank offered rate for one-month dollar deposits, determined two business days before the start of each interest accrual period.

(2)	Expressed as a percentage of the initial series investor interest.

(3)	“Bullet” means that the master trust is scheduled to repay principal in one payment. “Liquidating” means that the master trust will repay principal over a period of time in a number of payment installments.

A-II-1

Series	2009-CE(4)
Investor Interest	$[•]
Interest Rate(1)	N/A
Initial Credit Enhancement(2)	N/A
Interchange Allocations	Yes
Closing Date	July 24, 2009
Expected Maturity Date	April 15, 2014
Type of Principal Payment(3)	Liquidating
Series Termination Date	April 15, 2015

(1)	Unless otherwise specified, “LIBOR” means the London interbank offered rate for one-month dollar deposits, determined two business days before the start of each interest accrual period.

(2)	Expressed as a percentage of the initial series investor interest.

(3)	“Bullet” means that the master trust is scheduled to repay principal in one payment. “Liquidating” means that the master trust will repay principal over a period of time in a number of payment installments.

(4)	Series 2009-CE consists of certificates which were issued to provide a specific amount of credit enhancement to each master trust series or subseries, other than Series 2007-CC. The principal amount of the Series 2009-CE certificates will decrease over time, as related master trust series mature. These certificates will not bear interest. The Series Termination Date for Series 2009-CE is the first distribution date occurring twelve months after the date on which the final payment has been made with respect to all senior master trust series. Currently, this date is anticipated to be April 15, 2015.

A-II-2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED [•]

PROSPECTUS DATED [•]

Discover Bank

Sponsor, Originator of Assets, Depositor, Seller and Servicer

Discover Card Execution Note Trust

Issuing Entity of the Notes

Discover Card Master Trust I

Issuing Entity of the Collateral Certificate

The issuing entity of the notes, which we refer to as the note issuance trust —

•	may periodically issue notes in one or more series, classes or tranches;

•

owns a collateral certificate representing an undivided interest in the Discover Card Master Trust I, which we refer to as the master trust and whose assets consist primarily of receivables arising in credit card accounts owned by Discover Bank, and whose assets may, in the future, include receivables arising in credit card accounts owned by any affiliate of Discover Bank; and

may own —

•

one or more additional collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned, originated or acquired by Discover Bank or any of its affiliates; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The notes —

•	will be secured by assets of the issuing entity of the notes, will be paid only from proceeds of each note’s allocable share of those assets, and noteholders will have no recourse to any other assets;

•	will be issued as part of the DiscoverSeries and will be issued as part of a designated class and a designated tranche;

•	are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality; and

•

have not been approved by either the SEC or any state securities commission, and neither the SEC nor any state securities commission has determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

You should consider the discussion under “Risk Factors” beginning on page 27 of this prospectus before you purchase any notes.

Important Notice about Information

Presented in this Prospectus and

the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information about the DiscoverSeries notes and each other series of notes, some of which may not apply to your series, class or tranche of notes, and (b) the accompanying prospectus supplement, which will describe the specific terms of your class or tranche of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the issuing entities’ assets;

•	information about enhancement for your class or tranche; and

•	the method for selling the notes.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

This prospectus may be used to offer and sell any class or tranche of DiscoverSeries notes only if accompanied by the prospectus supplement for that class or tranche.

It is important for you to read and consider all information contained in both this prospectus and the accompanying prospectus supplement in making your investment decision.

If the description of the terms of a particular class or tranche of notes varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We have included glossaries of the capitalized terms used in this prospectus or the prospectus supplement.

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement for any class or tranche of notes. We incorporate by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the master trust and the note issuance trust with the SEC until we terminate our offering of the notes.

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

Forward-Looking Statements

In this prospectus, in the accompanying prospectus supplement and in the documents incorporated herein and therein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, Discover Bank and its affiliates, the note issuance trust, the master trust or your notes that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, effects of the current economic environment, effects of insolvency, arbitration or litigation proceedings and effects of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies and inflation; technological change; the impact of current, pending or future legislation and regulation (including the Dodd-Frank Act and regulatory changes specifically intended to address financial markets in the current economic downturn, capital requirements and liquidity reserves, securitizations, sales of financial assets, and credit origination, billing and collection practices), changes in fiscal, monetary, regulatory, accounting and tax policies; monetary fluctuations; and success in gaining regulatory approvals when required, as well as other risks and uncertainties, including, but not limited to, those described in “Risk Factors” in this prospectus and the accompanying prospectus supplement. The continued economic downturn, recent financial market and other conditions beyond our control have increased uncertainty regarding future economic conditions and may increase the risk that actual results may differ from those expected. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reports to Investors

The note issuance trust will, in cooperation with Discover Bank, as master servicer for the master trust, prepare monthly reports for each outstanding series of notes containing information about the master trust, the note issuance trust and that series. You may obtain a copy of each report free of charge by calling (302) 323-7315. The reports will not contain financial information that has been examined and reported on by independent public accountants. Discover Bank does not intend to send you any of its financial reports.

Where You Can Find More Information

Discover Bank, in its capacity as depositor for the note issuance trust and the master trust, has filed a registration statement with registration numbers 333-191359, 333-191359-01 and 333-191359-02 with the SEC on behalf of the note issuance trust and the master trust relating to the notes and the collateral certificate offered by this prospectus and any prospectus supplement accompanying this prospectus. The SEC file numbers for Discover Bank, the master trust and the note issuance trust are 033-54804, 000-23108 and 333-141703-02, respectively. Discover Bank was formerly known as Greenwood Trust Company.

You may read and copy any reports, statements or other information that Discover Bank, the master trust or the note issuance trust files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings relating to the note issuance trust and the master trust will also be available to the public on the SEC Internet site (http://www.sec.gov). The master trust and the note issuance trust are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, Discover Bank, on behalf of the note issuance trust and the master trust, files reports and other information with the SEC.

In addition, SEC filings relating to the note issuance trust and the master trust, as well as certain investor reports, are available at http://investorrelations.discoverfinancial.com.

We incorporated by reference the following reports and documents filed by Discover Bank on behalf of the master trust and the note issuance trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(1)  the master trust’s and note issuance trust’s Annual Reports filed on Form 10-K for the year ended November 30, 2012;

(2)  the master trust’s and note issuance trust’s Monthly Reports on Form 10-D filed since November 30, 2012; and

(3)  the master trust’s and note issuance trust’s Current Reports on Form 8-K filed since November 30, 2012.

All reports and other documents filed by Discover Bank on behalf of the note issuance trust or the master trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus and to be a part of it.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Discover Bank, as master servicer for the master trust and as calculation agent for the note issuance trust, at 12 Read’s Way, New Castle, Delaware 19720, (302) 323-7315, attention to Michael F. Rickert.

i

Page
Security Interests and Insolvency Related Matters	27
Investor Risk of Loss	30
Limited Recourse to DCENT	30
Certain Regulatory Matters	31
Class B Notes, Class C Notes and Class D Notes are Subordinated and Bear Losses before Senior Notes	32
Subordination Provisions May Delay Repayments for Your Notes	33
Limited Credit Enhancement through Class C Reserve Subaccount	34
Limited Subordination; Possible Loss of Subordination	34
Possible Changes in Required Subordination Percentage and Other Provisions	34
Ratings of the Notes May Be Lowered or Withdrawn, and Unsolicited Ratings May Be Lower Than any Ratings Issued by Rating Agencies Hired by Discover Bank to Rate the Notes	35
Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event	35
Addition of Accounts	42
Addition of Other Collateral Certificates	43
Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure	43
Cleanup Call	44
Limited Ability to Resell Notes	44
Certain Events Affecting or Involving Other Parties to the Transactions	45
Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees	45
Arbitration and Litigation	45
Economic and Financial Market Conditions May Adversely Affect Your Notes	46
Holding Company Regulation	47
FDIC Rule Regarding Securitizations	47
Issuance of Additional Series of Master Trust Certificates	48
Issuance of Additional Notes	48
Amendment of Indenture and Pooling and Servicing Agreement	49

Prospectus Summary

The following summary describes certain aspects of the collateral certificate, the note issuance trust and the master trust generally, including the typical provisions of each class of notes. The remainder of this prospectus and the accompanying prospectus supplement provide much more detailed information about the notes, the collateral certificate, the note issuance trust and the master trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

This prospectus and the accompanying prospectus supplement use defined terms. You can find a listing of defined terms in the “Glossary of Terms” beginning on page 166.

Throughout this prospectus, unless the context otherwise requires, we give effect to the expected execution and delivery of the notes and related agreements and the consummation of the transactions contemplated by the indenture, the indenture supplement, the series supplement, and such agreements in describing the note issuance trust, the master trust, the notes, the collateral certificate and related matters.

Risk Factors	Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 27 in this prospectus and in the accompanying prospectus supplement.

Participants

Issuing Entity of the Notes	Discover Card Execution Note Trust. We refer to the Discover Card Execution Note Trust as “DCENT” or the “note issuance trust.”

Issuing Entity of the Collateral Certificate	Discover Card Master Trust I. We refer to the Discover Card Master Trust I as “DCMT” or the “master trust.”

Seller/Sponsor/Depositor	Discover Bank. Discover Bank’s executive office is located at 12 Read’s Way, New Castle, Delaware 19720, telephone number (302) 323-7315. Discover Bank was formerly known as Greenwood Trust Company. In its role as sponsor, Discover Bank has arranged for the note issuance trust to issue notes and for the master trust to issue the collateral certificate.

In its role as the depositor to the master trust, Discover Bank transfers credit card receivables generated under specified Discover card accounts to the master trust and retains: (i) the residual interest in the master trust, which we refer to as the “seller interest,” (ii) the right to direct the issuance of new series from the master trust and (iii) the proceeds from those issuances. Although we refer to Discover Bank in this role as the “seller” for purposes of the master trust’s documentation, this role is equivalent to the role of the “depositor” as used in SEC regulations relating to asset-backed securities. When we refer to Discover Bank as the “seller,” we are also referring to the “depositor.”

In its role as the depositor to the note issuance trust, Discover Bank transferred to the note issuance trust the Series 2007-CC collateral certificate issued by the master trust on July 26, 2007.

Additional collateral certificates may be transferred to the note issuance trust. Affiliates of Discover Bank may be additional depositors with respect to such additional collateral certificates and may have originated the underlying receivables.

Master Servicer/Servicer/ Calculation Agent	Discover Bank. As master servicer for the master trust, Discover Bank is responsible for various administrative actions for the master trust, includ-

ing causing collections to be deposited in master trust accounts and trust reporting. As servicer for the master trust, Discover Bank is also responsible for invoicing cardmembers, processing payments, maintaining records relating to the receivables and otherwise handling collections and other functions with respect to the receivables. As calculation agent for the note issuance trust, Discover Bank will direct the note issuance trust with respect to various administrative functions and will also be responsible for trust reporting. Discover Bank has outsourced certain servicing functions to the following affiliates: DB Servicing Corporation and Discover Products Inc. DB Servicing Corporation has contracted with BancTec, Inc., a third party service provider, for certain check processing and related services. However, Discover Bank is ultimately responsible for the overall servicing function for the master trust and the note issuance trust.

Master Trust Trustee and Indenture Trustee	U.S. Bank National Association.

Owner Trustee for the Note Issuance Trust	Wilmington Trust Company.

Pool Assets

Formation of the Note Issuance Trust; Note Issuance Trust Assets	Discover Bank and the owner trustee formed the note issuance trust on July 2, 2007. Discover Bank transferred the collateral certificate to the note issuance trust on July 26, 2007.

Collateral Certificate	The Discover Card Master Trust I, Series 2007-CC collateral certificate, which represents an undivided interest in the master trust. The investor interest in receivables for the collateral certificate reflects the aggregate nominal liquidation amount of notes issued by the note issuance trust.

Security for the Notes	The indenture trustee has a security interest, for the benefit of the holders of DiscoverSeries notes, in:

•	the collateral certificate;

•	the collections account;

•	the DiscoverSeries collections account;

•	the principal funding account and related subaccounts;

•	the interest funding account and related subaccounts;

•	the accumulation reserve account and related subaccounts;

•	the Class C reserve account and related subaccounts;

•	the Class D reserve account and related subaccounts, if any;

•	any other account or subaccount established for a particular tranche of notes;

•	all permitted investments of funds on deposit in any such account;

•	all rights under any derivative agreement, credit enhancement agreement, or supplemental liquidity agreement relating to the notes;

•	all claims and all interest, principal, payments and distributions on any of the foregoing; and

•	all proceeds of the foregoing.

See “Sources of Funds to Pay the Notes — General,” and “— Limited Recourse to DCENT; Security for the Notes.”

Limited Recourse to DCENT	The sole sources of payment for principal of or interest or accreted discount on DiscoverSeries notes prior to an event of default and acceleration or the legal maturity date for the applicable tranche are:

•

the portion of the principal amounts and finance charge amounts allocated to the DiscoverSeries, including any such funds reallocated to the DiscoverSeries from other series of master trust certificates or other series of notes;

•	funds in the applicable note issuance trust accounts for DiscoverSeries notes;

•	investment income on funds on deposit in various note issuance trust accounts for the DiscoverSeries;

•	rights to payment under any applicable derivative agreement; and

•	rights to payment under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for any tranche of DiscoverSeries notes and subject to any restrictions relating to required subordinated amounts or (ii) on the legal maturity date of each tranche of notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables,” the noteholders of such tranche have recourse only to (1) the proceeds of that sale allocable to the holders of the applicable tranche and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of the holders of the applicable tranche.

If those sources are not sufficient to pay principal of or interest or accreted discount on the DiscoverSeries notes, the noteholders will have no recourse to any assets of the note issuance trust or the master trust, or any other person or entity, for the payment of principal of or interest or accreted discount on the DiscoverSeries notes.

Formation of the Master Trust; Master Trust Assets	Discover Bank and the trustee for the master trust formed the master trust in October 1993. Discover Bank originates and has transferred to the master trust the credit card receivables generated under certain designated Discover® card accounts. Those credit card receivables, which are unsecured, include principal receivables (that is, amounts owed by customers representing the principal balances of cash advances, purchases that customers have made with their Discover cards and balances transferred by customers to their Discover® card accounts from other credit card accounts). They also include finance charge receivables (that is, amounts owed by customers representing finance charges accrued on unpaid principal balances, late fees and other service charges). As customers make additional principal charges and incur additional finance charges and other fees in accounts designated for the master trust, Discover Bank also transfers these additional receivables to the master trust on an ongoing basis. During all times while the master trust certificates are outstanding, all new receivables generated on the designated accounts become assets of the master trust. Even though Discover Bank transfers receivables to the Master Trust, Discover Bank continues to own and service the related accounts.

The master trust’s assets include, or may include, the following:

•	credit card receivables;

•	cash payments by customers;

•	cash recoveries on receivables in the master trust that have been charged off as uncollectible;

•	the proceeds from sales and any other recoveries that Discover Bank has transferred to the master trust relating to any charged-off receivables that Discover Bank has removed from the master trust;

•	funds on deposit in investor accounts and investment income on certain of those accounts;

•

a portion of the interchange fees paid by or through merchant acceptance networks, including the network maintained by DFS Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the master trust;

•	participation interests in other credit card receivables pools conveyed to the master trust in accordance with the pooling and servicing agreement, if applicable;

•	credit support or enhancement for any series of master trust certificates;

•	currency swaps for series denominated in foreign currencies; and

•	interest rate protection agreements.

The collateral certificate represents an interest in the aggregate pool of receivables in the master trust, not an interest in any specific receivable or subset of the receivables. For information on the master trust’s assets, see “The Master Trust Accounts” in the accompanying prospectus supplement and “The Master Trust — Master Trust Assets” in this prospectus.

Information Regarding the Notes

Series	The notes offered in this prospectus are part of a series of notes called the DiscoverSeries.

Terms of Particular Tranche	Each tranche of DiscoverSeries notes has a particular set of terms that will be set forth in a terms document to the indenture supplement. The terms document for each tranche will specify, among other things, the class to which the tranche belongs, its size, maturity and payment terms and, if applicable, the amount of subordination that supports the tranche and any other credit enhancement that the tranche receives.

Classes, Tranches and DiscoverSeries Allocations

The DiscoverSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the DiscoverSeries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “The Notes — General” and “— Issuances of New Series, Classes and Tranches of Notes.” Each tranche within a class may have different interest rates, expected maturity dates, legal maturity dates, required subordinated amounts and other features. The note issuance trust will allocate available funds to each tranche of a class pro rata based on the amount the note issuance trust is trying to pay or deposit with those available funds. As a result, on any distribution date, within a class, tranches of notes with higher interest rates, swap payments or accreted discounts may receive a greater proportionate share of series finance charge amounts than tranches of notes with lower interest rates, swap payments or accreted discounts. Similarly, on any distribution date, within a class, tranches of notes with a greater targeted principal deposit may receive a greater proportion of series principal amounts than tranches of notes with a lower targeted principal deposit.

The expected maturity dates and legal maturity dates of tranches of senior and subordinated classes of the DiscoverSeries may be different. Therefore, subordinated notes may have expected maturity dates and legal maturity dates earlier than some or all of the senior notes of the DiscoverSeries. Subordinated notes will generally not be paid before their legal maturity dates unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the DiscoverSeries serve as credit enhancement for all of the senior notes of the DiscoverSeries, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the DiscoverSeries. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires loss protection solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide loss protection for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

Master Trust and Note Issuance Trust Allocations and Reallocations

The master trust allocates collections and interchange among the series based on each series’ investor interest in receivables. The master trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. For the collateral certificate, the investor interest in receivables reflects the aggregate nominal liquidation amount of notes issued by the note issuance trust. Each series supplement to the pooling and servicing agreement, including the series supplement for the collateral certificate, will specify the percentages of collections, interchange and charged-off receivables that are allocated to the series at each point in time. These percentages vary based on a number of factors, including whether the master trust or the note issuance trust, as applicable, has started to pay principal to investors or an early redemption event or event of default has occurred and is continuing. These percentages may differ for finance charge collections, principal collections, interchange and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collec-tions. Once this determination is made, finance charge and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the master trust, and allocates a portion of the amount charged off against the investor interest in receivables represented by each certificate, including an allocation to the collateral certificate based on the series charge-off percentage for Series 2007-CC. However, the note issuance trust typically uses series finance charge amounts, which include finance charge collections and interchange received from the collateral certificate and investment income from certain note issuance trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to the collateral certificate, reinvesting the amount of such reimbursement in the collateral certificate — and thus reinstating your interest in principal receivables — or paying them out as principal. The note issuance trust typically uses series principal amounts, which include principal collections received from the collateral certificate and amounts used to reimburse you for charged-off receivables, to reinvest in the collateral certificate or to repay your principal. However, principal collections may also be used to cover interest and servicing fees and to reimburse charge-offs in certain circumstances.

In general, for series other than Series 2007-CC, the master trust will use each master trust series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If a master trust series has more collections and other income than it needs in any month, the master trust may make the excess collections and other income available to other master trust series, so those master trust series may make their payments and reimbursements. The master trust will make a proportionate share of excess amounts available to the note issuance trust through the collateral certificate to cover any shortfalls with respect to the notes. If the note issuance trust has more collections and other income than it needs in any month to make required payments, reimbursements for the notes and required deposits into applicable reserve accounts, it will return the excess to the master trust to the extent necessary to cover shortfalls for other master trust series. You will not be entitled to receive these excess collections or other income.

Note Issuance Trust Cash Flows	We have summarized, first, the manner in which the note issuance trust prioritizes the allocation of series finance charge amounts, which include finance charge collections and interchange allocated to the collateral certificate from the master trust and investment income on note issuance trust accounts; and second, the manner in which the note issuance trust prioritizes series principal amounts, which include principal collections allocated to the collateral certificate from the master trust and series finance charge amounts that the note issuance trust has already used to reimburse charge-offs. You should review the numbered steps listed in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” for more detailed information about these cash flows.

In general, DCENT uses series finance charge amounts for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1)	To deposit monthly interest, swap payments or accreted discount for Class A;

(2)	To deposit monthly interest, swap payments or accreted discount for Class B;

(3)	To deposit monthly interest, swap payments or accreted discount for Class C;

(4)	To pay servicing fees with respect to the collateral certificate;

(5)	To deposit monthly interest, swap payments or accreted discount for Class D;

(6)	To reimburse current charged-off receivables;

(7)	To reimburse Class A nominal liquidation amount deficits;

(8)	To reimburse Class B nominal liquidation amount deficits;

(9)	To reimburse Class C nominal liquidation amount deficits;

(10)	To reimburse Class D nominal liquidation amount deficits;

(11)	To make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes;

(12)	To make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached;

(13)	To make any targeted deposits into the Class D reserve subaccounts for Class D notes, if any, if the applicable excess spread funding triggers have been breached;

(14)	To make deposits into the master trust’s finance charge collections reallocation account for reallocation to other series of master trust certificates and other series of notes; and

(15)	To pay to Discover Bank.

In general, DCENT uses series principal amounts, including series finance charge amounts that have been used to reimburse current and past charged-off receivables pursuant to steps (6) through (10) above and as a result are recharacterized as series principal amounts, for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1)	To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class A, to the extent of series principal amounts allocable to Class B, Class C and Class D;

(2)	To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class B, to the extent of series principal amounts allocable to Class C and Class D;

(3)	To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class C, to the extent of series principal amounts allocable to Class D;

(4)	To pay any shortfalls in servicing fees with respect to the collateral certificate, to the extent of series principal amounts allocable to Classes B, C and D;

(5)	To make any targeted deposit to pay Class A principal;

(6)	To make any targeted deposit to prefund the Class A notes;

(7)	To make any targeted deposit to pay Class B principal;

(8)	To make any targeted deposit to prefund the Class B notes;

(9)	To make any targeted deposit to pay Class C principal;

(10)	To make any targeted deposit to prefund the Class C notes;

(11)	To make any targeted deposit to pay Class D principal;

(12)	To make deposits into the master trust’s principal collections reallocation account for reallocation to other series of master trust certificates and other series of notes; and

(13)	To make deposits into the master trust’s collections account for reinvestment in new receivables.

The indenture supplement for the DiscoverSeries notes also includes placeholder allocation provisions to permit other subordinated allocations of series finance charge amounts if required under the terms of a particular tranche of notes.

Subordination	Class B notes, Class C notes and Class D notes are subordinated in right of payment of principal and interest to Class A notes, bear losses before the Class A notes and provide loss protection to the Class A notes of the DiscoverSeries. Class C notes and Class D notes are also subordinated in right of payment of principal and interest to Class B notes, bear losses before the Class B notes and provide loss protection to the Class B notes of the DiscoverSeries. Class D notes are further subordinated in right of payment of principal and interest to Class C notes, bear losses before the Class C notes and provide loss protection to the Class C notes of the DiscoverSeries. Principal amounts allocable to subordinated notes may be applied to make interest payments on senior notes of the DiscoverSeries or to pay servicing fees on the receivables. Although the amount of loss protection provided by any Class B note, Class C note or Class D note, as applicable, is limited to its proportionate share of the required subordinated amount of such class of notes for the applicable senior class of notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of any tranche of Class B notes, Class C notes or Class D notes will provide loss protection to the senior notes of the DiscoverSeries.

Initial Dollar Principal Amount	With respect to notes for which principal is paid in U.S. dollars, the initial dollar principal amount is the initial principal amount. With respect to notes for which principal is paid in a currency other than U.S. dollars, the initial dollar principal amount is determined by converting the initial principal amount in such foreign currency to U.S. dollars based on the applicable spot exchange rate or such other exchange rate as is specified in the applicable prospectus supplement.

Initial Nominal Liquidation Amount	The nominal liquidation amount of a class or tranche of notes corresponds to the portion of the investor interest in receivables represented by the collateral certificate that supports that class or tranche. See “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” for a discussion of how the nominal liquidation amount for these notes may increase or decrease over time. The initial nominal liquidation amount for a note is typically equal to the initial dollar principal amount.

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount	The outstanding dollar principal amount of a tranche of dollar-denominated notes is the principal amount owed with respect to those notes, and for a tranche of foreign currency notes is the amount of dollars that will be converted to such foreign currency to pay principal on the notes. The outstanding dollar principal amount of a tranche of discount notes is the amount stated in, or determined by a formula described in, the applicable prospectus supplement, which amount will increase over time as principal accretes on that tranche of notes. The note issuance trust makes interest and principal payments on the notes based on the outstanding dollar principal amount of the tranche. In the unlikely event of any losses of principal of any amounts on deposit in the principal funding subaccount for a tranche of notes, the outstanding dollar principal amount for such notes will be reduced by the amount of such losses. The outstanding dollar principal amount also declines as principal is paid on the tranche.

Initially, the nominal liquidation amount of a tranche equals the outstanding dollar principal amount of that tranche. The nominal liquidation amount reflects the portion of the investor interest in receivables represented by the collateral certificate that supports the notes of that tranche. The note issuance trust generally allocates to each tranche the collections, interchange and charged-off receivables allocated to the collateral certificate based on the nominal liquidation amount of such tranche.

The nominal liquidation amount of your tranche will decrease as principal collections are deposited into the principal funding subaccount for your tranche to be paid to you at a later time, or, for senior notes, held on a temporary basis as a result of prefunding. The nominal liquidation amount of your tranche may decrease as a result of losses due to unreimbursed charged-off receivables that are allocated to your tranche, either directly or, for subordinated notes, as a result of the application of the subordination provisions of the DiscoverSeries and the application of subordinated notes’ principal allocation to pay interest on senior classes and servicing fees. The nominal liquidation amount of your tranche may increase if losses previously allocated to your tranche are reimbursed at a later time in accordance with the cash flows for the Discover Series. These changes to the nominal liquidation amount will not affect the outstanding dollar principal amount of the tranche.

The adjusted outstanding dollar principal amount of your tranche of notes is the outstanding dollar principal amount minus any amounts on deposit in the principal funding subaccount for your tranche to pay principal of the notes of your tranche or on deposit on a temporary basis as a result of a prefunding.

For a more detailed discussion of the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

Principal	The note issuance trust will be scheduled to pay principal on each tranche of DiscoverSeries notes in a single payment on a specified date or in monthly payments beginning on a specified date, as set forth in the prospectus supplement. Under certain circumstances, the note issuance trust may be unable to meet the schedule of principal payments.

Interest, Swap Payments and Accreted Discount	Each tranche of notes, other than discount notes and zero-coupon notes, will bear interest from the date and at the rate specified in or determined in accordance with the prospectus supplement. Interest on the notes will be paid on the interest payment dates specified in the prospectus supplement. Provisions for accretion of discount on discount notes and for swap payments will also be specified in the prospectus supplement, if applicable, and the note issuance trust will generally make allocations for these amounts in the same priority as it makes interest allocations.

The allocation of interest to a senior class of DiscoverSeries notes on any distribution date is senior to the allocation of interest on subordinated classes of DiscoverSeries notes on that date. Generally, no allocation of interest will be made to any Class B notes until the required allocation of interest has been made to the Class A notes. Similarly, generally, no allocation of interest will be made to any Class C notes until the required allocation of interest has been made to the Class A and the Class B notes. However, any funds on deposit in the Class C reserve subaccount for a tranche of Class C notes will be available only to holders of those Class C notes to cover shortfalls of interest on any interest payment date. Generally, no allocation of interest will be made to any Class D notes until the required allocation of interest has been made to the Class A notes, the Class B notes and the Class C notes, and the servicing fee with respect to the collateral certificate has been paid.

Distribution Dates	The distribution date is the date in each month, which will be the 15th day of the month or the next business day, on which:

•

the master trust allocates collections from the preceding calendar month to the collateral certificate and the trustee for the master trust pays them to the indenture trustee or deposits them into appropriate accounts, and

•	the note issuance trust allocates series finance charge amounts and series principal amounts to the DiscoverSeries notes.

Expected Maturity Date

The expected maturity date for any tranche of notes is the day on which the note issuance trust expects to pay the stated principal amount of those notes in one payment, and is obligated to do so if funds are available for that purpose and, for subordinated notes, the payment of the tranche would not reduce the nominal liquidation amount of its class below the required subordinated amount of that class for each class of senior notes. For tranches that provide for scheduled monthly payments of principal, the expected maturity date is the date of the last scheduled payment. If the stated principal amount of a tranche of notes is not paid in full on the expected maturity date due to insufficient funds or, for subordinated notes, because such payment would cause a shortfall in the required subordinated amount for senior classes, if applicable, noteholders will generally not have any remedies against the note issuance trust until the legal maturity date of such tranche. If an early redemption event or an event of default occurs, the note issuance trust will pay principal monthly and the final principal payment may be made before or after the expected maturity date.

The note issuance trust will not be permitted to pay principal for notes in subordinated classes before their legal maturity date unless the usage of those subordinated classes by any tranche of senior notes is zero and the remaining notes in the class will be sufficient to satisfy required subordinated amounts for all senior notes, after giving effect to any prefunding of senior notes to permit such payments.

Legal Maturity Date	The legal maturity date is the date specified in the applicable prospectus supplement. If the note issuance trust owes principal on the legal maturity date, it will cause the master trust to sell receivables up to the affected tranche’s remaining nominal liquidation amount plus accrued and unpaid interest to repay the affected notes. On and after the legal maturity date, the investor interest in receivables represented by the collateral certificate will no longer reflect the nominal liquidation amount of such tranche, the master trust will not allocate collections or interchange to the collateral certificate based on the nominal liquidation amount of such tranche and the note issuance trust will not allocate series finance charge amounts or series principal amounts to such tranche.

Cut-off Date	The cut-off date is the date from which collections on the master trust’s receivables are allocated to the collateral certificate in an increased amount reflecting the issuance of new DiscoverSeries notes. Because the Discover Card Master Trust I is a master trust with an already established pool of receivables and the collateral certificate has been transferred to the note issuance trust concurrently with the first issuance of notes, the cut-off date is not the date on which receivables are treated as belonging to the master trust or the collateral certificate is treated as being owned by the note issuance trust, but is used solely to determine investor allocations. The master trust is entitled to all receivables arising on accounts from the dates on which such accounts were designated as trust accounts, which includes such designations at the formation of the master trust in 1993 and on numerous additional dates thereafter.

Revolving Period	We refer to any period during which all principal amounts allocated to the note issuance trust are reinvested to maintain the investor interest in receivables represented by the collateral certificate as the “revolving period” for the collateral certificate. The collateral certificate will be in its revolving period at any time the note issuance trust is not funding principal deposits for any tranche of notes. However, credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the related accounts. The master trust will continue to acquire new receivables generated in the accounts during all periods that the collateral certificate is outstanding, including during periods that are not part of the revolving period. Even when any revolving period for the collateral certificate ends, new receivables generated in the accounts continue to be treated as master trust assets and additional accounts may be designated to the master trust; provided that the receivables related to such accounts meet the master trust’s eligibility requirements.

Accumulation Period

In general, the note issuance trust will begin to accumulate cash in the principal funding subaccount for a tranche of notes on the date specified in the related prospectus supplement, or the next business day, using collections it receives on or after that date, to pay principal at the expected maturity date, unless this process is delayed by the calculation agent on behalf of the note issuance trust, the note issuance trust prefunds the account following the expected maturity date of a subordinated tranche of notes, or an early redemption event or an event of default has occurred. For each tranche of notes, the note issuance trust will be scheduled to accumulate series principal amounts and similar amounts reallocated from other series of master trust certificates and other series of notes in the principal funding subaccount for that tranche over several months, so that it will have collections available to make the final payment.

The calculation agent on behalf of the note issuance trust is required to shorten the accumulation period for a tranche of notes only if the calculation agent determines in good faith that certain conditions will be satisfied, including that the calculation agent reasonably believes, based on the payment rate and the anticipated availability of series principal amounts and similar amounts reallocated from other series of master trust certificates and other series of notes, that delaying the start of the accumulation period for a tranche of notes will not result in failure to make full payment of any tranche of notes on its expected maturity date.

Discover Bank will not have to obtain confirmation from the applicable note rating agencies hired by the issuer that shortening the accumulation period for a tranche of notes will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings, unless at the time of such shortening there is outstanding another tranche of notes that was issued before January 1, 2009 for which the accumulation period has already been shortened. Discover Bank will give notice to the applicable note rating agencies in the event the accumulation period for a tranche of notes is shortened.

Except for any series principal amounts allocable to subordinated notes that have been used to pay interest on senior notes or servicing fees, series principal amounts allocable to a tranche of notes and not applied to pay interest on senior classes and servicing fees will be applied to tranches of DiscoverSeries notes which are accumulating or prefunding principal, based on seniority; deposited in the master trust’s principal collections reallocation account to pay principal of other series of master trust certificates or other series of notes; or deposited in the master trust collections account for reinvestment in the collateral certificate.

Credit Enhancement

General

In general, the subordinated notes of the DiscoverSeries serve as credit enhancement for all of the senior notes of the DiscoverSeries, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the DiscoverSeries. Class A notes receive credit enhancement through the subordination of interest and principal payments on Class B, Class C and Class D notes and through loss protection provided by such notes. Similarly, Class B notes receive credit enhancement through the subordination of interest and principal payments on Class C and Class D notes and through loss protection provided by such notes. In the same manner, Class C notes receive credit enhancement through the subordination of interest and principal payments on Class D notes and through loss protection provided by such notes. The amount of subordination available to provide credit enhancement to any tranche of notes is limited by its available subordinated amount of each class of notes that is subordinated to it. Each senior tranche of notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. When we refer to “usage of the required subordinated amount,” we refer to the amount by which the nominal liquidation amount of subordinated notes providing credit enhancement to that tranche of senior notes has declined as a result of losses relating to charged-off receivables and the application of subordinated notes’ principal allocations to pay interest on senior classes and servicing fees. Losses that increase usage may include losses relating to charged-off receivables that are allocated directly to a class of subordinated notes; losses relating to usage of available subordinated amounts by another class of notes that shares credit enhancement from those subordinated notes, which is allocated proportionately to the senior notes supported by those subordinated notes; and losses reallocated to the subordinated notes from the applicable tranche of senior notes. Usage may be reduced in later months if excess finance charge amounts are available to reimburse losses or to reinstate other amounts used by the subordinated notes to reimburse losses. See “— Required Subordinated Amount and Conditions to Issuance” below and “The Notes — Required Subordinated Amount and Usage” for a dis- cussion of required subordinated amounts and usage. If all available subordinated amounts for any tranche of notes have been reduced to zero, losses will be allocated to that tranche of notes and to each other tranche for which all available subordinated amounts are zero pro rata based on the nominal liquidation amount of each tranche of notes.

In addition to credit enhancement provided by the Class D notes, Class C notes receive credit enhancement through deposits into a Class C reserve account if excess spread-based funding triggers are breached, as described in “— Excess Spread Percentage.” Funds on deposit in the Class C reserve subaccount for each tranche of Class C notes will be available to holders of those Class C notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to such notes to pay interest on senior notes or servicing fees. Only the holders of the related tranche of Class C notes will have the benefit of the related Class C reserve subaccount. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Class C Reserve Account” and “— Cash Flows.”

The note issuance trust may establish a Class D reserve account, although such an account has not been established at this time. If a Class D reserve account were established, Class D notes would receive credit enhancement through deposits into such account if excess spread-based funding triggers are breached, as described in “— Excess Spread Percentage.” Funds on deposit in any Class D reserve subaccount for each tranche of Class D notes would be available to holders of those Class D notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to such notes to pay interest on senior notes or servicing fees. Only the holders of the related tranche of Class D notes would have the benefit of any related Class D reserve subaccount. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Class D Reserve Account” and “— Cash Flows.”

Required Subordinated Amount and Conditions to Issuance	The conditions described under “The Notes — Issuances of New Series, Classes and Tranches of Notes” must be satisfied in connection with any new issuance of notes. In particular, in order to issue a tranche — or additional notes within a tranche — the following conditions must be satisfied:

•

with respect to an issuance of Class A notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class B notes must be at least equal to the aggregate required subordinated amount of Class B notes for all outstanding Class A notes, determined after giving effect to any usage of that required subordinated amount by outstanding tranches of Class A notes; and

•

with respect to an issuance of Class A notes or Class B notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class C notes must be at least equal to the aggregate required subordinated amount of Class C Notes for all outstanding Class B notes, plus the aggregate required subordinated amount of Class C Notes for all outstanding Class A notes that do not receive loss protection from the Class B notes, in each case determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A or Class B notes, as applicable.

•

with respect to an issuance of Class A notes, Class B notes or Class C notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class D notes must be at least equal to the aggregate required subordinated amount of Class D notes for all outstanding Class C notes, determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A, Class B or Class C notes, as applicable.

Further, if the issuance of new DiscoverSeries notes is expected to result in an increase in the targeted deposit amount for any Class C reserve subaccounts or any Class D reserve subaccounts for any tranches of Class C notes or Class D notes, as applicable, DCENT shall deposit an amount equal to such increase into each such Class C reserve subaccount or Class D reserve subaccount, as applicable, from the proceeds of such new notes. See the chart in “Summary of Terms — Credit Enhancement — Required Subordinated Amounts” in the accompanying prospectus supplement for a depiction of required subordinated amounts and “The Notes — Required Subordinated Amount and Usage” for a general discussion of required subordinated amounts and available subordinated amounts. You will not have the right to consent to the issuance of any additional notes.

Required Subordinated Amount and Required Subordinated Percentage	The required subordinated amount for a senior class or tranche of notes is the nominal liquidation amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. Each tranche of senior notes will have required subordinated percentages specified in the applicable prospectus supplement. These percentages vary for Class B and Class C notes based on whether and to what extent they are providing credit enhancement to senior tranches of notes. We refer to the portions of Class B and Class C notes that are providing credit enhancement to senior tranches as the “encumbered” portion and the portions that are not as “unencumbered.”

Required subordinated amounts to support Class A notes are calculated by multiplying the nominal liquidation amount of such tranche by the applicable required subordination percentage. Required subordinated amounts to support Class B are determined by

•	multiplying the required subordinated percentage for the unencumbered portion of the tranche by the nominal liquidation amount of such unencumbered portion; and

•	multiplying the required subordinated percentage for the portion of the tranche encumbered by Class A notes by the nominal liquidation amount of such encumbered portion.

Required subordinated amounts to support Class C are determined by

•	multiplying the required subordination percentage for the unencumbered portion of the tranche by the nominal liquidation amount of such unencumbered portion;

•	multiplying the required subordinated percentage for the portion of the tranche encumbered by the Class A notes by the nominal liquidation amount of such encumbered portion; and

•

multiplying the required subordinated percentage for the portion of the tranche encumbered by the Class B notes, but not encumbered by Class A notes, by the nominal liquidation amount of such encumbered portion.

Excess Spread Percentage	Generally, the excess spread amount for the DiscoverSeries for any month is the difference, whether positive or negative, between

(x)	the sum of (a) the amount of series finance charge amounts allocated to the DiscoverSeries pursuant to the indenture; (b) any amounts to be treated as series finance charge amounts pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such accounts) (net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts, and

(y)	the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

DiscoverSeries excess spread for periods from September 2009 to December 2011 included Series 2007-CC’s pro rata share of principal amounts that were available to be reallocated to it from Series 2009-SD, a special subordinated series that matured on January 17, 2012. The excess spread percentage for the DiscoverSeries is equal to the excess spread amount multiplied by twelve and divided by the sum of the nominal liquidation amounts of all outstanding tranches of DiscoverSeries notes. If the three-month rolling average excess spread percentage falls below specified levels, the note issuance trust will begin funding Class C reserve subaccounts and, if applicable, accumulation reserve subaccounts and Class D reserve subaccounts. Accumulation reserve subaccounts may also be funded if the calculation agent determines that the accumulation period will not be shortened to one month. If the three-month rolling average excess spread percentage falls below zero and, for so long as the Series 2007-CC collateral certificate is the only collateral certificate held by the note issuance trust a master trust level measure of excess spread discussed in “The Notes — Redemption and Early Redemption of Notes — Early Redemption Events” also falls below zero, an excess spread early redemption event will occur. Such excess spread early redemption event may be cured if certain conditions are met. See “Risk Factors — Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure.”

Class C Reserve Account	The note issuance trust will establish a Class C reserve subaccount for each tranche of Class C notes to provide credit enhancement solely for the holders of such tranche. Funds on deposit in the Class C reserve subaccount will be available to holders of the applicable tranche of Class C notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to the Class C notes to pay interest on senior notes or servicing fees. Unless otherwise specified in the applicable prospectus supplement, the cumulative targeted deposit in the Class C reserve account will be the adjusted outstanding dollar principal amount of all tranches of DiscoverSeries notes (other than the Class D notes) plus the amount of funds on deposit in the principal funding subaccounts for all tranches of DiscoverSeries notes in connection with the prefunding of senior notes, multiplied by the applicable funding percentage specified in the accompanying prospectus supplement. The amount deposited to the Class C reserve account will be allocated to the Class C reserve subaccount for each tranche of Class C notes based on the ratio of the nominal liquidation amount for such tranche of Class C notes to the nominal liquidation amount for all tranches of Class C notes.

The amount targeted to be in the Class C reserve subaccounts will adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class C reserve subaccount for any tranche of Class C notes exceeds the adjusted targeted amount of the Class C reserve subaccount for that tranche of Class C notes, the note issuance trust will withdraw the excess from the applicable Class C reserve subaccount and treat it as series finance charge amounts. At any time an early redemption event or an event of default for any tranche has occurred and is continuing, the funding percentage for the Class C reserve subaccount for such tranche will be the highest funding percentage set forth in the table in the applicable prospectus supplement, and the targeted deposit will be based on the adjusted outstanding dollar principal amount of all tranches of notes (other than the Class D notes) as of the last day of the calendar month immediately preceding such event. See “Deposits and Allocation of Funds for DiscoverSeries Notes — CashFlows.”

Increases in the funding percentage will lead to larger targeted deposits to the Class C reserve account, subject to the cash flow provisions of the indenture supplement. Series finance charge amounts and designated amounts available from the finance charge reallocation account may not be sufficient to make the full targeted deposits to the Class C reserve account in accordance with the cash flows. In such a case, the Class C reserve subaccount for each tranche of Class C notes may not be fully funded at the time of any interest shortfall or any loss to these notes.

Class D Reserve Account	The note issuance trust may establish a Class D reserve subaccount for each tranche of Class D notes to provide credit enhancement solely for the holders of such tranche. Funds on deposit in any Class D reserve subaccount would be available to holders of the applicable tranche of Class D notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to the Class D notes to pay interest on senior notes or servicing fees. Unless otherwise specified in the applicable prospectus supplement, the cumulative targeted deposit in any Class D reserve account would be the adjusted outstanding dollar principal amount of all tranches of DiscoverSeries notes plus the amount of funds on deposit in the principal funding subaccounts for all tranches of DiscoverSeries notes in connection with the prefunding of senior notes, multiplied by the applicable funding percentage specified in the accompanying prospectus supplement. The amount deposited to the Class D reserve account would be allocated to the Class D reserve subaccount for each tranche of Class D notes based on the ratio of the nominal liquidation amount for such tranche of Class D notes to the nominal liquidation amount for all tranches of Class D notes. The note issuance trust has not established a Class D reserve subaccount at this time.

Accumulation Reserve Account	If so specified in the accompanying prospectus supplement, the note issuance trust will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts, other than prefunded amounts, on deposit in the principal funding subaccount for the related tranche of notes. Initially, the accumulation reserve account will not be funded. Unless the accumulation period for these notes is expected to be shortened to one month or unless otherwise specified in the accompanying prospectus supplement, the calculation agent will determine the date on which the note issuance trust is required to start funding the accumulation reserve subaccount for a tranche based on the three-month rolling average excess spread percentage for the DiscoverSeries pursuant to the table set forth in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

If the three-month rolling average excess spread percentage falls below any level specified in this prospectus at any point after the note issuance trust would otherwise have started to fund the accumulation reserve subaccount, the note issuance trust will begin such funding on the next distribution date. For additional information about funding this account and making withdrawals from it, see “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

Servicing Fee

The master servicer is paid a monthly servicing fee, on behalf of the certificateholders of each outstanding series of master trust certificates, including DCENT as holder of the collateral certificate, and the sellers, for each calendar month in an amount equal to 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the aggregate amount of receivables, excluding finance charge receivables, in the master trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities, including its activities as calculation agent for the note issuance trust, and reimburses it for its expenses, including costs related to any servicing or subservicing arrangements. See “Servicing — Servicing Compensation and Payment of Expenses.” The monthly servicing fee is allocated among the seller interest

(held by Discover Bank as seller) and each outstanding series in accordance with the terms of the series supplement for each such series, including the series supplement for the collateral certificate. The portion of this servicing fee allocated to the DiscoverSeries notes is based on the nominal liquidation amount of each tranche of DiscoverSeries notes. The note issuance trust allocates funds for payment of servicing fees so allocated to the collateral certificate pursuant to the cash flows, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Fees and Expenses Payable from Collections” and “— Cash Flows.” If additional collateral certificates are transferred to DCENT in the future, it will likely pay an additional servicing fee with respect to the investor interest in receivables represented by that additional collateral certificate.

Derivative Agreements, Supplemental Liquidity Agreements and Supplemental Credit Enhancement Agreements	The note issuance trust may enter into derivative agreements, supplemental liquidity agreements or supplemental credit enhancement agreements for certain tranches of the DiscoverSeries notes as a source of funds to pay principal of or interest on the notes. See “Sources of Funds to Pay the Notes — Derivative Agreements,” “— Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements” and “— Credit Enhancement.” Information about any such agreement and the relevant provider, counterparty or clearing arrangements for any tranche will be specified in the applicable prospectus supplement.

Other Credit Enhancement	A tranche of DiscoverSeries notes may have other credit enhancement that provides the note issuance trust with an additional source of funds if the note issuance trust does not receive sufficient collections on receivables and other income to make all required payments, deposits and reimbursements with respect to a particular tranche in any month, as specified in the accompanying prospectus supplement. The credit enhancement may include:

•	cash collateral accounts or reserve accounts,

•	letters of credit,

•	surety bonds,

•	insurance policies, or

•	collateral interests.

The prospectus supplement may also identify other forms of credit enhancement.

Early Redemption and Default of Notes

Early Redemption Events	Early redemption events are designed to help protect investors from certain developments that may adversely affect the note issuance trust and your investment in the notes. An early redemption event for a tranche can occur when:

•	the tranche reaches its expected maturity date, if it is not repaid in full on that date;

•	the note issuance trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	certain events of insolvency or receivership occur with respect to Discover Bank;

•	any amortization event for the collateral certificate, including the following, occurs:

•	Discover Bank, or any additional seller, fails to make any payment or deposit within five business days after the required date;

•	Discover Bank, or any additional seller, breaches certain representations, warranties or material covenants;

•	certain events of insolvency or receivership occur with respect to Discover Bank or any additional seller;

•	Discover Bank, or any additional seller, becomes unable to continue to transfer receivables to the master trust;

•	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	an event occurs, such as a breach of certain covenants or an insolvency event that allows investors to terminate the responsibilities of the master servicer or the servicer;

•

Discover Bank fails to maintain the required amount of principal receivables in the master trust at the end of any month or on any distribution date and Discover Bank fails to assign receivables in additional accounts or interests in other credit card receivables pools to the master trust in at least the amount of the deficiency within ten days;

•

as a result of the invalidity of the pooling and servicing agreement, the series supplement for Series 2007-CC or certain transfers of receivables to the master trust, the failure of any security interest in such receivables to be perfected and of first priority, or the inaccuracy of certain representations and warranties related thereto, in each case to the extent that Discover Bank or an additional seller is required to repurchase the transferred interests in receivables or investor certificates of Series 2007-CC as a result thereof;

•	any amortization event for any additional collateral certificate added to the note issuance trust occurs;

•

certain measures of excess cash flow for the DiscoverSeries notes, and the group of master trust series to which the collateral certificate belongs, are less than zero on a three-month rolling average basis; or

•	any other event specified in the accompanying prospectus supplement occurs.

For some of these events to become amortization events for the collateral certificate, and accordingly early redemption events for the note issuance trust, the trustee for the master trust or a specified percentage of certificateholders, including the note issuance trust as holder of the collateral certificate, must declare them to be amortization events; others become amortization events automatically when they occur. An amortization event for the collateral certificate, an event pursuant to which Discover Bank or an additional seller is required to repurchase the transferred interests in the receivables or the collateral certificate, or an amortization event or similar repurchase event for an additional collateral certificate will not become an early redemption event if, at the time of such event, the note issuance trust owns one or more additional collateral certificates and is able to reinvest all amounts received as a result of such event in such additional collateral certificates (or, if such event occurs with respect to such additional collateral certificate, the note issuance trust is able to reinvest all such amounts in the Series 2007-CC collateral certificate). Any conditions for such reinvestment will be set forth in the documentation under which such additional collateral certificates are transferred to the note issuance trust, and the note issuance trust will only be able to enter into such documentation if the applicable note rating agencies hired by the issuer confirm that the acquisition of such additional collateral certificate on such terms will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. If an early redemption event occurs with respect to any tranche, the note issuance trust will pay principal of the tranche monthly if funds are available, subject to the cash flow provisions and, if applicable, subordination provisions of the indenture supplement. We note, however, that legislation and positions taken by the FDIC indicate that an amortization event for the collateral certificate or an early redemption event or event of default for the notes may be subject to a temporary automatic stay in a conservatorship or receivership of Discover Bank and that any such event related solely to the appointment of a receiver for the sponsoring bank may be void or voidable under the Federal Deposit Insurance Act and consequently unenforceable.

The related prospectus supplement may provide that, subject to certain exceptions, certain tranches of notes, including certain tranches that receive the benefit of a derivative agreement, may not be redeemed earlier than the expected maturity date of such tranche of notes notwithstanding the occurrence of one of these events. If so specified in the prospectus supplement, the note issuance trust will nonetheless begin to fund the principal funding subaccount for such tranche during any period that such early redemption event is occurring but shall retain such funds on behalf of the noteholders until such expected maturity date. For any such tranche, if such event is subsequently cured, amounts so deposited may be reinvested in the collateral certificate if so specified in the applicable prospectus supplement.

An early redemption event related solely to shortfalls in the excess spread amount for the DiscoverSeries notes and the master trust may be cured if certain conditions are met. See “Excess Spread Early Redemption Cure” below.

Excess Spread Early Redemption Cure

If an excess spread early redemption event for any tranche occurs because of the introduction of, or any change in, the interpretation of law, regulation or accounting guideline and any measure of excess spread on a one-month basis is restored to 4.50% on an annualized percentage basis on any distribution date within 3 months following such excess spread early redemption event, unless another early redemption event or event of default for such tranche has occurred (other than another excess spread early redemption event), the excess spread early redemption event will be cured. In such case, although any amounts already allocated to the principal funding subaccount for such tranche in connection with such excess spread early redemption event will be paid to the noteholders of such tranche notwithstanding such cure, the early redemption for such tranche will terminate, and as a result:

•

the targeted principal deposit for such tranche for subsequent distribution dates will be determined as if such excess spread early redemption event had not occurred (other than giving effect to any principal payments made in connection with such early redemption event),

•	remaining principal will be paid on the expected maturity as originally scheduled, and

•	the accumulation amount for such tranche will be adjusted to give effect to any principal payments made in connection with the early redemption.

However, if, within 3 months following an excess spread early redemption cure,

•	all measures of excess spread on a three-month rolling average basis continue to be less than zero and no measure of excess spread on a one-month annualized percentage basis is 4.50% or above, or

•	all measures of excess spread on a one month basis are less than zero,

the early redemption of the notes will resume and all allocations or calculations that are required to be based on the nominal liquidation amount of any tranche immediately prior to the occurrence of an early redemption event will be made as though the original excess spread early redemption event had occurred and such excess spread early redemption cure had not occurred.

Within 12 months following such excess spread early redemption cure for any tranche, another excess spread early redemption cure will not be permitted for such tranche.

Events of Default	An event of default for a tranche can occur when the note issuance trust fails to make any interest payment within 35 days following the due date or fails to pay the outstanding dollar principal amount by the legal maturity date, the note issuance trust breaches certain representations, warranties or material covenants, certain events of insolvency or receivership occur with respect to the note issuance trust, or any other event specified in the accompanying prospectus supplement occurs.

If an event of default occurs with respect to a tranche and either the indenture trustee or the majority of noteholders accelerate the notes, the outstanding dollar principal amount of the affected tranche will become due and payable subject to the subordination provisions of the indenture supplement, if applicable. If the note issuance trust does not have funds to pay such amount immediately, the note issuance trust will apply series principal amounts allocated to the affected tranche on a monthly basis to repay the remaining principal amount of the notes subject to the subordination provisions, if applicable, and cash flows of the indenture supplement. However, if there is a sale of receivables in the master trust following an event of default and acceleration, the DiscoverSeries noteholders of the affected tranche will have recourse only to (1) the proceeds of that sale allocable to the applicable tranche and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of the applicable tranche.

Cleanup Call	Discover Bank may purchase the remaining notes of any tranche, class or series if the nominal liquidation amount of such tranche, class or series is less than 5% of the highest outstanding dollar principal amount of such tranche, class or series at any time.

Securities Supported by Pool Assets

Issuance of Additional Notes	The note issuance trust may, at the direction of Discover Bank, issue additional series, classes or tranches of notes or increase existing series, classes or tranches of notes, including the tranche of notes held by you, without your consent. If additional notes are issued in the DiscoverSeries that are senior to your notes, they will increase the extent to which your notes are subordinated and the degree to which they are exposed to risk of loss. The note issuance trust will not request your consent to issue new series, classes or tranches of notes or to increase existing series, classes or tranches of notes, even where such issuances or increases will have the effect of increasing the extent to which your notes are subordinated. The indenture trustee will authenticate and deliver a new series, class or tranche of notes or additional notes in an existing series, class or tranche only if, among other conditions, there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and the note issuance trust delivers to the indenture trustee and the applicable note rating agencies a certificate to the effect that the note issuance trust reasonably believes that the new issuance will not cause an early redemption event or event of default for any outstanding DiscoverSeries notes; provided that the note issuance trust does not have to consider any effects on the timing of principal payments on outstanding subordinated notes caused by the issuance of senior notes. If the note issuance trust does issue one or more additional series, classes or tranches of notes, those series, classes or tranches may impact the timing and amount of payments you receive on your notes, and may dilute voting rights based on your notes with respect to matters subject to voting by the holders of the master trust certificates and the DiscoverSeries notes.

Issuance of Additional Series of Certificates by the Master Trust

The master trust may, at the direction of Discover Bank, issue additional series of master trust certificates or, if permitted by the applicable series supplements for those series or the pooling and servicing agreement, increase existing series without your consent. Discover Bank and the master trust will not request your consent to issue new series or to increase Series 2007-CC or other existing series. The trustee for the master trust will authenticate and deliver a new series of master trust certificates or additional certificates in existing series only if, among other conditions, Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series of certificates outstanding at the time of the new issuance because of the new issuance. If the master trust does issue one or more additional series or additional certificates in existing series, those series or certificates may impact the timing and amount of allocations to the collateral certificate and, in turn, payments you receive on your notes from the note issuance trust.

Interest in Master Trust Pool Assets	The nominal liquidation amount of a note corresponds to the portion of the investor interest in receivables represented by the collateral certificate that supports that note. The collateral certificate represents an interest in the aggregate pool of receivables in the master trust, not an interest in any specific receivable or subset of the receivables. That interest reflects the note issuance trust’s right to receive a portion of the collections paid on the receivables, the note issuance trust’s share of receivables that Discover Bank has charged off as uncollectible and the note issuance trust’s share of interchange. Your right to receive any of these amounts will be limited to the amount of interest accrued or discount accreted on your notes and the principal amount of your notes, subject to the cash flow provisions and, if applicable, the subordination provisions of the indenture supplement.

Discover Bank and the investors in other series of master trust certificates currently outstanding own the remaining interest in the master trust. Discover Bank’s interest in the master trust is currently required under the pooling and servicing agreement to be maintained at no less than 7% of the sum of the investor interests of each series. The amount of the excess seller’s interest after giving effect to any issuance will be reflected in the prospectus supplement. The size of Discover Bank’s interest varies based on the size of the interests of the master trust’s investors and the total amount of the master trust’s receivables. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, Discover Bank’s interest in the master trust declines. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, Discover Bank’s interest in the master trust increases.

Interest in Note Issuance Trust Pool Assets	Each tranche of the notes shares an interest in the collateral certificate and the collections account owned by DCENT. Each such tranche has an interest in funds on deposit in the applicable principal funding subaccount, interest funding subaccount, accumulation reserve subaccount, if applicable, Class C reserve subaccount, if applicable, and Class D reserve subaccount, if any, established for the benefit of such tranche, subject to withdrawal of excess amounts pursuant to the cash flows. Further, each tranche of the notes has, if so specified in the prospectus supplement, an interest in payments received under any applicable derivative agreement, any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement entered into for that tranche.

Addition and Removal of Pool Assets

Addition of Accounts to the Master Trust

Discover Bank may, and in certain circumstances will be required to, designate additional accounts as master trust accounts, subject to rating agency approval by specified rating agencies, and transfer receivables in those accounts to the master trust. If the requirements described under “The Master Trust — Master Trust Addition of Accounts” are satisfied, there is no limit on the number of additional accounts that Discover Bank can designate as master trust accounts. Even though Discover Bank transfers receivables to the master trust, Discover Bank continues to own and service the related accounts.

Removal of Accounts from the Master Trust	Under certain circumstances, Discover Bank may designate certain accounts for removal from the master trust as described under “The Master Trust — Master Trust Removal of Accounts” if the minimum required level of principal receivables in the master trust will be maintained and certain other conditions are satisfied.

Discover Bank may be required to repurchase receivables from the master trust if

•	those receivables were not eligible for inclusion as master trust assets at the time of transfer;

•	their lack of eligibility has a material adverse effect on the investors’ interests in the receivables as a whole; and

•	the lack of eligibility is not cured.

Generally, receivables are eligible for inclusion as master trust assets if they are payable in U.S. dollars, created in compliance with applicable law and created and conveyed with good and marketable title free and clear of liens.

Discover Bank may be required to repurchase all receivables from the master trust or all certificates of a series, including the collateral certificate, if the pooling and servicing agreement or the series supplement establishing such series does not constitute a legal, valid and binding obligation of Discover Bank enforceable against Discover Bank in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles, certain representations made by Discover Bank regarding its corporate status, its authority to assign receivables to the master trust, its ability to perform its obligations under certain transaction documents, and the accuracy of information furnished to the master trust trustee were materially inaccurate or the master trust did not obtain a first priority perfected security interest in such receivables. If Discover Bank were required to repurchase the collateral certificate or all the receivables from the master trust, an early redemption for the notes would occur and the note issuance trust would use the proceeds of such repurchase to repay the notes in accordance with the cash flows, unless the note issuance trust is able to reinvest the amounts distributed with respect to the collateral certificate as a result thereof in an additional collateral certificate. See “— Early Redemption Event,” “The Master Trust — Repurchase of Master Trust Portfolio” and “— Repurchase of a Master Trust Series.”

Addition of Other Collateral Certificates to the Note Issuance Trust	Initially, the primary asset in DCENT will be the collateral certificate. At any time DCENT may receive one or more other collateral certificates, which may be issued by trusts or special purpose vehicles other than the master trust. At all times, DCENT’s assets will consist primarily of collateral certificates backed by credit card receivables.

If additional collateral certificates are transferred to DCENT (provided that the applicable note rating agencies hired by the issuer confirm that the transfer of such additional collateral certificate will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings), series principal amounts not allocated to noteholders and not required to pay interest on senior notes, to pay servicing fees or to be deposited to a principal funding subaccount for the benefit of noteholders, may be reinvested in those new collateral certificates rather than in the Series 2007-CC collateral certificate. The investor interest in receivables represented by each collateral certificate included in DCENT may also be increased or decreased to reflect the effect of these reinvestments. The depositor for the note issuance trust may also transfer an interest in the receivables represented by the new collateral certificate to DCENT, rather than an increased interest in the Series 2007-CC collateral certificate, in connection with any new issuance of notes. New collateral certificates transferred to DCENT may have characteristics, terms, conditions, cash flows and allocation percentages or methodologies that are different from those of the Series 2007-CC collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms of the underlying receivables. The performance history of the receivables in any new master trust or other special purpose vehicle issuing an additional collateral certificate will also differ from the performance history of the receivables in the master trust. If additional collateral certificates are transferred to DCENT, we will provide you with additional information about the pool of receivables supporting those additional collateral certificates and about the relative portion of DCENT’s assets that are invested in each collateral certificate.

Discover Bank will determine the reinvestment of collections on the assets included in DCENT over time. Reinvestment may result in increases or decreases in the relative portion of DCENT’s assets that are invested in each collateral certificate. In addition, there is no obligation on the part of a master trust or any other special purpose vehicle that has issued a collateral certificate, or on the part of the depositor for such master trust or other special purpose vehicle, to increase the investor interest in receivables represented by that collateral certificate; provided, however, that DCENT will not issue new notes unless DCENT has determined that the investor interest in receivables represented by the collateral certificates will be increased in connection with the issuance in an aggregate amount equal to the nominal liquidation amount of the new notes. If the credit quality of DCENT’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

ERISA, Accounting, Listing and Settlement

ERISA Eligibility

Subject to important considerations described under “ERISA Considerations,” DiscoverSeries notes other than Class D notes may be purchased by employee benefit plans, individual retirement accounts and persons investing assets of employee benefit plans subject to Title I of ERISA. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor is exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code and any substantially similar applicable law. See “ERISA Considerations.” Advisors to employee benefit plans should consult their own counsel.

Deemed Consent	By purchasing an interest in any note, each such owner will be deemed to have consented to any amendments to the indenture and any indenture supplement to provide for the combination of the master trust and the note issuance trust into a single entity after all series of master trust certificates, other than Series 2007-CC, have terminated, or to provide for such combination with any other master trust or securitization special purpose vehicle that has issued any additional collateral certificate.

Clearance and Settlement	Unless otherwise specified in the accompanying prospectus supplement, you may purchase notes in book-entry form in minimum denominations of $200,000 and integral multiples of $1,000 in excess of that amount. You may elect to hold the notes only through the following clearing organizations:

•	The Depository Trust Company, or DTC, in the United States;

•	Clearstream Banking, in Europe; and

•	Euroclear, in Europe.

These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Notes will not be available in paper form.

You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

Risk Factors

The risk factors disclosed in this section and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

Security Interests and Insolvency Related Matters

Master Trust’s Interest in Receivables.    The master trust’s interest in the receivables and interchange may be impaired if the trustee for the master trust does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables.

In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the master trust’s interest in the receivables and interchange, including filing financing statements of the master trust’s interest with the Secretary of State of the State of Delaware.

DCENT’s Interest in the Collateral Certificate.    If DCENT’s interest in the collateral certificate were to be characterized as a secured financing rather than a true sale, DCENT’s interest in the collateral certificate may be impaired if DCENT does not have a perfected security interest in the collateral certificate pursuant to the UCC. Although DCENT and Discover Bank will each treat the transfer of the collateral certificate to DCENT as a sale of the collateral certificate, Discover Bank will also grant DCENT a backup security interest in the collateral certificate. DCENT will take certain actions to perfect its interest in the collateral certificate, including filing financing statements of DCENT’s interest with the Secretary of State of the State of Delaware.

Indenture Trustee’s Interest in the Collateral Certificate.    Similarly, the indenture trustee’s interest in the collateral certificate may be impaired if the indenture trustee does not have a perfected security interest in the collateral certificate pursuant to the UCC. DCENT has granted a security interest in the collateral certificate to the indenture trustee for the benefit of the holders of the DiscoverSeries notes. DCENT will take certain actions to perfect the indenture trustee’s security interest in the collateral certificate and otherwise protect the interest of the indenture trustee, including filing financing statements of the indenture trustee’s interest with the Secretary of State of the State of Delaware and causing the collateral certificate to be registered in the name of and held by the indenture trustee. In addition, DCENT is limited by its governing documents in its ability to incur debts other than those incurred under the indenture.

Each financing statement filed with the Secretary of State of the State of Delaware will lapse on the fifth anniversary of the filing date of such financing statement unless an appropriate continuation statement is filed within the time period specified in the UCC and the effectiveness of such financing statement may lapse much sooner than the fifth anniversary of such filing date in the event of certain changes in the name or legal location of Discover Bank or DCENT, as applicable, or a merger of Discover Bank or DCENT with another entity, in each case unless appropriate amendments or new financing statements of the security interest are filed in the appropriate public filing office. Accordingly, unless Discover Bank, DCENT, the trustee for the master trust or the indenture trustee, as applicable, files appropriate continuation statements, amendments and/or new financing statements within the applicable time periods specified in the UCC, the perfection of the master trust’s security interest in the receivables and interchange or the indenture trustee’s security interest in the collateral certificate will lapse. More than one person can have a perfected security interest in the same assets, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank’s property may have priority over the master trust’s interest in the receivables and interchange. Similarly, a tax or statutory lien on Discover Bank’s or DCENT’s property may have priority over the indenture trustee’s interest in the collateral certificate.

In addition, to the extent that the security interest granted to the trustee for the master trust is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate the security interest or recover payments made in respect of the receivables in the master trust, other than payments made to Discover Bank by the master trust related to Discover Bank’s residual interest in the master trust. Although the parties intend to treat the transfer of the collateral certificate from Discover Bank to DCENT as a true sale of such collateral certificate, many of the same considerations that potentially affect the master trust’s interest in the receivables following the appointment of a conservator or receiver for Discover Bank will also apply to DCENT’s interest in the collateral certificate if the transfer were recharacterized as a secured transaction. To the extent that the security interest granted to DCENT is a validly perfected and enforceable security interest prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate the security interest or recover payments made in respect of the collateral certificate, other than payments made to Discover Bank by DCENT related to Discover Bank’s interest in DCENT as beneficiary. If, however, in either case, a receiver or conservator of Discover Bank were to assert a contrary position and seek to reclaim, recover or recharacterize the transfer of the receivables or the collateral certificate or were to require the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, to be followed and the master trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, or DCENT or the indenture trustee to establish its right to payments with respect to the collateral certificate, the master trust may be required to delay or possibly reduce payments on the collateral certificate, which may, in turn, reduce payments to your notes. If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the master trust’s pooling and servicing agreement and DCENT’s transfer agreement, to recover or reclaim receivables transferred to the master trust or the collateral certificate transferred to DCENT, and to terminate Discover Bank’s obligations to service the receivables and transfer new receivables to the master trust after the date of receivership. The FDIC may also argue that those rights to repudiate contracts extend to the indenture. The FDIC may not be subject to an express time limit in deciding to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

We believe that some of these powers have been limited as a result of a series of safe harbor rules adopted by the FDIC:

•

Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation, 12 C.F.R. §360.6, 65 Fed. Reg. 49189 (2000) (the “Original Safe Harbor”);

•

Defining Safe Harbor Protection for Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation, 12 C.F.R. §360.6, 74 Fed. Reg. 59067 (2009) (the “First Interim Safe Harbor”);

•

Transitional Safe Harbor Protection for Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation 12 C.F.R. §360.6, 75 Fed. Reg. 12962 (2010) (the “Second Interim Safe Harbor,” and together with the Original Safe Harbor and the First Interim Safe Harbor, the “Old Safe Harbors”); and

•

Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation After September 30, 2010 12 C.F.R. §360.6, 75 Fed. Reg. 60287 (2010) (the “New Safe Harbor,” and together with the Old Safe Harbors, the “Safe Harbors”).

Each of the Old Safe Harbors provided that, with respect to financial assets transferred by an institution in connection with a securitization, and subject to certain conditions described in the Old Safe Harbors, the FDIC would not seek to recharacterize, recover or reclaim such financial assets in exercising its statutory authority to repudiate contracts pursuant to the Federal Deposit Insurance Act. Paragraph (d)(2)(ii) of the New Safe Harbor extends that safe harbor, including the commitment of the FDIC not to seek to recharacterize, recover or reclaim such financial assets, to any obligations of revolving trusts or master trusts, for which one or more obligations were issued as of the date of adoption of the New Safe Harbor, so long as certain conditions, discussed below, continue to be met. Each of the Safe Harbors provided or provides that the FDIC will not seek to enforce the “contemporaneous” requirements of the Federal Deposit Insurance Act. Securitizations that were engaged in while any of the Safe Harbors was in effect, and that met the terms of the applicable Safe Harbor, will continue to receive the protections of that Safe Harbor even if that Safe Harbor is later repealed or amended. Although the New Safe Harbor also provides alternative standards and safe harbor protections for transfers of assets in securitizations that do not meet the conditions of paragraph (d)(2), at this time we do not expect to take action to bring transfers to the master trust or the note issuance trust within those alternative safe harbors.

The applicability to the master trust and the note issuance trust of the provisions of the New Safe Harbor on which we are relying requires, among other things, that the transfer of the receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. See “— FDIC Rule Regarding Securitizations” below for a description of the possible effects of the provisions of the New Safe Harbor on which we are relying no longer applying. Notwithstanding these Safe Harbors, we cannot assure you that the FDIC, as a result of its appointment as conservator or receiver, would not exercise its powers in a manner adverse to Noteholders, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief.

To the extent any bank regulator having jurisdiction over Discover Bank (including the FDIC in the case it is the conservator or receiver of Discover Bank) finds any contract or other arrangement entered into or maintained by Discover Bank to be in violation of safe and sound banking practices or applicable regulations, that regulator could order Discover Bank to remedy the violation, which could result in changes to contracts, including agreements related to the securitization, to which Discover Bank is a party. If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Furthermore, if the administrative expenses of a conservator or receiver for Discover Bank, or of a bankruptcy trustee for the master trust or DCENT, were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee, DCENT or the indenture trustee receives any payments, which could result in losses on your investment. See “The Seller, Depositor and Sponsor — Insolvency-Related Matters.”

In the event of a receivership of Discover Bank, new transactions on the Discover cards issued by it might decline, potentially to zero. In such a circumstance, interchange would likely also decline, potentially to zero. Further, regardless of any decision made by the FDIC or any ruling made by a court, the mere fact that Discover Bank, the master trust, or DCENT has become insolvent or has entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the collateral certificate and on the liquidity and the value of the notes. There also may be other possible effects of conservatorship, receivership, bankruptcy, or insolvency of Discover bank, the master trust, or DCENT that could result in delays or reductions in payments to you.

Discover Bank, as servicer, will receive cash collections each month for the accounts of the master trust. Based on its current ratings, Discover Bank is generally required to deposit certain collections into the collections account within two business days of recording receipt of such collections, with such amounts available to pay interest and principal due on your notes on the following distribution date, under the cash flows for the collateral certificate, as more fully specified in the series supplement for the collateral certificate and in the indenture, indenture supplement and terms document for your notes. However, under certain circumstances, including if Discover Bank’s short-term rating meets specified minimums or Discover Bank posts a letter of credit acceptable to the rating agencies, or if the rating agencies agree to other conditions, Discover Bank may use those cash collections for its own benefit until it distributes them on the applicable distribution date. The master trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the master trust. Interchange may be required to be deposited to the master trust on the distribution date in each month, and the master trust may likewise not have a perfected security interest in any cash interchange payments Discover Bank has not deposited.

Discover Bank may add to the master trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the master trust may have additional sellers and servicers. The trustee for the master trust must take certain actions to perfect the master trust’s interest in these receivables and the corresponding portion of interchange calculated by reference to future net merchant sales on such accounts as well, and they will be subject to the same risks as Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the seller’s property may have priority over the master trust’s interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The master trust may not have a perfected security interest in any collections and interchange that the servicers have not deposited in the collections account for the master trust. Insolvency risks relating to these sellers and servicers, moreover, will exist as well.

DCENT has been established to minimize the risk that it may become insolvent or enter bankruptcy. Nevertheless, it may be eligible to file for bankruptcy, and we cannot assure you that the risk of insolvency or bankruptcy has been eliminated. If DCENT were to become insolvent or if a bankruptcy petition were to be filed by or against DCENT, you could suffer a loss on your investment. If a bankruptcy petition were to be filed by or against DCENT, its assets, including the collateral certificate, would be treated as part of its bankruptcy estate. The master trust has also been established to minimize the risk that it may become insolvent or enter bankruptcy. Nevertheless, it may be eligible to file for bankruptcy, and we cannot assure you that the risk of insolvency or bankruptcy has been eliminated. If the master trust were to become insolvent or if a bankruptcy petition were to be filed by or against the master trust, you could suffer a loss on your investment. If a bankruptcy petition were to be filed by or against the master trust, its assets, including the receivables, would be treated as part of its bankruptcy estate.

Investor Risk of Loss

You will only receive payments of interest and principal on your notes to the extent that the note issuance trust has funds available to make these payments. The note issuance trust will allocate losses relating to charged-off receivables to your notes each month and will reimburse you for those losses only to the extent that the note issuance trust has funds available to make those reimbursements. You should review the cash flow provisions described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” to understand the priority in which the note issuance trust allocates its assets to pay interest and principal and to reimburse losses on your notes and other notes in the DiscoverSeries. To the extent the note issuance trust cannot fully reimburse your losses, the aggregate amount of principal you ultimately receive will be less than the face amount of your notes, and the amount of collections and interchange allocated to the collateral certificate and the DiscoverSeries notes in any month may also be reduced.

Limited Recourse to DCENT

The sole sources of payment of principal of and interest or accreted discount on your tranche of notes prior to an event of default and acceleration or the legal maturity of your tranche are:

•

the portion of the series principal amounts and series finance charge amounts allocated to the DiscoverSeries and available to your tranche of notes in accordance with the cash flows, after giving effect to any reallocations, payments and deposits for senior notes, as applicable, including any such funds reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes;

•	funds in the applicable DCENT accounts for your tranche of notes;

•	investment income on funds on deposit in various trust accounts for the DiscoverSeries; and

•	rights to payment under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes, if applicable.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for your tranche of notes and subject to any restrictions relating to required subordinated amounts or (ii) on the legal maturity date of your tranche of notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables,” you will have recourse only to (1) the proceeds of that sale allocable to your tranche of notes and (2) any amounts then on deposit in DCENT accounts allocated to and held for the benefit of your tranche of notes.

Your remedies may be limited if an event of default affecting your tranche of notes occurs. After the occurrence of an event of default affecting your tranche of notes and an acceleration of your notes, any funds in DCENT accounts for your tranche of notes will be applied to pay principal of and interest or accreted discount on your tranche of notes. Then, in each following month until a sale of receivables for your tranche occurs, the principal amounts and finance charge amounts will be deposited into the applicable DCENT accounts, and applied to make monthly payment of principal and interest or accreted discount on your tranche of notes until the legal maturity date of your series, class or tranche of notes. However, if your notes are subordinated notes, you generally will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by the master trust only under the limited circumstances described in “The Notes — Events of Default,” “— Remedies following an Event of Default” and “Sources of Funds to Pay the Notes — Sale of Receivables.” In particular, following an event of default and acceleration relating to subordinated notes, if the indenture trustee or a majority of the noteholders of the affected tranche directs the master trust to sell credit card receivables, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in the DiscoverSeries by the remaining notes (including as a result of prefunding the senior notes) or if such sale occurs on the legal maturity date. However, if principal of or interest or accreted discount on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.

Even if a sale of receivables occurs, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest or accreted discount on the accelerated notes.

Certain Regulatory Matters

If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the pooling and servicing agreement, the series supplement for the collateral certificate, the indenture, indenture supplement and terms document for the notes, or any other agreement or contract of Discover Bank, the master trust or the note issuance trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you, the master trust or the note issuance trust for contractual damages for complying with any orders issued by such banking regulatory authority and you, the master trust or the note issuance trust may not have any recourse against the applicable banking regulatory authority. While we have no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the operation of the master trust or the note issuance trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion and ordered Discover Bank to rescind or amend the pooling and servicing agreement, any series supplement, the indenture, any indenture supplement, or any terms documents, or to stop extending credit on some or all of the accounts designated as part of the master trust, payments to you could be delayed or reduced. For more information about the enforcement powers of banking regulatory authorities as they may relate to Discover Bank and actions such authorities have taken in the past with respect to other financial institutions see, “The Seller, Depositor and Sponsor — Certain Regulatory Matters.”

Moreover, in July 2010 President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act contains a comprehensive set of provisions designed to govern the practices and oversight of financial institutions and other participants in the financial markets, including Discover Bank. The Dodd-Frank Act also established a new financial industry regulator, the Consumer Financial Protection Bureau (the “CFPB”). The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority under the Dodd-Frank Act and other federal consumer financial services laws, as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products and services, such as Discover Bank. Although the CFPB has begun to implement its regulatory, supervisory, examination and enforcement authority, there continues to be significant uncertainty as to how the agency’s strategies and priorities will impact Discover Bank’s businesses.

The evolving regulatory environment causes uncertainty with respect to the manner in which Discover Bank and its affiliates conduct their businesses and may potentially increase the risk that Discover Bank and its affiliates may be subject to criticism or enforcement action by their banking regulators. Banking regulators have introduced and continue to introduce new regulations, supervisory guidance and enforcement actions. Discover Bank is unable to predict the nature, extent or impact of any additional changes to statutes or regulations, including the interpretation, implementation or enforcement thereof, which may occur in the future. The impact that the regulatory environment ultimately has on Discover Bank’s business and operations will depend upon final implementing regulations, the actions of competitors and the behavior of consumers and other marketplace participants. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (5) Consumer Protection Laws and Regulations” and “— (6) Legislative and Regulatory Initiatives.”

Class B Notes, Class C Notes and Class D Notes are Subordinated and Bear Losses before Senior Notes

Class B notes, Class C notes and Class D notes are subordinated in right of payment of principal and interest to Class A notes, bear losses before the Class A notes and provide loss protection to the Class A notes of the DiscoverSeries. Class C notes and Class D notes are also subordinated in right of payment of principal and interest to Class B notes, bear losses before the Class B notes and provide loss protection to the Class B notes of the DiscoverSeries. Class D notes are further subordinated in right of payment of principal and interest to Class C notes, bear losses before the Class C notes and provide loss protection to the Class C notes of the DiscoverSeries. Although the amount of loss protection provided by any Class B note, Class C note or Class D note, as applicable, is limited to its proportionate share of the required subordinated amounts of such classes of notes for the applicable senior notes of the DiscoverSeries and may vary over time, at any time it is possible that the entire nominal liquidation amount of any tranche of any Class B, Class C or Class D notes will provide loss protection to the senior notes of the DiscoverSeries. The note issuance trust may issue additional senior notes from time to time that increase the extent to which subordinated notes are subordinated, and you will have no right to consent to, or object to, any such issuance of senior notes.

The note issuance trust uses series finance charge amounts first to pay interest, swap payments and accreted discount for Class A, next to pay interest, swap payments and accreted discount for Class B, next to pay interest, swap payments and accreted discount for Class C, next to pay servicing fees on the collateral certificate and then to pay interest, swap payments and accreted discount for Class D. If series finance charge amounts are not sufficient to pay interest, swap payments and accreted discount on all classes of notes, subordinated notes may not receive full payments of such amounts if finance charge collections, interchange and, to the extent designated in the applicable series supplement of any series, principal reallocated to the DiscoverSeries from other series of the master trust certificates and other series of notes and, with respect to Class C notes or Class D notes, amounts on deposit in the applicable Class C reserve subaccount or Class D reserve subaccount, if any, are insufficient to cover the shortfall.

The note issuance trust may reallocate series principal amounts that would otherwise be allocable to these notes to pay interest on senior classes of notes of the DiscoverSeries and to pay a portion of the master trust servicing fee allocable to the collateral certificate to the extent series finance charge amounts are insufficient to make those payments. If the note issuance trust uses series principal amounts that were allocated to your notes in this way, it will reduce the nominal liquidation amount of your tranche by a corresponding amount. In addition, the master trust allocates charged-off receivables to the collateral certificate, and if the note issuance trust cannot reimburse those charged-off receivables using series finance charge amounts, finance charge collections and interchange reallocated to DCENT from other series of master trust certificates and other series of notes, or with respect to the Class C notes or Class D Notes, amounts on deposit in the applicable Class C reserve subaccount or Class D reserve subaccount, if any, the resulting losses will generally be borne first by the Class D notes of the DiscoverSeries, then by the Class C notes, then by the Class B notes, and finally by the Class A notes. These losses due to charged-off receivables will also reduce the nominal liquidation amounts of the tranche of notes to which they are allocated. If any reduction in the nominal liquidation amount of your tranche is not reimbursed in a subsequent month from series finance charge amounts and reallocated finance charge collections and interchange from other series of master trust certificates and other series of notes, you may not receive repayment of the full stated principal amount of your notes. See “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Application of Series Principal Amounts.”

In addition, after the note issuance trust applies series principal amounts allocated to subordinate notes to pay shortfalls in interest on senior classes of notes or to pay any shortfalls in servicing fees allocable to the collateral certificate, remaining series principal amounts and any principal amounts reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes are used first to pay or prefund principal for the Class A notes, next to pay or prefund principal for the Class B notes, next to pay or prefund principal for the Class C notes, and then to pay principal for the Class D notes.

Subordination Provisions May Delay Repayments for Your Notes

For the DiscoverSeries, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available, such notes are not needed to provide the required subordination for senior classes of notes of the DiscoverSeries and the usage of the available subordinated amount of notes of that class is zero. In addition, series principal amounts allocated to subordinated notes will be applied first to pay shortfalls in interest on senior classes of notes, then to pay any shortfalls in servicing fees allocable to the DiscoverSeries, and then to make targeted deposits to the principal funding subaccounts for senior classes of notes, including prefunding deposits, before being applied to make targeted deposits to the principal funding subaccounts of subordinated notes. Principal collections reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes, other than principal collections reallocated through the group finance charge collections reallocation account, if any, will also be applied to make targeted deposits to the principal funding subaccounts of senior classes of notes, including prefunding deposits, before being applied to make targeted deposits to the principal funding subaccounts of subordinated notes. If subordinated notes reach their expected maturity date, or an early redemption event or an event of default and acceleration occurs and is continuing prior to the legal maturity date for subordinated notes, and they cannot be paid because they are needed to provide the required subordination for senior classes of notes of the DiscoverSeries, DCENT will begin to prefund the principal funding subaccounts for those senior notes, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding.” No series principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, subordinated notes until:

•	enough senior notes are repaid so that such subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes are issued so that such subordinated notes are no longer necessary to provide the required subordination; or

•	the principal funding subaccounts for the senior notes are prefunded so that such subordinated notes are no longer necessary to provide the required subordination.

If such subordinated notes reach their legal maturity date and their outstanding dollar principal amount has not been paid in full, a portion of the receivables supporting the collateral certificate will be sold to make the final payment on such subordinated notes. See “Sources of Funds to Pay the Notes — Sale of Receivables.”

This may result in a delay to, or reduction to or loss of, principal payments to holders of such subordinated notes. Subordinated notes will continue to provide credit enhancement to senior notes, and will continue to be exposed to losses relating to charged-off receivables, during any period in which they cannot be repaid as a result of these subordination provisions. We cannot assure you that there will be enough subordinated notes or that DCENT will be able to issue replacement notes as necessary to permit repayment of subordinated notes on their expected maturity dates. It will not be an event of default if subordinated notes are not repaid on their expected maturity dates.

Limited Credit Enhancement through Class C Reserve Subaccount

The credit enhancement for the Class C notes provided through the Class C reserve subaccount for each tranche is limited by the amount on deposit in the applicable Class C reserve subaccount and the maximum amount that can be on deposit in that subaccount. Initially, unless otherwise specified in the applicable prospectus supplement, each Class C reserve subaccount will not be funded. DCENT will only commence making deposits into the Class C reserve subaccounts from series finance charge amounts, or increase the targeted deposits, if the three-month rolling average excess spread percentage for the DiscoverSeries falls below specified levels as set forth in the applicable prospectus supplement. However, Discover Bank cannot assure you that DCENT will be able to deposit the entire targeted amount on any distribution date into the applicable Class C reserve subaccount from series finance charge amounts. If DCENT has not deposited the entire targeted amount for a tranche at the time of an economic early redemption event for the DiscoverSeries, especially as a result of a sudden or rapid decline in excess spread for the DiscoverSeries, the available credit enhancement provided by the applicable Class C reserve subaccount may not be sufficient to make up any shortfalls in interest or principal on the applicable Class C notes or to reimburse any losses allocated to such notes as a result of charged-off receivables or the application of the series principal amounts allocated to them to pay interest on senior notes or to pay servicing fees. Further, even if DCENT has been able to deposit the entire targeted amount before an early redemption event, the targeted amount may not be sufficient to make up any shortfalls in interest or principal on the applicable tranche of Class C notes or to reimburse any losses allocated to your notes as a result of charged-off receivables or the application of the series principal amounts allocated to them to pay interest on senior notes or to pay servicing fees. If you own Class C notes and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.

Limited Subordination; Possible Loss of Subordination

The credit enhancement for senior notes is limited by the available subordinated amount of subordinated notes for such senior notes, which is the applicable required subordinated amount of such subordinated notes minus usage of those subordinated notes. If you own senior notes and all of the credit enhancement for your notes has been used, you will bear directly the credit and other risks associated with your investment in the notes.

Subordinated notes may have expected maturity dates and legal maturity dates earlier than the expected maturity date or legal maturity date for senior notes.

If notes of a subordinated class reach their expected maturity date at a time when they are needed to provide the required subordination for senior notes and no additional subordinated notes are issued, prefunding of such senior notes will begin and such subordinated notes will not be paid on their expected maturity date. The targeted prefunding amount for the principal funding subaccounts for such senior notes will be based on the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the portion of such senior notes that have not been prefunded. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding.”

Subordinated notes that have reached their expected maturity date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected maturity dates. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the senior notes have been fully prefunded.

If DCENT does not receive sufficient series principal amounts during this prefunding period, your notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event, to the extent not fully prefunded, your notes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes are issued, sufficient series principal amounts have been allocated for prefunding, or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

Possible Changes in Required Subordination Percentage and Other Provisions

The percentages used in, or the method of calculating, the required subordinated amounts for senior notes may change without the consent of the holders of such senior notes or any other noteholders if the applicable note rating agencies hired by the issuer confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. In addition, the percentages used in, or the method of calculating, the required subordinated amount of a tranche of DiscoverSeries notes, including other tranches in the same class, may be different than the percentages used in, or the method of calculating, the required subordinated amount for other tranches of notes. In addition, the note issuance trust, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes to provide any tranche of DiscoverSeries notes with the required credit enhancement, if the applicable note rating agencies confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

The note issuance trust, without the consent of any noteholders, may change provisions that cause the master trust to allocate finance charge collections to the collateral certificate based on an investor interest in receivables that does not reflect unscheduled principal payments after an early redemption event or an event of default if the applicable note rating agencies hired by the issuer confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

Ratings of the Notes May Be Lowered or Withdrawn, and Unsolicited Ratings May Be Lower Than any Ratings Issued by Rating Agencies Hired by Discover Bank to Rate the Notes

A rating is not a recommendation to purchase, hold or sell the notes. Ratings of the notes address the likelihood of timely payment of interest and ultimate payment of principal on the notes pursuant to their terms. Thus, there is no assurance that a rating assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by a rating agency if in its judgment circumstances (including, without limitation, as a result of losses on the related receivables in excess of the levels contemplated by the rating agency at the time of its initial rating analysis) in the future so warrant. The rating agencies hired by Discover Bank to rate the notes may have a conflict of interest because Discover Bank has paid the fee charged by the rating agency for rating the notes.

In addition, rating agencies that have not been hired by Discover Bank to rate the notes will have access to the same information provided by Discover Bank to any rating agencies it has hired and may provide an unsolicited rating that differs from or is lower than the rating provided by the rating agencies Discover Bank has hired to rate the notes. The issuance of such a lower rating may adversely affect the market value or liquidity of your notes.

Certain of the rating agencies have indicated that their ratings on the notes could potentially be affected by a change in the corporate structure or rating of Discover Bank even without a change in the quality or performance of the receivables in the master trust. We cannot assure you that no such corporate structure or rating change will occur before your notes mature. If Discover Bank is not able to satisfy rating agency requirements, such as completing certain credit enhancement actions requested by the rating agencies, to maintain the ratings of asset-backed securities issued by the master trust and the note issuance trust, it could limit Discover Bank’s ability to access the securitization markets. Additional factors affecting the extent to which Discover Bank will securitize its credit card receivables in the future include the overall credit quality of the receivables, the costs of securitizing the receivables and the legal, regulatory, accounting and tax requirements governing securitization transactions. A prolonged inability to securitize receivables may have a material adverse effect on Discover Bank’s liquidity, cost of funds and overall financial condition.

Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event

If certain measures of excess cash flow for the DiscoverSeries notes, and the group of master trust series to which the collateral certificate belongs are less than zero on a three-month rolling average basis, an excess spread early redemption event for the DiscoverSeries will occur. (If such an event occurs because of the introduction of, or any change in, interpretation of a law, regulation or accounting guideline and any such measure of excess spread on a one-month basis is restored to a specified level on an annualized percentage basis, the excess spread early redemption event may be cured and early redemption of the notes may terminate, as described under “— Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure.”) If the level of receivables in the master trust declines because customers generate fewer new receivables on their accounts, and Discover Bank cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the master trust, an amortization event will also occur with respect to the collateral certificate, which constitutes an early redemption event with respect to the note issuance trust.

The related prospectus supplement may provide that, subject to certain exceptions, certain tranches of notes, including certain tranches that receive the benefit of a derivative agreement, may not be redeemed earlier than the expected maturity date of such tranche of notes notwithstanding the occurrence of one of these events. If so specified in the prospectus supplement, the note issuance trust will nonetheless begin to fund the principal funding subaccount for such tranche during any period that such early redemption event is occurring but shall retain such funds on behalf of the noteholders until such expected maturity date. For any such tranche, if such event is subsequently cured, amounts so deposited may be reinvested in the collateral certificate if so specified in the applicable prospectus supplement.

The following factors could cause master trust and collateral certificate performance to deteriorate, excess cash flow for the DiscoverSeries notes to decrease, or the receivables balance in the master trust to decline:

(1)    Discover Bank May Change Terms of the Accounts

Discover Bank transfers receivables, but not accounts, to the master trust. As owner of any account, Discover Bank has the right to determine the rate for periodic finance charges, to alter the account’s minimum required monthly payment, to change the account’s credit limit and to change various other account terms. If periodic finance charges or other fees decrease, the master trust’s finance charge collections and the effective yield on the receivables could also decrease. In addition, if Discover Bank increases credit limits on accounts, charged-off amounts might increase and the levels of receivables in the master trust and in the Discover card portfolio might decrease. Certain Discover card types may offer customers credit limits that may be substantially higher, and impose periodic finance charges that in some cases are lower, than those available with other types.

Except as described in this paragraph, the pooling and servicing agreement does not restrict Discover Bank’s ability to change the terms of accounts or receivables. The indenture and other DCENT agreements also do not restrict Discover Bank’s ability to change the terms of accounts or receivables. Discover Bank may decide, because of changes in the marketplace or applicable laws, or as a prudent business practice, to change the terms of some or all of its Discover card accounts. Provisions of the Credit Card Accountability, Responsibility and Disclosure Act of 2009 (the “CARD Act”) include restrictions on the ability to increase interest rates on accounts, as more fully described in “— (6) Legislative and Regulatory Initiatives.” Discover Bank may not change the terms governing an account designated for the master trust unless it changes the terms of its other accounts of the same general type or it changes the terms for all customers who reside in a particular affected state or similar jurisdiction. Changes to account terms may not, however, affect the accounts designated for the master trust to the same degree as they affect Discover Bank’s other accounts. Sellers to the master trust other than Discover Bank will be able to change account terms in the same circumstances and subject to the same limitations as Discover Bank.

(2)    Interest on the Receivables and Interest on the Notes Accrue at Different Rates

Some of the receivables in the master trust will accrue periodic finance charges at the prevailing prime rate plus a margin, while the notes may accrue interest at rates that float against LIBOR or a different index, such as EURIBOR with respect to foreign currency notes, or at rates that are fixed. Changes in the prime rate may result in a higher or lower spread between the amount of finance charge collections on the receivables and the amount of interest payable on your notes and other amounts required to be funded out of finance charge collections allocated to the collateral certificate. Changes in LIBOR might not be reflected in the prime rate.

Similarly, some of the receivables in the master trust will accrue periodic finance charges at fixed rates, while your notes may accrue interest at rates that float against LIBOR or another index. If LIBOR or such other index increases, the interest payments on your notes and other amounts required to be funded out of finance charge collections will increase, while the amount of finance charge collections on these receivables will remain the same unless and until Discover Bank resets the fixed rates on the accounts.

(3)    Payments, Generation of Receivables and Maturity

Customers may pay the receivables at any time and in any pattern, and they may decide not to create additional receivables in their accounts. In some cases, Discover Bank may also close customers’ accounts so they cannot incur new charges. Customers’ credit use and payment patterns may change because of many social, legal and economic factors, including the rate of inflation and relative interest rates offered for various types of loans, and legislative change. Discover Bank’s ability to compete in the credit card industry at any point in time will affect how customers pay existing receivables and how they generate new receivables that Discover Bank can convey to the master trust. Generation of fewer receivables will likely reduce the amount of interchange allocable to the master trust. In addition, if convenience use increases — more customers pay their balances within the grace period to avoid all finance charges on purchases of merchandise and services — then the effective yield on the receivables in the master trust might decrease. Conversely, the terms governing the accounts require only a minimum monthly payment, and if customers repay a smaller percentage of their balances than they currently repay each month, the master trust may not be able to make sufficient distributions on the collateral certificate to allow DCENT to make scheduled principal payments to you on a timely basis.

A customer’s ability to repay Discover Bank can be negatively impacted by increases in payment obligations to other lenders under mortgage, credit card and other consumer loans. Such changes can result from increases in base lending rates or structured increases in payment obligations, and could reduce the ability of Discover Bank’s customers to meet their payment obligations to other lenders and to Discover Bank. In addition, a customer’s ability to repay Discover Bank can be negatively impacted by the restricted availability of credit to consumers generally, including reduced and closed lines of credit. Customers with insufficient cash flow to fund daily living expenses and lack of access to other sources of credit may be more likely to increase their card usage and ultimately default on their payment obligations to Discover Bank, resulting in higher credit losses in Discover Bank’s portfolio. Discover Bank’s collection operations may not compete effectively to secure more of customers’ diminished cash flow than its competitors. In addition, Discover Bank may not identify customers who are likely to default on their payment obligations quickly and reduce its exposure by closing credit lines and restricting authorizations, which could adversely impact Discover Bank’s financial condition and results of operations.

Heightened levels of consumer debt, large numbers of personal bankruptcies, or a weakened national or regional economy may cause increases in delinquencies in, and charge-offs of, the receivables in the master trust. For example, certain regional events, such as hurricanes that strike coastal regions, may negatively affect levels of receivables, related interest and fee revenue of the accounts in the master trust arising from such affected region. For geographic information regarding receivables in the master trust, see “The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts” in the prospectus supplement. Moreover, terrorist acts against the United States or other nations, the commencement of hostilities between the United States and a foreign nation or nations or natural disasters could have a direct impact on the timing and amount of payments on your notes. Credit quality, customer behavior and other factors, including Discover Bank’s ability to waive or change fee terms, may decrease fees. Any delay in DCENT’s payment of principal with respect to your notes will extend the period during which charged-off receivables may be allocated to your notes.

(4)    Competition in the Credit Card Industry

The credit card industry in which the Discover card competes is highly competitive. Competition in the credit card industry affects Discover Bank’s ability to obtain applicants for Discover card accounts, to encourage customers to use accounts and, through its arrangement with DFS Services LLC, to persuade service establishments to accept the Discover card. If Discover Bank does not compete successfully in these areas, the level of receivables in the master trust and in the Discover card portfolio may decline. Lower transaction volume for the Discover card portfolio may also lead to a decline in interchange allocated to the master trust.

Competition in the credit card industry focuses on a number of factors, including brand, reputation, customer service, product offerings, incentives, pricing and other terms. Discover Bank’s credit card business also competes on the basis of reward programs and merchant acceptance. In particular, competition based on cash rewards programs has increased in the past two years. There is also increased competition related to new technologies being utilized in the credit card industry, including the ability to access accounts and make payments via mobile devices. The market includes:

•

bank-issued credit cards, including co-branded cards issued by banks in cooperation with industrial, retail or other companies, and affinity cards issued by banks in cooperation with organizations such as universities and professional groups, and

•	charge cards issued by travel and entertainment companies.

Although Discover Bank has increasingly offered its customers other lending products, including personal and student loans, some of Discover Bank’s competitors offer a wider variety of loan products than Discover Bank does, which may position them better among customers who prefer to use a single financial institution to meet all of their financial needs. There has been a trend toward consolidation among credit card issuers, leading to greater concentration of resources. Some of Discover Bank’s competitors enjoy greater capital resources than Discover Bank does, and are therefore able to invest more in initiatives to attract and retain customers, such as advertising, targeted marketing, account acquisitions and pricing competition in interest rates, annual fees, reward programs and low-priced balance transfer programs.

The significant majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A., Inc. and MasterCard Worldwide. Since October 2004, financial institutions have been permitted to issue credit cards on the national network maintained by DFS Services LLC (the “Discover® Network”); however, these credit cards may compete with credit cards issued by Discover Bank. The Visa and MasterCard networks have been in existence for more than 40 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardmember certain benefits relating to the industrial, retail or other business of the bank’s co-branding partner, such as credits towards purchases of airline tickets or rebates for the purchase of an automobile, and affinity cards, which give cardmembers the opportunity to support and affiliate with the affinity partner’s organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. American Express Company, which has been issuing cards since 1958, issues the majority of travel and entertainment cards. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayments in installments. The Discover card, which Discover Bank introduced nationwide in 1986, competes with general purpose credit cards issued by other banks and with travel and entertainment cards. Discover Bank continues to add new cards and card products to its offerings, including new reward programs and other features.

(5)    Consumer Protection Laws and Regulations

Discover Bank must comply with federal and state consumer protection laws, regulations and guidance in connection with making and enforcing consumer loans such as credit card loans, including the loans in the master trust. These laws, regulations and related guidance and applications or interpretations thereof, including any changes thereto, could adversely affect Discover Bank’s ability to generate new receivables, to collect on the receivables in the master trust or to maintain previous levels of monthly periodic finance charges. Federal laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the CARD Act and the Dodd-Frank Act. These and other federal laws, among other things, require disclosures of the cost of credit, provide substantive consumer rights, prohibit discrimination in credit transactions, regulate the use of credit report information, provide financial privacy protections, require safe and sound banking operations, prohibit unfair, deceptive and abusive trade practices, restrict Discover Bank’s ability to raise interest rates, and subject us to substantial regulatory oversight. State and, in some cases, local laws also may regulate in these areas, as well as in the areas of collection practices, and may provide other additional consumer protections. Moreover, Discover Bank is subject to the Servicemembers Civil Relief Act (the “SCRA”), which protects persons called to active military service and their dependents from undue hardship resulting from their military service. The SCRA applies to all debts incurred prior to the commencement of active duty (including credit card and other open-end debt) and limits the amount of interest, including service and renewal charges and any other fees or charges (other than bona fide insurance) that is related to the obligation or liability.

Further, the establishment of the CFPB under the Dodd-Frank Act may result in additional regulations that affect Discover Bank’s business and may change the implementation and enforcement of existing regulations. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority under the Dodd-Frank Act and other federal consumer financial services laws (including the CARD Act), as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products and services, such as Discover Bank. In addition, the CFPB has an online complaint system that allows consumers to log complaints with respect to the products Discover Bank offers. The system could inform future agency decisions with respect to regulatory, enforcement or examination focus. Although the CFPB has begun to implement its regulatory, supervisory, examination and enforcement authority, there continues to be significant uncertainty as to how the agency’s strategies and priorities will impact Discover Bank’s businesses.

Discover Bank can make no assurances about the outcome or impact of consumer protection laws, regulations and guidance or changes therein, on its financial position. If Discover Bank does not comply with these laws, regulations and guidance, it may not be able to collect the receivables. These laws, regulations and guidance will also apply to any other servicer of the receivables, with the same possible effects. Discover Bank has agreed that, if:

•	it has not complied in all material respects with the legal requirements that applied to its creation of a receivable included in the master trust,

•	it does not cure its noncompliance in a specified period of time, and

•	the noncompliance has a material adverse effect on the master trust’s interest in all of the receivables in the master trust,

Discover Bank will purchase all receivables in the affected accounts. Discover Bank does not anticipate that the trustee for the master trust will examine the receivables or the records relating to the receivables to determine whether they have legal defects or for any other purpose.

Discover Bank is subject to state and federal laws regarding the use and safeguarding of consumer information, including laws requiring consumer notification in the event of a data breach. The United States has experienced a heightened legislative and regulatory focus on data security. Regulation of privacy, data use and security may cause an increase in the costs to issue payment cards and/or may decrease the number of cards that Discover Bank or third parties issue. New regulations in these areas may also increase the costs to comply with such regulations, which could materially adversely affect Discover Bank’s financial condition and results of operations. Failure to comply with the privacy and data use and security laws and regulations to which Discover Bank is subject, including by reason of inadvertent disclosure of confidential information, could result in fines, sanctions or other penalties and loss of consumer confidence, which could materially adversely affect Discover Bank’s reputation and ability to attract and retain customers.

(6)    Legislative and Regulatory Initiatives

The financial services industry, in general, is heavily regulated. The Dodd-Frank Act has and will continue to significantly increase the regulation of the financial services industry, including through the creation of the CFPB and the imposition of increased prudential standards on systemically significant institutions, including Discover Bank and Discover Financial Services. Proposals for legislation further regulating the financial services industry are continually being introduced in the U.S. Congress and in state legislatures. Congress continues to consider extensive changes to the laws regulating financial services firms, including bills that address risks to the economy and the payments system through a variety of measures.

Legislation Addressing Credit Card Practices

The CARD Act was enacted in 2009. The CARD Act made numerous amendments to the Truth in Lending Act, requiring Discover Bank to make fundamental changes to many of its business practices, including marketing, underwriting, pricing and billing. The CARD Act’s restrictions on a lender’s ability to increase interest rates on existing balances to respond to market conditions and credit risk ultimately limits Discover Bank’s ability to extend credit to new customers and provide additional credit to current customers. Other CARD Act restrictions have resulted and will continue to result in reduced interest income and loan fee income.

As a result of the CARD Act and other consumer protection laws and regulations, it may be more difficult for Discover Bank or its affiliates to originate additional accounts because of the need to employ more restrictive underwriting and credit management procedures, or for the servicer to collect payments on the receivables. In addition, the finance charges and other fees that Discover Bank or its affiliates can charge on credit card account balances may be reduced. Account holders also may choose to use credit cards less frequently or for smaller amounts as a result of these consumer protection laws. Each of these results, independently or collectively, could reduce the effective yield of the accounts designated for the master trust and could, if large enough, result in an amortization event for the collateral certificate or an early redemption event for your notes. See “Certain Legal Matters Relating to the Receivables — Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables.”

Other Credit Card Legislation

Congress may also consider other legislation affecting Discover Bank’s business. Examples include a ceiling on the rate of interest that can be charged on credit cards, restrictions on interchange fees on credit card transactions, and extending the provisions of the CARD Act to business cards.

Financial Regulatory Reform

The Dodd-Frank Act

The Dodd-Frank Act contains a comprehensive set of provisions designed to govern the practices and oversight of financial institutions and other participants in the financial markets. The Dodd-Frank Act, as well as other legislative and regulatory changes, could have a significant impact on Discover Bank by, for example, requiring Discover Bank to change certain of its business practices, requiring Discover Bank to meet more stringent capital, liquidity and leverage ratio requirements, limiting Discover Bank’s ability to pursue certain business opportunities, imposing additional costs on Discover Bank, limiting fees Discover Bank can charge for services, impacting the value of Discover Bank’s assets, or otherwise adversely affecting Discover Bank’s businesses. Such requirements may also be imposed on Discover Bank’s parent, Discover Financial Services, or its other affiliates.

The Dodd-Frank Act addresses risks to the economy and the payments system, especially those posed by large systemically significant financial firms. Under the Dodd-Frank Act, bank holding companies with $50 billion or more in total consolidated assets, including Discover Financial Services, are considered systemically significant and are subject to heightened prudential standards, including heightened capital, leverage, liquidity, credit exposure and risk management requirements and to other requirements to be established by the Federal Reserve. In July 2013, the Federal Reserve, FDIC and the Office of the Comptroller of the Currency (“OCC”) issued a final rule to implement the provisions of the Basel III regulatory capital reforms that is applicable to Discover Financial Services and Discover Bank. The final rule includes new minimum and “well-capitalized” risk-based capital and leverage ratios, which will be phased in from 2014 to 2019, and refines the definition of what constitutes “capital” for purposes of calculating those ratios. Additionally, under the Dodd-Frank Act, Discover Financial Services is required to submit an annual capital plan for approval by the Federal Reserve. Beginning in 2014, Discover Financial Services expects its annual capital plan to be reviewed under the enhanced standards set forth in the Federal Reserve’s 2013 Comprehensive Capital Analysis and Review (“CCAR”) program. Also beginning in 2014, Discover Financial Services will be required to conduct capital stress tests twice per year. Under a similar FDIC rule, Discover Bank, as a state nonmember bank with $50 billion or more in assets, will be required to comply with the same capital stress test requirements as CCAR bank holding companies such as Discover Financial Services. Also under Dodd-Frank, both Discover Financial

Services and Discover Bank are required to submit to the bank regulatory agencies resolution plans or “living wills” on an annual basis. The initial resolution plans for Discover Financial Services and Discover Bank are due on December 31, 2013.

The Dodd-Frank Act also provides for enhanced regulation of derivatives, restrictions on and additional disclosure of executive compensation, additional corporate governance requirements and more stringent requirements with respect to affiliate transactions, mergers and acquisitions, proprietary trading and investment in, and sponsorship of, hedge funds and private equity funds. The Dodd-Frank Act also grants broad new powers to the government to seize and conduct an orderly liquidation of failing systemically-important financial firms, including bank holding companies and other nonbank financial companies, and to recover the costs of such liquidations through assessments on large financial firms.

Effective July 2011, the Dodd-Frank Act requires a bank holding company that elects treatment as a financial holding company, such as Discover Financial Services, to be both well-capitalized and well-managed in addition to the existing requirement that a financial holding company’s subsidiary banks be well capitalized and well-managed. If Discover Financial Services were to fail to meet these requirements, Discover Bank could be restricted from engaging in new financial activities or acquisitions or be required to discontinue or divest existing activities that are not generally permissible for bank holding companies.

In addition, the Dodd-Frank Act contains several provisions that could change the FDIC deposit insurance premiums paid by Discover Bank. Various other assessments and fees are also authorized in the legislation and others could be authorized in the future. The Dodd-Frank Act also requires the SEC to impose asset-level registration statement disclosure requirements if the data is necessary for investors to independently perform due diligence and prohibits conflicts of interest relating to securitizations.

In November 2011, regulators presented a proposed rule implementing Section 619 of the Dodd-Frank Act, commonly referred to as the Volcker Rule, which contains certain prohibitions and restrictions on the ability of a banking entity and nonbank financial company supervised by the Federal Reserve to engage in proprietary trading and have certain interests in, or relationships with, a hedge fund or private equity fund. It is uncertain at this time what the final rule implementing Section 619 of the Dodd-Frank Act will look like, and what impact it will have on Discover Bank’s business practices and Discover Bank’s ability and/or desire to issue asset-backed securities in the future.

While many of the rules and regulations required by the Dodd-Frank Act have been enacted, many have yet to be promulgated, which could result in additional legislative or regulatory action. The effect of the Dodd-Frank Act and its implementing regulations on Discover Bank’s and its affiliates’ businesses and operations is subject to continued uncertainty and could be substantial. In addition, Discover Bank may be required to invest significant management time and resources to address the various provisions of the Dodd-Frank Act and the numerous regulations that are required to be issued under it. The Dodd-Frank Act, any related legislation and any implementing regulations could have a material adverse effect on Discover Bank’s business, results of operations and financial condition.

Securities and Exchange Commission

In April 2010, the SEC proposed revised rules for asset-backed securities offerings (“SEC Regulation AB II”) that, if adopted, would substantially change the disclosure, reporting and offering process for public and private offerings of asset-backed securities, including those offered under Discover Bank’s credit card securitization program. The proposed rules, if adopted, would, among other things, require issuers of publicly offered asset-backed securities to disclose more information regarding the underlying assets and to file a computer program that demonstrates the effect of the transaction’s waterfall of distributions. In addition, the proposals would alter the safe-harbor standards for the private placement of asset-backed securities to impose informational requirements similar to those that would apply to registered public offerings of such securities. On August 31, 2011, the SEC issued an advance notice of proposed rulemaking relating to the exemptions the master trust and note issuance trust rely on to avoid registration as investment companies. At this time, we cannot predict what form the related proposed and final rules will take, or whether such rules would materially impact Discover Bank’s securitization program. A number of the proposals under SEC Regulation AB II are addressed in somewhat different ways in the Dodd-Frank Act and will have to be reconciled with it.

As part of this reconciliation, the SEC reconsidered the eligibility criteria for shelf registration statements included in SEC Regulation AB II in light of the rules promulgated or proposed pursuant to the Dodd-Frank Act. On July 26, 2011, the SEC re-proposed the rules relating to registrant and transaction requirements for the shelf registration of asset-backed securities. The most significant changes to SEC Regulation AB II were the elimination of the risk retention requirement and legal opinion requirement relating to repurchase obligations. Under the revised proposed rules, these requirements were replaced with requirements to file a certification concerning the disclosure contained in the prospectus and the design of the securitization at the time of each offering off the shelf and to appoint a credit risk manager to review assets when credit enhancement requirements are not met or at the direction of investors.

On May 18, 2011, the SEC proposed regulations that would impose significant new obligations on credit rating agencies. Discover Bank is still evaluating the rule proposals. Discover Bank cannot at this time say whether such proposals will adversely affect its ability to maintain credit ratings for its existing securitizations, change the form or substance of such ratings, alter its ability to obtain new ratings, or otherwise affect its ability to issue rated securities from its securitization program.

On August 28, 2013, the SEC, the FDIC, the Federal Reserve and certain other prudential banking regulators re-proposed regulations that would mandate risk retention for securitizations, including credit card securitizations. The re-proposed regulations would generally require that the sponsor maintain, unhedged, a minimum of 5% of the fair value of the securitized assets and for revolving master trusts would permit that retained risk to be held in the form of a seller’s interest in an amount not less than 5% of the unpaid principal balance of the asset-backed securities held by investors. Discover Bank cannot at this time predict whether its seller’s interest and other existing risk retention mechanisms will satisfy the final regulatory requirements, whether structural changes would be necessary, or whether any failure of the seller’s interest to qualify would alter Discover Bank’s interest in conducting securitization transactions in the future.

It is uncertain at this time what the rules implementing the provisions of the Dodd-Frank Act related to asset-backed securities and the rules under SEC Regulation AB II will ultimately look like and what impact they will have on Discover Bank’s ability and/or desire to issue asset-backed securities in the future. Also, Congress may move to further regulate holding companies that own depository institutions, such as Discover Bank, which could result in additional complexity and expense. Furthermore, various federal and state agencies and standard-setting bodies may, from time to time, enact new or amend existing accounting rules or standards that could impact the master trust’s performance or Discover Bank’s capital or capital requirements. See “— FDIC Rule Regarding Securitizations.”

Addition of Accounts

Discover Bank may, and in certain circumstances will be required to, designate additional accounts, the receivables in which will be transferred to the master trust. The corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation will also be assigned to the master trust. Discover Bank may also designate interests in other pools of credit card receivables and interchange for inclusion in the master trust. The additional accounts may be Discover card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed under the headings “— Security Interests and Insolvency Related Matters” and “— Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — Consumer Protection Laws and Regulations” will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the master trust, the additional accounts:

•	may contain a higher proportion of newly originated accounts;

•	may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the master trust;

•	may not be of the same credit quality as the accounts already included in the master trust;

•	may have different terms than the accounts already included in the master trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the master trust;

•

may have lower transaction volume or, for accounts that are not Discover card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may include accounts for which the customers pay receivables at a slower rate, which could delay principal payments to you; and

•	may initially have lower levels of recoveries than accounts already in the master trust because Discover Bank will not add charged-off accounts to the master trust.

Addition of Other Collateral Certificates

The primary asset in DCENT is the collateral certificate. At any time, another collateral certificate may be added to DCENT. We cannot guarantee that additional collateral certificates, or credit card receivables in the related master trust, including additional accounts related to such additional collateral certificates will be of the same credit quality as the Series 2007-CC collateral certificate or the credit card receivables in the master trust. At all times, DCENT’s assets will consist primarily of collateral certificates backed by credit card receivables or, in limited circumstances in the future, of credit card receivables. The credit card receivables in the master trust will be generated by revolving credit card accounts owned by Discover Bank or its affiliates.

Discover Bank may choose to transfer additional assets to DCENT. In addition, if an additional collateral certificate were transferred to DCENT, series principal amounts not allocated to noteholders and not required to pay interests on senior notes, to pay servicing fees or to be deposited to a principal funding subaccount for the benefit of noteholders, need not be reinvested in that collateral certificate, but instead may be (1) invested or reinvested in another collateral certificate included or to be included in DCENT or (2) paid to the applicable seller. Additional interests in receivables may be transferred to DCENT by increasing the investor interest in receivables represented by the existing collateral certificates held by DCENT, such as the Series 2007-CC collateral certificate, and additional collateral certificates may be transferred to DCENT without the payment of cash. New assets transferred to DCENT, either by designating them as note issuance trust assets or by reinvesting series principal amounts in such assets, may have characteristics, terms, conditions, cash flows and allocation percentages or methodologies that are different from those of the Series 2007-CC collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms of the underlying receivables.

Discover Bank will determine the reinvestment of collections on the assets held by DCENT over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets held by DCENT. In addition, there is no obligation on the part of Discover Bank to transfer additional assets to DCENT by increasing the investor interest in receivables represented by any collateral certificate. If the credit quality of DCENT’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure

If an early redemption event or event of default occurs with respect to your notes:

•	you may receive payments of principal earlier than you expected;

•	you may not receive all principal payments by the expected maturity date for your notes;

•	we cannot predict how much principal the note issuance trust will pay you in any month or how long it will take to pay your invested amount in full; and

•	the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of your notes will increase.

If an excess spread early redemption event for any tranche occurs because of the introduction of, or any change in, interpretation of a law, regulation or accounting guideline and any measure of excess spread on a one-month basis is restored to 4.50% on an annualized percentage basis on any distribution date within 3 months following such excess spread early redemption event, unless another early redemption event or event of default for such tranche has occurred (other than another excess spread early redemption event), the excess spread early redemption event will be cured. In such case, although any amounts already allocated to the principal funding subaccount for such tranche in connection with such excess spread early redemption event will be paid to the noteholders of such tranche notwithstanding such cure, the early redemption for such tranche will terminate, and as a result:

•	the targeted principal deposit for such tranche for subsequent distribution dates will be determined as if such excess spread early redemption event had not occurred,

•	principal will be paid on a scheduled principal payment date as originally scheduled in the applicable terms document for such tranche, and

•	the accumulation amount for such tranche will be adjusted to give effect to any payments made in connection with the early redemption.

However, if, within 3 months following an excess spread early redemption cure,

•	any measure of excess spread on a three-month rolling average basis continue to be less than zero and no measure of excess spread on a one-month annualized percentage basis is 4.50% or above,

•	all measures of excess spread on a one month basis are less than zero,

the early redemption of the notes resumes and all allocations or calculations that are required to be based on the nominal liquidation amount of any tranche immediately prior to the occurrence of an early redemption event will be made as though the original excess spread early redemption event had occurred and such excess spread early redemption cure had not occurred.

Within 12 months following such excess spread early redemption cure, another excess spread early redemption cure may not occur, and an excess spread early redemption event will be incurable.

If an excess spread early redemption cure occurs with respect to your notes:

•	you may receive partial payments of principal earlier than you expected and then have to continue to hold the remainder of your investment until the expected maturity date of your notes;

•	we cannot predict how much principal the note issuance trust will pay you prior to the occurrence of the excess spread early redemption cure; and

•	you will not have the option to require the note issuance trust to continue the early redemption of your notes.

Notwithstanding the foregoing, if so specified in the related prospectus supplement, subject to certain exceptions, certain tranches that receive the benefit of a derivative agreement may not be redeemed earlier than the expected maturity date of such tranche of notes.

Cleanup Call

Discover Bank may purchase the remaining notes of any tranche, class or series if the nominal liquidation amount of such tranche, class or series is less than 5% of the highest outstanding dollar principal amount of such tranche, class or series at any time. See “The Notes — Cleanup Calls.” If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

Limited Ability to Resell Notes

We anticipate that the underwriters will make a market in the notes, but they are not required to do so. A secondary market may not develop. If a secondary market does develop, it might not continue until your notes mature, or it might not be sufficiently liquid to allow you to resell any of your notes.

Certain Events Affecting or Involving Other Parties to the Transactions

Funds to make payments on the notes may be supplied by derivative counterparties, supplemental enhancement providers, and supplemental liquidity providers. If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent, payments to you could be accelerated, delayed, or reduced.

Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees

The amount of interchange allocated to the collateral certificate, which is included in finance charge amounts allocated to the DiscoverSeries, relates to transaction volume and therefore will likely decline substantially, and potentially to zero, in the event of an insolvency or receivership of Discover Bank or an additional seller. In addition, although the right to interchange will have been assigned prior to such an event, interchange is only deposited monthly on each distribution date and the master trust may not have a perfected security interest in, or the FDIC may challenge the master trust’s right to, interchange that has not been deposited prior to such an event. Accordingly, we cannot assure you that amounts with respect to interchange will be available to the master trust following an insolvency or receivership, and a legal opinion with respect to interchange would not be meaningful. In addition, the rate at which interchange fees are paid is determined by contract and may be renegotiated from time to time. Any such renegotiation may reduce the amount of interchange paid to the master trust.

Arbitration and Litigation

In the normal course of business, from time to time, Discover Bank and/or one or more its affiliates have been named as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with our activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Discover Bank contests liability and/or the amount of damages as appropriate in each pending matter.

Discover Bank has historically relied on the arbitration clause in its cardmember agreements, which has in some instances limited the costs of, and our exposure to, litigation, but there can be no assurance that Discover Bank will continue to be successful in enforcing the arbitration clause in the future. Legal challenges to the enforceability of these clauses have led most card issuers and may cause Discover Bank to discontinue their use. In addition, bills are periodically introduced in Congress to directly or indirectly prohibit the use of pre-dispute arbitration clauses, and the Dodd-Frank Act authorized the CFPB to conduct a study on pre-dispute arbitration clauses and, based on the study, potentially limit or ban pre-dispute arbitration clauses. Further, Discover Bank and/or one or more of its affiliates are involved in pending legal actions challenging the arbitration clause.

Discover Bank and its affiliates are also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental agencies regarding our business, including, among other matters, accounting, tax and operational matters, some of which may result in adverse judgments, settlements, fines, penalties, injunctions, decreases in regulatory ratings or other relief, which could materially impact Discover Bank’s financial results, increase its cost of operations, or limit its ability to execute its business strategies and engage in certain business activities. Litigation and regulatory actions could also adversely affect Discover Bank’s reputation.

On August 16, 2011, the Attorney General of West Virginia filed a lawsuit against Discover in the Circuit Court of Mason County, West Virginia (West Virginia v. Discover Financial Services, Inc., Discover Bank, DFS Services LLC et al.). The lawsuit asserts various claims related to Discover’s marketing and administration of various protection products under West Virginia law. The relief sought in the lawsuit includes an injunction prohibiting Discover from engaging in the alleged violations, restitution and disgorgement of monies received from the complained of practices, civil penalties and costs. Discover will seek to vigorously defend all claims asserted against it in this matter.

On August 26, 2011, the Attorney General of Missouri issued a request for information to Discover Financial Services in connection with an investigation to determine whether Discover has engaged in conduct that violates Missouri law in the marketing of its payment protection product to credit card customers. Discover Financial Services has resolved this matter with the Attorney General.

There are two class action cases pending in relation to the Telephone Consumer Protection Act (“TCPA”). The cases were filed in the U.S. District Court for the Northern District of California on November 30, 2011 (Walter Bradley et al. v. Discover Financial Services) and on March 6, 2012 (Andrew Steinfeld v. Discover Financial Services, DFS Services LLC and Discover Bank). The plaintiff in each case alleges that Discover contacted him, and members of the class he seeks to represent, on their cellular telephones without their express consent in violation of the TCPA. The plaintiff in each case seeks statutory damages for alleged negligent and willful violations of the TCPA, attorneys’ fees, costs and injunctive relief. The TCPA provides for statutory damages of $500 for each violation ($1,500 for willful violations). Discover and class counsel entered into a preliminary settlement of both pending class actions. On September 10, 2013, the court granted preliminary approval of the settlement. The settlement remains subject to final approval by the court following completion of notice to the settlement class.

On April 12, 2012, the Attorney General of Hawaii filed a lawsuit against Discover in the Circuit Court of the First Circuit, Hawaii (Hawaii v. Discover Financial Services, Inc., Discover Bank, DFS Services LLC et al.). The lawsuit asserts various claims related to Discover’s marketing and administration of various protection products under Hawaii law. The relief sought in the lawsuit includes an injunction prohibiting Discover from engaging in the alleged violations, restitution and disgorgement of monies received from the complained of practices, civil penalties and costs. Discover will seek to vigorously defend all claims asserted against it.

On June 28, 2012, the Attorney General of Mississippi filed a lawsuit against Discover in the Chancery Court of the First Judicial District of Hinds County, Mississippi (Mississippi v. Discover Financial Services, Inc., Discover Bank, DFS Services LLC et al.). The lawsuit asserts various claims related to Discover’s marketing and administration of various protection products under Mississippi law. The relief sought in the lawsuit includes an injunction prohibiting Discover from engaging in the alleged violations, restitution and disgorgement of monies received from the complained-of practices, civil penalties and costs. Discover will seek to vigorously defend all claims asserted against it.

On April 17, 2013, the Attorney General of New Mexico filed a lawsuit against Discover in the First Judicial District Court, County of Santa Fe, New Mexico (New Mexico v. Discover Financial Services, Inc., Discover Bank, DFS Services LLC et al.). The lawsuit asserts various claims related to Discover’s marketing and administration of various protection products under New Mexico law. The relief sought in the lawsuit includes an injunction prohibiting Discover from engaging in the alleged violations, civil penalties and costs. Discover will seek to vigorously defend all claims asserted against it in this matter.

Economic and Financial Market Conditions May Adversely Affect Your Notes

Beginning in 2007, adverse economic conditions in the United States and in the global capital markets have caused a contraction of available credit and have generally reduced the market price and liquidity for DiscoverSeries notes and other securities that represent interests in securitization vehicles. See “— Ratings of the Notes” and “— Limited Ability to Resell Notes.” These conditions have also adversely impacted credit card usage, payment patterns and the rate of defaults by Discover Bank customers.

In general, deteriorating or adverse economic conditions and financial market instability may adversely affect unemployment rates, inflation, consumer spending, availability of consumer credit, asset values, investments and liquidity. These factors may result in decreased credit card usage and adversely affect the ability and willingness of customers to pay amounts owed to Discover Bank, resulting in increased delinquencies and charge-offs. Related social factors such as consumer confidence levels, attitudes towards incurring debt, the public’s perception of the use of credit cards and the stigma of personal bankruptcy may also adversely affect credit card usage. Reduced usage of Discover cards, including a reduction in the number of transactions on Discover cards and the average purchase amount of transactions on Discover cards, would reduce transaction fees and interest income used to make payments on the notes. These conditions and factors could reduce excess spread and, if sufficiently severe, could cause an early redemption event for DiscoverSeries notes, which would affect the timing and amount of payments on the notes. We cannot predict future economic conditions, the impact such conditions may have on credit card usage, repayment patterns or delinquency and charge-off rates or, consequently, the impact such conditions may have on the timing and amount of payments on your notes. See “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (3) Payments, Generation of Receivables and Maturity.”

Deteriorating or adverse economic conditions may also adversely affect the value, liquidity and credit ratings of permitted investments of funds deposited to the master trust or note issuance trust accounts. Although permitted investments are required to have the highest rating of the applicable rating agencies at the time of purchase or to otherwise meet rating agency standards intended to minimize risk of loss on such investments, risk of loss cannot be entirely eliminated. As holder of the seller certificate in the master trust, Discover Bank receives the investment income, and bears the risk of loss, on permitted investments of funds in the master trust’s collections account, although any such loss may subject investors to the credit risk of Discover Bank. Investors in the notes bear the risk of loss related to permitted investments in the applicable principal funding subaccount.

Holding Company Regulation

Discover Bank is considered to be a “bank” for purposes of the Bank Holding Company Act of 1956, as amended (“BHCA”), a federal statute that requires companies controlling banks to register as bank holding companies with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). In 2009, Discover Financial Services became a bank holding company under the Bank Holding Company Act of 1956 and a financial holding company under the Gramm-Leach-Bliley Act. Registration as a bank holding company subjects Discover Financial Services to new legal and regulatory requirements, including minimum capital requirements, and subjects Discover Financial Services to oversight, regulation and examination by the Federal Reserve. For instance, as a bank holding company, Discover Financial Services is subject to organization-wide oversight and examination by the Federal Reserve and its business activities are restricted to those permitted by the BHCA. Additionally, the Dodd-Frank Act requires the Federal Reserve to impose additional prudential standards on systemically significant institutions, including Discover, regarding risk-based capital requirements, leverage limits, liquidity requirements, risk management and concentration limits. Beginning in December 2011, the Federal Reserve has issued proposed rules including a wide range of measures addressing issues such as capital, liquidity, credit exposure, stress testing, risk management, and early remediation requirements. In July 2013, the Federal Reserve and the other prudential banking regulators issued final rules relating to regulatory capital and other matters, and proposed additional rules. Discover is still evaluating these rules. Additional rules addressing prudential standards will also likely be adopted in the future. If Discover Financial Services fails to satisfy the regulations and requirements set forth in the BHCA, including those arising in connection with the Dodd-Frank Act, its financial condition and results of operations could be adversely affected.

The Dodd-Frank Act’s provisions related to increased capital and liquidity requirements would establish minimum leverage and risk-based capital requirements on a consolidated basis for all depository institution holding companies and insured depository institutions that cannot be less than the strictest requirements in effect for depository institutions as of the date of enactment of the Dodd-Frank Act (i.e., July 21, 2010). In addition, in December 2010 the Basel Committee on Banking Supervision released the Basel III rules text. Basel III will increase requirements as to both the quantity and quality of regulatory capital and will also establish new liquidity coverage and net stable funding ratios. In July 2013, the Federal Reserve, FDIC and OCC issued a final rule to implement the provisions of the Basel III regulatory capital reforms that is applicable to Discover Financial Services and Discover Bank. We are not able to predict at this time the effect of these capital and liquidity guidelines or regulations that have been or may be adopted by regulatory agencies having authority over Discover Financial Services, Discover Bank and their subsidiaries or the impact that any changes in regulation would have on these entities. However, we expect that the new standards will generally require Discover Financial Services and/or Discover Bank to maintain more capital and/or manage the configuration of assets and liabilities in order to comply with formulaic liquidity requirements, which could significantly impact return on equity, financial condition, operations, capital position and ability to pursue business opportunities.

FDIC Rule Regarding Securitizations

As discussed in “— Security Interests and Insolvency Related Matters,” some of the powers of the FDIC upon certain events of insolvency or receivership are limited as a result of the Safe Harbors adopted by the FDIC. To the extent the provisions of the New Safe Harbor on which we are relying apply, the FDIC has agreed that it will not use its repudiation power to recover, reclaim or recharacterize as assets of a failed insured depository institution any assets that were transferred to a master trust or revolving trust in a securitization meeting the requirements of the rule. The applicability of these provisions of the New Safe Harbor to the master trust and note issuance trust requires, among other things, that the transfer of the receivables would have received sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. Although other FDIC rules and policy statements, including the Statement of Policy Regarding the Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver, which was adopted by the FDIC in 1993, provide additional protections to investors, if the provisions of the New Safe Harbor on which we are relying were to not apply and we continue to not satisfy the alternative provisions of the New Safe Harbor on which we are not currently relying, any exercise of remedies would automatically be stayed for 45 or 90 days, and the FDIC may seek to recover, reclaim or recharacterize as assets of Discover Bank receivables that have been transferred to the master trust or the collateral certificate transferred to DCENT and to terminate Discover Bank’s obligations to service the receivables or transfer new receivables to the master trust upon certain events of insolvency or receivership. This could result in delayed or reduced payments to you or losses on your investment. See “— Security Interests and Insolvency Related Matters.” This may also prevent future issuances of notes from the note issuance trust.

Issuance of Additional Series of Master Trust Certificates

The master trust may issue additional series of master trust certificates or, if permitted by the applicable series supplements for those series or the pooling and servicing agreement, increase existing series without your consent. Discover Bank and the master trust will not request your consent to issue new series or to increase Series 2007-CC or other existing series. The trustee for the master trust will authenticate and deliver a new series of master trust certificates or additional certificates in existing series only if, among other conditions, Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series of certificates outstanding at the time of the new issuance because of the new issuance. If the master trust does issue one or more additional series or additional certificates in existing series, those series or certificates may impact the timing and amount of allocations to the collateral certificate and, in turn, payments you receive on your notes from the note issuance trust.

If the note issuance trust has pledged an additional collateral certificate under the indenture at the time an amortization event occurs for the Series 2007-CC collateral certificate or another event occurs that requires Discover Bank or an additional seller to repurchase all or a substantial portion of the receivables in the master trust or the Series 2007-CC collateral certificate, the note issuance trust may be able to reinvest the proceeds of such amortization or repurchase in such additional collateral certificate, rather than repaying your notes. Similarly, if any such event were to occur with respect to an additional collateral certificate, the note issuance trust may be able to reinvest the proceeds it receives in the Series 2007-CC collateral certificate or a different additional collateral certificate. If such proceeds are reinvested, such event will not be an early redemption event for your notes, your notes will not be repaid as a result of such event even if you determine that repayment would be desirable, and the collateral supporting your notes will thereafter reflect such reinvestment.

Issuance of Additional Notes

The note issuance trust may issue additional series, classes or tranches of notes or increase existing series, classes or tranches of notes, including the tranche of notes held by you, without your consent. If additional notes are issued in the DiscoverSeries that are senior to your notes, they will increase the extent to which your notes are subordinated and the degree to which your notes are exposed to risk of loss. The note issuance trust will not request your consent to issue new series, classes or tranches of notes or to increase existing series, classes or tranches of notes, even where such issuances or increases will have the effect of increasing the extent to which your notes are subordinated. The indenture trustee will authenticate and deliver a new series, class or tranche of notes or additional notes in an existing series, class or tranche only if, among other conditions, there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and the note issuance trust delivers to the indenture trustee and the applicable note rating agencies a certificate to the effect that the note issuance trust reasonably believes that the new issuance will not cause an early redemption event or event of default for any outstanding DiscoverSeries notes; provided that the note issuance trust does not have to consider any effects on the timing of principal payments on outstanding subordinated notes caused by the issuance of senior notes. If the note issuance trust does issue one or more additional series, classes or tranches of notes, those series, classes or tranches may impact the timing and amount of payments you receive on your notes, and may dilute voting rights based on your notes with respect to matters subject to voting by the holders of the master trust certificates and the DiscoverSeries notes.

Amendment of Indenture and Pooling and Servicing Agreement

Under the indenture and the indenture supplement for the DiscoverSeries, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of one or more affected series, classes or tranches or all the notes. These actions include consenting to amendments relating to the collateral certificates securing the notes. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The Series 2007-CC collateral certificate and each subsequently transferred collateral certificate will be an investor certificate under the applicable pooling and servicing agreement, and noteholders will have indirect consent rights under such pooling and servicing agreement. See “The Indenture — Voting.” Generally, under a pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. Such percentage will be calculated without taking into account the outstanding dollar principal amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents. These actions include consenting to amendments to the applicable pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate may be substantially smaller than the outstanding principal amount of the other investor certificates issued by the related master trust. Consequently, the holders of other series of investor certificates may have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken.

Historical Information

The historical performance of the master trust accounts, as presented under “The Master Trust Accounts — Summary Historical Performance of the Accounts” in the prospectus supplement may not be representative of the future performance of the portfolio or the master trust accounts in all material respects. Interchange yield may decline, potentially to zero, if the amount of new transactions involving master trust accounts declines.

The remainder of this prospectus uses some capitalized terms. We have defined these terms in “Glossary of Terms.”

The Discover Card Business

General

Discover Bank has conveyed receivables to the master trust pursuant to the Pooling and Servicing Agreement. These receivables were generated from transactions made by holders of the Discover card, a general purpose credit and financial services card. In addition, Discover Bank has conveyed to the master trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks (which includes the network of its affiliate, DFS Services LLC) to Discover Bank in connection with transactions on accounts of the type included in the master trust, which we refer to as “interchange.” The portion conveyed to the master trust is determined by dividing the net merchant sales processed on the accounts for any month by the net merchant sales processed on all accounts in the Discover card portfolio of the type included in the master trust for that month, and is deposited to the master trust only on the related distribution date. The receivables conveyed to the master trust before the date of this prospectus include only receivables arising under accounts in the Discover card portfolio, although at a later date Discover Bank may add other receivables to the master trust that do not arise under accounts in the Discover card portfolio. Designations of additional accounts will also include the corresponding portion of interchange fees arising after the date of designation. See “The Master Trust — Master Trust Addition of Accounts.” In this prospectus and the accompanying prospectus supplement, we present information about the pool of receivables that Discover Bank has conveyed to the master trust and the accounts in which they arise. When we refer to the Discover card in this section entitled “The Discover Card Business,” we are referring to the Discover it card, and other general purpose cards and card products issued by Discover Bank.

Discover Bank began distributing the Discover card nationally in March 1986. Since that time, Discover Bank has introduced a number of new cards and products that have additional or different features and benefits. The Discover card gives customers access to a revolving line of credit. Customers can use their Discover cards to purchase merchandise and services from participating merchants, to transfer balances and to obtain cash advances at automated teller machines and at certain other locations. Customers can also obtain cash advances by writing checks against their accounts.

Customers are generally subject to account terms and conditions that are uniform from state to state. See “— Billing and Payments.” In all cases, the customer agreement governing the terms and conditions of the account permits Discover Bank to change the credit terms, subject to the new limitations of the CARD Act described above, including the rate of the periodic finance charge, the fees imposed on accounts and other terms and conditions, upon prior notice to customers where notice is required by law. Discover Bank assigns each Discover card account a credit limit when it opens the account. Generally, after the account is opened, Discover Bank may increase or decrease the credit limit on the account, at Discover Bank’s discretion, at any time. The credit limits on Discover card accounts generally range from $500 to $25,000, up to a maximum of $100,000.

Discover Bank offers numerous card products that allow customers to earn rewards based on how they want to use credit. One feature is the Cashback Bonus® reward, where customers receive rewards based upon their level and type of purchases. Discover Bank currently offers the following card products under which the receivables in the master trust may arise:

•

Discover it card offers 5% Cashback Bonus in categories that change throughout the year up to a quarterly maximum (signing up is required) and 1% Cashback Bonus on all other purchases, as well as other benefits.

•

Discover More card offers 5% Cashback Bonus in categories that change throughout the year up to a quarterly maximum (signing up is required). Customers earn .25% on their first $3,000 in all other annual purchases and on all warehouse purchases, and 1% on purchases over $3,000.

•

Discover Open Road card offers 2% Cashback Bonus on the first $250 in combined gas and restaurant purchases each billing period. Customers earn ..25% on their first $3,000 in all other annual purchases and on all warehouse purchases, and 1% on purchases over $3,000.

•

Discover Motiva card provides customers with Cashback Bonus equal to 5% of their interest charges each month for making on-time payments. Customers earn .25% on their first $3,000 in all other annual purchases and on all warehouse purchases, and 1% on purchases over $3,000.

•	Miles by Discover customers receive two miles for every $1 on the first $3,000 in travel and restaurant purchases each year and one mile for every $1 on all other purchases.

•	Escape by Discover customers earn two miles for every $1 on all purchases. This card has a $60 annual fee.

Customers who are not delinquent or otherwise disqualified may redeem Cashback Bonus rewards at any time. They can use their Cashback Bonus to pay at select online partners. Customers also have the option to redeem their Cashback Bonus rewards beginning at $20 for gift cards and certain charitable donations or at $50 for a statement credit or direct deposit. When customers choose to redeem their Cashback Bonus for partner gift cards, they have the opportunity to increase their reward from one of approximately 170 merchant partners. Cashback Bonus rewards are not paid from the property of the master trust or the note issuance trust.

Discover Bank applies both variable and fixed rates of finance charges to account balances arising from purchases of merchandise and services, as well as those arising from cash advances and balance transfers, in Discover card accounts. Although we have moved the majority of our credit card loans to variable rates, some of our loans are still at fixed rates. The variable rates are based on the prevailing prime rate plus a margin. See “— Billing and Payments.” Discover Bank also offers customers money market accounts, savings accounts and certificate of deposit accounts. These deposit products offer competitive rates of interest and are insured by the FDIC up to the maximum amount. To differentiate the Discover card in the marketplace, and to increase accounts, balances and customer loyalty, Discover Bank from time to time tests and implements new offers, promotions and features of the Discover card.

Discover Bank is the sole servicer under the master trust’s pooling and servicing agreement and is ultimately responsible for the overall servicing function. Discover Bank outsources certain servicing functions to the following affiliates: DB Servicing Corporation (“DBSC”) and Discover Products Inc. (“DPI”). DBSC and DPI provide these servicing activities and functions to Discover Bank on their own or, in the case of DBSC, with the assistance of third party vendors that contract directly with DBSC. For example, DBSC has contracted with BancTec, Inc. (“BancTec”), a third party service provider, for certain check processing and related services. Working together in this manner, Discover Bank, DBSC and DPI generally perform all of the functions required to service and operate the Discover card accounts. These functions include, but are not limited to, soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing customers, processing payments (also with BancTec), providing customer service and collecting delinquent accounts. Discover Bank, DBSC and DPI together maintain multiple operations centers across the country for servicing customers. DBSC also maintains a recovery group to process accounts that Discover Bank has charged off as uncollectible.

Customers may access their accounts on-line with the Discover Card Account Center website or mobile application, which offer a menu of e-mail and mobile notifications or reminders to regularly inform customers about the status of their accounts. Types of notifications include reminders that a customer’s credit limit is being approached or that a minimum payment is due. In addition, customers may view detailed account information on-line, such as recent transactions and account payments. Customers also have access to tools such as Spend Analyzer which enables them to compare spending in different categories, such as gas or supermarkets, and Paydown Planner which helps them create a plan to reduce their balance. Customers may pay their Discover card bills on-line at no cost and receive exclusive discounts and special Cashback Bonus rewards by shopping on-line at the website. The website also offers customers the ability to use a single-use account number (a unique credit card number used for purchases at a single website) for on-line purchases so that customers never have to reveal their actual account number on-line.

DFS Services LLC maintains the Discover Network, which has established arrangements (either directly or indirectly through merchant acquirers) with merchants to accept payment cards issued on the Discover Network, including the Discover card, for cash advances and as the means of payment for merchandise and services. Discover Bank contracts with DFS Services LLC to have cards issued by Discover Bank, including the Discover card, accepted at those merchants. DFS Services LLC receives merchant discount/acquirer interchange for providing services to merchants and acquirers and pays interchange fees to Discover Bank. Discover Bank’s ability to generate new receivables and interchange requires locations where customers can use their Discover cards. DFS Services LLC works with merchant acquirers and a sales and service force to maintain and increase the size of its merchant base. DFS Services LLC also maintains additional operations centers that are devoted primarily to providing customer service to merchants. The merchants that accept the Discover card encompass a wide variety of businesses, including local and national retail establishments and specialty stores of all types, quick service food establishments, governments, restaurants, medical providers and warehouse clubs, and many leading airlines, car rental companies, hotels, petroleum companies and mail order companies, as well as Internet merchandise and service providers.

Discover has capitalized on the October 2004 U.S. Supreme Court decision, rejecting an appeal by Visa and MasterCard in U.S. v. Visa/MasterCard, which allows financial institutions to issue credit and debit cards on the Discover Network, which is owned by DFS Services LLC, an affiliate of Discover Bank. DFS Services LLC has entered into agreements with various third-party issuers to launch new bank cards and other products on the Discover Network. The Discover Network has been active in other areas as well. For example, DFS Services LLC has signed agreements with a number of companies to act as merchant acquirers for the Discover Network and provide processing services to such merchants. The Discover business also includes PULSE Network LLC (“PULSE”), an ATM/debit and electronic funds transfer network, and Diners Club International Ltd. (“Diners”), a global payments network. PULSE offers financial institutions a full-service debit platform and product set, including signature debit, PIN debit, gift card, stored value card and ATM services, and Diners offers transaction processing and marketing services to licensees globally. PULSE and Diners are subsidiaries of DFS Services LLC. DFS Services LLC acquired PULSE in January 2005 and Diners in June 2008. The combination of the Discover Network, PULSE and Diners results in an electronic payments company offering a range of products and services for financial institutions, consumers and merchants.

The following sections describe Discover Bank’s credit granting procedures, portfolio management policies, collection and charge-off policies, billing and payment policies and other specific aspects of the Discover business as they relate to its unsecured credit card business. Discover Bank may change these policies and practices over time in accordance with Discover Bank’s business judgment and applicable law.

Credit-Granting Procedures

New Customers (Account Acquisition)

Discover Bank acquires new customers for the Discover card portfolio either through targeted marketing efforts or through unsolicited individual applications. In either case, Discover Bank has a rigorous process for screening applicants. In terms of identifying potential customers, Discover Bank uses proprietary targeting and analytical models to identify credit-worthy prospects and matches them with appropriate product offerings. Discover Bank gives consideration to the prospective customer’s financial stability, as well as ability and willingness to pay. Discover Bank employs multiple acquisition channels, including direct mail, internet and print advertising. On-line channels account for the greatest proportion of new consumer accounts.

Discover Bank assesses the creditworthiness of each applicant through its underwriting process by evaluating prospective customers’ applications using credit information provided by the credit bureaus and other sources. Discover Bank uses credit scoring systems, both externally developed and proprietary, to evaluate customer and credit bureau data. The credit bureaus may provide Discover Bank with a FICO score for an individual to help assess credit risk. A FICO score is a number which represents a credit assessment for an individual, using a proprietary credit scoring method owned by Fair Isaac Corporation. For more information, see “The Master Trust Accounts — Distribution of the Accounts by FICO Score” in the prospectus supplement. Discover Bank uses experienced credit underwriters to supplement its automated decision-making processes. Approximately 25% of all credit card applications are subject to manual review that covers the areas of key customer data verification, fraud prevention and approval of credit lines. Upon approval of a customer’s application for an unsecured credit card, Discover Bank assigns a credit line based on risk level, income, outstanding obligations and expected card usage, and assigns specific annual percentage rates and terms for different customers and products.

Management of consumer credit risk, including in connection with the acquisition of new accounts, is the primary responsibility of the Discover Bank Credit Committee. The responsibilities of the Discover Bank Credit Committee include (i) establishing consumer credit risk philosophy and tolerance; (ii) establishing procedures for implementing and ensuring compliance with risk identification, measurement, monitoring and management policies and procedures for consumer credit risk management; and (iii) reviewing, on a periodic basis, aggregate risk exposures and efficacy of risk measurement, monitoring and management policies and procedures within the Credit Risk Management Department. Discover Bank’s Acquisition Strategy Committee, a subcommittee of the Discover Bank Credit Committee, focuses specifically on establishing credit criteria and strategies for managing credit losses related to the acquisition of new credit card customers. The Acquisition Strategy Committee is also responsible for monitoring actual performance of approved credit card acquisition policies and strategies and ensuring that modifications to the credit policy guidelines are fully documented and implemented.

Existing Customers (Portfolio Management)

Proactive management of Discover card customers’ accounts is a critical part of Discover Bank’s credit risk management, and all accounts are subject to ongoing credit assessment. This assessment reflects information relating to the performance of the customer’s Discover card account as well as information from credit bureaus and other sources relating to the customer’s broader credit performance. Discover Bank utilizes scoring models (statistical evaluation models) to support the measurement and management of credit risk. At the individual customer level, Discover Bank uses custom risk models together with generic industry models as an integral part of the credit decision-making process. Depending on the duration of the customer’s account, risk profile and other performance metrics, the account may be subject to a range of account management treatments, including eligibility for marketing initiatives, limits on transaction authorization, and increases or decreases in purchase and cash credit limits. As explained above, the CARD Act restricts Discover Bank’s ability to change interest rates based on credit risk. For further discussion of Discover Bank’s ability to change the terms of the Accounts, see “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (1) Discover Bank May Change Terms of the Accounts.”

As the owner of the Discover card accounts, Discover Bank has the right to change its credit-scoring criteria and creditworthiness criteria. Discover Bank regularly reviews and modifies its credit-scoring system to reflect Discover Bank’s actual credit experience with Discover card account applicants and customers as that historical information becomes available. Discover Bank believes that refinements of these procedures and system since the inception of the Discover card program have helped its analysis and management of credit losses. However, Discover Bank cannot assure you that these actions will prevent increases in credit losses in the future. For further discussion related to customers’ ability to make payments on the Accounts, see “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (1) Payments, Generation of Receivables and Maturity.” Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, could potentially lead to a decrease in the levels of the receivables in the Discover card portfolio and the receivables in the master trust. If there is a decrease in the level of receivables in the master trust, and if Discover Bank does not add additional accounts, or interests in other pools of credit card receivables, to the master trust, an early redemption event could result, causing the note issuance trust to begin to repay the principal of the notes sooner than expected. An increase in the amount of receivables charged off as uncollectible, without an offsetting increase in Finance Charge Collections and other income, could also cause an early redemption event and cause the note issuance trust to begin to repay the principal of the notes sooner than expected.

Management of consumer credit risk, including in connection with Discover Bank’s existing portfolio of credit card customers, is the primary responsibility of the Discover Bank Credit Committee. Discover Bank’s Portfolio Strategy Committee, a subcommittee of the Discover Bank Credit Committee, focuses specifically on establishing credit criteria and strategies for managing credit losses related to the ongoing management of credit card customers. The Portfolio Strategy Committee is also responsible for monitoring actual performance of approved credit card portfolio management policies and strategies and ensuring that modifications to the credit policy guidelines are fully documented and implemented.

Collection Efforts and Charged-Off Accounts

Efforts to collect past-due Discover card accounts receivable are made by collections personnel of DBSC and DPI. Under current practice, a request for payment of past-due amounts is included in the monthly billing statements of all accounts with these amounts. Collection personnel generally initiate contact with customers within 30 days after any portion of their balance becomes past due. The nature and timing of the initial contact, typically a personal call or letter, are determined by a review of the customer’s prior account activity and payment habits. For higher risk accounts, as determined by statistically derived predictive models, telephone contacts may begin much sooner compared to lower risk customers. If initial contacts fail to elicit a payment, Discover Bank continues to attempt to contact the customer by telephone and by mail. Discover Bank also may enter into arrangements with customers to waive finance charges, fees and principal due, or extend or otherwise change payment schedules, including re-aging accounts in accordance with regulatory guidance. An account is re-aged when it is returned to current status without collecting the total amount of principal, interest and fees that are contractually due. The practice of re-aging an account may affect delinquencies and charge-offs, potentially delaying or reducing such delinquencies and charge-offs. A re-age is intended to assist delinquent customers experiencing a temporary hardship who have demonstrated both the ability and willingness to resume making regular payments and who satisfy other criteria. Generally, to qualify for a re-age, an account must have at least nine months of activity and may not have been re-aged more than once within any twelve-month period or twice within any five-year period. Additionally, a customer must also have made three consecutive minimum monthly payments or the equivalent cumulative amount. A re-age that involves a workout is generally limited to one re-age and is defined as a former open-end credit card account upon which credit availability has been closed and the amount owed has been placed on a fixed repayment schedule in accordance with modified terms and conditions. Discover Bank believes its re-age practices are consistent with regulatory guidance.

Discover Bank’s current policy is to recognize losses and to charge off an account by the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time. In certain cases, such as bankruptcies, probate accounts and fraudulent transactions, an uncollectible balance may be charged off earlier. For example, bankruptcies and probate accounts are charged off at the end of the month 60 days following the receipt of notification of the bankruptcy or death, but not later than the end of the sixth full calendar month after a payment amount is first due. In general, after Discover Bank has charged off an account, collections personnel of DBSC attempt to collect all or a portion of the charged-off account. If those attempts do not succeed, DBSC generally places the charged-off account with one or more collection agencies or, alternatively, Discover Bank may commence legal action against the customer, including legal action to attach the customer’s property or bank accounts or to garnish the customer’s wages. Discover Bank may also sell charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times charged-off accounts may, subject to Moody’s and Standard & Poor’s consent, be removed from the master trust. Discover Bank will transfer proceeds from any of these removed accounts and the related receivables to the master trust. Fraudulent transactions are generally written off 90 days following notification, but not later than the end of the sixth full calendar month after a payment amount is first due. Amounts related to fraudulent transaction write-offs are absorbed by Discover Bank as Seller and are not allocated to the master trust or its investors, including the noteholders of DCENT.

Under the terms of the Pooling and Servicing Agreement, the master trust’s assets include any recoveries received on charged-off accounts, including the proceeds that Discover Bank has transferred to the master trust from any charged-off receivables that Discover Bank has removed from the master trust. These recoveries are treated as Finance Charge Collections. Discover Bank cannot assure you that the level of recoveries on charged-off accounts for the master trust will consistently approximate levels for the Discover card portfolio as a whole. Any addition of accounts to the master trust will temporarily reduce both the levels of charged-off accounts and recoveries, each as a percentage of the receivables in the master trust, because no added accounts will be charged-off accounts at the time they are added to the master trust.

The Accounts

Discover Bank selected the accounts in a random manner intended to produce a representative sample of all Discover card accounts not then segregated from the Discover card portfolio. See “— Effects of the Selection Process.” The accounts were randomly selected on numerous different dates since the formation of the master trust in October 1993 from the pool of unsecuritized accounts then available in the Discover card portfolio. The master trust is entitled to all receivables arising on the accounts since the date they were added to the master trust. Collections of the receivables in the accounts are allocated to the collateral certificate beginning on the first day of the calendar month in which the collateral certificate is issued, which is the series cut-off date. The series cut-off date is used solely to determine allocations and is not the date on which assets are treated as belonging to the master trust or the collateral certificate is treated as belonging to the note issuance trust. Because credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the accounts, even when the revolving period for the collateral certificate ends, new receivables generated in the accounts continue to be treated as master trust assets and continue to indirectly support the notes. Discover Bank also may randomly select accounts for removal from the list of accounts designated to the master trust or may remove accounts from designation subject to other limiting criteria. The accounts currently designated to the trust reflect prior removals. For additional information on the composition of the accounts, see “The Master Trust Account — Current Composition and Distribution of the Master Trust Accounts” in the prospectus supplement.

Billing and Payments

Discover card accounts generally have the same billing structure. Discover Bank sends a monthly billing statement to each customer who has an outstanding debit or credit balance. Customers can also waive their right to receive a physical copy of their bill, in which case they will receive their statement online at the Discover Card Account Center. Discover card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Discover Bank processes and bills to customers all activity that occurred in the related accounts during the period of approximately 28 to 32 days that ends on that date. The accounts include accounts in all billing cycles.

Each customer with an outstanding debit balance in his or her Discover card account must generally make a minimum payment in an amount based on the customer’s outstanding balance, any past due amount and any finance charges and late fees assessed. Under certain circumstances, Discover Bank will exclude late fees from customers’ minimum monthly payment; however, those fees may be carried forward in such customers’ outstanding debit balances until they are paid. If a customer exceeds his or her credit limit as of the last day of the billing period, Discover Bank may include all or a portion of this amount in the customer’s minimum monthly payment.

From time to time, Discover Bank has offered and may continue to offer customers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges and applicable fees, without being considered past due. A customer may pay the total outstanding balance at any time. Discover Bank also may enter into arrangements with delinquent customers to extend or otherwise change payment schedules, and to waive finance charges, fees and/or principal due, including re-aging accounts in accordance with regulatory guidance. See “— Collection Efforts and Charged-Off Accounts.” Although Discover Bank does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Discover Bank offers customers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.

Discover Bank applies various rates of finance charges to account balances, as described under “The Discover Card Business — General.” Periodic finance charges on purchases, balance transfers and cash advances are calculated on a daily basis, subject to a grace period for purchases that essentially provides that periodic finance charges are not imposed on new purchases or any portion of a new purchase paid by the payment due date if the customer paid their entire balance on their prior billing statement in full by the due date on that statement. Neither cash advances nor balance transfers are subject to a grace period. In connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.

In addition to periodic finance charges, Discover Bank may impose other charges and fees on Discover card accounts. Unless otherwise specified in a cash advance offer, Discover Bank charges a cash advance fee that is calculated as a fixed amount or a percentage of the transaction. In the event that the fee is calculated as a percentage of the cash advance, there will typically be a minimum fee and no maximum. Discover Bank generally charges a late fee each time a customer has not made a minimum payment by the required due date. For the Discover it card, there is no late fee for the first late payment. The late fee is triggered by the failure to make the minimum payment when due. Discover Bank charges a fee for any payment (such as a check) returned unpaid and a fee for Discover card cash advance, balance transfer or other promotional checks that are returned by Discover Bank. The fees that Discover Bank charges for late, returned payment and returned checks comply with the requirements of the CARD Act. Specifically, Discover Bank will charge a $25 fee for the first such violation and a $35 fee for subsequent violations of the same type that occur in the next 6 billing periods. In no event will the late fee or returned payment fee exceed the minimum payment due, and the returned check fee will not exceed the amount of the related check. Unless otherwise specified in a balance transfer offer, Discover Bank charges a balance transfer fee that is calculated as a percentage of the balance transfer. There will typically be a minimum fee and there may be a maximum fee, as described in any balance transfer offer.

See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — Consumer Protection Laws and Regulations,” “— Payments, Generation of Receivables and Maturity” and “ — Discover Bank May Change Terms of the Accounts.”

Discover Bank will review a customer’s account on the last day of each billing period to determine the rate that will apply to the account. Currently, for all products except Discover it, if a customer fails to make a required payment when due, the standard rate for purchases may increase for new transactions to a variable penalty rate determined by adding up to 5 additional percentage points to the otherwise applicable APR. In addition, any special rate on balance transfers and purchases may terminate for new transactions, and the penalty rate may apply. The penalty rate will be based on a customer’s credit worthiness and other factors such as current annual percentage rates and account history. Any increased rate will apply for new transactions made more than 14 days after provision of 45 days’ advance notice of the effective date of the increase. There is no penalty rate for Discover it.

If a customer’s rate was increased under any penalty rate plan, such as those discussed above, we will, to the extent required by the CARD Act and its implementing regulations, periodically review the account to determine if the rate should be reduced.

The yield on the accounts in the master trust — which consists of the finance charges, fees and other income — depends on various factors, including changes in interest rates over time, customer account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Discover Bank changes the terms of its customer agreement or the terms of any product, service or benefit associated with customer accounts. Yield from interchange depends on the rate at which new purchases are made on the accounts and the applicable rates of interchange fees paid to Discover Bank, which may vary over time. Reductions in the yield could, if large enough, cause an early redemption event to occur or result in insufficient collections to pay interest and principal to investors. Discover Bank cannot assure you about any of these effects. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event,” “— Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure” and “— Investor Risk of Loss.”

Effects of the Selection Process

Discover Bank selected the accounts from accounts serviced at all Discover Bank, DBSC and DPI operations centers and from accounts of residents of the 50 states, the District of Columbia and certain United States’ territories and possessions. Pursuant to the requirements of the Pooling and Servicing Agreement, the addition of new accounts must not cause any materially adverse effect on the current certificateholders of any class of any outstanding series of certificates (including DCENT as holder of the collateral certificate). Also pursuant to the requirements of the Pooling and Servicing Agreement, the selection procedures utilized in the removal of accounts must not cause any materially adverse effect on the current certificateholders of any class of any outstanding series of certificates (including DCENT as holder of the collateral certificate). Discover Bank cannot assure you that the use and payment performance of customers on the master trust accounts will be representative of Discover customers as a whole in all material respects.

Servicing

Master Servicer, Servicer and Calculation Agent

Master Servicer.    Discover Bank acts as master servicer for the master trust. In addition to the master servicer, there also may be one or more servicers of the accounts. The master servicer will coordinate the activities of the various servicers for the master trust. The duties of the master servicer include:

•	aggregating collections from the servicers and distributing those collections to the various master trust investor accounts;

•	directing the investment of funds on deposit in the master trust investor accounts and the master trust credit enhancement accounts in Permitted Investments;

•	receiving the monthly servicing fee and allocating it among the servicers;

•	preparing reports for investors in the master trust, including reports with respect to the collateral certificate; and

•	making any filings on behalf of the master trust with the Securities and Exchange Commission or other governmental agencies.

Servicer.    Discover Bank is currently the only servicer under the Pooling and Servicing Agreement with respect to the accounts. Discover Bank has been servicing credit card accounts since 1985. Discover Bank has acted as master servicer for the master trust and servicer of the accounts since 1993. There has never been a Master Servicer Termination Event or a Servicer Termination Event for the master trust. Discover Bank has a longstanding practice of outsourcing a portion of its servicing functions to certain of its affiliates. The two affiliates currently providing servicing functions, DBSC and DPI, have acted as servicers since 2011 and 2007 respectively. Typically, when servicing functions have been transferred between or among Discover Bank and its affiliates, any necessary personnel and facilities have also been transferred to the new legal entity. Thus, the servicing experience of DBSC and DPI encompasses the servicing experience of their predecessor affiliated servicers. DBSC and DPI provide these servicing activities and functions to Discover Bank on their own or, in the case of DBSC, with the assistance of third party vendors that contract directly with DBSC. For example, DBSC has contracted with BancTec, a third party service provider, for certain check processing and related services. BancTec has been providing such services with respect to the accounts since 2008. Discover Bank remains responsible for the overall servicing function. Additional servicers may be added to the master trust at a later date if receivables in accounts other than credit accounts originated by Discover Bank are added to the master trust. If Discover Bank transfers an additional collateral certificate to the note issuance trust, one or more additional servicers may perform servicing functions with respect to the receivables supporting such additional collateral certificate. If any affiliated or unaffiliated servicer or servicing participant were to be subject to a bankruptcy proceeding or become insolvent, the servicing of the accounts and related payments could be delayed and payment to the master trust’s certificateholders (including DCENT as holder of the collateral certificate), or the certificateholders of any additional master trust or other securitization special purpose vehicle issuing an additional collateral certificate, could be affected. Any such delay or other effect could also affect payment to the note issuance trust’s noteholders.

Each servicer will perform servicing functions with respect to the accounts for which it is the servicer. The servicing functions for each servicer with respect to its accounts include:

•	collecting payments due under the receivables for which it acts as servicer;

•	executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge with respect to the receivables for which it is acting as servicer;

•	if the accounts become delinquent, utilizing non-judicial collection measures and collection lawsuits, if needed;

•	removing charged-off accounts;

•

confirming that accounts added to or removed from the master trust were not selected on the basis of selection criteria believed by the servicer to be materially adverse to the interests of the holders of any class of any outstanding series of certificates, including DCENT as holder of the collateral certificate; and

•	in connection with additions or removals of accounts, calculating a reasonable estimate of the amount of Finance Charge Receivables billed in the accounts.

The master servicer and servicer have no custodial responsibilities with respect to the accounts designated for the master trust. See “The Master Trust — Sale and Assignment of Receivables to the Master Trust.”

The master servicer has no duty to pay an amount in lieu of collections from its own funds if any servicer fails to transfer collections to the master servicer or to the master trust at the direction of the master servicer.

Upon appointment of any additional servicer, Discover Bank as master servicer and servicer and such additional servicer will enter into a master servicing agreement, which will govern the relationship among the master servicer and the servicers.

Discover Bank has acted as the master servicer and primary servicer of the master trust since its formation. For information regarding the size, composition and growth of Discover Bank’s portfolio of serviced assets, see “The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts” in the accompanying prospectus supplement.

Outsourcing Arrangements.    Under the Pooling and Servicing Agreement, the master servicer and servicer may delegate any of its duties thereunder to any person provided that such person agrees to act in accordance with the policies relating to the applicable accounts. For example, DBSC has contracted with BancTec, a third party service provider, on certain check processing and related services. Such delegation will not relieve the master servicer or servicer of its liabilities and responsibilities with respect to such duties. With respect to the accounts serviced by Discover Bank and pursuant to the servicing agreements between DPI and Discover Bank and between DBSC and Discover Bank, the following functions are among those performed in cooperation or separately by each of DPI and DBSC (or third party vendors operating through DBSC) for Discover Bank:

•	Marketing services;

•	Customer service;

•	Collections;

•	Certain other services, including new account application review and authorization, transaction processing and fraud and investigative services;

•	Information technology and related services; and

•	Statistical reporting of account performances and measures and other information, including reporting to credit bureaus and government agencies.

In addition to the above referenced services which are provided by DBSC and/or DPI, DBSC will perform remittance processing and monthly statement preparation. As described above, DBSC has contracted with BancTec to perform certain of such functions. Discover Bank is solely responsible for payment to DBSC and DPI of the fees for servicing under the applicable servicing agreement. Such fees will be paid directly by Discover Bank and are not the obligation of or paid through the cash flows of the master trust or the note issuance trust. The servicing agreements have indefinite terms, but each may be terminated by either party on at least 180 days’ prior notice. In the event of a transfer of account servicing to Discover Bank or another third party, Discover Bank has agreed to pay for the costs related to such transfer. Under the servicing agreements, DBSC and DPI may use their own employees or independent contractors to provide these services. However, certain core servicing functions related to the accounts designated for the master trust, such as collections and new account application review and authorization, mentioned above, are provided by DBSC and/or DPI only. Discover Bank is solely responsible for establishing the annual percentage yields and rates, insurance premiums and other charges and fees related to its credit cards. DBSC, BancTec and DPI remain liable to Discover Bank for actual damages arising from the negligent performance of their obligations under their respective servicing agreements, provided that DBSC, BancTec, or DPI will not be liable for damages due to causes that are in whole or in part beyond their control, such as computer and associated equipment outages, failure or downtime.

Calculation Agent.    Discover Bank acts as calculation agent for the note issuance trust, and in that capacity will provide information to the master servicer for the master trust and for any additional master trust or other securitization special purpose vehicle issuing an additional collateral certificate about the notes outstanding from the note issuance trust, their terms and whether certain events have occurred with respect to them, such as whether they are in their accumulation periods, are prefunding, or have had an early redemption event or event of default occur, and whether such event is continuing or has been cured. The calculation agent will also make determinations with respect to allocations among series of notes, allocations of the investor interest in receivables necessary to support the notes between the collateral certificate and any additional collateral certificates, the cash flows for the DiscoverSeries notes, the amount of prefunding of senior tranches of notes required under the indenture supplement to permit payment of subordinated tranches of notes, and similar matters; provide each servicer with any information such servicer needs to make required daily deposits; and provide each applicable master servicer with any necessary information about funds available for reallocation by the note issuance trust or funds needed from other series of master trust certificates. If Discover Bank or any successor ceases to act as master servicer for the master trust, the indenture trustee or the holders of a specified percentage of the Outstanding Dollar Principal Amount of the notes will have the right to appoint a replacement calculation agent under the indenture.

Servicing Compensation and Payment of Expenses

The master servicer is paid a monthly servicing fee, on behalf of the Sellers and the certificateholders of each outstanding series of master trust certificates, including DCENT as holder of the collateral certificate, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the amount of Principal Receivables in the master trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses. If there is more than one servicer, the master servicer’s expenses will include the payment of a servicing fee to each servicer, pursuant to the terms of a master servicing agreement to be entered into by Discover Bank as master servicer and servicer and any other servicer. The monthly servicing fee is allocated among the Seller Interest and each outstanding series of master trust certificates. The share of each monthly servicing fee allocable to the holder of the Seller Certificate on any distribution date equals:

•	the investor servicing fee percentage of 2% per year, divided by twelve, unless otherwise specified in the related prospectus supplement; multiplied by

•	the amount of Principal Receivables in the master trust as of the first day of the calendar month preceding that distribution date; multiplied by

•	the amount of the Seller Interest; divided by

•	the greater of:

•	the amount of Principal Receivables in the master trust; and

•	the aggregate investor interest in receivables represented by all series of master trust certificates.

The holder of the Seller Certificate pays this share of each monthly servicing fee to the master servicer on or before each distribution date.

The servicing fee for any given calendar month for the collateral certificate will equal the investor servicing fee percentage divided by twelve multiplied by the investor interest in receivables represented by the collateral certificate on the first day of the calendar month (determined after giving effect to any increases in the investor interest in receivables during that month as if those increases occurred on the first day of that month). The share of the servicing fee allocated to the DiscoverSeries notes will be based on the Nominal Liquidation Amount of each tranche of DiscoverSeries notes, and will be funded from Series Finance Charge Amounts and may be funded from certain other sources as described in “Deposits and Allocation of Funds for DiscoverSeries Notes —Fees and Expenses Payable from Collections” and “— Cash Flows.” The remainder of the monthly servicing fee will be allocated to each other outstanding series of master trust certificates. Neither the trustee for the master trust nor the certificateholders of any series of master trust certificates will have any obligation to pay that portion of the monthly servicing fee that is payable by any class of any other series of master trust certificates or that is payable by the Sellers.

The note issuance trust will not pay any separate servicing fee with respect to the services provided by the calculation agent. Instead, a portion of the servicing fee payable to the master servicer for the master trust will be allocated to cover the costs of providing these services.

The master servicer pays from its servicing compensation certain other expenses incurred in connection with servicing the receivables. These include, without limitation, payment of the fees and disbursements of the trustee for the master trust and the indenture trustee and owner trustee for the note issuance trust and independent accountants and other fees and expenses of the master trust and the note issuance trust not expressly stated in the Pooling and Servicing Agreement or any series supplement to be for the account of the certificateholders or in the indenture or any indenture supplement to be for the account of noteholders. However, neither the master servicer nor any servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect to any tax, assessed on the master trust, the trustee for the master trust, the note issuance trust, the indenture trustee, the owner trustee or any of their respective investors. If additional collateral certificates are transferred to DCENT in the future, it will likely pay an additional servicing fee with respect to the investor interest in receivables represented by each additional collateral certificate.

For a discussion of certain regulatory considerations that could affect the servicing fee in the future, see “The Seller, Depositor and Sponsor — Certain Regulatory Matters.”

Certain Matters Regarding the Master Servicer and the Servicers

Neither the master servicer nor any servicer may resign from its obligations and duties as master servicer or servicer under the Pooling and Servicing Agreement or any series supplement, including the series supplement for the collateral certificate, unless it determines that it is no longer permitted to perform its duties under applicable law or unless certain other limited circumstances apply. The master servicer or any servicer may not effectively resign until the trustee for the master trust or a successor to the master servicer or servicer, as applicable, has assumed the master servicer’s or servicer’s responsibilities and obligations under the Pooling and Servicing Agreement and the series supplements. Notwithstanding these restrictions, if the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that the performance by the master servicer or any servicer of such obligations constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to the master servicer or servicer, that banking regulatory authority has the power to order the master servicer or servicer, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking regulatory authority determines to be appropriate. For more information, see “The Seller, Depositor and Sponsor — Certain Regulatory Matters.”

The master servicer or any servicer may delegate any of its duties under the Pooling and Servicing Agreement or any series supplement. However, the master servicer or the servicer will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the Pooling and Servicing Agreement. Similarly, the calculation agent may delegate any of its duties under the indenture or any indenture supplement. However, the calculation agent will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the indenture or any indenture supplement.

Any of the following entities will become a successor to the master servicer or the servicer, as applicable, under the Pooling and Servicing Agreement and the series supplements if it executes a supplement to the Pooling and Servicing Agreement and each series supplement then outstanding:

•	any corporation into which the master servicer or the servicer is merged or consolidated in accordance with the Pooling and Servicing Agreement;

•	any corporation resulting from any merger or consolidation to which the master servicer or any servicer is a party; or

•	any corporation succeeding to the business of the master servicer or any servicer.

The successor to the master servicer would be expected to succeed to the responsibilities of the calculation agent under the indenture and each indenture supplement.

Master Servicer Termination Events

If any Master Servicer Termination Event occurs, either the trustee for the master trust or holders of master trust certificates that represent at least 51% of the invested amount for any class of any series of master trust certificates that is materially adversely affected by the Master Servicer Termination Event, may terminate all of the rights and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement, any outstanding series supplement and any master servicing agreement. For purposes of these provisions, DCENT will have the right to vote as the holder of the collateral certificate, and will vote as instructed by the holders of its notes. The trustee for the master trust may terminate Discover Bank’s rights and obligations as master servicer by giving written notice to Discover Bank as master servicer; the holders of the requisite amount of master trust certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the trustee for the master trust.

A Master Servicer Termination Event refers to any of the following events:

•

the master servicer fails to make any payment, transfer or deposit, or to give instructions to the trustee for the master trust to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any series supplement or any master servicing agreement, or within five business days after the date it was required to do so;

•

the master servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any series supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee for the master trust, or for 60 days after it and the trustee for the master trust receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series of master trust certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the failure;

•

any representation, warranty or certification made by the master servicer in the Pooling and Servicing Agreement, any series supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series of master trust certificates then outstanding, including DCENT as holder of the collateral certificate; and

•

continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the master servicer by the trustee for the master trust, or to the master servicer and the trustee for the master trust by holders of certificates that represent at least 25% of the invested amount for any class of any master trust series of certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the incorrect representation, warranty or certification; or

•

certain events of bankruptcy, insolvency or receivership of the master servicer occur. However, the FDIC may have the power to prevent the trustee for the master trust or investors in master trust certificates from effecting a transfer of servicing if the Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as master servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a master servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against such master servicer, the trustee for the master trust or investors in master trust certificates may be prevented from effecting a transfer of servicing.

If the master servicer is in bankruptcy or receivership or a receiver or conservator has been appointed for the master servicer, it is possible that a transfer of master servicing may be delayed pending court or FDIC approval.

The trustee for the master trust will appoint a successor master servicer as promptly as possible. If the trustee for the master trust has not appointed a successor master servicer who has accepted the appointment by the time Discover Bank ceases to act as master servicer, all authority, power and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement, any series supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee for the master trust. If the trustee for the master trust is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit card receivables to act as master servicer. While no funds have specifically been allocated to provide for expenses in the event that a successor master servicer must be appointed, the trustee for the master trust may make arrangements for the successor’s compensation to be paid out of collections and interchange. However, no such compensation shall be in excess of the monthly servicing fee as set forth in the Pooling and Servicing Agreement. Further, in the event that the rights and obligations of the master servicer are terminated, the holder of the Seller Certificate agrees to deposit a portion of the Finance Charge Collections and interchange that it is entitled to receive pursuant to the Pooling and Servicing Agreement to pay its share of the compensation of the successor master servicer.

Servicer Termination Events

If any Servicer Termination Event occurs with respect to any servicer, either the trustee for the master trust or holders of master trust certificates that represent at least 51% of the invested amount for any class of any series of master trust certificates that is materially adversely affected by the Servicer Termination Event, may terminate all of the rights and obligations of that servicer under the Pooling and Servicing Agreement, any series supplement and any master servicing agreement. For purposes of these provisions, DCENT will have the right to vote as the holder of the collateral certificate, and will vote as instructed by the holders of its notes. The trustee for the master trust may terminate any servicer’s rights and obligations as servicer by giving written notice to Discover Bank as master servicer and to the servicer to which the Servicer Termination Event relates; the holders of the requisite amount of master trust certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer, to the servicer to which the Servicer Termination Event relates, and to the trustee for the master trust.

A Servicer Termination Event, for any servicer, refers to any of the following events:

•

the servicer fails to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any series supplement, or any master servicing agreement, or within five business days after the date it was required to do so;

•

the servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any series supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee for the master trust, or for 60 days after it and the trustee for the master trust receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series of master trust certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the failure;

•

any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any series supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series of master trust certificates then outstanding, including DCENT as holder of the collateral certificate; and

•

continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the servicer by the trustee for the master trust, or to the servicer and the trustee for the master trust by holders of master trust certificates that represent at least 25% of the invested amount for any class of any series of certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the incorrect representation, warranty or certification; or

•

certain events of bankruptcy, insolvency or receivership of the servicer occur. However, the FDIC may have the power to prevent the trustee for the master trust or investors in master trust certificates from effecting a transfer of servicing if the Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as servicer. Similarly, if a Servicer Termination Event occurs with respect to a servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the servicer, the trustee for the master trust or investors in certificates may be prevented from effecting a transfer of servicing.

If the servicer is in bankruptcy or receivership or a receiver or conservator has been appointed for the servicer, it is possible that a transfer of servicing may be delayed pending court or FDIC approval.

The trustee for the master trust will appoint a successor servicer as promptly as possible. If the trustee for the master trust has not appointed a successor servicer who has accepted the appointment by the time the servicer ceases to act as a servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement, any series supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee for the master trust. If the trustee for the master trust is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit card receivables to act as servicer. While no funds have specifically been allocated to provide for expenses in the event that a successor servicer must be appointed, the holder of the Seller Certificate agrees to deposit a portion of the Finance Charge Collections and interchange that it is entitled to receive pursuant to the Pooling and Servicing Agreement to pay its share of the compensation of the successor servicer.

Evidence as to Compliance

Under the master trust’s Pooling and Servicing Agreement, on or before the day that is fifteen days prior to the date on which the master trust is required to file its annual, or if applicable, transition report on Form 10-K with the SEC, unless otherwise agreed in writing, the master servicer, each servicer and the trustee for the master trust shall deliver and shall cause each party participating in the servicing function to deliver to the master servicer and to Discover Bank as holder of the Seller Certificate:

•

a report on an assessment of compliance with all applicable servicing criteria required by relevant SEC regulations with respect to asset-backed securities transactions that are backed by the same types of assets as those backing the master trust certificates, as set forth in the Pooling and Servicing Agreement; and

•

an attestation report from a firm of registered public accountants on the related assessment of compliance with such servicing criteria, in the form required by relevant SEC regulations with respect to asset backed issuers.

The master servicer and each required servicer, affiliated servicer and unaffiliated servicer, if any, will deliver to the trustee for the master trust, Discover Bank on behalf of the holder of the Seller Certificate, Moody’s, Standard & Poor’s and Fitch on or before the date on which the master trust is required to file its annual, or if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of such entity to the effect that:

•	a review of such entity’s activities during the reporting period and its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, such entity has fulfilled its obligations under the applicable servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer will also deliver to the trustee for the master trust, Discover Bank on behalf of the holder of the Seller Certificate, Moody’s, Standard & Poor’s and Fitch, on or before the date on which the master trust is required to file its annual, or if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of the master servicer stating:

•	in the course of the officer’s duties as an officer of the master servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event; and

•

whether or not such officer has obtained knowledge of any Master Servicer Termination Event during the previous fiscal year and, if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of that event.

Each servicer will deliver a similar annual statement covering the applicable period with respect to Servicer Termination Events.

Under the indenture, on or before the date that is fifteen days prior to the date on which DCENT is required to file its annual, or if applicable, transition report on Form 10-K with the SEC, unless otherwise agreed in writing, each of the indenture trustee and the calculation agent (if the calculation agent is not also the master servicer) shall deliver to each master servicer and depositor:

•

a report on an assessment of compliance with all applicable servicing criteria required by relevant SEC regulations with respect to asset-backed securities transactions that are backed by the same types of assets as those backing the master trust certificates, as set forth in the indenture; and

•

an attestation report from a firm of registered public accountants on the related assessment of compliance with such servicing criteria, in the form required by relevant SEC regulations with respect to asset backed issuers.

The master servicer and each required servicer, affiliated servicer and unaffiliated servicer, if any, will deliver to the indenture trustee, the calculation agent, if it is not also the master servicer, Moody’s, Standard & Poor’s and Fitch on or before the date on which the note issuance trust is required to file its annual, or if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of such entity to the effect that:

•	a review of such entity’s activities during the reporting period and its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, such entity has fulfilled its obligations under the applicable servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Seller, Depositor and Sponsor

Discover Bank

Discover Bank, which acts as Seller/depositor for the master trust, depositor and beneficiary for DCENT and as sponsor of their securitizations, is a wholly owned subsidiary of Discover Financial Services (formerly NOVUS Credit Services Inc.) and a former indirect subsidiary of Morgan Stanley. Discover Financial Services acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720. On March 13, 2009, Discover Financial Services registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Although the Pooling and Servicing Agreement for the master trust permits additional Sellers, and the trust agreement and indenture for DCENT will permit DCENT to receive collateral certificates from depositors other than Discover Bank, Discover Bank has since inception of Discover Bank’s securitization program been the only Seller into the master trust and the only depositor for the master trust and DCENT and has originated all receivables transferred to the master trust.

In addition to the experience obtained by Discover Bank in the bank card business, a majority of the senior management of the credit, operations and data processing functions for the Discover card at Discover Bank, DPI and DBSC have had extensive experience in the credit operations of other credit card issuers. DPI and DBSC perform sales and marketing activities, provide operational support for the Discover card program and maintain merchant relationships.

Discover Bank and its affiliates may own certificates representing interests in the master trust and notes issued by DCENT in their own names.

Discover Bank’s Securitization Program and Roles as Seller/Depositor and Sponsor

Discover Bank first began its securitization program in 1990, forming with certain of its affiliates Discover Card Trust 1990 A. Discover Bank formed an additional 14 stand-alone Discover Card Trusts before establishing Discover Card Master Trust I in October 1993. All of the certificates issued by these stand-alone Discover Card Trusts were paid in full on their applicable class expected final payment dates. No amortization event or early accumulation event has ever occurred for any series of certificates issued by the master trust. There has also never been a Master Servicer Termination Event or a Servicer Termination Event for the master trust.

Discover Bank formed the Discover Card Execution Note Trust on July 2, 2007 and transferred an undivided interest in the assets of the master trust, represented by the collateral certificate, to DCENT to support the issuance of notes on July 26, 2007.

Discover Bank’s role as sponsor includes causing the registration of the offer and sale of DCENT’s notes with the SEC; the registration of the offer and sale of the master trust’s certificates, including the collateral certificate, with the SEC; directing the issuance of DCENT’s notes and the master trust’s certificates and establishing their respective terms; and working with rating agencies, the indenture trustee, the master trust trustee, the owner trustee, legal counsel, accountants and the underwriters in connection with each offering. In its capacity as the depositor and beneficiary of DCENT and the Seller/depositor of the master trust, Discover Bank also:

•	Has the right, and in some circumstances the obligation, to designate additional accounts, or in some cases participation interests in other receivables pools, for the master trust;

•	Has the right to remove receivables from the master trust, subject to specified constraints;

•	Has the right to designate additional collateral certificates to be transferred to DCENT;

•	Indemnifies the master trust and the master trust trustee against losses arising out of the Seller’s activities in connection with the master trust or the master trust trustee;

•	Indemnifies DCENT, the owner trustee and the indenture trustee against losses arising out of the beneficiary’s activities in connection with DCENT;

•	Repurchases receivables that have been transferred to the master trust if an event requiring the repurchase of receivables or a Trust Portfolio Repurchase Event for the master trust occurs;

•	Prepares required SEC reports;

•

Receives the proceeds of sales of notes in conjunction with the issuance of each tranche of notes, less offering expenses payable by DCENT and the amount of any required reserve account deposits, in exchange for its transfer of an additional undivided interest in the assets of the master trust, as represented by the collateral certificate, to DCENT;

•	Pays the fees and expenses of the master trust trustee, the owner trustee and the indenture trustee; and

•	Receives all residual payments in connection with the Seller Interest in the master trust and the beneficial interest in DCENT.

Insolvency-Related Matters

Pursuant to the Pooling and Servicing Agreement, Discover Bank has granted to the master trust trustee, on behalf of the master trust, a security interest in the receivables. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables. The master trust’s interest in the receivables and interchange may be impaired if the trustee for the master trust does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the master trust’s interest in the receivables and interchange, including filing financing statements of the master trust’s interest with the Secretary of State of the State of Delaware.

Discover Bank transferred the collateral certificate to DCENT and causes the investor interest in receivables represented by the collateral certificate to increase in connection with the issuance of notes. If DCENT’s interest in the collateral certificate were to be characterized as a secured financing rather than a true sale, DCENT’s interest in the collateral certificate may be impaired if DCENT does not have a perfected security interest in the collateral certificate pursuant to the UCC. Although DCENT and Discover Bank treat the transfer of the collateral certificate to DCENT as a sale of the collateral certificate, Discover Bank also granted DCENT a backup security interest in the collateral certificate. DCENT has taken certain actions to perfect its interest in the collateral certificate, including taking possession of the collateral certificate and filing financing statements of DCENT’s interest with the Secretary of State of the State of Delaware.

To the extent that the security interest granted to the trustee for the master trust is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate the security interest or recover payments made in respect of the receivables in the master trust, other than payments made to Discover Bank by the master trust related to Discover Bank’s residual interest in the master trust. Although the parties intend to treat the transfer of the collateral certificate from Discover Bank to DCENT as a true sale of such collateral certificate, many of the same considerations that potentially affect the master trust’s interest in the receivables following the appointment of a conservator or receiver for Discover Bank will also apply to DCENT’s interest in the collateral certificate if the transfer were recharacterized as a secured transaction. To the extent that the security interest granted to DCENT is a validly perfected and enforceable security interest prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate the security interest or recover payments made in respect of the collateral certificate, other than payments made to Discover Bank by DCENT related to Discover Bank’s interest in DCENT as beneficiary. If, however, in either case, a receiver or conservator of Discover Bank were to assert a contrary position and seek to reclaim, recover or recharacterize the transfer of the receivables or the collateral certificate or were to require the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, to be followed and the master trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, or DCENT or the indenture trustee to establish its right to payments with respect to the collateral certificate, the master trust may be required to delay or possibly reduce payments on the collateral certificate, which may, in turn, reduce payments to your notes.

If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the master trust’s pooling and servicing agreement and DCENT’s transfer agreement, to recover or reclaim receivables transferred to the master trust or the collateral certificate transferred to DCENT, and to terminate Discover Bank’s obligations to service the receivables and transfer new receivables to the master trust after the date of receivership. The FDIC may also argue that those rights to repudiate contracts extend to the indenture. The FDIC may not be subject to an express time limit in deciding to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages. We believe that some of these powers have been limited as a result of the Safe Harbors adopted by the FDIC. To the extent the provisions of the New Safe Harbor on which we are relying apply, the FDIC has agreed that it will not use its repudiation power to recover, reclaim or recharacterize as assets of a failed insured depository institution any assets that were transferred to a master trust or revolving trust in a securitization meeting the requirements of the rules. The applicability to the master trust and the note issuance trust of the provisions of the New Safe Harbor on which we are relying requires, among other things, that the transfer of the receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. See “— FDIC Rule Regarding Securitizations” for a description of the possible effects of these provisions of the New Safe Harbor no longer applying. Notwithstanding the Safe Harbors, we cannot assure you that the FDIC, as a result of its appointment as conservator or receiver, would not exercise its powers in a manner adverse to Noteholders, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization, or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief. To the extent any bank regulator having jurisdiction over Discover Bank (including the FDIC in the role of conservator or receiver of Discover Bank) finds any contract or other arrangement entered into or maintained by Discover Bank to be in violation of safe and sound banking practices or applicable regulations, that regulator could order Discover Bank to remedy the violation, which could result in changes to contracts, including agreements related to the securitization, to which Discover Bank is a party.

If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Furthermore, if the administrative expenses of a conservator or receiver for Discover Bank, or of a bankruptcy trustee for the master trust or DCENT, were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from the collections on the receivables before the master trust trustee, DCENT or the indenture trustee receives any payments, which could result in losses on your investment.

Discover Bank received on the date the master trust issued the Series 2007-CC collateral certificate and, unless otherwise specified in the related prospectus supplement, will receive on each date DCENT issues notes, an opinion of Latham & Watkins LLP, Discover Bank’s counsel, concluding that

•

the provisions of the Pooling and Servicing Agreement are effective under the UCC to create a valid security interest in favor of the master trust in Discover Bank’s right, title and interest in and to the receivables; and

concluding on a reasoned basis — although there is no precedent based on directly similar facts — that

•

to the extent the transfer of receivables to the master trust and the transfer of the collateral certificate to the note issuance trust would have met all conditions for sale accounting treatment under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 140, without giving effect to the Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) and the receivables constitute “financial assets” under the FDIC rules, the FDIC will not seek to recover or reclaim the receivables, or recharacterize them as receivables of Discover Bank, each subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters,” under federal and New York law.

Discover Bank also received on the date the master trust issued the collateral certificate and, unless otherwise specified in the related prospectus supplement, will receive on each date DCENT issues notes, an opinion of Young Conaway Stargatt & Taylor, LLP, Discover Bank’s Delaware counsel, concluding that

•

to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the master trust is a valid security interest in all right, title and interest of Discover Bank in and to the receivables; and

•	the security interest is a perfected security interest; and

concluding on a reasoned basis that

•	the security interest is a first priority security interest,

each subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters.”

The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the registration statement of which this prospectus is a part.

For a description of the potential effects of an insolvency on interchange, see “Risk Factors — Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees.”

Certain Regulatory Matters

If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the Pooling and Servicing Agreement, the series supplement for Series 2007-CC, the indenture, indenture supplement and terms documents for the notes, or any other agreement or contract of Discover Bank, the master trust or DCENT, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you, the master trust or the note issuance trust for contractual damages for complying with any orders issued by such banking regulatory authority and you, the master trust or the note issuance trust may not have any recourse against the applicable banking regulatory authority. While we have no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the operation of the master trust or the note issuance trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. Even though under the applicable banking regulations, a bank is considered “well-capitalized” if it maintains a risk based capital ratio at or above certain specified levels and is not otherwise in a “troubled condition” as specified by the appropriate federal regulatory agency, the standards for capital adequacy for the largest financial institutions may have shifted based upon the stress tests and recent pronouncements from the Federal Reserve.

The Office of the Comptroller of the Currency issued a temporary cease and desist order against a national banking association in connection with a securitization of that bank’s credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In contrast to the situation with this national banking association, Discover Bank believes that the servicing fees it currently receives are adequate to compensate it for its servicing role, and notes that payments of such servicing fees to Discover Bank have a significantly higher priority in the cash flows of the master trust and the note issuance trust than those of the national banking association against which the Office of the Comptroller of the Currency issued its order.

Similarly, the national banking association that was the subject of the cease-and-desist order referred to above, in connection with regulatory actions taken against it by the Office of the Comptroller of the Currency, stopped making new extensions of credit to its credit holders in early 2003. If the FDIC were to determine that continuing to extend credit to customers on Discover card accounts constituted an unsafe or unsound practice, it is possible that the FDIC could require Discover Bank to stop making new extensions of credit to customers on some or all of the accounts. If this were to happen, the amount of Principal Receivables in the master trust would be expected to decline as existing Principal Receivables were paid, and the distributions with respect to the collateral certificate to enable DCENT to pay the principal of the notes might also decline as a result of the decrease in the aggregate principal balance of receivables. Conversely, customers would likely seek alternative sources of credit and might transfer their balances to other credit card products, which might accelerate principal payment but could reduce Finance Charge Receivables. In addition, the master trust would no longer receive interchange as there would no longer be any net merchant sales on the accounts.

Thus, while Discover Bank has no reason to believe that any banking regulatory authority would currently consider provisions relating to Discover Bank acting as master servicer and servicer, the payment of the servicing fee to Discover Bank, the extension of credit to Discover Bank’s credit card customers, or any other obligation of Discover Bank under the Pooling and Servicing Agreement, any series supplement, the indenture, the indenture supplement or any terms document or otherwise to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion, and ordered Discover Bank to rescind or amend the Pooling and Servicing Agreement, any series supplement or the indenture, the indenture supplement or any terms document, or to stop extending credit on some or all of the accounts designated as part of the master trust, payments could be delayed or reduced.

The Master Trust

General

Discover Bank and the trustee for the master trust formed the master trust, which is the issuing entity of the Series 2007-CC collateral certificate, in October 1993, pursuant to the Pooling and Servicing Agreement. The master trust is a common law trust and is governed by the laws of the state of New York. The fiscal year end for the master trust is currently December 31. Discover Bank has transferred Discover card receivables existing as of specified dates in designated accounts to the master trust. As customers make additional charges and incur additional finance charges and other fees with respect to these accounts, Discover Bank is also obligated to transfer these additional receivables to the master trust on a daily basis until the master trust terminates. In addition, on November 3, 2004, Discover Bank conveyed to the master trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks, including the national network maintained by DFS Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the master trust, which we refer to as “interchange.” The portion of interchange conveyed to the master trust will be determined by dividing the net merchant sales processed on the accounts for any month by the net merchant sales processed on all accounts in the Discover card portfolio that month, and such interchange will be deposited to the master trust only on the related distribution date.

The master trust has been capitalized by the transfer of receivables to it from Discover Bank. In exchange for the transfer of receivables, Discover Bank received the Seller Certificate. Discover Bank’s equity in the master trust, represented by the Seller Interest, varies based on the size of the interest of the master trust’s investors and the total amount of the master trust’s receivables. As Discover Bank transfers additional receivables to the master trust, the Seller Interest increases. Discover Bank also receives the net cash proceeds from each sale of certificates issued by the master trust and notes issued by DCENT.

Master Trust Assets

The master trust’s assets include, or may include, the following:

•	the receivables;

•	all monies due or to become due under the receivables;

•

all proceeds of the receivables, including collections that Discover Bank or any other servicer may use for its own benefit before each distribution date subject to satisfaction of specified ratings criteria;

•	interchange for the benefit of each series of master trust certificates;

•

monies on deposit in the collections account, the reallocations accounts established to reallocate excess Finance Charge Collections, Principal Collections and interchange among series of certificates, and the investor accounts established for the investors in other series of master trust certificates, and investment income on certain of those accounts;

•	cash recoveries on receivables in the master trust that have been charged off as uncollectible;

•	the proceeds from sales and any other recoveries that Discover Bank has transferred to the master trust from any charged-off receivables that Discover Bank has removed from the master trust;

•	participation interests in other credit card receivables pools conveyed to the master trust in accordance with the Pooling and Servicing Agreement, if applicable;

•	credit support or enhancement for other series of master trust certificates, if applicable;

•	currency swaps for series denominated in foreign currencies; and

•	interest rate protection agreements.

Discover Bank has the right, and in some circumstances the obligation, to designate additional accounts, which may be Discover card accounts or other credit accounts originated by Discover Bank or an affiliate of Discover Bank, to be included as accounts, or to add interests in other credit card receivables pools to the master trust, subject to conditions that we describe in “— Master Trust Addition of Accounts.” No participation interests in other credit card receivables pools have been added to the master trust. To the extent that interests in other credit card pools are part of the master trust’s assets, additional disclosure will be provided with respect to such interests. In addition, Discover Bank has the right to designate accounts for removal from the master trust, subject to conditions that we describe in “— Master Trust Removal of Accounts.”

Activities of Master Trust

Discover Bank formed the master trust to issue certificates of various series pursuant to the Pooling and Servicing Agreement and a series supplement to the Pooling and Servicing Agreement for each series. The master trust has issued many series of master trust certificates, and Discover Bank expects that the master trust may continue to issue series from time to time after the date of this prospectus. The master trust may only issue additional series of master trust certificates if the master trust receives confirmation from Moody’s and Standard & Poor’s that such issuance will not cause these rating agencies to lower or withdraw their then current ratings on any class of any outstanding series of master trust certificates as a result of the new issuance. The master trust will not engage in any business activity other than:

•	receiving and holding the receivables and the proceeds from the receivables and related interchange;

•	issuing master trust certificates, including the collateral certificate and the Seller Certificate;

•	making payments on master trust certificates, including the collateral certificate and the Seller Certificate;

•

investing funds on deposit in the collections account, the reallocation accounts established to reallocate excess Finance Charge Collections, Principal Collections, interchange and similar amounts among series of master trust certificates, and the investor accounts established for investors of other series;

•	entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements; and

•	entering into other agreements with third parties for the benefit of the investors of one or more series of master trust certificates.

As a consequence, Discover Bank does not expect the master trust to need additional capital resources except for the receivables in additional accounts, the corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation or interests in other credit card receivables pools, if applicable. Except for borrowings in connection with credit enhancement arrangements for the benefit of investors of one or more series of master trust certificates, other than Series 2007-CC, the master trust may not borrow funds. The master trust may not make loans.

The master trust has been structured to have very limited permitted activities and to afford very little discretion with respect to its administration. To the extent decisions are permitted to be made for the master trust, they are limited to account additions and removals as described elsewhere in this prospectus, and the following:

•

Servicing of receivables.    The master servicer and servicer are ultimately responsible for handling all billing, payment processing and collection activity for the master trust, and have the ability to modify or cancel receivables as a result of fraudulent or counterfeit charges, returns, or as may be otherwise consistent with their general servicing guidelines. See “The Discover Card Business — Collection Efforts and Charged-Off Accounts.”

•

Issuing new series and additional master trust certificates in existing series.    Subject to confirmation from Moody’s and Standard & Poor’s that the issuance of a new series will not cause them to lower or withdraw their ratings on outstanding series of master trust certificates, the Seller may cause the master trust to issue a new series of master trust certificates and may establish the terms of that new series. The Seller may also cause the master trust to issue additional master trust certificates in existing series or increase the investor interest in receivables represented by the collateral certificate.

•

Entering into credit enhancement agreements, swaps and interest rate caps.    The master servicer may cause the master trust to enter into credit enhancement arrangements, swaps or interest rate caps in connection with any new series of master trust certificates, and may cause the master trust to enter into replacement or substitute arrangements with respect to the credit enhancement for existing series of master trust certificates. The master trust may enter into clearing arrangements with respect to such swaps or interest rate caps, if applicable.

•

Delaying commencement of the accumulation period for master trust certificates other than the collateral certificate.    Subject to confirmation from Moody’s and Standard & Poor’s that delaying the commencement of the accumulation period for a series of master trust certificates will not cause them to lower or withdraw their ratings on any outstanding class of any outstanding series of master trust certificates, the master servicer may cause the commencement of such accumulation period to be delayed if it reasonably determines that the delay will not prevent any class of the applicable series of master trust certificates from being paid on its expected final payment date.

•

Moving series among groups.    Subject to confirmation from Moody’s and Standard & Poor’s that moving a series will not cause them to lower or withdraw their ratings on any class of any outstanding series of master trust certificates and other specified conditions, the master servicer may move a series from one group in the master trust to another.

•

Making an alternative credit support election.    The Seller may change the way Finance Charge Collections are allocated to a series of master trust certificates, other than Series 2007-CC and Series 2009-CE, after an amortization event by making an election to change this allocation before the amortization event and arranging for additional credit enhancement for the series, as specified in the applicable series supplement.

•

Making a clean-up call.    The Seller may repurchase the remaining master trust certificates of a series if the investor interest in receivables represented by the certificates for such series is 5% or less of the original investor interest in receivables for the series, or in the case of the collateral certificate, if a cleanup call is permitted under the indenture with respect to the notes, and other specified conditions are satisfied. See “The Notes — Cleanup Calls.”

•

Amendments.    The master servicer, servicer, Seller and trustee for the master trust may agree to make certain amendments to the Pooling and Servicing Agreement or to the series supplement for any series of master trust certificates, including Series 2007-CC, without certificateholder consent, and may make other amendments, including those having a material adverse effect on investors in one or more classes of master trust certificates or amendments changing the permitted activities of the master trust, if the holders of the specified percentage of the certificates consent to such amendments. DCENT, as a certificateholder, will vote on any proposed amendment that requires certificateholder consent as directed by the holders of its notes, based on their Outstanding Dollar Principal Amounts.

The master trust’s payment obligations from cash flows with respect to agreements with third parties are limited to the extent that funds are available to pay such obligations.

Master Trust Certificates

Each series of master trust certificates, including Series 2007-CC, is issued pursuant to the Pooling and Servicing Agreement and a series supplement to the Pooling and Servicing Agreement. Each series supplement contains the basic terms of the series and detailed provisions regarding allocations and payments to the certificateholders of the series, including DCENT with respect to the collateral certificate.

Each series consists of one or more classes of certificates. Each certificate, including the collateral certificate, represents a fractional undivided interest in the master trust, including the right to a percentage of all collections on the receivables in the master trust, subject to any limitations specified in the applicable series supplement such as the right to receive only the stated rate of interest on the certificates rather than the corresponding amount of yield on the receivables. The collateral certificate represents a more comprehensive pass-through interest, and does not limit the proportionate share of collections payable to DCENT, although cash flows that exceed the amounts necessary for payments on the notes and reimbursements of charged-off receivables allocated to the collateral certificate may be reallocated to other series of master trust certificates.

Discover Bank owns the interest in the Principal Receivables in the master trust that are not represented by outstanding certificates of any series at any given time. This interest is an undivided interest in the Principal Receivables, including the right to a varying percentage, the Seller percentage, of all collections on the receivables in the master trust and interchange assigned to the master trust.

Discover Bank’s interest is currently required under the pooling and servicing agreement to be maintained at no less than 7% of the sum of the investor interests of each series. The amount of the excess seller’s interest after giving effect to any issuance will be reflected in the prospectus supplement. The size of Discover Bank’s interest varies based on the size of the interests of the master trust’s investors and the total amount of the master trust’s Principal Receivables. The amount of Principal Receivables in the master trust will vary each day as customers create new Principal Receivables and pay others.

Discover Bank’s interest in the master trust declines when:

•	in any month, the amount of collections of Principal Receivables and the charged-off amount exceed the amount of new Principal Receivables created;

•

the master trust issues new series of certificates or increases the size of existing series by issuing additional certificates in those series or by increasing the investor interest in receivables represented by the collateral certificate when the note issuance trust issues new notes or the Nominal Liquidation Amount of the notes otherwise increases; and

•	Discover Bank causes the receivables in designated accounts to be removed from the master trust.

Discover Bank’s interest in the master trust increases when:

•	in any month, the amount of collections of Principal Receivables and the charged-off amount are less than the amount of new Principal Receivables created;

•

the investor interest in receivables represented by the certificates of any series, including the collateral certificate, declines as principal is paid to or deposited for the benefit of certificateholders or, in the case of the collateral certificate, as the Nominal Liquidation Amount of the notes otherwise declines; and

•	Discover Bank causes the receivables in additional accounts to be added to the master trust.

In general, the investor interest in receivables of each series of master trust certificates (other than the collateral certificate) issued by the master trust will, as of any distribution date, equal the total stated dollar amount of master trust certificates issued to investors in that series as of such date, minus (A) unreimbursed investor losses (including losses related to charged-off receivables and sales of receivables), if any, allocable to that series, (B) Principal Collections and similar amounts paid to investors or deposited to the applicable master trust series principal funding account for the benefit of such series, or in the case of the collateral certificate, deposited to the note issuance trust principal funding subaccounts for each tranche of notes and (C) the aggregate amount of losses, if any, of principal on investments of funds on deposit in master trust accounts for the benefit of such series. The investor interest in receivables represented by the collateral certificate will increase by the amount of any additional investment in that collateral certificate that is funded through the issuance of a new series, class or tranche of notes or as prefunded amounts are released from the principal funding subaccount for any tranche of notes, and will reflect the Nominal Liquidation Amount of all tranches of notes as long as DCENT does not own any additional collateral certificate.

Sale and Assignment of Receivables to the Master Trust

On October 27, 1993 and on various subsequent dates, Discover Bank sold and transferred to the master trust all of its right title and interest in and to:

•	all receivables existing in the accounts designated as master trust accounts on each such date; and

•	all receivables created in those accounts after each such date, on a daily basis as they arise, until the master trust terminates.

In exchange for these transfers, Discover Bank has received the Seller Certificate, the right to direct the issuance of new series of master trust certificates, and the proceeds from the sale of each new series of master trust certificates. Discover Bank also receives the net proceeds from DCENT’s sale of the notes, in exchange for reducing its Seller Interest and transferring to DCENT an increased investor interest in receivables represented by the collateral certificate. Effective November 1, 2004, Discover Bank also conveyed the right to receive interchange to the master trust.

Since the assets in the master trust are intangible, they require no formal custodial arrangements; however, Discover Bank has indicated in its computer files that it has transferred the receivables to the master trust. In addition, Discover Bank has provided to the trustee for the master trust a computer file containing a complete list of each account identified by account number, and will provide a similar computer file with respect to newly designated accounts each time it designates additional accounts. Discover Bank will not:

•	deliver to the trustee for the master trust any other records or agreements relating to the accounts and the receivables;

•	segregate the records and agreements that it maintains relating to the accounts and the receivables from records and agreements relating to other credit accounts and receivables; or

•

otherwise mark these records or agreements to reflect the sale of the receivables to the master trust, except for any electronic or other indicators necessary to service the accounts in accordance with the Pooling and Servicing Agreement and the series supplement for any series of master trust certificates.

The trustee for the master trust will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of investors. The Seller or master servicer filed a UCC-1 financing statement in accordance with applicable state law to perfect the master trust’s interest in the receivables, and the master servicer will file continuation statements as needed to maintain that perfection. See “Certain Legal Matters Relating to the Receivables.”

Master Trust Addition of Accounts

Discover Bank may, in its sole discretion:

•

designate credit card accounts originated by Discover Bank or its affiliates as additional accounts, and cause the receivables then existing and thereafter arising in those accounts to be transferred to the master trust and assign to the master trust the corresponding portion of interchange calculated by reference to net merchant sales on those accounts on and after the date of designation; or

•	convey interests in other credit card receivables pools to the master trust.

In addition, Discover Bank will be required to designate additional accounts or convey interests in other credit card receivables pools to the master trust if the aggregate amount of Principal Receivables in the master trust on the last day of any month is less than the Minimum Principal Receivables Balance. If such addition is required but does not take place, an amortization event with respect to the collateral certificate will occur, which will also be an early redemption event for the notes.

Additional accounts may consist of additional Discover card accounts originated by Discover Bank or other credit accounts originated by Discover Bank or an affiliate of Discover Bank. These accounts may include newly originated accounts.

Discover Bank may only assign additional accounts to the master trust if:

•	Discover Bank and the trustee for the master trust execute and deliver a written assignment;

•

Discover Bank causes its legal counsel to deliver an opinion to the trustee for the master trust relating to the master trust’s security interest in the receivables in the additional accounts and insolvency and related matters;

•	an authorized officer of the servicer delivers a certificate regarding the selection criteria used to select the additional accounts; and

•	either

•	each of Moody’s and Standard & Poor’s confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of master trust certificates; or

•	the proposed assignment complies with any limitations established by Moody’s and Standard & Poor’s on Discover Bank’s ability to designate additional accounts.

The servicer for any additional accounts must select those accounts on the basis of selection criteria that the servicer does not believe to be materially adverse to the interests of investors in any outstanding class of any series of master trust certificates or any credit enhancement provider for any such series.

The master trust will receive all collections of receivables in additional accounts in the same manner as it receives other collections. The servicer may, however, estimate the amount of Finance Charge Receivables billed on the receivables in the additional accounts for the month in which the accounts were added to the master trust.

Although the Pooling and Servicing Agreement must be amended to add interests in other pools of credit card receivables to the master trust, this amendment will not require certificateholder consent. Discover Bank may only add interests in other pools of credit card receivables to the master trust if:

•

Discover Bank delivers a certificate to the trustee for the master trust stating that Discover Bank reasonably believes that the addition will not be materially adverse to the interests of investors in any outstanding class of any series of master trust certificates or any credit enhancement provider for any such series;

•

Discover Bank causes its legal counsel to deliver an opinion to the trustee for the master trust relating to the master trust’s security interest in these added interests and insolvency and related matters; and

•	each of Moody’s and Standard & Poor’s confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of master trust certificates.

Additional accounts or accounts underlying interests in pools of credit card receivables:

•	need not be Discover card accounts or accounts originated by Discover Bank;

•	may have different terms than the terms governing the accounts initially included in the master trust, including the possibility of lower periodic finance charges or fees;

•

may have lower transaction volume or, for accounts that are not Discover card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may be composed entirely of newly originated accounts;

•	may contain a higher percentage of newly originated accounts than the accounts currently included in the master trust; and

•	may contain accounts originated using criteria different from those applied to the accounts currently included in the master trust.

Accordingly, we cannot assure you that any additional accounts or accounts underlying the added interests in pools of credit card receivables will be of the same credit quality as the accounts currently included in the master trust or that inclusion of these accounts or the interests in pools of credit card receivables will not reduce the percentage of Finance Charge Collections relative to Principal Collections. Discover Bank intends to reflect any additions to the master trust that it considers to be material to noteholders in its monthly report with respect to the collateral certificate to be filed by the note issuance trust with the SEC on Form 10-D.

Master Trust Removal of Accounts

Discover Bank may, but is not obligated to, designate accounts for removal from the master trust. Any removal will be effective for charged-off accounts, on any day Discover Bank designates, and for all other accounts, on the last day of the calendar month during which Discover Bank designated the accounts to be removed.

For Discover Bank to remove accounts, it must deliver an officer’s certificate confirming that:

•

the aggregate amount of Principal Receivables in the master trust minus the aggregate amount of Principal Receivables in the removed accounts is not less than the Minimum Principal Receivables Balance;

•	Discover Bank reasonably believes that removing the accounts will not cause an amortization event to occur for any outstanding series of master trust certificates;

•	Discover Bank reasonably believes that removing the accounts will not prevent the master trust from making any scheduled principal payment or deposit for any series in full;

•	Discover Bank did not select the accounts to be removed using procedures that it believed to be materially adverse to the investors;

•

Moody’s and Standard & Poor’s have advised Discover Bank that the removal will not cause them to lower or withdraw their ratings on any outstanding class of any series of master trust certificates; and

•	the accounts to be removed will meet one of the following criteria:

•	each of the accounts is a charged-off account;

•	the accounts to be removed were randomly selected; or

•	the accounts were originated or maintained in connection with a so-called “affinity” or “private-label” arrangement that has expired or been terminated by a third party.

Any removal will remove all receivables in the removed accounts from the master trust and all rights to the corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of removal.

Discover Bank intends to reflect any removal of accounts from the master trust that it considers to be material in its monthly report with respect to the collateral certificate to be filed by the note issuance trust with the SEC on Form 10-D.

Adjustments to Master Trust Receivables

The aggregate amount of receivables in the master trust will increase or decrease, as applicable, to the extent the applicable servicer adjusts any receivable without payment by or on behalf of a customer. Each servicer may adjust any receivable that was created as a result of a fraudulent or counterfeit charge or any receivable that was created in respect of merchandise returned by the customer, and may otherwise adjust, increase, reduce, modify or cancel a receivable in accordance with its credit guidelines.

If excluding the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Discover Bank is obligated to deposit into the master trust collections account an amount equal to the amount by which the adjustment exceeds the Seller Interest. Discover Bank must make this deposit, in immediately available funds, no later than the business day following the last day of the calendar month during which the adjustment is made.

In addition, under certain limited circumstances, a credit card account that is not designated for the master trust may be combined with an account designated for the master trust. That combination may increase or decrease the amount of receivables in the master trust, depending on whether the existing master trust account is the account surviving the combination. Discover Bank has no reason to believe these account combinations will have a material effect on the aggregate amount of receivables in the master trust.

Final Payment of Principal; Termination of Series 2007-CC

The final payment of principal and interest on the collateral certificate will be made no later than the day before the anniversary of the issuance of the collateral certificate in 2028, which is the series termination date for Series 2007-CC. However, at any time prior to the series termination date for Series 2007-CC the investor interest in receivables represented by the collateral certificate may be reduced to zero and subsequently increased.

The final payment of principal and interest on the collateral certificate will be made only upon presentation and surrender of the collateral certificate at the office or agency specified in the notice from the trustee for the master trust to the note issuance trust regarding the final distribution. The trustee for the master trust will provide that notice to the note issuance trust not later than the tenth day of the month of the final distribution.

If, as of the distribution date in the month before the series termination date for Series 2007-CC, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the investor interest in receivables for such series would be greater than zero, then the trustee for the master trust will sell receivables or interests in receivables in an amount sufficient to yield proceeds equal to the investor interest in receivables represented by the collateral certificate plus any accrued but unpaid interest. However, the amount of receivables to be sold will not exceed:

•	the aggregate amount of receivables in the master trust; multiplied by

•	the investor interest in receivables represented by the collateral certificate; divided by

•	the aggregate investor interest in receivables for all outstanding series of certificates issued by the master trust;

in each case as of the distribution date in the month preceding the series termination date for Series 2007-CC.

The receivables selected to be sold will not differ materially from the receivables remaining in the master trust as of that distribution date and will be randomly selected. The trustee for the master trust will deposit the proceeds from this sale into the applicable master trust account and pay them to the note issuance trust on the distribution date immediately following the deposit. That payment will be the final distribution for the collateral certificate. If the proceeds of the sale are not sufficient to pay the outstanding principal and interest on the notes, the notes will suffer a loss.

Master Trust Amortization Events

The following events are specified as amortization events under the Pooling and Servicing Agreement for the master trust and the collateral certificate, and accordingly will be early redemption events for the notes:

(a) any Seller fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or related series supplement, or within five business days after that date;

(b) any Seller fails to perform in any material respect any other material covenant of that seller under the Pooling and Servicing Agreement or related series supplement, and does not remedy that failure for 60 days after:

•	written notice to that Seller by the trustee for the master trust; or

•

written notice to that Seller and the trustee for the master trust by the holders of certificates that represent at least 25% of the class invested amount of any class materially adversely affected by that Seller’s failure (which in the case of the collateral certificate will be given by the note issuance trust at the request of holders of 25% of the Outstanding Dollar Principal Amount of the notes issued under the indenture);

(c) any representation or warranty made by any Seller under the Pooling and Servicing Agreement or related series supplement, or any information required to be given to the trustee for the master trust to identify the master trust accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to that Seller by the trustee for the master trust or to that Seller and the trustee for the master trust by the holders of certificates that represent at least 25% of the class invested amount of any class materially adversely affected by that Seller’s failure (which in the case of the collateral certificate will be given by the note issuance trust at the request of holders of 25% of the Outstanding Dollar Principal Amount of the notes issued under the indenture);

(d) certain events of bankruptcy, insolvency or receivership relating to any Seller;

(e) Discover Bank as Seller becomes unable to transfer receivables to the master trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(f) any Seller other than Discover Bank becomes unable to transfer receivables to the master trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(g) the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(h) any Master Servicer Termination Event or any Servicer Termination Event occurs; or

(i) the amount of Principal Receivables in the master trust at the end of any month or on any distribution date is less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign receivables in additional accounts or interests in other credit card receivables pools to the master trust in at least the amount of the deficiency within ten days.

Other series of master trust certificates have additional amortization events that relate only to such series and will not apply to Series 2007-CC.

Any event described in clauses (d), (e), (g) or (i) will immediately be an amortization event without any notice or other action from the trustee for the master trust or the certificateholders. The amortization period will commence on the date on which an amortization event is deemed to have occurred. We note, however, that legislation and positions taken by the FDIC indicate that an amortization event may be subject to an automatic stay in a conservatorship or receivership of Discover Bank and that an amortization event of the type described in clause (d) above may be voided or voidable under the Federal Deposit Insurance Act.

If an amortization event for the master trust occurs, an early redemption event for the notes issued by the note issuance trust will also occur. See “The Notes — Redemption and Early Redemption of Notes — Early Redemption Events.”

Repurchase of Master Trust Portfolio

A Trust Portfolio Repurchase Event for the master trust will occur upon discovery that as of October 27, 1993 or, for any additional accounts added to the master trust after such date, as of the date on which the applicable Seller assigned such receivables to the master trust:

•

the Pooling and Servicing Agreement or appropriate assignment of additional accounts, as the case may be, does not constitute a valid and binding obligation of each seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles;

•	the Pooling and Servicing Agreement or appropriate assignment of additional accounts, as the case may be, does not constitute:

•

a valid transfer and assignment to the master trust of all right, title and interest of each seller in and to the transferred or assigned receivables, whether then existing or thereafter created, and the proceeds of those receivables; or

•

the grant of a perfected security interest of first priority under the UCC as in effect in the state in which the applicable seller is located — which for purposes of the UCC will generally be the state in which it was incorporated or otherwise formed — in those receivables and the proceeds of those receivables that is effective as to each receivable assigned to the master trust at the time it was or is created;

•

any Seller or a person claiming through or under any Seller has any claim to or interest in any investor account, other than the interests of the investors or the interest of any Seller as a debtor for purposes of the UCC as in effect in the state in which the applicable Seller is located; or

•	certain representations and warranties of any Seller regarding:

•	its corporate status and authority to assign receivables to the master trust and perform its obligations under the Pooling and Servicing Agreement and any related series supplement; and

•	the accuracy of information furnished by that Seller to the trustee for the master trust, are not true and the applicable Seller does not cure the breach within a specified time period.

If a Trust Portfolio Repurchase Event for the master trust occurs, either the trustee for the master trust or investors holding certificates that represent at least 51% of the aggregate investor interest in receivables for all outstanding series of certificates issued by the master trust, including the collateral certificate, may direct Discover Bank to purchase receivables transferred to the master trust on or before the distribution date for each series then outstanding within 60 days of that notice. See “The Indenture — Voting” regarding voting rights with respect to Series 2007-CC. However, if an assignment of additional accounts to the master trust results in a Trust Portfolio Repurchase Event for the master trust, Discover Bank will repurchase only the receivables in those additional accounts that were assigned to the master trust pursuant to such assignment. Discover Bank will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event for the master trust does not adversely affect in any material respect the interests of the investors as a whole. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.

The purchase price for each series then outstanding will equal the investor interest in receivables in the master trust plus all accrued but unpaid interest for the series. However, if an assignment of additional accounts to the master trust results in a Trust Portfolio Repurchase Event for the master trust, only the receivables in those additional accounts that were assigned to the master trust pursuant to such assignment will be repurchased at a price for each series equal to:

•	the principal allocation percentage for the next following distribution date for the series; multiplied by

•	the amount of receivables attributable to the additional accounts assigned to the master trust,

and the trustee for the master trust will apply the purchase price as collections of those receivables in accordance with each applicable series supplement. The trustee for the master trust will deposit the purchase price in the group collections account relating to that series. If Discover Bank’s obligation to repurchase the master trust portfolio is at any time the subject of concurrent obligations of one or more Seller to the master trust, then Discover Bank’s obligation to repurchase the master trust portfolio will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against such parties.

Repurchase of Specified Master Trust Receivables

A master trust receivable repurchase event will occur if each receivable that is transferred to the master trust is not, as of the time of transfer, an Eligible Receivable, and

•	this has a material adverse effect on the investors’ interest in the master trust receivables as a whole; and

•	it is not cured within 60 days of the earlier of:

•	actual knowledge of the breach by the relevant Seller; or

•	receipt by that Seller of written notice of the breach given by the trustee for the master trust.

Among the requirements for an Eligible Receivable are that they have been originated in compliance with law and constitute “accounts” under Article 9 of the UCC, and that Discover Bank or the master trust, as applicable, has good title to such receivables.

Notwithstanding the foregoing, if

•	the amount of Principal Receivables in the master trust at the end of the calendar month in which the relevant Seller obtained

•	actual knowledge of the transfer of a receivable to the master trust that was not an Eligible Receivable; or

•	written notice of such a transfer from the trustee for the master trust;

would be less than the Minimum Principal Receivables Balance if such receivables were excluded from the amount of Principal Receivables used in such determination; and

•	the relevant Seller’s short term debt rating from Standard & Poor’s is less than A-1;

then a master trust receivables repurchase event will automatically occur with respect to each such receivable that was not an Eligible Receivable upon transfer and the receivables in each account to which such event relates shall be removed from the master trust as described below. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.

Discover Bank will purchase all the receivables in each account in which there is any receivable to which the master trust receivable repurchase event relates on the terms and conditions set forth below.

Discover Bank will purchase the receivables in those accounts to which any master trust receivable repurchase event relates by directing the master servicer to deduct the amount of those receivables that are

Principal Receivables from the aggregate amount of Principal Receivables in the master trust. If, however, excluding those receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, then on the following master trust distribution date, Discover Bank will deposit into the master trust collections account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of such receivables, and will be treated as collections of Principal Receivables of the master trust in the preceding calendar month. If Discover Bank’s obligation to repurchase receivables is at any time the subject of concurrent obligations of one or more other Sellers to the master trust, then Discover Bank’s obligation to repurchase the receivables will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against such Sellers.

Repurchase of a Master Trust Series

A Series Repurchase Event for any series of master trust certificates, including Series 2007-CC, will occur upon discovery that, as of the date the master trust issues the series, the applicable series supplement does not constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.

If a Series Repurchase Event for a series occurs, either the trustee for the master trust or investors holding master trust certificates of that series that represent at least 51% of the investor interest of that series, may direct Discover Bank to purchase the master trust certificates of that series within 60 days after Discover Bank receives that direction. See “The Indenture — Voting” regarding voting rights with respect to Series 2007-CC. Discover Bank will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investors in the series as a whole.

On the distribution date set for the purchase, Discover Bank will deposit into the applicable investor account for that series an amount equal to the sum of the investor interest in receivables for that series and all accrued but unpaid interest. The amount on deposit in the applicable investor account will be paid to the investors in the series when they present and surrender their master trust certificates.

Sale of Seller Interest

The Seller Certificate was issued to Discover Bank. Any additional Sellers will also become holders or owners of the Seller Certificate, as tenants-in-common with Discover Bank, and will enter into an agreement relating to the Seller Interest with Discover Bank. If there are additional Sellers, all references to actions taken by Discover Bank as holder of the Seller Certificate will be deemed to be taken by Discover Bank on behalf of all of the holders of the Seller Certificate. Under the Pooling and Servicing Agreement, neither Discover Bank nor any additional Seller may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate except that:

•

any Seller may transfer all or part of its interest in the Seller Certificate to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes; and

•	any Seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement, so long as

•

the agreements and other related documentation are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any series supplement and do not require any action prohibited, or prohibit any action that is required on the part of the master servicer, any Seller, the trustee for the master trust or any servicer, by the Pooling and Servicing Agreement or any series supplement or necessary to protect the interests of the investors; and

•	Moody’s and Standard & Poor’s advise the Seller that they will not lower or withdraw the rating of any class of any outstanding series of master trust certificates as a result of the transfer.

Notwithstanding the above, Moody’s and Standard & Poor’s confirmation is not required if the transfer is made to comply with certain regulatory requirements. Under the current regulatory proposals with respect to risk retention, it is unlikely that the Seller will be permitted to transfer the Seller Certificate to any entity other than a consolidated affiliate.

The Trustee for the Master Trust

U.S. Bank, which acts as indenture trustee for the note issuance trust, also acts as trustee for the master trust and as registrar and paying agent under the Pooling and Servicing Agreement and the series supplement for Series 2007-CC and the other series of master trust certificates. For more information about U.S. Bank, see “Summary of Terms — Participants — Master Trust Trustee and Indenture Trustee” in the accompanying prospectus supplement.

As trustee, paying agent, and registrar with respect to the master trust, U.S. Bank will make each certificateholders’ monthly statement available to the certificateholders and noteholders via the master trust trustee’s internet website at http://www.usbank.com/abs.

The Relationship of the Trustee for the Master Trust with Discover Bank and the Master Trust

U.S. Bank has been acting as the trustee for the master trust since the master trust’s formation in October 1993. Discover Bank and its affiliates may enter into normal banking and trustee relationships with the trustee for the master trust from time to time. The trustee for the master trust and its affiliates may own certificates issued by the master trust in their own names. In addition, the trustee for the master trust may appoint a co-trustee or separate trustees of all or any part of the master trust to meet the legal requirements of a local jurisdiction. If the trustee for the master trust does appoint a co-trustee or separate trustee, that separate trustee or co-trustee will be jointly subject, with the trustee for the master trust, to all rights, powers, duties and obligations conferred on the trustee for the master trust by the Pooling and Servicing Agreement or any series supplement. In any jurisdiction in which the trustee for the master trust is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will be singly subject to all of these rights, powers, duties and obligations. Any separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee for the master trust.

The trustee for the master trust is not responsible for independently evaluating any receivables transferred to the master trust. Within five business days of an account removal or addition, Discover Bank will deliver to the trustee for the master trust a computer file, hard copy or microfiche list containing a true and complete list of each account which shall be deemed removed or added, as applicable, and such accounts will be identified by account number. The trustee for the master trust will have access to such records and agreements as may be necessary for it to enforce the rights of the investors in the master trust certificates; however, such records and agreements will not be delivered to the trustee for the master trust at closing of the issuance of the collateral certificate. The trustee for the master trust will not be obligated to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or any series supplement, including the series supplement with respect to the collateral certificate, or to institute, conduct or defend any litigation at the request, order or direction of any investors (or noteholders with respect to the DiscoverSeries notes, on behalf of the holder of the collateral certificate), unless such investors and/or noteholders have offered to the trustee for the master trust reasonable security or indemnity against the costs, expenses and liabilities which it may incur; provided, however, that if a Master Servicer Termination Event or any Servicer Termination Event occurs and has not been cured, the trustee for the master trust will be obligated to appoint a successor master servicer or servicer or to itself act as such successor, and to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The trustee for the master trust is not obligated to make an investigation into matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document except upon the written request of holders of at least 51% of the invested amount of any class of any series of master trust certificates and subject to indemnification by such holders as described above. DCENT, as holder of the collateral certificate, will be able to make this request on behalf of noteholders if so requested by them. The trustee for the master trust will be bound by instructions regarding the time, method, and place of conducting any proceeding for any remedy available to the trustee for the master trust upon written request of holders of at least 51% of the aggregate class invested amount of any class of any series of master trust certificates. However, if following any instruction of the holders the action would be illegal, would subject the trustee for the master trust to personal liability, or would be materially adverse to investors (or noteholders) who were not party to such direction, the trustee for the master trust will not be bound to follow such instruction.

Pursuant to the Pooling and Servicing Agreement, the trustee for the master trust also:

•

calculates the monthly rate for variable rate securities, makes interest and principal payments on the master trust certificates, or deposits funds into the investor accounts, if applicable, out of available master trust collections and in accordance with the cash flows for each series;

•

delivers to certificateholders of record certain notices, reports and other documents received by the trustee for the master trust, or otherwise required to be prepared or delivered by the trustee for the master trust as required under the Pooling and Servicing Agreement;

•	authenticates, delivers, cancels and otherwise administers the master trust certificates, including holding global certificates on behalf of DTC;

•	establishes and maintains master trust accounts and maintains records of activity in those accounts;

•

serves as the initial transfer agent, paying agent and registrar, appoints any paying agent outside the United States and, if it resigns these duties, appoints a successor transfer agent, paying agent and registrar;

•	invests funds in master trust accounts at the direction of the master servicer;

•

if the master trust owes principal in the month before any legal maturity date for any master trust certificates, sells receivables, proportionate to the series’ remaining interest in the master trust, to repay the principal;

•

if the trustee for the master trust is directed to sell receivables in connection with an event of default and acceleration for any tranche of notes or the legal maturity date for any tranche of notes, sells receivables to pay principal and accrued and unpaid interest as described in “Sources of Funds to Pay the Notes — Sale of Receivables”; and

•	performs certain other administrative functions identified in the Pooling and Servicing Agreement.

Indemnification and Limitation of Liability of the Master Trust and the Trustee for the Master Trust

Discover Bank as Seller, and any additional Sellers, generally will indemnify the master trust and the trustee for the master trust against losses arising out of the Sellers’ activities in connection with the master trust or the trustee for the master trust. However, the Sellers will not indemnify:

•

the trustee for the master trust for liabilities resulting from fraud, negligence (including negligent failure to act), breach of fiduciary duty or willful misconduct by the trustee for the master trust in performing its duties as trustee for the master trust;

•	the master trust or DCENT for liabilities arising from actions taken by the trustee for the master trust at DCENT’s request; or

•	the master trust or DCENT for any taxes, or any related interest or penalties, required to be paid by the master trust or DCENT.

This indemnification will be only from the assets of the related Seller and will be subordinate to the master trust’s security interest in the receivables and interchange. This indemnification will not constitute a claim against any Seller in an amount that exceeds the lesser of:

•	that Seller’s available assets; or

•	the full amount of the claim multiplied by the percentage of the Principal Receivables in the master trust that have been transferred to the master trust by that Seller.

Resignation or Removal of Trustee for the Master Trust; Appointment of Successor Trustee

The trustee for the master trust may, upon giving notice to the Sellers and the master servicer and the appointment of a successor trustee, resign and be discharged from its duties as trustee for the master trust. Upon receiving notice of the trustee for the master trust’s resignation, the master servicer will promptly appoint a successor trustee. If no successor has been appointed, then the trustee for the master trust may petition a court to appoint a successor trustee. If the trustee for the master trust becomes ineligible to act as trustee for the master trust, by not meeting the requirements of the Pooling and Servicing Agreement, and fails to resign per the request of the Sellers, or the trustee for the master trust becomes legally unable to act or bankrupt or insolvent, the master servicer may remove the trustee for the master trust and appoint a successor trustee. The resignation or removal of the trustee for the master trust will not become effective until the successor trustee has accepted the appointment. The costs associated with replacing a trustee for the master trust who has resigned or been removed are expected to be paid by the master servicer. The master servicer will provide written notice to Moody’s and Standard & Poor’s of any resignation or removal of the trustee for the master trust and the appointment of any successor trustee.

Upon acceptance of appointment and resignation of the predecessor trustee for the master trust, the successor trustee shall become fully vested with all the rights, powers, duties and obligations of the predecessor trustee. The successor trustee shall notify all certificateholders, including DCENT, of its appointment. The successor trustee must be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by a federal or state banking authority. The successor trustee must also have a combined capital and surplus of at least $50 million and a long-term debt rating of Baa3 or higher, or a comparable rating from Moody’s and of BBB- or higher, or a comparable rating from Standard & Poor’s.

The Note Issuance Trust

General

The note issuance trust, Discover Card Execution Note Trust, also called “DCENT,” will issue the notes. The address of DCENT is Discover Card Execution Note Trust c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street Wilmington, Delaware 19890-0001. Its telephone number is 302-636-6189.

DCENT has been initially capitalized by a $1 contribution from Discover Bank. No additional capital contributions are expected to be made to DCENT.

For a description of the assets of DCENT, see “Sources of Funds to Pay the Notes — General.”

As indenture trustee, paying agent and registrar under the indenture, U.S. Bank will make each noteholders’ monthly statement available to the certificateholders and noteholders via its internet website at http://www.usbank.com/abs.

Trust Agreement

DCENT operates pursuant to a trust agreement between Discover Bank and Wilmington Trust Company, a Delaware trust company, the owner trustee. DCENT is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act. The fiscal year for DCENT currently ends on December 31 of each year. Discover Bank, as depositor, will file with the SEC an annual report on Form 10-K on behalf of DCENT within 90 days after the end of its fiscal year or, if applicable, any transition period. DCENT does not have any officers or directors. Currently, its sole beneficiary is Discover Bank, which also will be the calculation agent/servicer for DCENT, and is the master servicer and servicer for the master trust, the seller for the master trust, the depositor for DCENT and the master trust, the originator of the assets and the sponsor for the transactions described in this prospectus. In its role as beneficiary, Discover Bank has the ability to direct certain actions by DCENT, including in certain circumstances instructing the owner trustee to take actions on DCENT’s behalf. Other affiliates of the bank may also be beneficiaries.

Amendments

Discover Bank and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as (i) Discover Bank has received written confirmation from each applicable Note Rating Agency hired by DCENT that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings and (ii) such amendment will not significantly change the permitted activities of DCENT, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, Discover Bank and the owner trustee may amend the trust agreement if Discover Bank has received written confirmation from each applicable Note Rating Agency hired by DCENT that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings, in the case of a significant change to the permitted activities of DCENT, as set forth in the trust agreement, with the consent of holders of a majority of the Outstanding Dollar Principal Amount of each series, class or tranche of notes affected by such change, calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents; provided, however, without the consent of the holders of all of the notes then outstanding, no such amendment shall reduce the percentage of the Outstanding Dollar Principal Amount of the notes required to consent to such an amendment.

Owner Trustee

Wilmington Trust Company—also referred to herein as “issuing entity owner trustee” or the “owner trustee”—is a Delaware trust company incorporated in 1901. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

For DCENT, the powers and duties of the owner trustee are ministerial only. Accordingly, Discover Bank, as beneficiary, will direct the owner trustee in the management of DCENT and its assets to the extent provided for and for the specific activities outlined in the trust agreement.

The owner trustee is indemnified by Discover Bank from and against all liabilities, obligations, losses, damages, claims, penalties or expenses of any kind arising out of the trust agreement or any other related documents, or the enforcement of any terms of the trust agreement, the administration of DCENT’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or gross negligence, (2) the inaccuracy of certain of its representations and warranties in the trust agreement, (3) its failure, acting in its individual capacity, to act as necessary to discharge any lien, pledge, security interest or other encumbrance on any part of DCENT’s assets which results from actions by or claims against the owner trustee not related to the note issuance trust or the owner trustee’s ownership of any part of DCENT’s assets, or (4) taxes, fees or other charges based on or measured by any fees, commissions or other compensation earned by the owner trustee for acting as owner trustee under the trust agreement. Except in limited circumstances these indemnification obligations will not be payable out of DCENT’s assets (and if so payable, will only be payable after the payment of the notes).

The owner trustee may resign at any time without cause by giving at least 30 days’ written notice to Discover Bank. The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered to the owner trustee by the beneficiary. In all of these circumstances, Discover Bank must appoint a successor owner trustee for DCENT. If a successor owner trustee has not been appointed within 30 days of giving notice of resignation or removal, the owner trustee or Discover Bank may apply to any court of competent jurisdiction to appoint a successor owner trustee to act until the time, if any, as a successor owner trustee is appointed by Discover Bank.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with Section 3807 and any other applicable section of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000, or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000 and (4) have, or have a parent which has, a rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s or, if not rated, otherwise satisfactory to Moody’s, Standard & Poor’s, Fitch and any other rating agency hired by DCENT that rates at least 25% of the outstanding notes.

Depositor

Discover Bank is the depositor for DCENT. Discover Bank is also the depositor for the master trust. The master trust issued the Series 2007-CC collateral certificate that is the initial asset of DCENT. Discover Bank or affiliates of the bank may also be the depositor of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by DCENT. In addition, the bank and its affiliates, including non-banking affiliates, may act as depositors of assets for DCENT.

Activities

DCENT’s activities will generally be limited to:

•

accepting the transfer of, holding, receiving and investing proceeds of, and granting security interest in, the assets comprising the trust estate, which includes the collateral certificate and may include any additional collateral certificates added at a later time, receivables added at a later time, if applicable, various collateral accounts, collections accounts, funding accounts, payment accounts, reserve accounts and other trust accounts, and the proceeds from these assets;

•

issuing notes pursuant to the indenture, the terms of which shall be determined by Discover Bank, together with preparing or entering into any registration statement, offering documents, underwriting agreements and similar agreements necessary to permit the offering and sale of such notes on terms and conditions approved by Discover Bank or the qualification of the indenture under applicable law;

•	entering into and performing derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements related to any series, class or tranche of notes;

•	making deposits to or withdrawals from collateral accounts, collections accounts, funding accounts, reserve accounts, payment accounts and other trust accounts established pursuant to the indenture;

•	making payments on the notes and other payments in accordance with the indenture and indenture supplement; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

DCENT will not incur debt except in connection with the performance of its authorized activities, as discussed above. For a description of the assets of DCENT, see “Sources of Funds to Pay the Notes — General.”

Uniform Commercial Code financing statements will be filed, to the extent appropriate, to perfect the ownership or security interests of DCENT and the indenture trustee in the collateral certificate and DCENT’s other assets. See “Risk Factors” for a discussion of risks associated with DCENT and DCENT’s assets, and see “Representations and Warranties of Discover Bank Regarding the Accounts” and “Representations and Warranties of DCENT Regarding the Collateral” for a discussion of representations regarding the perfection of security interests.

See “The Indenture — DCENT’s Covenants” for a discussion of the covenants that DCENT has made regarding its activities.

Sources of Funds to Pay the Notes

General

As of the date of this prospectus, DCENT owns one collateral certificate, the collateral certificate issued by the master trust. For a description of the master trust collateral certificate, see “— The Collateral Certificate.” For a description of the master trust, see “The Master Trust.”

DCENT may accept transfers of additional collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in accounts owned, originated, or acquired by Discover Bank or its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable master trust or securitization special purpose entity. The assets of DCENT may also include:

•	the benefits of one or more derivative agreements,

•	supplemental credit enhancement agreements or supplemental liquidity agreements,

•	collateral accounts, collections accounts, funding accounts, reserve accounts and other trust accounts as specified in the applicable indenture supplement, and

•	proceeds and Permitted Investments of the foregoing.

The DiscoverSeries notes will be secured by the collateral certificate and the other assets held by DCENT from time to time, to the extent provided in the indenture and the indenture supplement for the DiscoverSeries notes. In addition to the DiscoverSeries, the note issuance trust may issue other series of notes that are also secured by the assets in DCENT. Generally, the only amounts that will be available to fund payments on the DiscoverSeries notes are (1) the DiscoverSeries’s allocable share of the assets that have been included in DCENT, (2) interest earned on amounts on deposit in the DiscoverSeries accounts, (3) excess Finance Charge Collections, interchange and similar amounts that have been reallocated to the DiscoverSeries notes from other series of master trust certificates and other series of notes, if any, and (4) excess Principal Collections and similar amounts that have been reallocated to the DiscoverSeries notes from other series of master trust certificates and other series of notes, if any.

The composition and amount of the assets in DCENT will likely change over time due to:

•

increases and decreases in the investor interest in receivables represented by the collateral certificate as a result of increases and decreases in the Nominal Liquidation Amount of notes issued by the note issuance trust;

•	DCENT’s acceptance of transfers of additional collateral certificates;

•

DCENT’s investment of note proceeds or reinvestment of Principal Amounts in the collateral certificate or any additional collateral certificate without corresponding increases to all of the collateral certificates;

•	DCENT’s entry into derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements in connection with the issuance of any tranche of notes; and

•	changes in the relative percentage of DCENT’s assets that are comprised of cash held in trust accounts and the relative percentage invested in collateral certificates.

In addition, the composition of the underlying receivables supporting any collateral certificate will change over time as new receivables are created, existing receivables are paid off or charged-off as uncollectible, the receivables in additional accounts are added to the applicable master trust or other securitization special purpose entity and the receivables in specified accounts are removed from the applicable master trust or other securitization special purpose entity. See “The Master Trust — Master Trust Addition of Accounts” and “— Master Trust Removal of Accounts” for a description of Discover Bank’s ability to add and remove accounts designated for the master trust.

In addition, to the extent provided in the indenture, the Collateral securing the notes may be released from the lien created by the indenture, and such release will not be deemed to impair the remaining security interest securing the notes. Any such release must comply with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, if an amortization event occurs for a collateral certificate, the note issuance trust will stop reinvesting its share of Principal Collections in that collateral certificate. The note issuance trust may reinvest those Principal Collections in another collateral certificate or pay them to noteholders in accordance with the cash flows set forth in the indenture supplement.

Discover Bank, as depositor for the note issuance trust, will file with the SEC on Form 8-K or in its distribution reports on Form 10-D any information about any changes in the composition of the assets of the note issuance trust that is required under SEC rules and regulations. See “Reports to Investors” for more information about these reports.

Addition of Assets

In the future, DCENT may accept transfers of additional collateral certificates that represent undivided interests in the receivables of master trusts or other securitization special purpose entities in addition to DCMT. However, before acquiring any such collateral certificate,

•

DCENT must obtain confirmation from each applicable Note Rating Agency hired by DCENT that the addition of such collateral certificate will not cause a reduction or qualification with negative implications of the ratings of any outstanding notes secured by the assets in DCENT, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings, and

•

DCENT must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event of default to occur for any outstanding notes secured by the assets in DCENT.

The calculation agent will designate the amount of the investor interest in receivables represented by any additional collateral certificate. However, the calculation agent may not reduce the investor interest in receivables of a collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by the assets in DCENT.

Although Discover Bank does not currently contemplate that it will transfer receivables directly to the note issuance trust, the indenture may be amended without your consent to accommodate direct ownership of credit card receivables by the note issuance trust, including in connection with a combination of the master trust and the note issuance trust after the final payment of all series of master trust certificates other than the Series 2007-CC collateral certificate.

Additional collateral certificates may not be of the same credit quality as the existing collateral certificates and receivables arising in additional accounts, including additional accounts related to such additional collateral certificates or to receivables transferred directly to the note issuance trust, may not be of the same credit quality as the receivables arising in accounts already included in the master trust. Discover Bank or an affiliate may originate additional accounts using credit criteria different from those applied to the accounts already designated as part of the master trust, or the additional accounts may be acquired by Discover Bank or an affiliate from a third-party institution that may have used different credit criteria to originate those accounts. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event” and “— Addition of Other Collateral Certificates.”

The accompanying prospectus supplement may specify additional conditions relating to DCENT’s ability to accept transfer of additional collateral certificates, the master trust’s or the note issuance trust’s ability to accept transfers of receivables arising in additional accounts or changes in the way the investor interest in receivables for any additional collateral certificates is determined.

The Collateral Certificate

As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by the assets of the note issuance trust is expected to be the Series 2007-CC collateral certificate issued by the master trust, which we refer to throughout this prospectus as “the collateral certificate.” The following discussion summarizes the material terms of the collateral certificate. Additionally, we have filed as exhibits to the registration statement of which this prospectus forms a part, and we encourage you to review, the Pooling and Servicing Agreement, the Series Supplement for Series 2007-CC and a form of collateral certificate. For a description of the master trust and its assets, see “The Master Trust — The Master Trust Assets.”

The collateral certificate represents an undivided interest in the Discover Card Master Trust I, including the receivables in accounts designated for the master trust and interchange. The collateral certificate is the only certificate issued as part of Series 2007-CC. The accounts designated for the master trust were selected in a random manner intended to produce a representative sample of all Discover card accounts not segregated from the Discover card portfolio at the time of selection. Because credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the accounts, the amount of credit card receivables in the master trust will fluctuate on a daily basis as new credit card receivables are generated or included in or removed from the master trust and as other credit card receivables are paid off, charged off as uncollectible or otherwise adjusted. For more information on the master trust accounts, see “The Master Trust Accounts” in the accompanying prospectus supplement and “The Discover Card Business.”

The collateral certificate has no specified interest rate. DCENT, as holder of the collateral certificate, is entitled to receive its allocable share of Finance Charge Collections, Principal Collections and interchange from the master trust and is assessed its allocable share of servicing fees and charged-off receivables. DCENT, as holder of the collateral certificate is obligated to pay the portion of the master trust servicing fee allocable to the collateral certificate.

The collateral certificate has a fluctuating investor interest in receivables, not less than zero, that is equal to the aggregate Nominal Liquidation Amount of all of the notes secured by the assets in DCENT provided, however, that if additional collateral certificates are transferred to the note issuance trust, each collateral certificate’s investor interest in receivables may reflect only the portion of the Nominal Liquidation Amount supported by that collateral certificate. The investor interest in receivables of the collateral certificates will increase and decrease as the Nominal Liquidation Amount of the notes increases and decreases. Unless otherwise specified in the accompanying prospectus supplement, Discover Bank may decide in its sole and absolute discretion which collateral certificates’ investor interest in receivables will increase or decrease as the Nominal Liquidation Amount of the notes increases and decreases.

The series supplements relating to Series 2007-CC and the other outstanding series of master trust certificates provide that, under certain circumstances, collections and other income originally allocated to one series may be reallocated to other series. For those series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions. In general, the note issuance trust will use the collateral certificate’s share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off receivables. If Series 2007-CC has more collections and other income than the note issuance trust needs in any month, the master trust may make the excess collections and other income available to other master trust series so those series may make their payments and reimbursements. The holder of the collateral certificate is not entitled to receive these excess collections or other income. If Series 2007-CC does not have enough collections and other income in any month, the master trust may transfer excess collections and other income, including interchange, from other master trust series to the note issuance trust so that the note issuance trust can make payments and reimbursements.

For a detailed description of the servicing fee to be paid in respect of the collateral certificate, see “Servicing — Servicing Compensation and Payment of Expenses.”

Allocations of Collections, Interchange and Charged-off Receivables to the Collateral Certificate

In general, the master trust allocates collections, interchange and charged-off receivables to the collateral certificate based on the investor interest in receivables represented by the collateral certificate at any time, which is in turn based on the Nominal Liquidation Amount of the notes issued by the note issuance trust that are supported by the collateral certificate. As long as the collateral certificate is the only collateral certificate owned by the note issuance trust, the investor interest in receivables represented by the collateral certificate will equal the Nominal Liquidation Amount of the notes; if additional collateral certificates are transferred to the note issuance trust, some portion of the Nominal Liquidation Amount of the notes will be supported by those certificates. The descriptions set forth below assume that the Series 2007-CC collateral certificate is the only collateral certificate supporting the notes.

In some circumstances — for instance, when the note issuance trust is accumulating deposits to pay principal for a tranche of notes, when an early redemption event or event of default occurs for a tranche of notes, or when amounts for senior tranches of notes have been prefunded to permit payment of subordinated tranches of notes — the note issuance trust may receive higher allocations of Finance Charge Collections or Principal Collections with respect to the collateral certificate. In those circumstances, the series supplement for the collateral certificate establishes the allocation percentages to allocate Finance Charge Collections and Principal Collections based on amounts specified in the indenture.

For purposes of these allocations, if the note issuance trust issues notes during any month, releases any excess prefunding deposits from the applicable principal funding subaccounts or otherwise has an increase in the Nominal Liquidation Amount of its outstanding tranches of notes during any month, the increase in the investor interest in receivables resulting from the corresponding increase in the Nominal Liquidation Amount will be treated as occurring on the first day of the month in which the issuance, release or other increase occurs and any payments, deposits or other allocations made on the distribution date in such month will be treated as occurring on the last day of the prior calendar month. In addition, if the note issuance trust pays or prefunds any tranche of notes, allocates unreimbursed charged-off receivables to its noteholders, or otherwise has a decrease in the Nominal Liquidation Amount of its outstanding tranches of notes on the distribution date in any month, any payments, deposits or other allocations made on such distribution date will be treated as occurring on the last day of the prior calendar month.

Finance Charge Collections.    The master trust allocates Finance Charge Collections to the collateral certificate on each distribution date by multiplying the Series Finance Charge Collections received in the prior calendar month by the Finance Charge Collections Allocation Percentage for Series 2007-CC:

Series Finance Charge Collections =	Series Finance Charge Collections Allocation Percentage
× Finance Charge Collections

The Series Finance Charge Collections Allocation Percentage is based on:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if an early redemption event or event of default for any series, class or tranche of notes or an amortization event for the collateral certificate is not continuing with respect to such calendar month,

•

if an early redemption event or event of default for any series, class or tranche of notes is then continuing, the sum of the Finance Charge Allocation Amounts for each tranche of notes for the prior calendar month, or

•

if an amortization event for the collateral certificate is then continuing for such calendar month, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month immediately preceding the date an amortization event for the collateral certificate occurs, as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Finance Charge Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Finance Charge Collections Allocation Percentage will be the higher percentage determined under such clauses.

The “Finance Charge Allocation Amount” for any series, class or tranche of notes is:

•

the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding month, unless an early redemption event or an event of default for such series, class or tranche has occurred and is continuing, and

•

unless otherwise specified in the applicable prospectus supplement, for all series, classes or tranches of notes for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for such series, classes or tranches of notes as of the last day of the calendar month immediately before the applicable event occurred.

DCENT, at the direction of Discover Bank as beneficiary, may change the allocation method described above at any time without the consent of any noteholders if the applicable Note Rating Agencies hired by DCENT confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

In addition, if the note issuance trust has prefunded the principal funding subaccounts for any tranches of senior notes, even though the Nominal Liquidation Amount for each such senior tranche will be reduced on a temporary basis because of the prefunding, the note issuance trust will receive an allocation of Finance Charge Collections in the amount of the negative spread on each applicable principal funding subaccount as a result of the prefunding — which will equal the difference between the amount of investment income earned on those amounts from the previous distribution date to the current distribution date and the amount of interest accrued on the prefunded portion of the notes during the same period — though not more than the amount that would have been allocated to the collateral certificate if the Nominal Liquidation Amount of those notes had not been reduced because of the prefunding.

Interchange.    The master trust allocates interchange to the collateral certificate on each distribution date by multiplying:

•	interchange for the distribution date, by

•

the Series Interchange Allocation Percentage for the collateral certificate, which is the investor interest in receivables represented by the collateral certificate divided by the greater of the total amount of Principal Receivables in the master trust or the aggregate investor interest in receivables that is used to allocate interchange for all outstanding series of master trust certificates, in each case as of the first day of the prior calendar month.

Principal Collections.    The master trust allocates Principal Collections to the collateral certificate on each distribution date by multiplying the Principal Collections received in the prior calendar month by the Series Principal Collections Allocation Percentage for Series 2007-CC:

Series Principal Collections =	Series Principal Collections Allocation Percentage
× Principal Collections

The Series Principal Collections Allocation Percentage is based on:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if the note issuance trust is not paying or depositing principal for any series, class or tranche of notes on such distribution date and there is no amortization event continuing for the collateral certificate for such calendar month,

•

the sum of the Principal Allocation Amounts for each tranche of notes for the prior calendar month, if the note issuance trust is paying or depositing principal for any series, class or tranche of notes on such distribution date, or

•

if an amortization event for the collateral certificate is continuing for such calendar month, the investor interest in receivables represented by the collateral certificate on the last day of the calendar month immediately preceding the date on which the amortization event for the collateral certificate occurred, as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Principal Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Principal Collections Allocation Percentage will be the higher percentage determined under such clauses.

The “Principal Allocation Amount” for any series, class or tranche of notes is:

•

for all notes that are not in their accumulation period, that do not have any targeted prefunding deposit, for which an early redemption event or an event of default is not continuing, and which otherwise have a targeted principal deposit of zero, the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding calendar month;

•

for each series, class or tranche of notes that is in its accumulation period, the Nominal Liquidation Amount as of the last day of the calendar month before the start of its applicable accumulation period;

•

for each series, class or tranche of notes that has a targeted prefunding deposit greater than zero, the Nominal Liquidation Amount as of the last day of the last calendar month for which its targeted prefunding deposit was zero;

•

for each series, class or tranche of notes for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for those notes as of the last day of the calendar month immediately before the applicable event occurred; and

•

for any other series, class or tranche of notes for which the targeted principal deposit is greater than zero, the Nominal Liquidation Amount as of such other date specified in the accompanying prospectus supplement,

Charged-Off Receivables.    The master trust allocates charged-off receivables to the collateral certificate on each distribution date by multiplying:

•	the amount of receivables in the master trust that the servicer charged off as uncollectible during the previous calendar month; minus

•

the cumulative, uncollected amount of these receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees, late payment charges and other miscellaneous fees; and

•	the amount of these receivables repurchased by Discover Bank during that month because they were in accounts that contained receivables that were not Eligible Receivables; by

•

the investor interest in receivables represented by the collateral certificate, divided by the greater of the total amount of Principal Receivables in the master trust or the aggregate investor interest in receivables that is used to allocate charged-off receivables for all outstanding series of master trust certificates, in each case as of the first day of the prior calendar month.

If the note issuance trust cannot reimburse all of the charged-off receivables allocated to the collateral certificate in any month, it will carry forward the amount of unreimbursed charge-offs as reductions to the Nominal Liquidation Amount of notes and will try to reimburse them in the following month. The unreimbursed charged-off receivables on any distribution date are an investor loss, and the master trust reduces the investor interest in receivables represented by the collateral certificate by the amount of its investor loss. To the extent that the note issuance trust subsequently reimburses these charge-offs, the master trust will reinstate the investor interest in receivables to the extent of such reimbursement. The master trust will not reinstate the collateral certificate’s investor interest in receivables to exceed the aggregate Adjusted Outstanding Dollar Principal Amount for all outstanding tranches of notes.

Allocations of Collections, Interchange and Charged-off Receivables among Series of Notes

The note issuance trust will allocate to each series of notes the Finance Charge Collections received with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time —  other than amounts allocated to cover negative spread on prefunded principal for tranches of notes — based on the sum of the Finance Charge Allocation Amounts for all tranches of notes in the series divided by the sum of the Finance Charge Allocation Amounts for all notes issued by the note issuance trust. Amounts allocated to cover negative spread on prefunded principal will be allocated to each series of notes based on the amount of negative spread on prefunded principal for such series of notes.

The note issuance trust will allocate to each series of notes the Principal Collections received with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time based on the sum of the Principal Allocation Amounts for all tranches of notes in the series divided by the sum of the Principal Allocation Amounts for all notes issued by the note issuance trust.

The note issuance trust will allocate to each series of notes the interchange received and charged-off receivables with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time based on the product of such interchange and charged-off receivables, as applicable, multiplied by the sum of the Nominal Liquidation Amounts for all tranches of notes in the series divided by the sum of the Nominal Liquidation Amounts for all series of notes issued by the note issuance trust.

Reallocations

The series supplement with respect to the collateral certificate provides that, and any indenture supplement for any other series issued by the note issuance trust will provide that, under certain circumstances, collections originally allocated to the DiscoverSeries or any other series of notes issued by the note issuance trust may be reallocated to other series of master trust certificates or other series of notes. Collections originally allocated to such other series may also be reallocated to the DiscoverSeries. Discover Bank cannot assure you, however, that any funds will be available to be reallocated to the DiscoverSeries.

Although the series supplements with respect to the collateral certificate and other series of master trust certificates that are in the same group of series as Series 2007-CC permit reallocations among series, unless otherwise specified in the series supplement for such series, the master trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series of master trust certificates to make all payments, deposits and reimbursements for that series, as applicable, before it reallocates them to other series. Accordingly, Series Finance Charge Collections, interchange and other income for the collateral certificate that is allocable to the DiscoverSeries, will not be reallocated unless the note issuance trust has first deposited all interest and servicing fees, reimbursed all charged-off receivables and reductions in Nominal Liquidation Amounts and increased any reserve account deposit for the DiscoverSeries to its required level. Similarly, any Series Principal Collections or amounts used to reimburse charged-off receivables that are allocable to the DiscoverSeries will not be reallocated to other series of master trust certificates or other series of notes until the note issuance trust has made all targeted principal deposits, including prefunding deposits, for the DiscoverSeries notes.

DCENT Accounts

The indenture trustee has established or will establish the DiscoverSeries collections account for the DiscoverSeries notes, and the following additional accounts, together with subaccounts for each tranche, for the DiscoverSeries notes in the name of the indenture trustee:

•	the interest funding account;

•	the principal funding account;

•	the accumulation reserve account; and

•	the Class C reserve account.

The indenture trustee has also established the collections account for the note issuance trust for the purpose of receiving amounts payable under the collateral certificate and any other assets of DCENT, including additional collateral certificates that may be transferred to DCENT at a later date. The indenture trustee may also establish a Class D reserve account in connection with any Class D notes.

Each of these accounts will be a segregated trust account established with the indenture trustee or an eligible institution — i.e., a bank satisfying certain Note Rating Agency criteria, as described in the indenture glossary of terms. The calculation agent appointed under the indenture has the revocable power to instruct the indenture trustee to make withdrawals from any account to carry out its duties under the indenture and the indenture supplement. The calculation agent, which will initially be Discover Bank, will have the revocable power to withdraw funds from the collections account and the DiscoverSeries accounts to make distributions to the noteholders.

Each account will be an Eligible Deposit Account. The indenture trustee may only invest funds on deposit in any investor account in Permitted Investments. We describe these Permitted Investments in the glossary of terms.

If so specified in the related prospectus supplement, DCENT may direct the indenture trustee to establish and maintain in the name of the indenture trustee additional trust accounts for any series, class or tranche of notes for the benefit of the related noteholders.

Derivative Agreements

Any class or tranche of notes may have the benefit of one or more derivative agreements with various counterparties, such as a currency swap, an interest rate swap, an interest rate cap, an interest rate collar, or a guaranteed investment contract that obligates the derivative counterparty to pay a guaranteed rate of return over a specified period. In general, DCENT will receive payments from counterparties to the derivative agreements in exchange for DCENT’s payments to them, or either receive or make payments, to the extent required under the derivative agreements. Payments received from derivative counterparties will be deposited directly into the interest funding subaccount for the related tranche, or directly into the applicable payment account if the related derivative agreement is a currency swap. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. Discover Bank or its affiliates may be derivative counterparties for any series, class or tranche of notes.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

Some notes may have the benefit of one or more additional forms of credit enhancement agreements, which we refer to as “supplemental credit enhancement agreements.” In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements — which we refer to as “supplemental liquidity agreements” — such as a liquidity facility with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement for a series, class or tranche of notes. Discover Bank or any of its affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Credit Enhancement

Credit enhancement may be provided with respect to any class or tranche of notes in the form of the subordination of one or more other classes or tranches of the notes or series of certificates, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof. Any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of notes to the extent described in this prospectus and the related prospectus supplement. The related prospectus supplement will describe any credit enhancement provided for a tranche of notes. The description will include such information as:

•	the amount available under the credit enhancement;

•	any conditions to payment;

•	the circumstances under which the credit enhancement will be available;

•	the classes or tranches of the series that will receive the direct benefit of the credit enhancement;

•	the conditions, if any, under which the amount available under the credit enhancement may be terminated, reduced or replaced;

•	the source of funds for payment to the credit enhancement provider;

•	if applicable, how the credit enhancement provider will be repaid; and

•	other material provisions of the related credit enhancement agreement.

Credit enhancement will generally not provide protection against all risks of loss and will not guarantee repayment of the entire stated principal amount of the notes and the related interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, or if the credit enhancement provider fails to make required payments, noteholders will bear their allocable share of those losses.

Subordination.    Any class or tranche of notes offered by this prospectus may be subordinated to one or more classes or tranches of senior notes as described in this prospectus or in the related prospectus supplement.

The rights of the holders of any of those subordinated notes to receive distributions of principal and/or interest on any distribution date will be subordinate in right and priority to the rights of the holders of the senior notes, but only to the extent set forth in this prospectus or in the related prospectus supplement. If so specified in this prospectus or in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. This prospectus or the related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated notes, the circumstances in which such subordination will apply, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of the senior notes. For more information about subordination in the DiscoverSeries, see “The Notes — Subordination,” “— Required Subordinated Amount and Usage” and “— Principal Payment on Subordinated Notes.”

Reserve Account.    Unless otherwise specified in the applicable prospectus supplement, an accumulation reserve subaccount will be created for each tranche of notes in the DiscoverSeries that has an accumulation period in which Principal Amounts are deposited in a principal funding subaccount pending distribution to investors. Unless otherwise specified in the applicable prospectus supplement, a Class C reserve subaccount will be created for each tranche of Class C notes in the DiscoverSeries. A Class D reserve subaccount may be created for any tranche of Class D notes in the DiscoverSeries. Additional reserve accounts may be created for the benefit of the holders of any class or tranche of notes offered by this prospectus if specified in the related prospectus supplement. Any such reserve account may be funded, to the extent provided in the prospectus supplement, by an initial cash deposit or by periodic deposits of Series Finance Charge Amounts or other amounts as specified in the cash flows for the DiscoverSeries. The funds on deposit in any reserve account will be invested in Permitted Investments or as otherwise provided under any applicable agreement. The amount available to be applied from a reserve account on any distribution date will be the amount available in the reserve account for such distribution date. Funds on deposit in a reserve account that exceed the amount required to be on deposit may be withdrawn in accordance with the cash flows of the DiscoverSeries. To the extent not set forth under “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows,” the related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the reserve account.

Cash Collateral Account.    Any class or tranche of notes offered by this prospectus may have the benefit of a cash collateral account if specified in the related prospectus supplement. Any such cash collateral account may be fully or partially funded on the related issuance date and the funds on deposit therein may be invested in Permitted Investments, or as otherwise provided under the applicable agreement. The amount available to be withdrawn from a cash collateral account on any distribution date will be the amount available in the cash collateral account for such distribution date. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

Letter of Credit.    Any class or tranche of notes offered by this prospectus may be supported by a letter of credit if specified in the related prospectus supplement. Any such letter of credit will be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the letter of credit issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Surety Bond.    A surety bond may be purchased for the benefit of the holders of any class or tranche of notes offered by this prospectus if specified in the related prospectus supplement. Any such surety bond will assure distributions of interest or principal for such class or tranche of notes in the manner and amount specified in the related prospectus supplement.

Insurance Policy.    Insurance for any class or tranche of notes offered by this prospectus may be provided by one or more insurance companies if specified in the related prospectus supplement. Any such insurance will guarantee, for one or more classes or tranches of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

Collateral Interests.    If so specified in this prospectus or in the related prospectus supplement, support for some notes may be provided initially by an interest in DCENT, called a collateral interest, in an amount specified in this prospectus or in the related prospectus supplement. Those notes may also have the benefit of a cash collateral account with an initial amount on deposit in such account, if any, as specified in the prospectus supplement which will be increased (i) to the extent Discover Bank elects to apply Principal Amounts allocable to the collateral interest to decrease the collateral interest, (ii) to the extent Principal Amounts allocable to the collateral interest are required to be deposited into the cash collateral account as specified in this prospectus or in the related prospectus supplement and (iii) to the extent excess collections of Finance Charge Amounts are required to be deposited into the cash collateral account as specified in the related prospectus supplement. The total amount of the credit enhancement available pursuant to the collateral interest and, if applicable, the cash collateral account will be the lesser of the sum of the collateral interest and the amount on deposit in the cash collateral account and an amount specified in the related prospectus supplement. This prospectus or the related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the collateral interest will be distributed to the noteholders and, if applicable, the circumstances under which payment will be made under the cash collateral account.

Sale of Receivables

If any tranche of DiscoverSeries notes has an event of default and is accelerated before its legal maturity date, the indenture trustee may direct the master trust to sell receivables, or interests therein, if the conditions described in “The Notes — Events of Default” and “— Remedies following an Event of Default” are satisfied, and for subordinated notes, only to the extent that payment is permitted by the subordination provisions for the senior notes of the DiscoverSeries. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate Outstanding Dollar Principal Amount of notes of the affected tranche subject to the conditions described under “The Notes — Remedies following an Event of Default.”

Any sale of receivables for a subordinated tranche of notes in the DiscoverSeries may be delayed until (1) the senior classes of notes of the DiscoverSeries are prefunded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In the DiscoverSeries if a senior tranche of notes directs a sale of receivables, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the master trust will automatically be required to sell receivables on that date or promptly following that date regardless of the subordination requirements of any senior classes of notes. Proceeds from the sale and amounts on deposit in the interest funding subaccount and the principal funding subaccount related to that tranche will, subject to the limitations described in the following paragraphs, be immediately paid to the noteholders of that tranche.

The principal amount of receivables designated for sale will not exceed, and may be less than, the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related series, class or tranche of notes, subject to any further limitations described in the related prospectus supplement. The Nominal Liquidation Amount of that series, class or tranche of notes will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After the sale, no Series Principal Amounts or Series Finance Charge Amounts will be allocated to that series, class or tranche of notes, nor will any similar amounts be reallocated to the applicable series, class or tranche from other series of master trust certificates or other series of notes. Noteholders of that series, class or tranche will receive the proceeds of the sale but no more than the Outstanding Dollar Principal Amount of their notes (or the outstanding principal amount, if converted to foreign currency), plus any past due, accrued and additional interest on such series, class or tranche of notes. The notes of that series, class or tranche are no longer outstanding under the indenture or the indenture supplement once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the Outstanding Dollar Principal Amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the Outstanding Dollar Principal Amount and accrued, past due and additional interest. These types of deficiencies will not be reimbursed.

Neither Discover Bank nor its affiliates may bid for or purchase receivables in any sale of receivables described in this section.

Limited Recourse to DCENT; Security for the Notes

The sole sources of payment of principal of and interest or accreted discount on any DiscoverSeries notes prior to an event of default and acceleration or the legal maturity are:

•

the portion of the Series Principal Amounts and Series Finance Charge Amounts allocated to the DiscoverSeries and available in accordance with the cash flows, including any such funds reallocated to the DiscoverSeries from other series of master trust certificates and other series of notes;

•	funds on deposit in various note issuance trust accounts for the DiscoverSeries;

•	investment income on certain funds on deposit in certain of such trust accounts for the DiscoverSeries; and

•	rights to payment under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes, if applicable.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for a tranche of DiscoverSeries notes and subject to any restrictions relating to required subordinated amounts or (ii) on the legal maturity date of a tranche of DiscoverSeries notes, as described in “— Sale of Receivables,” you will have recourse only to (1) the proceeds of that sale allocable to such tranche and (2) any amounts then on deposit in DCENT accounts allocated to and held for the benefit of such tranche.

Noteholders will have no recourse to any other assets of DCENT or the master trust, or any other person or entity for the payment of principal of or interest on the notes.

Each series of notes, including the DiscoverSeries, will be secured by a security interest in the assets in DCENT, including the collection account, but each series of notes, including the DiscoverSeries, is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to DCENT may be available to the DiscoverSeries notes.

Each tranche of DiscoverSeries notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount and, (i) in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, if any, or (ii) in the case of a tranche of Class D notes, the applicable Class D reserve subaccount, if any, and, in each case, any other applicable supplemental account, and may be secured by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

The Notes

The following discussion and the discussions under “The Indenture” and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplement for the DiscoverSeries notes. The indenture supplement will be supplemented by terms documents relating to the issuance of individual tranches of notes in the DiscoverSeries, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to the indenture supplement will include any applicable terms documents unless the context otherwise requires.

General

The prospectus supplement for a particular issuance of notes will specify the class and tranche of those notes. The indenture permits the note issuance trust to issue multiple series of notes, each series of which will be issued pursuant to the indenture and an indenture supplement. The indenture for the DiscoverSeries Notes was filed with the Securities and Exchange Commission under file number 333-141703-02 as Exhibit 4.5 to the note issuance trust’s current report on Form 8-K filed on July 27, 2007. The first amendment to the indenture and the amended and restated indenture supplement are filed as Exhibits 4.4 and 4.5 to the note issuance trust’s current report on Form 8-K filed on June 4, 2010. Neither the indenture nor the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of DCENT that will be in addition to the debt obligations of DCENT represented by any other series of notes. All notes to be issued under this prospectus will be part of the DiscoverSeries. Each prospectus supplement will describe the provisions specific to the related class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and reimbursement of the portion of charged-off receivables allocated to the collateral certificate that are further allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series will be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires. Unless otherwise specified, the descriptions in this prospectus relate to the DiscoverSeries.

The DiscoverSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the DiscoverSeries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “— Issuances of New Series, Classes and Tranches of Notes.” Each tranche within a class may have different interest rates, expected maturity dates, legal maturity dates, required subordinated amounts and other features.

DiscoverSeries notes may be denominated in U.S. dollars or a foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

The indenture allows DCENT to “reopen” or increase the outstanding principal amount of a tranche of DiscoverSeries notes without notice by selling additional DiscoverSeries notes of that tranche with the same terms. Those additional notes will be treated, for all purposes, like the initial notes except that any new notes may begin to accrue interest at a different date. DCENT will not have to satisfy all the conditions to issuance described in “ — Issuances of New Series, Classes and Tranches of Notes” to issue additional notes in a tranche, but will have to satisfy any such conditions relating to required subordinated amounts and funding of the reserve accounts, if applicable.

As of the date of this prospectus, the Series 2007-CC collateral certificate is the only outstanding collateral certificate pledged under the indenture. Initially, all collections and other income, servicing fees and charged-off receivables allocated by the master trust to the collateral certificate will be allocated to the DiscoverSeries notes. If DCENT issues additional series of notes, each series of notes will be allocated a proportionate share of these amounts based on the Nominal Liquidation Amount of the notes in the series. If additional collateral certificates are transferred to DCENT, amounts allocated under those collateral certificates will be similarly allocated to each series of notes.

The master trust will also make a proportionate share of excess Finance Charge Collections, interchange and Principal Collections from other series of master trust certificates and other series of notes available to the note issuance trust through the collateral certificate to cover any shortfalls in funds with respect to the DiscoverSeries notes.

A particular tranche of the DiscoverSeries notes may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar or guaranteed investment contract with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. A particular tranche of the DiscoverSeries notes may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

DCENT will pay principal of and interest or accreted discount on the DiscoverSeries notes solely from the Series Principal Amounts and Series Finance Charge Amounts allocated to the DiscoverSeries and available in accordance with the cash flows, including any such funds reallocated to the collateral certificate from other series of master trust certificates or other series of notes, funds on deposit in various note issuance trust accounts for the DiscoverSeries, investment income on funds on deposit in certain of such trust accounts for the DiscoverSeries and, if applicable, rights to payment under any derivative agreement or under any supplemental credit enhancement agreement or any supplemental liquidity agreement, and in the case of a sale of a portion of the receivables supporting the collateral certificate following an event of default and acceleration or the legal maturity date of any applicable tranche of the DiscoverSeries notes, the proceeds from such sale allocated to such tranches. If those sources are not sufficient to pay principal of or interest or accreted discount on the DiscoverSeries notes, the noteholders will have no recourse to any assets in DCENT or the master trust, or any other person or entity for the payment of principal of or interest or accreted discount on the DiscoverSeries notes.

A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Interest

Interest will accrue on any tranche of DiscoverSeries notes, except on a tranche of discount notes or zero-coupon notes, from the relevant issuance date at the applicable interest rate for that tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on any tranche of DiscoverSeries notes will be due and payable on the dates specified in the related prospectus supplement. In this prospectus and the related prospectus supplement, we refer to each such date as an “interest payment date.” If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding subaccount pending distribution. Each interest funding subaccount will be established under the indenture supplement for the related series. Interest payments or deposits will be funded from Series Finance Charge Amounts and Reallocated Finance Charge Amounts allocated to the DiscoverSeries for the preceding month, from any applicable credit enhancement, if necessary (including, for interest on senior classes of notes, Series Principal Amounts that are allocable to the subordinated notes, as applicable) and from certain other amounts specified in the related prospectus supplement. If a tranche of notes has the benefit of a derivative agreement, amounts allocated to the tranche may be applied to make payments to the swap counterparty and amounts received from the swap counterparty may be applied to pay interest on the notes, in each case as described in the prospectus supplement.

For each tranche of fixed rate notes, the fixed rate at which interest will accrue for that tranche will be designated in the related prospectus supplement. For each tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be designated in the related prospectus supplement. In addition, the related prospectus supplement will specify whether any tranche of notes receives any additional interest and how it is to be calculated.

A tranche of discount notes will be issued at a price less than 100% of the Stated Principal Amount payable on the expected maturity date of that tranche of notes. Until the expected maturity date for a tranche of discount notes, accreted principal will be capitalized as part of the principal of that tranche of notes and reinvested in the assets of DCENT, so long as an early redemption event or an event of default and acceleration for that tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a tranche of discount notes after an event of default or after its expected maturity date.

Each payment of interest on a tranche of notes will include all interest accrued from the preceding interest payment date — or, for the first interest accrual period, from the issuance date — through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. Interest on a tranche of notes will be due and payable on each interest payment date.

If interest on a tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur for that tranche of notes; provided that the failure to pay interest on a tranche of foreign currency notes will not be an event of default if the U.S. dollar amount required to be applied to interest and converted to such foreign currency has been so applied and converted, as set forth in the applicable prospectus supplement. See “— Events of Default.”

Principal

The timing of payment of principal of a tranche of notes will be specified in the related prospectus supplement. We refer in this prospectus and the related prospectus supplement to each date on which a principal payment is made as a “principal payment date,” and we refer to the date of the last or only scheduled principal payment for a tranche of notes as its “expected maturity date.“ We refer to the date on which the note issuance trust is legally required to make the final principal payment for a tranche of notes as its “legal maturity date.“

Principal of a tranche of notes may be paid later than its expected maturity date if sufficient funds are not allocated for principal payments from the assets in DCENT securing DiscoverSeries notes in accordance with the cash flows. Additionally, DCENT will deposit funds for payment of principal of that tranche on its expected maturity date only to the extent that payment is permitted by the subordination provisions of the indenture supplement. It is not an event of default if the Stated Principal Amount of a tranche of notes is not paid on its expected maturity date. However, if the Stated Principal Amount of a tranche of notes is not paid in full by its legal maturity date, an event of default will occur for that tranche of notes; provided, however, that it is not an event of default if the Outstanding Dollar Principal Amount of such tranche has been paid (or, if applicable, converted to foreign currency and paid) to the applicable noteholders by such date. See “— Events of Default.” If the Stated Principal Amount of a tranche of notes is not paid on its expected maturity date, an early redemption event for that tranche will occur. See “— Redemption and Early Redemption of Notes — Early Redemption Events.”

Principal of a tranche of notes may be paid earlier than its expected maturity date if an early redemption event, an event of default and acceleration, or a cleanup call occurs. See “— Redemption and Early Redemption of Notes — Early Redemption Events” and “— Cleanup Calls.” See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a tranche of notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each tranche of notes has a Stated Principal Amount, an Outstanding Dollar Principal Amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

Generally, the “Stated Principal Amount” of a tranche of notes is the amount that is stated on the face of the notes of that tranche to be payable to the holders of the notes of that tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a tranche of U.S. dollar notes, the “Outstanding Dollar Principal Amount” is the initial dollar principal amount of that tranche of notes, as described in the related prospectus supplement, minus principal payments to the noteholders of that tranche of notes. For a tranche of foreign currency notes, the Outstanding Dollar Principal Amount is generally the U.S. dollar equivalent of the initial principal amount of that tranche of notes, as described in the related prospectus supplement, minus dollar payments made to derivative counterparties with respect to the notional amount of the swap or, in the event the derivative agreement is non-performing, minus dollar payments converted into the applicable currency to make payments to noteholders, each with respect to principal for that tranche. For a tranche of discount notes, the Outstanding Dollar Principal Amount is generally an amount stated in, or determined by a formula described in, the applicable prospectus supplement. In each case, the Outstanding Dollar Principal Amount will be reduced by the net losses of principal of funds on deposit in the related principal funding subaccount for such tranche, if any. The Outstanding Dollar Principal Amount of a tranche of discount notes will increase over time as principal accretes on that tranche of notes. The Outstanding Dollar Principal Amount of any tranche of notes will decrease as a result of each payment of principal of that tranche of notes, and will increase as a result of any issuance of additional notes of that tranche.

Adjusted Outstanding Dollar Principal Amount

The “Adjusted Outstanding Dollar Principal Amount” of a tranche of notes is the Outstanding Dollar Principal Amount of all outstanding notes of that tranche, less any funds on deposit in the principal funding subaccount for that tranche. The Adjusted Outstanding Dollar Principal Amount of any tranche of notes will decrease as a result of each deposit into the principal funding subaccount for such tranche and will increase at any time prefunded deposits are released from the principal funding subaccount and reinvested in the collateral certificate.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a class or tranche of the DiscoverSeries notes is a U.S. dollar amount based on the initial Outstanding Dollar Principal Amount of that class or tranche of notes minus some reductions — including reductions due to (1) reallocations of Series Principal Amounts allocable to tranches of subordinated notes to pay interest on senior classes and servicing fees, (2) allocations and reallocations of the share of charged-off receivables allocated to the collateral certificate and (3) deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes — plus some increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series, without duplication. The Nominal Liquidation Amount for a tranche of notes correlates to that tranche’s share of the investor interest in receivables represented by the collateral certificate.

The Nominal Liquidation Amount of a tranche of notes may be reduced as follows:

•

If Series Finance Charge Amounts are insufficient to reimburse all charged-off receivables allocated to the collateral certificate and reallocated to the DiscoverSeries notes, the Nominal Liquidation Amount of the DiscoverSeries notes will be reduced as described in “Deposits and Allocation of Funds for Discover-Series Notes — Cash Flows.”

•

If Series Principal Amounts are reallocated from subordinated notes to pay interest, swap payments or accreted discount for senior notes in the DiscoverSeries or any servicing fee shortfall, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

•	The Nominal Liquidation Amount of a tranche of notes will be reduced by the amount deposited in its principal funding subaccount.

•

Upon a sale of receivables after an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of such class or tranche of notes will be automatically reduced to zero. See “Sources of Funds to Pay the Notes — Sale of Receivables.”

The Nominal Liquidation Amount of a note may be increased as follows:

•

For any classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

•

For any discount notes, unless otherwise specified in the applicable prospectus supplement, the Nominal Liquidation Amount will increase over time as the note issuance trust withdraws Series Finance Charge Amounts or Reallocated Finance Charge Amounts allocated for accreted discount from the applicable interest funding subaccount and pays them to Discover Bank in exchange for the transfer of an increased interest in the collateral certificate.

•

For any notes, the Nominal Liquidation Amount will increase if Series Finance Charge Amounts or Reallocated Finance Charge Amounts are available to reimburse earlier reductions in the Nominal Liquidation Amount. The Series Finance Charge Amounts or Reallocated Finance Charge Amounts will be allocated to reimburse the Nominal Liquidation Amount first to the Class A notes, then to the Class B notes, then to the Class C notes, and finally to the Class D notes, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

•

For any senior class or tranche of notes, the Nominal Liquidation Amount will increase due to reallocation of reductions in the Nominal Liquidation Amount from that class or tranche to a subordinated class or tranche.

•	For any tranche of Class C notes, the Nominal Liquidation Amount will increase if it is reimbursed from funds on deposit in the Class C reserve subaccount established for the benefit of that tranche.

•

For any tranche of Class D notes, the Nominal Liquidation Amount will increase if it is reimbursed from funds on deposit in the Class D reserve subaccount, if any, established for the benefit of that tranche.

•	For any tranche specified in any applicable prospectus supplement, the Nominal Liquidation Amount will increase if it is reimbursed under any applicable supplemental credit enhancement agreement.

Series Finance Charge Amounts allocated to the DiscoverSeries notes for each month will be applied to reimburse the DiscoverSeries’ share of charged-off receivables allocated to the collateral certificate. If Series Finance Charge Amounts are sufficient to cover these amounts, the Nominal Liquidation Amount of the DiscoverSeries notes will not be reduced. Remaining Series Finance Charge Amounts will then be applied to reimburse earlier reductions in the Nominal Liquidation Amounts, first for the Class A notes, then for the Class B notes, then for the Class C notes, and finally for the Class D notes. If the DiscoverSeries notes receive any Reallocated Finance Charge Amounts from other series master trust certificates or other series of notes, these Reallocated Finance Charge Amounts will be applied to reimburse the DiscoverSeries’ share of charged-off receivables and earlier reductions in Nominal Liquidation Amounts in the same priority as described above.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated funds on deposit in the related principal funding subaccount, will be equal to the Outstanding Dollar Principal Amount of that class or tranche of notes. However, if the note issuance trust reduces the Nominal Liquidation Amount of a tranche of notes because of losses due to charged-off receivables allocated to the collateral certificate, reallocation of those losses from senior notes to subordinated notes, or the application of Series Principal Amounts that are allocable to subordinated notes to pay shortfalls in senior notes’ interest, swap payments and accreted discount and to pay servicing fee shortfalls, it will reduce the Nominal Liquidation Amount for that class or tranche. Unless the deficit in the Nominal Liquidation Amount created by those reductions is reimbursed through the application of Series Finance Charge Amounts, Reallocated Finance Charge Amounts or, in the case of the Class C notes or Class D notes, funds on deposit in the applicable Class C reserve subaccount or Class D reserve subaccount, if any, the Outstanding Dollar Principal Amount of that class or tranche will exceed the sum of the Nominal Liquidation Amount for that class or tranche and the amount on deposit in the related principal funding subaccount. In that circumstance, the Stated Principal Amount of that class or tranche of notes may not be paid in full and the holders of those notes may receive less than the full Stated Principal Amount of their notes.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the Outstanding Dollar Principal Amount of that class or tranche of notes, less any amounts on deposit in the applicable principal funding subaccount.

If, subject to the subordination and cleanup call provisions of the indenture and the indenture supplement, a note held by Discover Bank, DCENT or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

Final Payment of the Notes

The holders of DiscoverSeries notes will generally not receive payment of principal in excess of the highest Outstanding Dollar Principal Amount of the notes, or in the case of foreign currency notes, any amount received by DCENT under a derivative agreement with respect to principal of those notes.

After an event of default and acceleration or on the legal maturity date of a tranche of DiscoverSeries notes, a portion of the receivables supporting the collateral certificate will be sold, generally in an aggregate amount not to exceed the Nominal Liquidation Amount of the affected tranche, plus any past due, accrued and additional interest for that tranche, subject to the subordination provisions of the indenture supplement (except with respect to a sale on the legal maturity date) and any further limitations specified in “— Remedies following an Event of

Default” and “Sources of Funds to Pay the Notes — Sale of Receivables.” The proceeds of that sale will be applied, first, to pay the outstanding principal amount of the affected tranche and, second, to pay any accrued, past due and additional interest, if any, for that tranche of notes.

A tranche of notes will be considered to be paid in full, the holders of that tranche of notes will have no further right or claim against the note issuance trust, the master trust or their respective assets, and the note issuance trust and the master trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the Stated Principal Amount of and all accrued, past due and additional interest on that tranche of notes, as applicable;

•

for foreign currency notes, the date on which the Outstanding Dollar Principal Amount of the tranche is reduced to zero after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date, payment of all dollar amounts with respect to accrued past due and additional interest and conversions of all such amounts to foreign currency as described in the applicable prospectus supplement;

•	the legal maturity date for that tranche of notes after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place for that tranche of notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.”

Subordination

For the DiscoverSeries notes, unless otherwise specified in the related prospectus supplement, payments of interest on and principal of the Class B notes, Class C notes and Class D notes are subordinated to such payments on the Class A notes. In addition, the Class B notes, Class C notes and Class D notes provide loss protection to the Class A notes. In certain circumstances described in the related prospectus supplement, the credit enhancement for a tranche of Class A notes may be provided solely by the subordination of Class C notes and the Class D notes and the Class B notes will not provide loss protection for that tranche of Class A notes.

Similarly, for the DiscoverSeries notes, payments of interest on and principal of the Class C notes and the Class D Notes are subordinated to such payments on the Class B notes. In addition, the Class C notes and the Class D notes provide loss protection to the Class B notes.

In the same manner, for the DiscoverSeries notes, payments of interest on and principal of the Class D notes are subordinated to such payments on the Class C notes. In addition, the Class D notes provide loss protection to the Class C notes.

The credit enhancement provided by the subordination of Class B, Class C and Class D notes affects cash flows in the following ways:

•

The note issuance trust pays interest, swap payments and accreted discount for the Class A notes of the DiscoverSeries before it pays interest, swap payments and accreted discount for the Class B notes, Class C notes or Class D notes;

•

The note issuance trust pays interest, swap payments and accreted discount for the Class B notes of the DiscoverSeries before it pays interest, swap payments and accreted discount for the Class C notes or Class D notes;

•

The note issuance trust pays interest, swap payments and accreted discount for the Class C notes of the DiscoverSeries before it pays interest, swap payments and accreted discount for the Class D notes;

•	The note issuance trust pays servicing fees for the collateral certificate before it pays interest, swap payments and accreted discount for the Class D notes;

•	The note issuance trust deposits principal to pay or prefund Class A notes before it deposits principal for Class B, Class C or Class D notes;

•	The note issuance trust deposits principal to pay or prefund Class B notes, before it deposits principal for Class C or Class D notes;

•	The note issuance trust deposits principal to pay or prefund Class C notes, before it deposits principal for Class D notes;

•

The note issuance trust uses Series Principal Amounts that are allocable to Class B, Class C and Class D to pay shortfalls in Class A interest, swap payments and accreted discount and to pay servicing fee shortfalls, and reduces the Nominal Liquidation Amount of each tranche of Class B, Class C and Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

The note issuance trust uses Series Principal Amounts that are allocable to Class C and Class D to pay shortfalls in Class B interest, swap payments and accreted discount, and reduces the Nominal Liquidation Amount of each tranche of Class C and Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

The note issuance trust uses Series Principal Amounts that are allocable to Class D to pay shortfalls in Class C interest, swap payments and accreted discount, and reduces the Nominal Liquidation Amount of each tranche of Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

The note issuance trust reallocates Class A losses due to charged-off receivables allocated to the collateral certificate to the Class B, Class C and Class D notes, and reduces the Nominal Liquidation Amount of each tranche of Class B, Class C and Class D notes by the amount of losses it reallocates to that tranche;

•

The note issuance trust reallocates Class B losses to Class C and Class D, including losses relating to the use of Series Principal Amounts allocable to Class B to pay shortfalls in Class A interest, swap payments and accreted discount and to pay servicing fee shortfalls and losses due to charged-off receivables allocated to the collateral certificate, and reduces the Nominal Liquidation Amount of each tranche of Class C and Class D notes by the amount of losses it reallocates to that tranche; and

•

The note issuance trust reallocates Class C losses to Class D, including losses relating to the use of Series Principal Amounts allocable to Class C to pay shortfalls in Class A or Class B interest, swap payments and accreted discount and to pay servicing fee shortfalls and losses due to charged-off receivables allocated to the collateral certificate, and reduces the Nominal Liquidation Amount of each tranche of Class D notes by the amount of losses it reallocates to that tranche.

The priority of payments of interest and principal to the senior classes described above is not limited by the available subordinated amount of subordinated notes. For example, all Class A interest will be paid out of available funds before any Class B interest is paid, even if the Class B notes do not provide loss protection for a particular tranche of Class A notes or the available subordinated amount of Class B notes for each tranche of Class A notes has been reduced to zero. However, the use of Series Principal Amounts allocable to subordinated notes and the reallocation of losses to subordinated notes to pay interest, swap payments, accreted discount and servicing fees are each limited by the available subordinated amount of those notes for any tranche of senior notes. For more information, see “— Required Subordinated Amounts and Usage” below and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

The note issuance trust may only make deposits to pay principal of subordinated tranches of notes before payment in full of each senior class of notes if:

•	The usage of those subordinated notes by any tranche of senior notes is zero and

•

After giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid before their legal maturity dates even if other tranches of Class A notes are outstanding. Any repayments will be limited to the unencumbered amount of Class B, Class C notes and Class D notes;

•

The principal funding subaccounts for all applicable tranches of senior classes of notes have been sufficiently prefunded as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding”; or

•

New tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected maturity dates are no longer necessary to provide the required subordination; or

•	A tranche of subordinated notes reaches its legal maturity date.

Required Subordinated Amount and Usage

The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes. If the required subordinated amount for all tranches is not outstanding and available, DCENT will not be able to issue new senior notes. DCENT will not, however, be obligated to issue additional subordinated notes to restore available subordination to an amount equal to the applicable required subordinated amount.

Required Subordinated Amount for Class A Notes.    For each tranche of Class A notes, the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes and the Required Subordinated Amount of Class D Notes will equal a specified percentage of the Nominal Liquidation Amount of that tranche of Class A notes, as adjusted from time to time. However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of

•	the required subordinated amount of such subordinated class on that date; and

•	the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

If you purchase Class A notes, the specific provisions to determine the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes and the Required Subordinated Amount of Class D Notes for your tranche will be described in the related prospectus supplement.

Required Subordinated Amount for Class B Notes.    For each tranche of Class B notes, the Required Subordinated Amount of Class C Notes and the Required Subordinated Amount of Class D Notes will equal

•	A specified percentage of the encumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, plus

•	A specified percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes,

in each case as set forth in the applicable prospectus supplement and adjusted from time to time.

When we refer to the “encumbered portion” of the Nominal Liquidation Amount of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes of the DiscoverSeries. For any tranche of Class B notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class B notes, divided by

•	the Nominal Liquidation Amount for all tranches of Class B notes in the DiscoverSeries, multiplied by

•	the sum of the Required Subordinated Amount of Class B Notes for all Class A notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of the Nominal Liquidation Amount of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class B notes that is not currently providing credit enhancement to the Class A notes of the DiscoverSeries, which is the Nominal Liquidation Amount of that tranche of Class B notes minus the encumbered portion of the Nominal Liquidation Amount of that tranche of Class B notes.

Required Subordinated Amount for Class C Notes.    For each tranche of Class C notes, the Required Subordinated Amount of Class D Notes will equal

•	A specified percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class A notes, plus

•	A specified percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class B notes (but not encumbered by Class A notes), plus

•	A specified percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class C notes,

in each case as set forth in the applicable prospectus supplement and adjusted from time to time.

When we refer to the “encumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes and the Class B notes of the DiscoverSeries. For any tranche of Class C notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class C notes, divided by

•	the Nominal Liquidation Amount for all tranches of Class C notes in the DiscoverSeries, multiplied by

•

the sum of the Required Subordinated Amount of Class C notes for all Class A notes that do not receive credit enhancement from any Class B notes in the DiscoverSeries and the Required Subordinated Amount of Class C notes for all Class B notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class C notes that is not currently providing credit enhancement to the Class A notes or Class B notes of the DiscoverSeries, which is the Nominal Liquidation Amount of that tranche of Class C notes minus the encumbered portion of the Nominal Liquidation Amount of that tranche of Class C notes.

Various issuances of and payments or deposits for other tranches of notes will affect the required subordinated amount of subordinate notes for each tranche of senior notes generally. For example, if DCENT issues additional Class A notes that receive credit enhancement from Class B notes,

•	the encumbered portion of all tranches of Class B notes will increase;

•	the unencumbered portion of all tranches of Class B notes will decrease;

•	the aggregate Required Subordinated Amount of Class B notes for all tranches of Class A notes will increase;

•	the aggregate Required Subordinated Amount of Class C notes for all tranches of Class A notes and Class B notes will increase; and

•	the aggregate Required Subordinated Amount of Class D notes for all tranches of Class A notes, Class B notes and Class C notes will increase.

If DCENT issues any new tranche of Class B notes (or additional Class B notes in any existing tranche),

•	the encumbered portion of any other tranche of Class B notes will decrease;

•	the unencumbered portion of any other tranche of Class B notes will increase;

•

the aggregate Required Subordinated Amount of Class C notes for all tranches of Class B notes will increase, but the Required Subordinated Amount of Class C notes for each tranche of Class B notes (other than the tranche in which the additional Class B notes are issued) will decrease; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class B Notes and Class C Notes will increase, but the Required Subordinated Amount of Class D Notes for each tranche of Class B notes (other than the tranche in which the additional Class B notes are issued) will decrease.

If DCENT issues any new tranche of Class C notes (or additional Class C notes in any existing tranche),

•	the encumbered portion of any other tranche of Class C notes will decrease;

•	the unencumbered portion of any other tranche of Class C notes will increase; and

•

the aggregate Required Subordinated Amount of Class D notes for all tranches of Class C notes will increase, but the Required Subordinated Amount of Class D notes for each tranche of Class C notes (other than the tranche in which the additional Class C notes are issued) will decrease.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class A notes:

•	the encumbered portion of all tranches of Class B notes will decrease;

•	the unencumbered portion of all tranches of Class B notes will increase;

•	the aggregate Required Subordinated Amount of Class C Notes for all tranches of Class A notes and Class B notes will decrease; and

•	the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class A notes, Class B notes and Class C notes will decrease.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class B notes,

•	the encumbered portion of all tranches of Class B notes, other than the tranche for which such deposit is made, will increase;

•	the unencumbered portion of all tranches of Class B notes, other than the tranche for which such deposit is made, will decrease;

•

the aggregate Required Subordinated Amount of Class C Notes for all tranches of Class B notes will decrease, but the Required Subordinated Amount of Class C notes for each remaining tranche of Class B notes will increase; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class B notes and Class C notes will decrease, but the Required Subordinated Amount of Class D Notes for each remaining tranche of Class B notes will increase.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class C notes,

•	the portion of all tranches of Class C notes encumbered by Class A notes and Class B notes, other than the tranche for which such deposit is made, will increase;

•	the unencumbered portion of all tranches of Class C notes, other than the tranche for which such deposit is made, will decrease; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class C notes will decrease, but the Required Subordinated Amount of Class D notes for each remaining tranche of Class C notes will increase.

The encumbered portion of each tranche of Class B notes will share credit enhancement from the Class C notes and the Class D notes with the Class A notes, which will have the first priority with respect to that credit enhancement; accordingly, higher Required Subordinated Amounts of Class C Notes and Class D notes for the encumbered portion of Class B notes will not reflect an improved credit enhancement position relative to the unencumbered portion. Similarly, the encumbered portion of each tranche of Class C notes will share credit enhancement from the Class D notes with Class A notes and Class B notes which will have the first priority with respect to that credit enhancement; accordingly, higher Required Subordinated Amounts of Class D notes for the encumbered portions of Class C notes will not reflect an improved credit enhancement position relative to the unencumbered portion. See the related prospectus supplement for an example of the calculations of required subordinated amounts for the DiscoverSeries notes.

Notwithstanding the formula described above, unless the prospectus supplement indicates otherwise, after an event of default or an early redemption event has occurred and is continuing for any tranche of Class B notes, the Required Subordinated Amount of Class C Notes for that tranche of Class B notes will be the greater of

•	the Required Subordinated Amount of Class C Notes for that tranche of Class B notes on that date, and

•	the Required Subordinated Amount of Class C Notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event.

If you purchase Class B notes, the specific provisions to determine the Required Subordinated Amount of Class C Notes for your tranche will be described in the related prospectus supplement.

Notwithstanding the formula described above, unless the prospectus supplement indicates otherwise, after an event of default or an early redemption event has occurred and is continuing for any tranche of Class B notes or Class C notes, the Required Subordinated Amount of Class D Notes for that tranche of Class B notes or Class C notes will be the greater of

•	the Required Subordinated Amount of Class D Notes for that tranche of Class B notes or Class C notes on that date, and

•	the Required Subordinated Amount of Class D Notes for that tranche of Class B notes or Class C notes on the date immediately prior to that event of default and acceleration or early redemption event.

If you purchase Class B notes or Class C notes, the specific provisions to determine the Required Subordinated Amount of Class D Notes for your tranche will be described in the related prospectus supplement.

Changes in Required Subordinated Percentages.    The percentages described above may be changed at any time without the consent of any noteholders if the applicable Note Rating Agencies hired by DCENT confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. In addition, the required subordinated amount for any tranche of DiscoverSeries notes or the methodology of computing the required subordinated amount may be changed, or DCENT may utilize forms of credit enhancement other than subordinated DiscoverSeries notes in order to provide senior DiscoverSeries notes with the required credit enhancement, at any time without the consent of any noteholders so long as the applicable Note Rating Agencies hired by DCENT confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

Usage.    No class or tranche of notes of the DiscoverSeries may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance. Each senior tranche of notes has access to credit enhancement from the subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount. When we refer to “usage of the required subordinated amount,” we refer to the amount by which the nominal liquidation amount of subordinated notes providing credit enhancement to that tranche of senior notes has declined as a result of losses relating to charged-off receivables and the application of subordinated notes’ allocations amounts to pay interest on senior classes and servicing fees. Losses that increase usage may include losses relating to charged-off receivables that are allocated directly to a class of subordinated notes; losses relating to usage of available subordinated amounts by another class of notes that shares credit enhancement from those subordinated notes, which is allocated proportionately to the senior notes supported by those subordinated notes; and losses reallocated to the subordinated notes from the applicable tranche of senior notes. Usage may be reduced in later months if excess Series Finance Charge Amounts and Reallocated Finance Charge Amounts are available to reimburse losses or to replenish funds in any Class C reserve subaccount that have been used to reimburse losses on the Class C notes. When we refer to the “available subordinated amount” of a tranche of senior notes with respect to subordinated notes, we refer to the applicable required subordinated amount minus usage of that required subordinated amount. A tranche of senior notes will only continue to receive benefits from loss protection provided by subordinated notes if its available subordinated amount of those subordinated notes is greater than zero, even if subordinated notes remain outstanding after the available subordinated amount has been reduced to zero.

Principal Payments on Subordinated Notes

The required subordinated amount of a tranche of senior notes, in conjunction with usage, is used to determine (a) whether a tranche of senior notes can be issued, as described above, (b) whether principal of a tranche of subordinated notes may be paid before its legal maturity date and (c) how much prefunding of senior tranches is required to permit repayment of subordinated notes before their legal maturity dates. See “— Required Subordinated Amount and Usage” above.

No deposits to pay principal on Class B notes will be made prior to the legal maturity date of such notes unless usage of Class B notes by each tranche of Class A notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class B notes at least equals the Required Subordinated Amount of Class B Notes for all outstanding Class A notes.

Similarly, no deposits to pay principal on Class C notes prior to the legal maturity date of such notes will be made unless usage of Class C notes by each tranche of Class A and Class B notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class C notes is at least equal to the Required Subordinated Amount of Class C Notes for all outstanding Class A notes and Class B notes (taking into account any sharing of the Required Subordinated Amount of Class C Notes between the Class A notes and Class B notes).

In the same manner, no deposits to pay principal on Class D notes prior to the legal maturity date of such notes will be made unless usage of Class D notes by each tranche of Class A, Class B and Class C notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class D notes is at least equal to the Required Subordinated Amount of Class D Notes for all outstanding Class A notes, Class B notes and Class C notes (taking into account any sharing of the Required Subordinated Amount of Class D Notes among the Class A notes, the Class B notes and the Class C notes).

However, subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the Nominal Liquidation Amount of the remaining subordinated notes is at least equal to the Required Subordinated Amount of such subordinated notes for all senior notes. See “The Notes —Subordination” and “Sources of Funds to Pay the Notes — Sale of Receivables.”

Redemption and Early Redemption of Notes

Mandatory Redemption

Each class and tranche of DiscoverSeries notes will be subject to mandatory redemption on its expected maturity date, which will be 30 months before its legal maturity date, unless otherwise specified in the accompanying prospectus supplement. In addition, if any early redemption event occurs with respect to any tranche of the DiscoverSeries notes (other than the failure to pay such tranche on its expected maturity date), DCENT will be required to redeem that tranche of notes before its expected maturity date to the extent of available cash flows for that purpose; provided, however, if so specified in the related prospectus supplement, subject to certain exceptions, certain tranches that receive the benefit of a derivative agreement may not be redeemed earlier than the expected maturity date of such tranche of notes. See “— Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.

Prior to the legal maturity date, whenever DCENT redeems a tranche of notes, it will do so only to the extent of Series Principal Amounts allocated to that tranche of notes plus any Reallocated Principal Amounts, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes. A noteholder will have no claim against DCENT if DCENT fails to make a required redemption of a tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise have been redeemed are required to provide subordination for senior notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default. At the legal maturity date, notes will be redeemed only through the proceeds of a sale of receivables, to the extent provided for under “Sources of Funds to Pay the Notes — Sale of Receivables.”

Early Redemption Events

DCENT will be required to repay each affected tranche of notes in whole or in part upon the occurrence and during the continuance of an early redemption event, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent deposits for principal payments are permitted by the subordination provisions in the indenture supplement; provided, however, if so specified in the related prospectus supplement, subject to certain exceptions, certain tranches that receive the benefit of a derivative agreement may not be redeemed earlier than the expected maturity date of such tranche of notes.

Early redemption events include the following:

•	for any tranche of notes, the occurrence of the expected maturity date of that tranche of notes;

•	DCENT becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the occurrence of certain events of bankruptcy or insolvency of Discover Bank or any additional Seller; and

•	for any tranche of notes, any additional early redemption event specified in the related prospectus supplement.

In addition to the early redemption events applicable to all notes, including the DiscoverSeries notes, described above, each of the following events will be an early redemption event for the DiscoverSeries notes, unless otherwise specified in the applicable prospectus supplement:

•

an amortization event under the Pooling and Servicing Agreement occurs as described in “The Master Trust — Master Trust Amortization Events” or, if required by the applicable Note Rating Agencies upon addition of any other collateral certificate to DCENT, any amortization event occurs for that collateral certificate,

•

if, as a result of the invalidity of the pooling and servicing agreement, the series supplement for Series 2007-CC or certain transfers of receivables to the master trust, the failure of any security interest in such receivables to be perfected and of first priority, or the inaccuracy of certain representations and warranties related thereto, Discover Bank or an additional seller is required to repurchase the transferred interests in receivables or investor certificates of Series 2007-CC as a result thereof, or

•

if for any distribution date, on a three-month rolling average basis reflecting trust performance during the three calendar months preceding such distribution date, the Excess Spread Amount is less than zero for such month, and the Group Excess Spread for the group of series of master trust certificates to which the collateral certificate belongs is less than zero.

An amortization event for the collateral certificate, an event pursuant to which Discover Bank or an additional seller is required to repurchase the transferred interests in the receivables or the collateral certificate, or an amortization event or similar repurchase event for an additional collateral certificate will not become an early redemption event if, at the time of such event, the note issuance trust owns one or more additional collateral certificates and is able to reinvest all amounts received as a result of such event in such additional collateral certificates (or, if such event occurs with respect to such additional collateral certificate, the note issuance trust is able to reinvest all such amounts in the Series 2007-CC collateral certificate). Any conditions for such reinvestment will be set forth in the documentation under which such additional collateral certificates are transferred to the note issuance trust, and the note issuance trust will only be able to enter into such documentation if the applicable Note Rating Agencies hired by DCENT confirm that the acquisition of such additional collateral certificate on such terms will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

The prospectus supplement for a tranche, including a tranche that has the benefit of a derivative agreement, may specify that, subject to certain exceptions, amounts allocated to such tranche in connection with such an early redemption event shall be retained in the applicable principal funding subaccount until the expected maturity date for such tranche.

“Excess Spread Amount” means, generally, for the DiscoverSeries for the distribution date in any month the difference, whether positive or negative, between

•

the sum of (a) the amount of Finance Charge Amounts allocated to the DiscoverSeries pursuant to the Indenture; (b) any amounts to be treated as Series Finance Charge Amounts and designated to be a part of the Excess Spread Amount pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such account) (net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts, and

•

the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

“Group Excess Spread” means the sum of the amounts designated as series excess spread for each series of master trust certificates for any distribution date. Except for Series 2007-CC, for which the series excess spread is the Excess Spread Amount for the DiscoverSeries, or as otherwise designated in the applicable series supplement of any series, series excess spread is generally:

•	the sum of the Finance Charge Collections, interchange and investment income for the applicable series of master trust certificates; minus

•	the sum of, for such series of master trust certificates:

•	monthly interest;

•	monthly servicing fees;

•	monthly charge-offs; and

•	credit enhancement fees,

in each case for the distribution date; minus

•	for any such series of master trust certificates that has a subordinated interest rate swap, any payment made by the master trust pursuant to that interest rate swap.

The amount to be repaid with respect to a tranche of notes will equal the outstanding principal amount of that tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Series Finance Charge Amounts, Reallocated Finance Charge Amounts and Series Principal Amounts allocable to the tranche of notes to be redeemed, together with funds on deposit in the applicable DCENT subaccounts and any amounts payable to DCENT under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the tranche of notes to be redeemed will thereafter be made on each principal payment date for so long as such early redemption event is continuing, until the outstanding principal amount of the tranche of notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the tranche of notes occurs, whichever is earlier. Reallocated Principal Amounts will not be used to make payments on the notes of any tranche after an early redemption event for such tranche.

No Series Principal Amounts or Reallocated Principal Amounts will be allocated to a tranche of notes with a Nominal Liquidation Amount of zero, even if the Stated Principal Amount of that tranche has not been paid in full.

However, any funds previously deposited in the applicable DCENT subaccounts for that tranche and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest, swap payments or accreted discount on that tranche of notes. In addition, if Series Finance Charge Amounts or Reallocated Finance Charge Amounts are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that tranche resulting from reallocations of Series Principal Amounts to pay interest, swap payments or accreted discount on senior classes of notes or servicing fees, or from losses due to charged-off receivables allocated to the collateral certificate and reallocated to the notes.

Payments on redeemed notes will be made in the priority described in the cash flows set forth under “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows,” but the targeted principal deposit will be the Nominal Liquidation Amount for each affected tranche. DCENT will notify holders if an early redemption event occurs for their notes.

Events of Default

Each of the following events is an event of default for any affected tranche of notes:

•

for any tranche of notes, as applicable, DCENT’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable; provided that the failure to pay interest on a tranche of foreign currency notes will not be an event of default if the U.S. dollar amount required to be applied to interest and converted to such foreign currency has been so applied and converted, as set forth in the applicable prospectus supplement;

•

for any tranche of notes, DCENT’s failure to pay the Stated Principal Amount in full of such tranche of notes by the applicable legal maturity date; provided, however, that it is not an event of default if the Outstanding Dollar Principal Amount of such tranche has been paid (or, if applicable, converted to foreign currency and paid) to the applicable noteholders by such date;

•

DCENT’s default in the performance, or breach, of any other of its covenants or warranties in the indenture or any indenture supplement, for a period of 60 days after the indenture trustee or the holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of any affected tranche (excluding any notes held by Discover Bank or an affiliate or agent) has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy or insolvency of DCENT; or

•	for any tranche, any additional events of default specified in the prospectus supplement relating to that tranche.

Failure to pay the full Stated Principal Amount of a note on its expected maturity date will not constitute an event of default. An event of default for one tranche of notes will not necessarily be an event of default for any other tranche of notes.

DCENT will be required to repay each affected tranche of notes in whole or in part upon the occurrence and during the continuance of an early redemption event, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent deposits for principal payments are permitted by the subordination provisions in the indenture supplement. It is not an event of default if DCENT fails to redeem a note prior to its legal maturity date because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Remedies following an Event of Default

The occurrence of an event of default involving the bankruptcy or insolvency of the note issuance trust results in an automatic acceleration of all of the notes, without notice or demand to any person, and DCENT will automatically and immediately be obligated to pay off the notes to the extent funds are available. However, the FDIC, as a result of its appointment as conservator or receiver, may exercise its powers, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization, or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief. See “The Seller, Depositor and Sponsor —Insolvency-Related Matters.” If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of a majority in aggregate Outstanding Dollar Principal Amount of the notes of the affected series, class or tranche (excluding any notes held by Discover Bank or an affiliate or agent) may declare by written notice to DCENT the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate Outstanding Dollar Principal Amount of outstanding notes of the affected series, class or tranche (excluding any notes held by Discover Bank or an affiliate or agent).

Pending any determination by the indenture trustee or the noteholders of the affected tranche to cause a receivables sale, DCENT will be required to repay each affected tranche of notes in whole or in part upon the occurrence of an event of default to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, and to the extent deposits for principal payments are permitted by the subordination provisions in the indenture supplement. If the amount of Series Finance Charge Amounts, Reallocated Finance Charge Amounts and Series Principal Amounts allocable to the tranche of notes to be redeemed, together with funds on deposit in the applicable DCENT subaccounts and any amounts payable to DCENT under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, are insufficient to pay the principal and accrued interest of the affected tranche of notes in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the tranche of notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the tranche of notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the tranche of notes occurs, whichever is earlier. Reallocated Principal Amounts will not be available to pay the principal of any note following an Event of Default.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of the aggregate Outstanding Dollar Principal Amount of notes of the affected series, class or tranche at any time thereafter (excluding any notes held by Discover Bank or an affiliate or agent) direct the sale of receivables supporting the collateral certificate, in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.” For the DiscoverSeries such sale will occur only if at least one of the following conditions is met:

•

the noteholders of 90% of the aggregate Outstanding Dollar Principal Amount of the accelerated series, class or tranche of notes consent (excluding any notes held by Discover Bank or an affiliate or agent); or

•

the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the noteholders of not less than 66 2/3% of the aggregate Outstanding Dollar Principal Amount of notes of the accelerated tranche (excluding any notes held by Discover Bank or an affiliate or agent) consent to the sale.

In addition, a sale of receivables following an event of default and acceleration of a subordinated tranche of notes may be delayed as described under “Sources of Funds to Pay the Notes — Sale of Receivables” if the payment is not permitted by the subordination provisions of the senior class of notes.

If an event of default occurs relating to the failure to pay principal of or interest on a tranche of notes in full on the legal maturity date, receivables will automatically be sold, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.”

Following the sale of receivables for a tranche of notes, the Nominal Liquidation Amount of that tranche will be zero and Series Principal Amounts and Series Finance Charge Amounts will no longer be allocated to that tranche. Amounts reallocated from other series of notes or series of master trust certificates will also no longer be allocated to that tranche. Holders of the applicable tranche of notes will receive the proceeds of the sale plus any amounts on deposit in DCENT subaccounts that are allocable to that tranche in an amount not to exceed the Outstanding Dollar Principal Amount of that tranche, plus any accrued, past due and additional interest on that tranche of notes (converted, if applicable for foreign currency tranches, to the applicable currency).

Any money or other property collected by the indenture trustee in connection with a sale of receivables following an event of default and acceleration for a tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

•	first, to pay the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that tranche;

•	second, to pay any unpaid servicing fees or amounts owing to the indenture trustee and the owner trustee; and

•	third, to pay any remaining amounts to the note issuance trust for distribution to Discover Bank.

If a sale of receivables does not take place following an event of default and acceleration of a tranche of notes, then:

•

DCENT will continue to hold the collateral certificate, the master trust will continue to hold the receivables and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•

Principal will be paid on the accelerated tranche of notes to the extent funds are received by DCENT and available to the accelerated tranche after giving effect to all allocations and reallocations to the extent permitted by the subordination provisions of the senior notes of the same series.

•	Reallocated Principal Amounts will not be available to pay any accelerated principal.

•

If the accelerated notes are a subordinated tranche of notes, and the subordination provisions prevent deposits for the payment of the accelerated subordinated tranche, prefunding of the senior classes will begin, as provided in the indenture supplement. Thereafter, payment will be made to the extent provided in the indenture supplement.

•

On the legal maturity date of the accelerated tranche of notes, if the notes have not been paid in full, the indenture trustee will direct the sale of receivables by the master trust as provided in the indenture supplement.

Within 90 days of any event of default for any tranche of notes, the indenture trustee will provide notice of that event of default to all noteholders at their addresses listed in the note register. The holders of a majority in aggregate Outstanding Dollar Principal Amount of any accelerated tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the indenture supplement, involve the indenture trustee in personal liability or be unjustly prejudicial to any noteholders not taking part in the action. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of or interest on the notes or any other amount payable to any noteholder will be without recourse to any Seller, beneficiary, depositor, indenture trustee, owner trustee or any affiliate, or any officer, employee or director thereof, and the obligation of DCENT to pay principal of or interest on the notes or any other amount payable to any noteholder will be subject to the allocation, payment and subordination provisions in the indenture supplement and limited to amounts available, after giving effect to such allocation, payment and subordination provisions, from the Collateral pledged to secure the notes.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee must use the same degree of care and skill in the exercise of its rights or powers under the indenture as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against DCENT, the master trust or any other master trust or special purpose entity for which Discover Bank or any of their affiliates is Seller, depositor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Cleanup Calls

Discover Bank has the right, but not the obligation, to direct DCENT to redeem the notes of any class or tranche of the DiscoverSeries notes at any time when the aggregate Nominal Liquidation Amount of that class or tranche is less than 5% of the highest Outstanding Dollar Principal Amount at any time of that class or tranche. This redemption option is referred to as a cleanup call. Discover Bank will not redeem subordinated notes in a cleanup call if those notes are required to provide credit enhancement for senior classes of DiscoverSeries notes.

If DCENT is directed to redeem notes, DCENT will notify the registered holders of those notes at least 30 days prior to the redemption date. Unless otherwise specified in the applicable prospectus supplement, the redemption price of a note will equal 100% of the Outstanding Dollar Principal Amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption. DCENT may pay the redemption price using cash flows as set forth under “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” or, alternatively, Discover Bank may deposit the redemption price directly into the principal funding subaccount for the notes to be redeemed.

If DCENT is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made, subject to the principal payment rules described above under “— Subordination” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows,” until either the Outstanding Dollar Principal Amount (converted at the rate determined in accordance with the applicable prospectus supplement, in the case of foreign currency notes) of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount and, if applicable, the Class C reserve subaccount or Class D reserve subaccount for those notes will be applied to make the principal and interest payments on those notes on the redemption date.

Issuances of New Series, Classes and Tranches of Notes

Unless otherwise specified in the applicable indenture supplement, DCENT may, at the direction of Discover Bank, issue a new series, class or tranche of notes only if the conditions of issuance are met, or waived as described below. These conditions include:

•	on or before the third business day before the new issuance is to occur, DCENT gives the indenture trustee notice of the new issuance;

•	on or before the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT a certificate to the effect that:

•

DCENT reasonably believes that the new issuance will not cause an early redemption event or event of default for any note then outstanding; provided that DCENT will not have to consider any potential effect on the timing of principal payments on subordinated notes when issuing senior notes;

•

all instruments furnished to the indenture trustee conform to the requirements of the indenture and the applicable indenture supplement and constitute sufficient authority under the indenture and the applicable indenture supplement for the indenture trustee to authenticate and deliver the notes;

•	the investor interest represented by the collateral certificate and any additional collateral certificate has been increased by the aggregate amount of the Nominal Liquidation Amount of any new notes;

•	the form and terms of the notes have been established in conformity with the provisions of the indenture and the applicable indenture supplement; and

•	DCENT shall have satisfied such other matters as the indenture trustee may reasonably request;

•

on or prior to the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT an opinion of counsel — which may be from internal counsel to Discover Bank or one of its affiliates — that all laws and requirements with respect to the execution and delivery by DCENT of the new notes have been complied with, DCENT has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by DCENT, and, assuming due authentication and delivery by the indenture trustee, constitute legally valid and binding obligations of DCENT enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture and the applicable indenture supplement equally and ratably with all other notes outstanding, if any, of that class or tranche, subject to the terms of the indenture and the applicable indenture supplement;

•

on or prior to the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT a master trust tax opinion for the master trust and a note issuance trust tax opinion with respect to such issuance;

•

DCENT obtains confirmation from each applicable Note Rating Agency hired by DCENT that the new issuance will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings;

•

on or prior to the date that the new issuance is to occur, DCENT and the indenture trustee each execute and deliver the indenture supplement and terms document, if applicable, relating to the applicable series, class or tranche of notes;

•	in the case of foreign currency notes, DCENT appoints one or more paying agents in the appropriate countries;

•	the provisions governing required subordinated amounts are satisfied; and

•	any other conditions specified in the related prospectus supplement are satisfied.

For the DiscoverSeries, some of the legal opinion and other documentation requirements to issue new notes may not apply if the new issuance falls below a stated principal amount of the notes or is sufficiently close in time to another offering in which all such conditions were satisfied. These requirements also may not apply to an issuance of additional notes in an outstanding tranche. In addition to the conditions set forth above, DCENT may issue new classes and tranches of DiscoverSeries notes, including additional notes of an outstanding tranche or class, so long as the following conditions are satisfied:

•

with respect to an issuance of Class A notes, immediately after the issuance, the Nominal Liquidation Amount of the Class B notes must be at least equal to the aggregate Class A Available Subordinated Amount of Class B Notes for all outstanding Class A notes;

•

with respect to an issuance of Class A notes or Class B notes, immediately after the issuance, the Nominal Liquidation Amount of the Class C notes must be at least equal to the aggregate Class B Available Subordinated Amount of Class C Notes for all outstanding Class B notes, plus the aggregate Class A Available Subordinated Amount of Class C Notes for all outstanding Class A notes that do not receive loss protection from the Class B notes.

•

with respect to an issuance of Class A notes, Class B notes or Class C notes, immediately after the issuance, the Nominal Liquidation Amount of the Class D notes must be at least equal to the aggregate Class C Available Subordinated Amount of Class D Notes for all outstanding Class C notes.

Further, if the issuance of new DiscoverSeries notes is expected to result in an increase in the targeted deposit amount for any Class C reserve subaccounts or any Class D reserve subaccounts for any tranches of Class C notes or Class D notes, as applicable, immediately after receipt of the proceeds of the newly issued notes, DCENT shall deposit an amount equal to such increase into each such Class C reserve subaccount or Class D reserve subaccount from the proceeds of such new notes.

DCENT and the indenture trustee are not required to provide prior notice to, permit any prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding class or tranche, so long as the conditions described above are met or waived. As of the date of any additional issuance of notes in an outstanding class or tranche of notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. Unless otherwise specified in the applicable prospectus supplement, if the additional notes are a class or tranche of notes that has the benefit of a derivative agreement, DCENT will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, DCENT will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any note issuance trust account will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a tranche will be identical in all respects to the other outstanding notes of that tranche, equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the previously issued notes of that tranche without preference, priority or distinction.

Modification or Waiver of Issuance Conditions

If DCENT obtains confirmation from each applicable Note Rating Agency hired by DCENT, subject to certain limitations required by each such Note Rating Agency, that the issuance of a new series, class or tranche will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings, then any or all of the conditions to issuance described above and in the related prospectus supplement may be waived or modified. In addition, DCENT may issue rated DiscoverSeries notes subject to waived, modified or additional conditions agreed to between DCENT and each Note Rating Agency hired by DCENT rating such notes.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “— Book-Entry Notes” unless the Stated Principal Amount of the notes is denominated in a foreign currency.

DCENT, the indenture trustee and any agent of DCENT or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

DCENT will make payments on a note to (a) the registered holder of the note at the close of business on the record date established for the related payment date or (b) the bearer of a note in bearer form upon presentation of that bearer note on or after the related interest payment date or principal payment date, as applicable.

DCENT has designated the corporate trust office of U.S. Bank National Association as its paying agent for the notes of each series. DCENT will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in the related prospectus supplement. DCENT may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, DCENT will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

After notice by mail or publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to DCENT. After funds are paid to DCENT, the holder of that note may look only to DCENT for payment of that principal or interest.

Denominations

Unless otherwise specified in the related prospectus supplement, the notes offered by this prospectus will be issued in denominations of $200,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book- entry note.” For a description of the special provisions that apply to book-entry notes, see “— Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected maturity date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that DCENT designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture and the indenture supplement before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

DCENT has appointed U.S. Bank National Association as the note registrar and transfer agent for the notes. DCENT also may at any time designate additional transfer agents for any series, class or tranche of notes. DCENT may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on a stock exchange in Europe or another exchange.

Book-Entry Notes

Unless otherwise specified in the related prospectus supplement, the notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under “— Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a tranche will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company (“DTC”) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture and each indenture supplement thereto.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC.

Purchasers of notes in Europe may hold interests in the global notes through Clearstream or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

DCENT, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. DCENT, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until definitive notes are issued to the beneficial owners as described below under “— Definitive Notes,” all references to “holders” of notes refer to DTC. DCENT, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that DCENT will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture and the applicable indenture supplement, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised Discover Bank that it will take actions under the indenture and the applicable indenture supplement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on the notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream Banking, société anonyme is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear. Over 300,000 domestic and internationally traded bonds, equities and investment funds are currently deposited with Clearstream.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream and Euroclear has been compiled from public sources for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

DCENT will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by DCENT’s paying agent, U.S. Bank National Association, at the office of the paying agent that DCENT designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal of and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for notes in physical form or definitive notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and DCENT is unable to find a qualified replacement for DTC;

•	DCENT, in its sole discretion, elects to terminate its participation in the book entry system through DTC; or

•

any event of default has occurred and is continuing for those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid Outstanding Dollar Principal Amount of the notes of the related class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture and the indenture supplement.

Deposits and Allocation of Funds for DiscoverSeries Notes

The indenture specifies how Finance Charge Amounts, Principal Amounts and certain other amounts received by DCENT will be allocated among the outstanding series of notes secured by the assets in DCENT. The DiscoverSeries indenture supplement specifies how Series Finance Charge Amounts, Series Principal Amounts and certain other amounts will be deposited into the DCENT trust accounts established for the DiscoverSeries notes, applied to pay servicing fees and used to reimburse the DiscoverSeries’ share of charged-off receivables allocated to the collateral certificate. We describe below the material provisions relating to the DiscoverSeries application of funds.

Application of Series Finance Charge Amounts

In general, subject to the further detail set forth under “— Cash Flows,” the note issuance trust uses Series Finance Charge Amounts for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1)  To deposit monthly interest, swap payments or accreted discount for Class A;

(2)  To deposit monthly interest, swap payments or accreted discount for Class B;

(3)  To deposit monthly interest, swap payments or accreted discount for Class C;

(4)  To pay servicing fees with respect to the collateral certificate;

(5)  To deposit monthly interest, swap payments or accreted discount for Class D;

(6)  To reimburse current charged-off receivables;

(7)  To reimburse Class A Nominal Liquidation Amount deficits;

(8)  To reimburse Class B Nominal Liquidation Amount deficits;

(9)  To reimburse Class C Nominal Liquidation Amount deficits;

(10)  To reimburse Class D Nominal Liquidation Amount deficits;

(11)  To make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes;

(12)  To make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached;

(13)  To make any targeted deposits into any Class D reserve subaccounts for Class D notes if any applicable excess spread funding triggers have been breached;

(14)  To make deposits into the master trust’s finance charge collections reallocation account for reallocation to other series of master trust certificates and other series of notes; and

(15)  To pay to Discover Bank.

Application of Series Principal Amounts

In general, subject to the further detail set forth under “— Cash Flows,” the note issuance trust uses Series Principal Amounts for the DiscoverSeries, including Series Finance Charge Amounts that have been used to reimburse current and past charged-off receivables pursuant to steps (6) through (10) under “— Application of Series Finance Charge Amounts” above and, as a result, are recharacterized as Series Principal Amounts, in the following order of priority on each distribution date, to the extent funds are available:

(1)  To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class A, to the extent of Series Principal Amounts allocable to Class B, Class C and Class D;

(2)  To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class B, to the extent of Series Principal Amounts allocable to Class C and Class D;

(3)  To deposit any shortfalls in monthly interest, swap payments or accreted discount for Class C, to the extent of Series Principal Amounts allocable to Class D;

(4)  To pay any shortfalls in servicing fees with respect to the collateral certificate, to the extent of Series Principal Amounts allocable to Class B, Class C and Class D;

(5)  To make any targeted deposit to pay Class A principal;

(6)  To make any targeted deposit to prefund the Class A notes;

(7)  To make any targeted deposit to pay Class B principal;

(8)  To make any targeted deposit to prefund the Class B notes;

(9)  To make any targeted deposit to pay Class C principal;

(10)  To make any targeted deposit to prefund the Class C notes;

(11)  To make any targeted deposit to pay Class D principal;

(12)  To make deposits into the master trust’s principal collections reallocation account for reallocation to other series of master trust certificates and other series of notes; and

(13)  To make deposits into the master trust’s collections account for reinvestment in new receivables.

Reallocation of Finance Charge Amounts and Principal Amounts

In general, for series other than Series 2007-CC, the master trust will use each master trust series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If a master trust series has more collections and other income than it needs in any month, the master trust may make the excess collections and other income available to other master trust series, so those master trust series may make their payments and reimbursements. The master trust will make a proportionate share of excess amounts available to the note issuance trust through the collateral certificate to cover any shortfalls with respect to the notes. If the note issuance trust has more collections and other income than it needs in any month to make required payments and reimbursements for the notes, it will return the excess to the master trust to the extent necessary to cover shortfalls for other master trust series. You will not be entitled to receive these excess collections or other income.

The note issuance trust uses Reallocated Finance Charge Amounts in the following order of priority on each distribution date, to the extent funds are available:

(1)  To deposit monthly interest, swap payments or accreted discount for Class A;

(2)  To deposit monthly interest, swap payments or accreted discount for Class B;

(3)  To deposit monthly interest, swap payments or accreted discount for Class C;

(4)  To pay servicing fees with respect to the collateral certificate;

(5)  To deposit monthly interest, swap payments or accreted discount for Class D;

(6)  To reimburse current charged-off receivables;

(7)  To reimburse Class A Nominal Liquidation Amount deficits;

(8)  To reimburse Class B Nominal Liquidation Amount deficits;

(9)  To reimburse Class C Nominal Liquidation Amount deficits;

(10)  To reimburse Class D Nominal Liquidation Amount deficits;

(11)  To make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes; and

(12)  To make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached.

The DiscoverSeries receives Reallocated Principal Amounts based on shortfalls in the amount of targeted principal deposits for the notes, other than prefunding deposits and amounts with respect to tranches of notes for which an early redemption event or an amortization event has occurred, and then based on shortfalls in targeted prefunding deposits. The note issuance trust uses the Reallocated Principal Amounts in the following order of priority on each distribution date, to the extent funds are available:

(1)  To make any targeted deposit to pay Class A principal;

(2)  To make any targeted deposit to prefund the Class A notes;

(3)  To make any targeted deposit to pay Class B principal;

(4)  To make any targeted deposit to prefund the Class B notes;

(5)  To make any targeted deposit to pay Class C principal;

(6)  To make any targeted deposit to prefund the Class C notes; and

(7)  To make any targeted deposit to pay Class D principal.

Notwithstanding the foregoing, no Principal Collections or similar amounts from other series of master trust certificates or other series of notes will be allocated to the DiscoverSeries or applied to pay principal for any tranche for which an early redemption event or event of default has occurred and is continuing.

Fees and Expenses Payable from Collections

Certain fees and expenses of the DiscoverSeries in connection with servicing and credit enhancement will be payable by the note issuance trust from the cash flows of the DiscoverSeries, and in certain instances, from reallocations of collections from other series of master trust certificates or other series of notes, in the manner and, generally, in the priority as set forth below:

Expense/Fee	Payee	Payment Source	Amount	Priority of Payment
Series Servicing Fees	The master servicer	Series Finance Charge Amounts, Reallocated Finance Charge Amounts, and principal allocated to Class B, Class C and Class D notes	2% per annum of the Nominal Liquidation Amount of DiscoverSeries notes, calculated on the basis of a 360-day year of twelve 30-day months	See steps (7), (14), (41), (42) and (43) under “— Cash Flows”

Payment under supplemental credit enhancement agreements, if applicable	Supplemental credit enhancement provider	Series Finance Charge Amounts	To be specified in the applicable prospectus supplement	To be specified in the applicable prospectus supplement

Payment under supplemental liquidity agreements, if applicable	Supplemental liquidity provider	Series Finance Charge Amounts	To be specified in the applicable prospectus supplement	To be specified in the applicable prospectus supplement

For specific priority within the cash flows, please see “— Cash Flows.” For a description of the servicing fee, see “Servicing —  Servicing Compensation and Payment of Expenses.”

Targeted Principal Deposit

The amount targeted to be deposited in the principal funding subaccount for any tranche of DiscoverSeries notes on a distribution date is the amount determined pursuant to clauses (a), (b), (c) or (d) below for the tranche for the distribution date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, plus the amount targeted to be prefunded as described in “— Prefunding” below; provided that for any tranche for which a receivables sale has occurred, the targeted principal amounts will thereafter be zero. The note issuance trust will make these deposits subject to the subordination provisions and cash flows of the indenture supplement:

(a)  Deposits for Principal Payment Dates.    For any tranche that does not have an accumulation period and for which the distribution date is a principal payment date, the amount scheduled to be paid on that principal payment date as specified in the accompanying prospectus supplement, plus any amount that was scheduled to be paid on any previous principal payment date that was not so paid, minus any prefunded amounts available to be applied to make such payment in accordance with the provisions of the indenture supplement,

(b)  Deposits for Accumulation Periods.    For any tranche in its accumulation period, beginning with the first distribution date of the accumulation period as determined in accordance with the related prospectus supplement, the accumulation amount for that tranche as described in “Summary of Terms — Terms of the Offered Notes — Accumulation Period” in the accompanying prospectus supplement and “— Variable Accumulation Period” below, plus any accumulation amount that was scheduled to be deposited on any previous distribution date in the accumulation period that was not so deposited, minus any prefunded amounts available to be applied to make such deposit in accordance with the provisions of the indenture supplement,

(c)  Deposits for Accelerated Tranche.    For any tranche that has been accelerated after the occurrence of an event of default, or if an early redemption event with respect to such tranche has occurred and is continuing, the Nominal Liquidation Amount of such tranche on the last day of the prior calendar month, or

(d)  Derivative Payments.    For any tranche that has a derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the amount specified in the applicable prospectus supplement as the amount to be deposited on the applicable distribution date with respect to any payment to the derivative counterparty, plus any amount that was scheduled to be deposited on any previous distribution date that was not so deposited, minus any prefunded amounts available to be applied to make such deposit in accordance with the provisions of the indenture supplement.

However, no deposit will be made for any tranches of subordinated notes prior to their legal maturity dates if the usage of those subordinated notes by any tranche of senior notes is greater than zero. In addition, the targeted principal deposit for a tranche of notes will never exceed the Nominal Liquidation Amount for such tranche.

Variable Accumulation Period

In general, the note issuance trust will begin to accumulate cash in the principal funding subaccount for a tranche of notes on the date specified in the related prospectus supplement, or the next business day, using collections it receives on or after that date to pay principal at maturity, unless the note issuance trust prefunds the account following the expected maturity date of a subordinated tranche of notes, or an early redemption event or an event of default has occurred and is continuing. For each tranche of notes, the note issuance trust will be scheduled to accumulate Series Principal Amounts and Reallocated Principal Amounts in the principal funding subaccount for the tranche over several months, so that it will have funds available to make the final payment.

The calculation agent on behalf of the note issuance trust is required to shorten the accumulation period for a tranche of notes only if the calculation agent determines in good faith that certain conditions will be satisfied, including that the calculation agent reasonably believes, based on the payment rate and the anticipated availability of Series Principal Amounts and similar amounts reallocated from other series of master trust certificates and other series of notes, that delaying the start of the accumulation period for a tranche of notes will not result in failure to make full payment of any tranche of notes on its expected maturity date.

Discover Bank will not have to obtain confirmation from the applicable note rating agencies hired by the issuer that shortening the accumulation period for a tranche of notes will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings, unless at the time of such shortening there is outstanding another tranche of notes that was issued before January 1, 2009 for which the accumulation period has already been shortened. Discover Bank will give notice to the applicable note rating agencies hired by the issuer in the event the accumulation period for a tranche of notes is shortened.

In any event, the accumulation period must commence no later than the first day of the calendar month related to the expected maturity date for the tranche.

Prefunding

If notes of a subordinated class reach their expected maturity date at a time when they are needed to provide the required subordination for the senior notes and no additional subordinated notes are issued, prefunding of the senior notes will begin. The principal funding subaccounts for the senior notes will be prefunded with Series Principal Amounts and Reallocated Principal Amounts, subject to the availability of such funds and the cash flow provisions of the indenture supplement, in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the portion of senior notes that have not been prefunded. Subordinated notes that have reached their expected maturity date will not be paid unless the usage of those subordinated classes by any tranche of senior notes is zero and the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected maturity date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the senior notes have been fully prefunded.

The amount to be prefunded for each tranche of senior notes is determined in the following manner, after giving effect to all payments or deposits of principal that are targeted to occur on the applicable distribution date:

•

First, the calculation agent will determine whether the aggregate Nominal Liquidation Amount of each class of subordinated notes is sufficient to provide the required subordinated amount of such class for each tranche of senior notes.

•

Second, the calculation agent will determine the senior-most class that will have a shortfall in the required subordinated amount, which will be the class that is initially selected for prefunding. For example, if there will be both a shortfall in the required subordinated amount of Class B notes for Class A notes and a shortfall in the required subordinated amount of Class C notes for Class B notes, the Class A notes will be prefunded.

•

Third, the calculation agent will determine the subordinated class with the most significant shortfall for the senior class to be prefunded, and will determine the tranche or tranches of the senior class that have the highest required subordinated percentage of that subordinated class (determined, for Class B and Class C, on an unencumbered basis).

•

Fourth, the calculation agent will determine the amount by which each such tranche must be prefunded to eliminate any shortfalls in the required subordinated amount of the subordinated notes, up to the amount of the Nominal Liquidation Amount of each such tranche, with prefunding to be allocated among affected tranches that have the highest required subordinated percentage of that class pro rata based on their Nominal Liquidation Amounts.

•

Finally, the calculation agent will repeat the foregoing calculation, after giving effect to any prefunding determinations it has already made, until the shortfall in the required subordinated amount of each subordinated class for each senior class is reduced to zero.

The required prefunding amount for each tranche of senior notes is recalculated on each distribution date without giving effect to any prior prefunding. If the amount prefunded in the principal funding subaccount for any tranche of senior notes on any distribution date exceeds the required amount after such recalculation, the note issuance trust will withdraw the excess prefunded amount from the applicable principal funding subaccount on that distribution date and treat that amount as Series Principal Amounts, or will apply the excess to any scheduled deposits or payments for the applicable tranche for that distribution date.

Accumulation Reserve Account

If so specified in the accompanying prospectus supplement, the note issuance trust will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts, other than prefunded amounts, on deposit in the principal funding subaccount for the related tranche of notes. Initially, the accumulation reserve account will not be funded. Unless the accumulation period for these notes is expected to be shortened to one month, unless otherwise specified in the accompanying prospectus supplement, the calculation agent will determine the date on which the note issuance trust is required to start funding the accumulation reserve subaccount for a tranche based on the three-month rolling average excess spread percentage for the DiscoverSeries in accordance with the following table:

Distribution Date	Threshold for commencement of funding the accumulation reserve subaccount
3 calendar months prior to the first distribution date of an accumulation period and any following distribution date	No minimum three-month rolling average excess spread percentage
4 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 4%.
6 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 3%.
12 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 2%.

The amount targeted to be deposited is typically 0.5% of the Outstanding Dollar Principal Amount of that tranche of notes. The note issuance trust may designate a different percentage and, if such amount is a lesser amount, the applicable Note Rating Agencies hired by DCENT must have confirmed that the designation will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

If the three-month rolling average excess spread percentage falls below any level specified in this prospectus at any point after the note issuance trust would otherwise have started to fund the accumulation reserve subaccount, or if the calculation agent determines that the accumulation period will not be shortened to one month, the note issuance trust will begin such funding on the next distribution date.

Class C Reserve Account

The note issuance trust will establish a Class C reserve subaccount for each tranche of Class C notes to provide credit enhancement solely for the holders of such tranche. Funds on deposit in the Class C reserve subaccount will be available to holders of the applicable tranche of Class C notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of Series Principal Amounts allocated to these notes to pay interest on senior notes or servicing fees. Unless otherwise specified in the applicable prospectus supplement, the cumulative targeted deposit in the Class C reserve account will be the Adjusted Outstanding Dollar Principal Amount of all DiscoverSeries notes (other than the Class D notes) plus the amount of funds on deposit in the principal funding subaccounts for all tranches of the DiscoverSeries notes in connection with prefunding of senior notes, multiplied by the applicable funding percentage specified in the accompanying prospectus supplement.

The amount deposited to the Class C reserve account will be allocated to the Class C reserve subaccount for each tranche of Class C notes based on the ratio of the Nominal Liquidation Amount for such tranche of Class C notes to the Nominal Liquidation Amount for all tranches of Class C notes.

The amount targeted to be in the Class C reserve subaccounts will adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class C reserve subaccount for any tranche of Class C notes exceeds the adjusted targeted amount of the Class C reserve subaccount for that tranche of Class C notes, the note issuance trust will withdraw the excess from the applicable Class C reserve subaccount and treat it as Series Finance Charge Amounts.

Class D Reserve Account

The note issuance trust may establish a Class D reserve subaccount for each tranche of Class D notes to provide credit enhancement solely for the holders of such tranche, although such an account has not been established at this time. If a Class D reserve account were established, funds on deposit in the Class D reserve subaccount would be available to holders of the applicable tranche of Class D notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of Series Principal Amounts allocated to these notes to pay interest on senior notes or servicing fees. Unless otherwise specified in the applicable prospectus supplement, the cumulative targeted deposit in the Class D reserve account would be the Adjusted Outstanding Dollar Principal Amount of all DiscoverSeries notes plus the amount of funds on deposit in the principal funding subaccounts for all tranches of the DiscoverSeries notes in connection with prefunding of senior notes, multiplied by the applicable funding percentage specified in the accompanying prospectus supplement.

The amount deposited to the Class D reserve account may be allocated to the Class D reserve subaccount for each tranche of Class D notes based on the ratio of the Nominal Liquidation Amount for such tranche of Class D notes to the Nominal Liquidation Amount for all tranches of Class D notes.

The amount targeted to be in the Class D reserve subaccounts may adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class D reserve subaccount for any tranche of Class D notes exceeds the adjusted targeted amount of the Class D reserve subaccount for that tranche of Class D notes, the note issuance trust will withdraw the excess from the applicable Class D reserve subaccount and treat it as Series Finance Charge Amounts. Currently, there is no Class D reserve account.

Cash Flows

In this section, we have summarized the cash flow provisions for the DiscoverSeries and we have used familiar terms instead of the more complex defined terms used in the indenture supplement. References to interest, swap payments, accreted discount and servicing fees may include certain related amounts that the note issuance trust did not fully pay, deposit or reimburse in prior months and therefore are carried forward.

Throughout these cash flows, allocations of charged-off receivables to a tranche of notes will decrease the Nominal Liquidation Amount of such tranche. If the initial allocation of charged-off receivables is then reallocated from senior notes to subordinated notes, the Nominal Liquidation Amount of the senior class will be restored while the Nominal Liquidation Amount of the subordinated notes will decrease. If the note issuance trust uses Principal Collections allocable to subordinated notes to pay interest on senior notes or servicing fees, the Nominal Liquidation Amount of the subordinated notes will also decrease. Each such decrease or increase in the Nominal Liquidation Amount of a tranche will result in a corresponding increase or decrease in the Nominal Liquidation Amount deficit for the affected tranche. Any reimbursement of Nominal Liquidation Amount deficits will also increase the related Nominal Liquidation Amount. We have not described these adjustments in the following summary, but they are set forth in detail in the indenture supplement related to these notes.

The cash flow provisions described below assume that the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust. If additional collateral certificates are transferred to the note issuance trust in the future, some of the cash flow provisions below, and related definitions, would be modified to address allocations between the additional collateral certificates and the initial collateral certificate issued by the master trust. For example, the interest period or types of “finance charges” with respect to an additional collateral certificate and the way reallocation accounts are used for the master trust issuing an additional collateral certificate may differ from those related to the Series 2007-CC collateral certificate.

In this summary, when we discuss usage of subordinated amounts, increases or decreases in the available subordinated amount, and the application of Principal Collections allocable to the subordinated notes to pay interest on senior notes or servicing fees, we have assumed that all Class A notes receive loss protection from

Class B notes. The note issuance trust may, however, issue tranches of Class A notes that do not receive loss protection from Class B notes. For those tranches, cash flow provisions that reallocate Nominal Liquidation Amount deficits from Class A to Class B or that apply Class B principal to pay interest on Class A notes will not apply, and certain formulas will apply in slightly different form. For example, usage of Class C notes or Class D notes by Class B notes will not affect the usage of Class C notes, Class D notes or the available subordinated amount of Class C notes or Class D notes for those Class A notes and usage of Class C notes or Class D notes by those Class A notes will not affect the usage of Class C notes, Class D notes or the available subordinated amount of Class C notes or Class D notes for any Class B tranche. These adjustments are set forth in detail in the indenture supplement that we filed with the registration statement related to these notes.

The indenture trustee will cause the allocations described below to be made on each distribution date.

(1)  Deposit of Series Finance Charge Amounts and Series Principal Amounts.    The indenture trustee will deposit all Series Finance Charge Amounts and Series Principal Amounts into the DiscoverSeries collections account. Discover Bank, as calculation agent for the note issuance trust, may instruct the trustee for the master trust to retain amounts that will be allocated to master trust accounts or paid to the master servicer; any such amounts will not be deposited in the DiscoverSeries collections account but will be treated as Series Finance Charge Amounts or Series Principal Amounts and allocated as if they had been so deposited.

(2)  Income on Accounts.    The indenture trustee will withdraw all income earned on funds on deposit in the principal funding account, the interest funding account and the accumulation reserve account during the prior month from each such account and deposit those funds into the DiscoverSeries collections account, and such amounts will be treated as Series Finance Charge Amounts.

(3)  Withdrawal from Accumulation Reserve Subaccounts to Cover Accumulation Negative Spread.    For each tranche of notes in the DiscoverSeries that is in its accumulation period, the indenture trustee will withdraw funds available in the accumulation reserve subaccount for that tranche to cover any difference, or “negative spread,” between the interest earned on funds on deposit in the principal funding subaccount for that tranche in connection with targeted principal deposits other than prefunding deposits for senior notes and the interest, swap payments or accreted discount payable on the corresponding principal amount (or dollar equivalent) of notes in that tranche. The indenture trustee will deposit the funds from the accumulation reserve subaccount into the DiscoverSeries collections account, and such amount will be treated as Series Finance Charge Amounts. However, any negative spread related to prefunding deposits will not be withdrawn from the accumulation reserve subaccount. Instead, the collateral certificate will receive a special allocation of Finance Charge Collections otherwise allocable to the Seller to cover negative spread with respect to prefunding deposits, which is included in the Series Finance Charge Amounts deposited in step (1).

(4)  Class A Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts

to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche.

(5)  Class B Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (4)

to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche.

(6)  Class C Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (5)

to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche.

(7)  Series Servicing Fees from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (6)

to pay series servicing fees to the master servicer for the master trust.

(8)  Class D Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (7)

to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche.

(9)  Allocation from the Master Trust’s Finance Charge Collections Reallocation Account.    If the note issuance trust cannot make all required interest, swap payment, accreted discount and series servicing fee deposits and payments in steps (4) to (8), the note issuance trust will receive a pro rata share of any excess Finance Charge Collections, interchange and other amounts that any other series of notes under the indenture or other series of master trust certificates have reallocated to the master trust’s finance charge collections reallocation account, up to the amount of the shortfall. The pro rata share equals:

•	the aggregate amount of all shortfalls for the DiscoverSeries from steps (4) to (8), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to Class A interest and servicing fees for any series of master trust certificates.

We refer to all amounts allocated to the DiscoverSeries from the master trust’s reallocation account under step (9) as the “Reallocated Finance Charge Amounts.”

(10)  Reserved.

(11)  Class A Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts.    If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in step (4), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts

to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the shortfall after step (4) for each such tranche.

(12)  Class B Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts.    If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in step (5), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (11)

to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the shortfall after step (5) for each such tranche.

(13)  Class C Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts.    If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in step (6), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (12)

to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount of the shortfall after step (6) for each such tranche.

(14)  Series Servicing Fee Shortfall from Reallocated Finance Charge Amounts.    If the note issuance trust cannot pay series servicing fees in full in step (7), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (13)

to pay the remaining series servicing fees.

(15)  Class D Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts.    If the note issuance trust cannot deposit monthly Class D interest, swap payments and accreted discount in full in step (8), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (14)

to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class D notes, pro rata based on the amount of the shortfall after step (8) for each such tranche.

(16)  Charged-off Receivables from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (8)

to reimburse the share of charged-off receivables allocated to the collateral certificate by the master trust that the note issuance trust reallocates to the DiscoverSeries under the indenture. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(17)  Reimbursement of Class A Nominal Liquidation Amount Deficit from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (16)

to reimburse any Nominal Liquidation Amount deficit for each tranche of Class A notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(18)  Reimbursement of Class B Nominal Liquidation Amount Deficit from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (17)

to reimburse any Nominal Liquidation Amount deficit for each tranche of Class B notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reimbursement, each as specified in the indenture supplement.

(19)  Reimbursement of Class C Nominal Liquidation Amount Deficit from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (18)

to reimburse any Nominal Liquidation Amount deficit for each tranche of Class C notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(20)  Reimbursement of Class D Nominal Liquidation Amount Deficit from Series Finance Charge Amounts.    The note issuance trust will use:

•	the Series Finance Charge Amounts remaining after step (19)

to reimburse any Nominal Liquidation Amount deficit for each tranche of Class D notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(21)  Allocation from the Master Trust Finance Charge Collections Reallocation Account.    If the note issuance trust cannot fully reimburse the share of charged-off receivables allocated to the DiscoverSeries in step (16) and the Nominal Liquidation Amount deficits in steps (17) to (20), the note issuance trust will receive a pro rata share of any excess Finance Charge Collections and similar amounts remaining after step (9) or a similar step that any other series of notes under the indenture or other series of master trust certificates have reallocated to the master trust’s finance charge collections reallocation account, up to the amount of the unreimbursed charged-off receivables and Nominal Liquidation Amount deficits. The pro rata share equals:

•	the aggregate amount of all unreimbursed charged-off receivables and Nominal Liquidation Amount deficits for the DiscoverSeries from steps (16) to (20), divided by

•

the sum of such unreimbursed charged-off receivables and Nominal Liquidation Amount deficits for the DiscoverSeries and any other series of notes issued by the note issuance trust and any unreimbursed charged-off receivables and similar deficits with respect to the Class A certificates for any series of master trust certificates.

The Reallocated Finance Charge Amounts will increase by the amount of this pro rata share.

(22)  Reserved.

(23)  Unreimbursed Charged-off Receivables from Reallocated Finance Charge Amounts.    If the note issuance trust cannot fully reimburse the share of charged-off receivables allocated to the DiscoverSeries in step (16), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts after step (21)

to reimburse such share of charged-off receivables. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(24)  Reimbursement of Class A Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts.    If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class A notes in step (17), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (23)

to reimburse the Nominal Liquidation Amount deficit for each tranche of Class A notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(25)  Reimbursement of Class B Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts.    If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class B notes in step (18), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (24)

to reimburse the Nominal Liquidation Amount deficit for each tranche of Class B notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reimbursement, each as specified in the indenture supplement.

(26)  Reimbursement of Class C Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts.    If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class C notes in step (19), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (25)

to reimburse the Nominal Liquidation Amount deficit for each tranche of Class C notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(27)  Reimbursement of Class D Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts.    If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class D notes in step (20), the note issuance trust will use:

•	the Reallocated Finance Charge Amounts remaining after step (26)

to reimburse the Nominal Liquidation Amount deficit for each tranche of Class D notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(28)  Unreimbursed Charged-off Receivables; Initial Allocation.    If the note issuance trust cannot fully reimburse the DiscoverSeries’ share of charged-off receivables in steps (16) and (23), the unreimbursed portion will initially be allocated to each tranche of outstanding notes in the DiscoverSeries pro rata based on the Nominal Liquidation Amount of each such tranche.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class B Notes, the Class A Usage of Class C Notes, the Class A Usage of Class D Notes, the Class B Usage of Class C Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this allocation, each as specified in the indenture supplement.

(29)  Unreimbursed Charged-off Receivables; Reallocation from Class A to Class D.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class A notes in step (28)

to the Class D notes in an amount up to the Class A Available Subordinated Amount of Class D Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(30)  Unreimbursed Charged-off Receivables; Reallocation from Class A to Class C.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class A notes in step (28) and not reallocated to the Class D notes in step (29)

to the Class C notes in an amount up to the Class A Available Subordinated Amount of Class C Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(31)  Unreimbursed Charged-off Receivables; Reallocation from Class A to Class B.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class A notes in step (28) and not reallocated to the Class D notes in step (29) and not reallocated to the Class C notes in step (30)

to the Class B notes in an amount up to the Class A Available Subordinated Amount of Class B Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amount will decrease in connection with this reallocation, each as specified in the indenture supplement.

(32)  Unreimbursed Charged-off Receivables; Reallocation from Class B to Class D.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class B notes in step (28), and

•	the amount reallocated to each tranche of Class B notes in step (31)

to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(33)  Unreimbursed Charged-off Receivables; Reallocation from Class B to Class C.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class B notes in step (28), and

•	the amount reallocated to each tranche of Class B notes in step (31)

minus any amount reallocated to the Class D notes pursuant to step (32),

to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(34)  Unreimbursed Charged-off Receivables; Reallocation from Class C to Class D.    The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class C notes in step (28),

•	the amount reallocated to each tranche of Class C notes in step (30) and

•	the amount reallocated to each tranche of Class C notes in step (33)

to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for the applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(35)  Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class D Principal.    If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4) and (11), the note issuance trust will use:

•	Series Principal Amounts allocated to Class D

to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class A Available Subordinated Amount of Class D Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(36)  Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class C Principal.    If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4), (11) and (35), the note issuance trust will use:

•	Series Principal Amounts allocated to Class C

to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class C notes in an amount up to the Class A Available Subordinated Amount of Class C Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(37)  Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class B Principal.    If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4), (11), (35) and (36), the note issuance trust will use:

•	Series Principal Amounts allocated to Class B

to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class B notes in an amount up to the Class A Available Subordinated Amount of Class B Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amount will decrease in connection with this reallocation, each as specified in the indenture supplement.

(38)  Class B Interest, Swap Payment and Accreted Discount Shortfall from Class D Principal.    If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in steps (5) and (12), the note issuance trust will use:

•	Series Principal Amounts allocated to Class D remaining after step (35)

to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for each applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(39)  Class B Interest, Swap Payment and Accreted Discount Shortfall from Class C Principal.    If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in steps (5), (12) and (38), the note issuance trust will use:

•	Series Principal Amounts allocated to Class C remaining after step (36)

to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for each applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(40)  Class C Interest, Swap Payment and Accreted Discount Shortfall from Class D Principal.    If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in steps (6) and (13), the note issuance trust will use:

•	Series Principal Amounts allocated to Class D remaining after step (38)

to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for each applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(41)  Series Servicing Fee Shortfall from Class D Principal.    If the note issuance trust cannot pay series servicing fees in full in steps (7) and (14), the note issuance trust will use:

•	Series Principal Amounts allocated to Class D remaining after step (40)

to pay the remaining series servicing fees, in an amount up to the Class C Available Subordinated Amount of Class D Notes for all tranches of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(42)  Series Servicing Fee Shortfall from Class C Principal.    If the note issuance trust cannot pay series servicing fees in full in steps (7), (14) and (41), the note issuance trust will use:

•	Series Principal Amounts allocated to Class C remaining after step (39)

to pay the remaining series servicing fees, in an amount up to the sum of (i) the Class A Available Subordinated Amount for all tranches of Class A notes that have no required subordinated amount of Class B notes and (ii) the Class B Available Subordinated Amount of Class C Notes for all tranches of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(43)  Series Servicing Fee Shortfall from Class B Principal.    If the note issuance trust cannot pay series servicing fees in full in steps (8), (14), (41) and (42), the note issuance trust will use:

•	Series Principal Amounts allocated to Class B remaining after step (37)

to pay the remaining series servicing fees, in an amount up to the Class A Available Subordinated Amount of Class B Notes for all tranches of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(44)  Class C Interest, Swap Payment and Accreted Discount Shortfall from Class C Reserve Subaccount.    If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in steps (6), (13) and (40), the note issuance trust will use:

•	amounts on deposit in the Class C reserve subaccount for each tranche to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for the related tranche of Class C notes.

(45)  Class D Interest, Swap Payment and Accreted Discount Shortfall from Class D Reserve Subaccount.    If the note issuance trust cannot deposit monthly Class D interest, swap payments and accreted discount in full in steps (8) and (15), the note issuance trust will use:

•	amounts on deposit in the Class D reserve subaccount, if any, for each tranche to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for the related tranche of Class D notes.

(46)  Reallocation of Class B Nominal Liquidation Amount Deficits to Class D.    The note issuance trust will reallocate:

•	the Nominal Liquidation Amount deficit for each tranche of Class B notes after step (43),

to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(47)  Reallocation of Class B Nominal Liquidation Amount Deficits to Class C.    The note issuance trust will reallocate:

•	the Nominal Liquidation Amount deficit for each tranche of Class B notes after step (46),

to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(48)  Reallocation of Class C Nominal Liquidation Amount Deficits to Class D.    The note issuance trust will reallocate:

•	the Nominal Liquidation Amount deficit for each tranche of Class C notes after step (47),

to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for the applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(49)  Withdrawal of Excess Deposits from Accumulation Reserve Subaccounts for use as Series Finance Charge Amounts.    If the amount on deposit in any accumulation reserve subaccount for a tranche of notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts.

(50)  Targeted Deposit to Accumulation Reserve Subaccounts from Series Finance Charge Amounts.    If the amount on deposit in the accumulation reserve subaccount for any tranche of notes is less than the amount required to be on deposit in that subaccount, the note issuance will use:

•	Series Finance Charge Amounts after step (49)

to increase the amount on deposit to the required amount for each tranche of notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

(51)  Withdrawal of Excess Deposits from Class C Reserve Subaccounts for use as Series Finance Charge Amounts.    If the amount on deposit in any Class C reserve subaccount for a tranche of Class C notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts; provided that an amount equal to any Nominal Liquidation Amount deficit for the applicable tranche will be retained in the applicable subaccount.

(52)  Withdrawal of Excess Deposits from Class D Reserve Subaccounts for use as Series Finance Charge Amounts.    If the amount on deposit in any Class D reserve subaccount for a tranche of Class D notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts; provided that an amount equal to any Nominal Liquidation Amount deficit for the applicable tranche will be retained in the applicable subaccount.

(53)  Targeted Deposit to Class C Reserve Subaccounts from Series Finance Charge Amounts.    If the amount on deposit in any Class C reserve subaccount for any tranche of Class C notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use:

•	Series Finance Charge Amounts after step (52)

to increase the amount on deposit to the required amount for each tranche of Class C notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(53A)  Allocation from the Master Trust’s Finance Charge Collections Reallocation Account for Reserve Account Funding Shortfalls.    If the note issuance trust cannot make all targeted deposits into the accumulation reserve subaccounts in step (50) and/or into the Class C reserve subaccounts in step (53), the note issuance trust will receive a pro rata share of any withdrawals under the series supplements for any series of master trust certificates that are to occur prior to this step 53(A), up to the amount of the shortfall. The pro rata share equals:

•	the aggregate amount of all shortfalls for the DiscoverSeries from steps (50) and (53), divided by

•	the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust.

The Reallocated Finance Charge Amounts will increase by the amount of this pro rata share.

(53B)  Targeted Deposit to Accumulation Reserve Subaccounts from Reallocated Finance Charge Amounts.    If the amount on deposit in the accumulation reserve subaccount for any tranche of notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use:

•	the Reallocated Finance Charge Amounts after step (53A)

to increase the amount on deposit to the required amount for each tranche of notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

(53C)  Targeted Deposit to Class C Reserve Subaccounts from Reallocated Finance Charge Amounts.    If the amount on deposit in the Class C reserve subaccount for any tranche of Class C notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use:

•	the Reallocated Finance Charge Amounts after step (53B)

to increase the amount on deposit to the required amount for each tranche of Class C notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(54)  Targeted Deposit to Class D Reserve Subaccounts from Series Finance Charge Amounts.    If the amount on deposit in any Class D reserve subaccount for any tranche of Class D notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use:

•	Series Finance Charge Amounts after step (53)

to increase the amount on deposit to the required amount for each tranche of Class D notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(55)  Reallocation of Series Finance Charge Amounts to the Master Trust’s Finance Charge Collections Reallocation Account.    The note issuance trust will deposit into the master trust’s finance charge collections reallocation account the Series Finance Charge Amounts remaining after step (54) minus any amounts that have been withdrawn from any accumulation reserve subaccount, Class C reserve subaccount or Class D reserve subaccount, to be made available to other series of master trust certificates and other series of notes, but only to the extent necessary to make payments or deposits for such other series.

(56)  Reserved.

(57)  Withdrawal of Prefunding Excess Amounts for use as Series Principal Amounts.    If the amount on deposit in any principal funding subaccount with respect to prefunded amounts for a tranche of notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Principal Amounts.

(58)  Targeted Principal Deposits for Class A from Series Principal Amounts.    The note issuance trust will use:

•	the Series Principal Amounts after step (57)

to make targeted principal deposits for Class A into the principal funding subaccount for each tranche of Class A notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(59)  Targeted Principal Deposits for Class B from Series Principal Amounts.    The note issuance trust will use:

•	the Series Principal Amounts remaining after step (58)

to make targeted principal deposits for Class B into the principal funding subaccount for each tranche of Class B notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(60)  Targeted Principal Deposits for Class C from Series Principal Amounts.    The note issuance trust will use:

•	the Series Principal Amounts remaining after step (59)

to make targeted principal deposits for Class C into the principal funding subaccount for each tranche of Class C notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(61)  Targeted Principal Deposits for Class D from Series Principal Amounts.    The note issuance trust will use:

•	the Series Principal Amounts remaining after step (60)

to make targeted principal deposits for Class D into the principal funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche.

(62)  Allocation from the Master Trust’s Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls.    If the note issuance trust in steps (58) through (61) cannot make all targeted principal deposits, other than prefunding deposits and amounts with respect to tranches of notes for which an early redemption event or event of default has occurred and is continuing, the note issuance trust will receive a pro rata share of any excess Principal Collections and similar amounts that any other series of master trust certificates and series of notes have reallocated to the master trust’s principal collections reallocation account. The pro rata share equals:

•	the aggregate amount of all shortfalls, other than targeted prefunding deposit shortfalls, for the DiscoverSeries from steps (58) to (61), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to principal for any Class A master trust certificates.

(63)  Allocation from the Master Trust’s Principal Collections Reallocation Account for Prefunding Shortfalls.    If the note issuance trust in steps (58), (59) and (60) cannot make all targeted prefunding deposits, the note issuance trust will receive a pro rata share of any excess Principal Collections and similar amounts that any other series of master trust certificates and series of notes have reallocated to the master trust’s principal collections reallocation account. The pro rata share equals:

•	the aggregate amount of all targeted prefunding deposit shortfalls for the DiscoverSeries after steps (58), (59) and (60), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to unscheduled principal payments or deposits for any series of the master trust.

We refer to all amounts allocated to the DiscoverSeries from the master trust’s reallocation accounts under steps (62) and (63) as, collectively, the “Reallocated Principal Amounts.”

(64)  Targeted Principal Deposits for Class A from Reallocated Principal Amounts. The note issuance trust will use:

•	the Reallocated Principal Amounts after step (63)

to make targeted principal deposits minus targeted prefunding deposits for Class A into the principal funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(65)  Targeted Prefunding Deposits for Class A from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (64)

to make targeted prefunding deposits for Class A into the principal funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche.

(66)  Targeted Principal Deposits for Class B from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (65)

to make targeted principal deposits minus targeted prefunding deposits for Class B into the principal funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(67)  Targeted Prefunding Deposits for Class B from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (66)

to make targeted prefunding deposits for Class B into the principal funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche.

(68)  Targeted Principal Deposits for Class C from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (67)

to make targeted principal deposits minus targeted prefunding deposits for Class C into the principal funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(69)  Targeted Prefunding Deposits for Class C from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (68)

to make targeted prefunding deposits for Class C into the principal funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche.

(70)  Targeted Principal Deposits for Class D from Reallocated Principal Amounts.    The note issuance trust will use:

•	the Reallocated Principal Amounts remaining after step (69)

to make targeted principal deposits for Class D into the principal funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(71)  Reimbursement of Class C Nominal Liquidation Amount Deficits from Class C Reserve Subaccounts.    If any tranche of Class C notes has a Nominal Liquidation Amount deficit after step (48), the note issuance trust will use:

•	amounts on deposit in the Class C reserve subaccount for such tranche to reimburse this deficit. The amounts used for this reimbursement will be treated as Series Principal Amounts. Any reimbursement under this step will not affect any usage or available subordinated amounts.

(72)  Reimbursement of Class D Nominal Liquidation Amount Deficits from Class D Reserve Subaccounts.    If any tranche of Class D notes has a Nominal Liquidation Amount deficit after step (48), the note issuance trust will use:

•	amounts on deposit in the Class D reserve subaccount for such tranche to reimburse this deficit. The amounts used for this reimbursement will be treated as Series Principal Amounts. Any reimbursement under this step will not affect any usage or available subordinated amounts.

(73)  Principal Payments from Receivables Sale Proceeds.    If the indenture trustee has commenced a receivables sale for any tranche of notes, the receivables sale proceeds will be used to deposit the Adjusted Outstanding Dollar Principal Amount of such tranche into the principal funding subaccount for such tranche.

(74)  Interest Payments from Receivables Sale Proceeds.    If the indenture trustee has commenced a receivables sale for any tranche of notes, the receivables sale proceeds remaining after step (73), up to the amount of any accrued and unpaid interest and other amounts due with respect to the tranche, will be deposited to the interest funding subaccount for such tranche.

(75)  Allocation of Unused Sales Proceeds.    If the indenture trustee has commenced a receivables sale for any tranche of notes, any portion of the receivables sale proceeds remaining after the final payment to such tranche will be applied first to pay any servicing fee and amounts due to the indenture trustee under the indenture or to the owner trustee under the trust agreement, with any remaining portion of the receivables sale proceeds being distributed to the Seller with respect to the collateral certificate.

(76)  Allocation of Series Finance Charge Amounts.    The Series Finance Charge Amounts remaining after step (55) will be distributed to Discover Bank as beneficiary under the trust agreement for the note issuance trust.

(77)  Reallocation of Series Principal Amounts to the Master Trust’s Principal Collections Reallocation Account.    The Series Principal Amounts remaining after step (72) will be deposited to the master trust’s principal collections reallocation account to be made available to other series of master trust certificates and other series of notes, but only to the extent necessary to make payments or deposits for such other series.

(78)  Remaining Series Principal Amounts to Collections Account for the Master Trust for Reinvestment in New Receivables.    The Series Principal Amounts remaining after step (77) will be deposited in the collections account for the master trust and either reinvested in new receivables or retained in the master trust’s collections account pending availability of new receivables.

The Indenture

The notes will be issued pursuant to the terms of the indenture and a related indenture supplement and, for each tranche, a terms document. The following discussion and the discussions under “The Notes” and certain sections in the prospectus summary summarize the material terms of the notes in the indenture, the indenture supplement for the DiscoverSeries notes and the terms document.

Indenture Trustee

General

U.S. Bank National Association, a national banking association, will be the trustee under the indenture and the indenture supplement for each series, class and tranche of notes issued by DCENT. Its corporate trust office is located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: U.S. Bank Corporate Trust Services.

U.S. Bank National Association has served and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables. For additional information, see “Summary of Terms — Participants — Master Trust Trustee and Indenture Trustee” in the prospectus supplement.

Duties and Responsibilities

Under the terms of the indenture, Discover Bank as depositor will agree to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture and to indemnify the indenture trustee against specified liabilities. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate and any additional collateral certificate later transferred to DCENT, in each case pursuant to the terms of the indenture;

•	to establish and maintain necessary DCENT trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the DCENT trust accounts at the direction of DCENT or, if such directions are not provided, as specified in the indenture;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of DCENT, in accordance with the terms of the indenture;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require DCENT to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the assets pledged by DCENT to secure the notes. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Permitted Investments that were not obligations issued by U.S. Bank National Association or its affiliates in their commercial capacity.

If an event of default occurs, in addition to the responsibilities described, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of such person’s own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders, subject to the provisions of the indenture. See “The Notes — Remedies following an Event of Default.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by DCENT of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

•	direct the master trust to sell receivables, or interests therein, in accordance with the terms of the collateral certificate (see “Sources of Funds to Pay the Notes — Sale of Receivables”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction. Except in the case of a default in the payment of principal or interest for any series, class or tranche of notes, the indenture trustee may withhold notice of default if it determines that the withholding of such notice is in the interests of the noteholders of such series, class or tranche.

Indemnification

Discover Bank as beneficiary generally will indemnify the indenture trustee against losses arising out of the indenture trustee’s acceptance of the appointment under the indenture, or any acts or omissions of Discover Bank, as beneficiary, or the note issuance trust. However, Discover Bank will not indemnify the indenture trustee:

•	for liabilities resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the indenture trustee; or

•	for liabilities arising from actions taken by the indenture trustee at the request of noteholders.

If, following an event of default for any DiscoverSeries notes, Discover Bank as beneficiary fails to provide such indemnification to the indenture trustee, the indenture trustee will have a claim against the note issuance trust for such amount from its funds remaining after payment of the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that tranche.

Resignation, Removal and Replacement

The indenture trustee may resign at any time by giving written notice to DCENT. The indenture trustee may be removed for any series, class or tranche of notes at any time by a majority of the noteholders of that series, class or tranche. If removed for less than all the outstanding notes, then an additional trustee will be appointed for those series, classes or tranches, but the original trustee will continue to hold assets. DCENT may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture and the applicable indenture supplement, the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, or if the indenture trustee becomes insolvent. In all such circumstances, DCENT must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The successor indenture trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by Standard & Poor’s and Baa3 by Moody’s. DCENT may not, nor may any person directly or indirectly controlling, controlled by, or under common control with DCENT, serve as indenture trustee.

DCENT or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

DCENT’s Covenants

DCENT will agree under the indenture to pay principal and interest on the notes as provided in the indenture and the indenture supplement; to maintain a place for payment of the notes; to cause money for the payment of the notes to be held in trust; to deliver annual statements as to compliance with the indenture as described under “— DCENT’s Annual Compliance Statement”; to keep its legal existence in full force and effect; and to provide notice of events of default.

DCENT will also agree, to the extent required by the Trust Indenture Act, as amended, to at least annually furnish to the indenture trustee, an opinion of counsel stating that the action has been taken with respect to the recording, filing, rerecording, and refiling of the indenture as is necessary to maintain the lien of such indenture or stating that no such action is necessary to maintain such lien; and furnish to the indenture trustee a certificate and an opinion of counsel stating that all conditions precedent have been complied with before the issuance of new notes, the transfer or conveyance of Collateral, the release of Collateral subject to the lien of the indenture, consolidation or merger of DCENT, or the satisfaction and discharge of the indenture.

DCENT will also agree that it will not, among other things:

•

claim any credit on or make any deduction from the principal or interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law, including foreign tax withholding;

•	voluntarily dissolve or liquidate;

•	engage in any business other than as permitted under the trust agreement;

•

consolidate or merge into any other person or convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any other person, except as permitted under the indenture;

•

make any loan or advance any credit to, or guarantee any obligations of, or acquire any stock or other instruments of, or make any capital contribution to, any person, except as permitted by the indenture;

•	make any capital expenditures;

•

pay any dividend or make any distribution to the owner trustee or any beneficiary; redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security; or set aside funds for such purpose, except for distribution expressly permitted under the indenture and the trust agreement, including under the cash flows and payment provisions of the indenture supplement;

•

permit (A) the validity or effectiveness of the indenture or any indenture supplement to be impaired, or permit the lien created by the indenture or any indenture supplement to be amended, hypothecated, subordinated in favor of the indenture trustee, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien in favor of the indenture trustee created by the indenture or any indenture supplement or any lien created in connection with any derivative agreement, supplemental liquidity agreement or supplemental credit enhancement agreement, to be created on or extended to or otherwise arise upon or burden the Collateral securing the notes or (C) the lien in favor of the indenture trustee of the indenture or any indenture supplement not to constitute a valid first priority security interest in the Collateral; and

•	incur or guarantee any additional debt, other than additional notes and obligations under any derivative agreements, supplemental liquidity agreements and supplemental credit enhancement agreements.

DCENT may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in “The Note Issuance Trust — Activities.”

Meetings

If the notes of a series, class or tranche are issuable in whole or in part as bearer notes, a meeting of noteholders of notes of the series, class or tranche may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture or the applicable indenture supplement.

The indenture trustee will call a meeting upon request of DCENT or the holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time for any purpose.

The quorum for a meeting is generally a majority of the holders of the Outstanding Dollar Principal Amount of the related series, class or tranche of notes, as the case may be (excluding any notes held by Discover Bank or its affiliates or agents). However, if any action to be taken at a meeting requires the approval of a percentage that is not the majority of the holders of the Outstanding Dollar Principal Amount of the related series, class or tranche of notes, then the quorum will be the required percentage for approving that particular action (excluding any notes held by Discover Bank or its affiliates or agents).

Notwithstanding the foregoing, any action may be taken by written consent of the holders of the required percentage of the notes.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of that series, class or tranche, as the case may be, such majority or percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture, or approved by written consent of such holders, will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

With respect to any action or vote relating to the collateral certificate or the Pooling and Servicing Agreement, the note issuance trust will assign its right to consent or vote to the indenture trustee, which will request instruction from the noteholders and will consent or vote, or refrain from consenting or voting, in the same proportion, based on the relative Outstanding Dollar Principal Amounts of notes materially adversely affected by the proposed action or modification, as the notes, voting as a single class, are voted or not voted by the noteholders in respect to such proposed action or modification. Such proportion will be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents.

Amendments to the Indenture and the Indenture Supplements

DCENT, at the direction of Discover Bank, and the indenture trustee may amend, supplement or otherwise modify the indenture, any indenture supplement or any terms document without the consent of any noteholder for one or more of the following purposes:

•

to add to the covenants and agreements of DCENT, or have DCENT surrender any of its rights or powers under the indenture or any indenture supplement for the benefit of the noteholders of any or all series, classes or tranches of notes, or to add provisions to or change or eliminate any of the provisions of the indenture or any indenture supplement; provided, however, that such action shall not adversely affect in any material respects the interests of the holders of any notes outstanding; and provided, further, that the permitted activities of DCENT may be significantly changed only with the consent of the holders of notes evidencing more than 50% of the Outstanding Dollar Principal Amount of all notes then outstanding, to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents;

•

to cure any ambiguity, or to correct or supplement any defective or inconsistent provision in the indenture, in any indenture supplement, between the indenture or any indenture supplement and any prospectus or in any amendment to the indenture or any indenture supplement or other offering document for the notes;

•	to evidence the succession of another entity to DCENT, and the assumption by such successor of the covenants of DCENT in the indenture or any indenture supplement and in the notes; provided the applicable Note Rating Agencies hired by DCENT confirm that such succession and assumption will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings;

•

to add to the indenture or any indenture supplement certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended, provided that such action shall not have a Material Adverse Effect on the notes;

•

to establish any form of note or provide for the issuance of any series, class or tranche of notes or of any additional notes in any outstanding series, class or tranche of notes, and set forth the terms thereof; provided, however, that DCENT shall have received written confirmation from Standard & Poor’s that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required rating (after giving effect to such negative implications), or a withdrawal of any such rating;

•

to provide for the execution of any derivative agreement, supplemental liquidity agreement or supplemental credit enhancement agreement and to secure any obligation under such agreement or to add to the rights of the holders of the notes of any series, class or tranche; provided, however, that DCENT shall have received written confirmation from Standard & Poor’s that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required rating (after giving effect to such negative implications), or a withdrawal of any such rating;

•

to add any additional early redemption events or events of default for the notes of any new series, classes or tranches; provided, however, that such action shall not have a Material Adverse Effect on the notes;

•

to if one or more Sellers are added to, or replaced under, the Pooling and Servicing Agreement or any other applicable agreement relating to any additional collateral certificate, or one or more beneficiaries are added to, or replaced under, the trust agreement, to make any necessary changes to the indenture, any indenture supplement or any other related document; provided, however, that such action shall not have a Material Adverse Effect;

•	to provide for additional or alternative forms of credit enhancement for any series, class or tranche of notes;

•	to comply with any regulatory or tax laws or any accounting requirements;

•

to add provisions to or change any of the provisions of the indenture or any indenture supplement for the purposes of accommodating the addition of new collateral certificates or interests in credit card receivables to the note issuance trust, and to modify any provisions to allocate increases in the Nominal Liquidation Amount of any notes, reinvestments of Series Principal Amounts, reallocations of excess Series Finance Charge Amounts or Series Principal Amounts or any similar allocations or reallocations between the Series 2007-CC collateral certificate and any such additional collateral certificate or such receivables, provided, however, that DCENT shall have received written confirmation from Standard & Poor’s that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings; or

•	to qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each such owner will be deemed to have consented to amendments to the Pooling and Servicing Agreement or any pooling and servicing agreement for any other collateral certificate to satisfy accounting requirements for off-balance sheet treatment for assets in DCENT or any underlying master trust or securitization special purpose entity, including amendments providing for the transfer of receivables and the Seller Interest to a newly formed bankruptcy remote special purpose entity. In addition, by purchasing an interest in any note, each such owner will be deemed to have consented to any amendments to the indenture and any indenture supplement to provide for the combination of the master trust and the note issuance trust into a single entity after all series of master trust certificates, other than Series 2007-CC, have terminated, or to provide for such combination with any other master trust or securitization special purpose vehicle that has issued any additional collateral certificate.

The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture or any indenture supplement.

DCENT and the indenture trustee may modify and amend the indenture, any indenture supplement or any terms document, for reasons other than those stated in the prior paragraphs, with prior notice to each Note Rating Agency hired by DCENT and the consent of the holders of at least 66 2/3% of the Outstanding Dollar Principal Amount of each series, class or tranche of notes materially adversely affected by that modification or amendment, to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Bank or any of its affiliates or agents; provided the applicable Note Rating Agencies hired by DCENT confirm that such amendment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes not entitled to vote thereon, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or any expected principal payment date, expected maturity date or legal maturity date of any note;

•

a reduction of the Stated Principal Amount of, or interest rate on, any note, or a change in the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•

a reduction of the amount of a discount note payable upon the occurrence of an early redemption event, a cleanup call or upon the acceleration of its maturity following an event of default, except as provided for in the applicable indenture supplement;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•

a reduction of the percentage of the Outstanding Dollar Principal Amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, any indenture supplement or any terms document or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	permission being given to create any lien or other encumbrance on the Collateral in DCENT securing any notes ranking senior to the lien of the indenture; or

•	a change in the place where any principal of or interest on the notes is payable, except as otherwise provided under the indenture and the indenture supplement.

The holders of more than 66 2/3% of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement for notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture or any indenture supplement that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

DCENT’s Annual Compliance Statement

DCENT will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture or any indenture supplement as well as the presence or absence of defaults under the indenture or any indenture supplement.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture or any indenture supplement,

•	the amount, interest rate and maturity date or indebtedness owing by DCENT to it in the indenture trustee’s individual capacity, if any,

•	the property and funds physically held by it as indenture trustee by which the notes are secured,

•	any release or release and substitution of Collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of DCENT for purposes of communicating with other noteholders concerning their rights under the indenture or any indenture supplement or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders, unless it determines that such mailing is not in the best interests of the noteholders or would be in violation of applicable law.

Replacement of Notes

DCENT will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. DCENT will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to DCENT and the indenture trustee, unless DCENT or the indenture trustee has evidence that such note has been acquired by a protected purchaser. In the case of a destroyed, lost or stolen note, DCENT and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and DCENT before a replacement note will be issued, and DCENT may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses, including the fees and expenses of the indenture trustee, in connection with the issuance of a replacement note.

Satisfaction and Discharge of Indenture

The indenture will be satisfied and discharged with respect to any series, class or tranche of notes when:

•	all notes of that series, class or tranche have been delivered to the indenture trustee or canceled;

•	DCENT has made all payments under the indenture with respect to the notes of that series, class or tranche; and

•

the issuer has delivered to the indenture trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture with respect to the notes of that series, class or tranche have been complied with.

Governing Law

The laws of the State of New York will govern the notes, the indenture and any indenture supplement; provided that certain matters relating to the transfer of receivables and the collateral certificate will be governed by Delaware law.

Certain Legal Matters Relating to the Receivables

Transfer of Receivables

When the master trust was formed, Discover Bank transferred to the master trust, without recourse, all receivables existing under the accounts as of October 1, 1993. In addition, Discover Bank transferred to the master trust all receivables existing under additional accounts as of the date specified in the applicable assignment, and may do so again in the future. Discover Bank also transfers additional receivables generated in the accounts to the master trust on an ongoing basis. In exchange, Discover Bank received the Seller Certificate, the right to direct the master trust to issue new series of certificates and the right to receive the proceeds from the sale of such new series of certificates. Discover Bank has agreed to repurchase receivables if either the sale of the receivables is not a valid transfer of all right, title and interest of Discover Bank or any additional Seller in and to the receivables or, if the transfer of receivables by Discover Bank or any additional Seller to the master trust is deemed to be a pledge of receivables, the master trust does not have a first priority perfected security interest in the receivables. If Discover Bank’s obligation to repurchase receivables is at any time the subject of concurrent obligations of one or more other parties who jointly own the Seller Certificate at that time, then Discover Bank will not be obligated to repurchase receivables unless Discover Bank is able to enforce those concurrent obligations. A tax or statutory lien on Discover Bank’s property that existed before receivables were created may have priority over the master trust’s interest in those receivables. In addition, subject to conditions that we describe in “Risk Factors — Security Interests and Insolvency Related Matters,” each servicer may use all or a portion of the cash collections received by it during any given month until the applicable distribution date for those collections. However, if any servicer becomes bankrupt or goes into receivership or custodianship, the master trust may not have a perfected interest in the collections held by that servicer. See “Risk Factors — Security Interests and Insolvency Related Matters.”

The receivables are “accounts” as defined in Article 9 of the UCC as in effect in the state in which the Seller of that receivable is located, which would be the state of incorporation for a corporation organized under the laws of a state. To the extent Article 9 of the UCC applies, it treats both the absolute transfer of those receivables and the transfer of those receivables to secure an obligation as creating a security interest in those receivables. The Seller or master servicer must file financing statements in favor of the trustee for the master trust to perfect the master trust’s security interest in those receivables. The Seller or master servicer has filed a financing statement covering the receivables, and the master servicer will file continuation statements to such filing statement, under the UCC as in effect in Delaware to protect the master trust.

In addition to these transfer of receivables, effective November 1, 2004, Discover Bank also transferred interchange to the master trust, as described under “The Master Trust — General.”

Certain UCC Matters

Unless the master servicer files continuation statements within the time specified in the UCC in respect of the master trust’s security interest in the receivables, the perfection of its security interest will lapse. In addition, some Sellers may acquire the receivables they transfer to the master trust from third parties. Unless those Sellers file continuation statements within the time specified in the UCC in respect of their security interests in the receivables, the perfection of their security interests will lapse.

There are also certain limited circumstances under the UCC under which receivables could be subject to an interest that has priority over the interest of the Sellers or the master trust. Under the Pooling and Servicing Agreement, however, Discover Bank has agreed to repurchase the receivables in any account containing a receivable that has been transferred to the master trust and that is not free and clear of the lien of any third party at the time of transfer, if the existence of those liens has a material adverse effect on the certificateholders’ interest in the receivables as a whole, including DCENT’s interest in the collateral certificate. If Discover Bank’s obligation to repurchase receivables is at any time the subject of concurrent obligations of one or more other parties who jointly own the Seller Certificate, then Discover Bank will not be obligated to repurchase receivables unless Discover Bank is able to enforce those concurrent obligations. See “The Master Trust — Repurchase of Specified Master Trust Receivables.” Each Seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the receivables transferred by it, or any interest in those receivables, other than to the master trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the Sellers or the master trust in the receivables.

Because the master trust’s interest in the receivables is dependent upon the relevant Seller’s interest in the receivables, any adverse change in the priority or perfection of a Seller’s security interest would correspondingly affect the master trust’s interest in the affected receivables.

As set forth under “Risk Factors — Security Interests and Insolvency Related Matters,” under certain circumstances all or a portion of the cash collections of receivables received by each servicer may be used by that servicer before those collections are distributed on each distribution date. If that servicer becomes insolvent or goes into receivership or, in certain circumstances, if certain time periods lapse, the master trust may not have a perfected interest in those cash collections.

Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables

Federal and state consumer protection laws and regulations regulate the relationships among credit customers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts. These laws and regulations include the Dodd-Frank Act, the CARD Act, the Federal Truth-in-Lending Act and Fair Credit Billing Act, and the provisions of the Federal Reserve Board’s Regulation Z issued under each of them, the Equal Credit Opportunity Act and the provisions of the Federal Reserve Board’s Regulation B issued under it, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate collection practices. In addition, these laws and regulations entitle customers to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. The CARD Act and the provisions of the regulations that implement the CARD Act limit the ability of credit card issuers to increase the interest rates on existing credit card balances, regulate how interest is calculated for each billing cycle, and regulate how payments must be allocated to outstanding balances with different interest rates. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Legislative and Regulatory Initiatives.” A customer may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his or her obligation to pay amounts owing on his or her account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims, other than tort claims, and all defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the customer make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. These jurisdictional requirements do not apply where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly. These laws also provide that in certain cases a customer’s liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card.

The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investors if those laws result in any receivables being charged off as uncollectible. Discover Bank has agreed to repurchase all receivables in the accounts containing a receivable that did not comply in all material respects with all applicable requirements of law when it was created, if that noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the master trust in all the receivables. Discover Bank has also agreed to indemnify the master trust, among other things, for any liability arising from these violations. For a discussion of the master trust’s rights arising from the breach of these warranties, see “The Master Trust — Indemnification and Limitation of Liability of the Master Trust and the Trustee for the Master Trust.”

Claims and Defenses of Customers Against the Master Trust

The UCC provides that unless an obligor has made an enforceable agreement not to assert defenses or claims, the rights of the master trust, as assignee, are subject to all the terms of the contract between Discover Bank and the obligor and any defense or claim in recoupment arising from the transaction that gave rise to that contract, and to any other defense or claim of the obligor against Discover Bank that accrues before the obligor receives notification of the assignment authenticated by the assignor or the assignee. The UCC also states that any obligor may discharge its obligation by paying Discover Bank until but not after:

•

the obligor receives a notification, authenticated by the assignor or the assignee, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee for the master trust; and

•	if requested by the obligor, the trustee for the master trust has furnished reasonable proof of the assignment.

The UCC makes clear that these rules are subject to other law establishing special rules for consumer obligors.

U.S. Federal Income Tax Consequences

General

The following discussion is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, all as in effect on the date of this prospectus. We cannot assure you that the IRS will agree with the conclusions in this summary and the opinions of counsel described below, and we have not sought and will not seek a ruling from the IRS as to any of the expected federal tax consequences described herein. Subsequent legislative, judicial or administrative changes — which may or may not apply retroactively — could result in tax consequences different from those discussed below.

This summary does not apply to every type of note that might be issued, including notes with an expected maturity date not more than one year from their issue date or with an expected maturity date more than thirty years from their issue date, or notes denominated in a foreign currency. In addition, this discussion does not apply to notes issued without fixed stated interest payable at least annually (such as zero-coupon notes) or notes issued with original issue discount (“OID”) equal to or exceeding 0.25 percent times the number of complete years from the issue date to the expected maturity date of the notes. If necessary, additional U.S. federal income tax considerations relevant to a particular tranche of notes will be set forth in the applicable supplement to this prospectus.

This summary only applies to an initial purchaser of a note — including a purchaser of additional notes of an outstanding tranche — who purchases the note at its original issue and holds the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary, including the parts “— Tax Characterization of the Notes and the Note Issuance Trust” and “— Possible Alternative Characterizations”, does not apply to the Class D notes, which are currently not treated as issued and outstanding for federal income tax purposes. Except as specifically set forth below, this summary does not address all U.S. federal income tax consequences that may be relevant to investors in light of their own particular circumstances, including the impact of the unearned income Medicare contribution tax, or to investors subject to special treatment under the federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	broker-dealers;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	pass-through entities and persons who are investors in such pass-through entities;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	U.S. expatriates;

•	U.S. persons that have a functional currency other than the U.S. dollar; or

•	persons that hold notes as part of a hedge, straddle or conversion transaction or other integrated transaction.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of its owners generally will depend upon the status of its owners and the activities of the entity. Such entities and their owners should contact their own tax advisors regarding the particular tax consequences to them of the ownership and disposition of the notes.

For purposes of this discussion, a U.S. Holder means a beneficial owner of a note that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all the trust’s substantial decisions, or (ii) was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has validly elected to continue to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. Holder means a beneficial owner of a note (other than any entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

We recommend that you consult your own tax advisors about the U.S. federal, state, local and foreign tax consequences to you of purchasing, owning and disposing of the notes.

Tax Characterization of the Notes, the Note Issuance Trust and the Master Trust

At the time the notes are issued, Latham & Watkins LLP, as special U.S. federal tax counsel to Discover Bank and the note issuance trust (“Tax Counsel”), will deliver an opinion that, subject to the assumptions and based upon representations set forth in the opinion, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, (i) the newly issued notes will be characterized as debt for U.S. federal income tax purposes, and (ii) each of the note issuance trust and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that this characterization and these classifications will prevail. For possible alternative consequences, see “— Possible Alternative Characterizations.”

Pursuant to the terms of the indenture, the note issuance trust will agree, and all holders will agree by their purchase and holding of the notes, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

U.S. Holders

Stated Interest and Original Issue Discount

It is expected and the following discussion assumes that the stated interest on each note will constitute “qualified stated interest” under applicable Treasury Regulations. If you use the cash method of accounting for U.S. federal income tax purposes, you generally will be taxed on the interest on your note at the time you receive it. Alternatively, if you use the accrual method of accounting for U.S. federal income tax purposes, you generally will be taxed on the interest on your note at the time it accrues.

It is possible that the IRS could assert that the stated interest on your notes is not “unconditionally payable” and that your notes should thus be treated as being issued with OID. In addition, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal is fully paid. If your notes are treated as having OID, you will have to include stated interest in income as it accrues rather than when it is paid, even if you use the cash method of accounting.

Market Discount

You may be subject to the “market discount” rules of the Internal Revenue Code if you buy a note sold pursuant to an offering for less than its principal amount and either (i) you buy the note in the initial offering and you pay less than the initial offering price or (ii) you buy the note in an offering of additional notes of an outstanding tranche and you pay less than the initial offering price when the tranche was originally issued.

Subject to a de minimis exception that generally applies if the market discount is less than 0.25 percent of the note’s principal amount multiplied by the weighted average remaining life of the note, generally taking into account the number of full years from your purchase date to each expected principal payment date, gain on the sale or other taxable disposition of a note and on partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. You may elect to include market discount in income as the discount accrues, in which case the rules described above will generally not apply.

Bond Premium

If you buy a note for more than its stated principal amount, you may elect to amortize the premium against interest income over the term of the note in accordance with the bond premium rules. If the election is made, it automatically applies to all debt instruments with bond premium owned during or after the taxable year for which the election is made, unless the IRS permits you to revoke the election.

Disposition of Notes

In general, you will recognize gain or loss upon the sale, exchange, retirement or other taxable disposition of your note measured by the difference between:

•	the amount of cash and the fair market value of any property received for the note, other than the amount attributable to, and taxable as, accrued interest; and

•

your tax basis in the note, which generally is your original cost, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and decreased by any bond premium previously amortized to reduce interest income on the note and by any payments reflecting principal or OID that you received with respect to the note.

Subject to the market discount rules discussed above, if you hold your note for more than one year before its taxable disposition, any gain or loss generally will be long-term capital gain or loss. The deductibility of capital losses is subject to limitations. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.

Non-U.S. Holders

Payments of Interest

Payments of interest paid to you on your note will not be subject to U.S. federal withholding tax of 30%, provided that:

•

you do not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of voting equity of the depositor (or, if another entity is treated as the issuer of the note for U.S. federal income tax purposes, such entity);

•	you are not a “controlled foreign corporation” that is related to the depositor through stock ownership;

•	interest paid on the notes is not effectively connected with your conduct of a trade or business within the United States; and

•

either (i) you provide to the paying agent your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person, or (ii) you hold your notes through certain intermediaries and the applicable certification requirements are satisfied.

If you cannot satisfy the requirements described above, payments of interest to you will be subject to the 30% U.S. federal withholding tax, unless you provide to the paying agent or other appropriate person a properly executed:

•	IRS Form W-8BEN (or other applicable form), claiming an exemption from or reduction in withholding tax under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form), stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States (as discussed below under “— Effectively Connected Income”).

The certification requirements described above may require a non-U.S. Holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. Non-U.S. Holders should consult their tax advisors regarding the certification requirements discussed above.

Disposition of Notes

You generally will not be subject to U.S. federal income tax on gain realized on the disposition of your note, unless you meet one of the following requirements:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	you are an individual and have been present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met.

Effectively Connected Income

If the interest or the gain on your note is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the interest or gain will be taxable to you on a net income basis generally in the same manner as if you were a U.S. Holder. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected interest or gain on your note, subject to adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. Holders

If you are a U.S. Holder, other than an exempt holder, information with respect to payments on the notes and proceeds from the taxable disposition of a note, generally will be required to be furnished to you and the IRS. Backup withholding also may apply to these payments if you are not otherwise exempt and:

•	you fail to provide your taxpayer identification number;

•	you provide an incorrect taxpayer identification number;

•	you are notified by the IRS that you are subject to backup withholding because you have failed to report properly payments of interest or dividends; or

•	you fail to certify, under penalties of perjury, that you have provided your correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

If you are a non-U.S. Holder, information reporting on IRS Form 1042-S may apply to payments of interest on your note. However, backup withholding generally will not apply to payments of principal or interest on your note if you properly certify under penalties of perjury that you are not a U.S. person or if you otherwise qualify for an exemption.

Information reporting, but not backup withholding, generally will apply to payments of the proceeds from the sale of your note to or through the foreign office of a U.S. broker or foreign brokers with certain types of relationships to the United States, unless:

•	the broker has evidence in its records that you are not a U.S. person and certain other conditions are met; or

•	you otherwise qualify for an exemption.

Both information reporting and backup withholding generally will apply to payments of the proceeds from the sale of your note to or through the U.S. office of a broker, unless:

•	you properly certify under penalties of perjury that you are not a U.S. person and certain other conditions are met; or

•	you otherwise qualify for an exemption.

Non-U.S. Holders should consult their tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of, and the procedure for obtaining, an exemption from withholding and backup withholding. In this regard, current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on, or gross proceeds from the sale or other disposition of, the notes paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and generally withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and a recent IRS Notice, withholding under FATCA generally will apply to payments of interest on the notes paid on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of the notes on or after January 1, 2017. However, if the notes are issued prior to July 1, 2014, such notes will be grandfathered unless significantly modified on or after such date.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

Possible Alternative Characterizations

The above discussion assumes that the notes of a series, class or tranche will be treated as debt for U.S. federal income tax purposes. However, although Tax Counsel will render an opinion to that effect with respect to each such series, class or tranche of notes, we cannot assure you that the IRS or the courts will agree with such treatment. If the IRS were to contend successfully that the notes of a series, class or tranche are not debt for U.S. federal income tax purposes, those notes might be treated as equity interests in the note issuance trust, the master trust or some other entity for such purposes. In such event, the note issuance trust, master trust or other entity might be treated as a partnership or, alternatively, as a “publicly traded partnership” taxable as a corporation, for U.S. federal income tax purposes.

If the notes you hold were treated as equity in a partnership, you generally would be required to include in income your respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of any applicable collateral certificate and other assets, without regard to whether there were actual distributions of income. As a result, the amount, timing, character and source of items of income and deductions allocable to you could be materially affected. In addition, income to non-U.S. Holders could be subject to U.S. federal net income tax (including the branch profits tax if you are a corporation) and U.S. federal income tax return filing and withholding requirements. If you are an individual, certain limitations on your ability to deduct your share of partnership expenses might apply.

If some or all of the notes were treated as equity in a “publicly traded partnership” taxable as a corporation, the imposition of corporate income tax could materially reduce cash available to make payments on the notes. In addition, payments on notes that are treated as equity would not be deductible by the corporation in computing its taxable income and would generally be treated as dividend income to holders of the notes that are treated as equity, which for non-U.S. Holders could be subject to a 30% U.S. federal withholding tax, unless the non-U.S. Holder qualifies for a lower rate under an applicable income tax treaty.

You should consult your own tax advisors regarding the risk that your note will not be treated as debt for U.S. federal income tax purposes and the possible tax consequences of potential alternative treatments in light of your particular circumstances.

The U.S. federal income tax discussion set forth above may not be applicable depending upon your particular tax situation, and does not purport to address the issues described with the degree of specificity that may be provided by your own tax advisor. Accordingly, we suggest that you consult your own tax advisors regarding the tax consequences to you of the purchase, ownership and disposition of the notes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, known as ERISA, imposes certain fiduciary duty and prohibited transaction rules on the investment of assets of employee benefit plans — referred to as “plan assets.” These rules include requirements under ERISA concerning the prudence of plan fiduciaries and the diversification of plan assets.

In general, a benefit plan will include:

•	A plan or arrangement which is subject to the fiduciary provisions of ERISA;

•

An employee benefit plan that is tax-qualified under the Internal Revenue Code — such as a pension, profit-sharing, or section 401(k) plan — or other plan which is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code; and

•

A collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules of Department of Labor regulation 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) (which treat the assets of the fund or entity as constituting plan assets of the benefit plan investor) apply.

A fund or other entity — including an insurance company general or separate account and a bank collective investment trust — considering an investment in notes should consult its legal advisors concerning whether its assets might be considered plan assets under these rules. If the assets of such fund are considered plan assets, then the assets of such fund or entity will be subject to the fiduciary and prohibited transaction rules of ERISA and the Internal Revenue Code described herein.

A benefit plan fiduciary, including a fund or other entity whose assets are considered plan assets, should consider whether an investment in the DiscoverSeries notes complies with the fiduciary requirements of ERISA.

Plans maintained by governmental employers, many plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are not subject to the fiduciary and prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, to such extent, assets of such plans may be invested in the DiscoverSeries notes without regard to the ERISA and Internal Revenue Code considerations described herein. Such plans may be subject to the provisions of other applicable federal, state, foreign and local laws containing restrictions similar to ERISA and the Internal Revenue Code. Accordingly, fiduciaries with respect to such plans should consider all other applicable laws prior to investing in the DiscoverSeries notes.

Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between benefit plans and certain parties who are related in a specified manner to the benefit plan, individually referred to as a “party in interest.” Violation of the prohibited transaction rules of ERISA and/or the Internal Revenue Code may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for certain specified transactions.

Individual retirement accounts and annuities and tax-qualified plans for self-employed individuals, although not subject to Title I of ERISA, are subject to the prohibited transaction rules of the Internal Revenue Code. These individual retirement arrangements are included within the term “benefit plans” for purposes of the following discussion on prohibited transactions.

Potential Prohibited Transactions from Investment in the DiscoverSeries Notes

A prohibited transaction could arise by reason of a benefit plan’s investment in the DiscoverSeries notes because Discover Bank, U.S. Bank, Wilmington Trust Company or any of their affiliates are either:

•	a fiduciary with respect to a benefit plan;

•	an employer of the employees who are covered by the benefit plan; or

•	otherwise a party in interest as to the benefit plan.

There are certain statutory or administrative exemptions from the prohibited transaction rules which might be available to permit an investment in notes which would otherwise be prohibited. A statutory exemption, set forth in Section 408(b)(17) of ERISA, is available to a “service provider” to a benefit plan that is not a fiduciary with respect to the benefit plan’s assets being used to purchase the notes or an affiliate of such fiduciary. Administrative exemptions include the following prohibited transaction class exemptions:

•	96-23, available to certain “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to independent “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction. Fiduciaries of benefit plans contemplating an investment in DiscoverSeries notes should carefully consider whether the investment would violate the prohibited transactions rules.

In addition, certain prohibited transactions could result if the assets of DCENT or the Master Trust are considered assets of a benefit plan under the Plan Asset Regulation. In such event the prohibited transaction exemptions referred to above may not be available to exempt all potential prohibited transactions. In addition, if the assets of DCENT or the master trust are treated as plan assets, managers of DCENT and the master trust might be required to comply with the fiduciary responsibility rules of ERISA.

However, the assets of DCENT will not be considered plan assets under the Plan Asset Regulation, as long as the DiscoverSeries notes are:

•	treated as indebtedness under local law, and

•	have no “substantial equity features,” (within the meaning of the Plan Asset Regulation).

Although DCENT has not obtained an opinion of counsel regarding this issue, DCENT expects that all notes offered by this prospectus will be indebtedness under local law. In addition, although there is no authority directly on point, DCENT believes that the notes should not be considered to have substantial equity features. Accordingly, and subject to the foregoing, the Plan Asset Regulation should not apply to cause assets of DCENT to be treated as plan assets.

Investment by Benefit Plans

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans may purchase notes. However, the benefit plan fiduciary must ultimately make its own determination with respect to the application of the Plan Asset Regulation. More generally, the fiduciary must determine whether the benefit plan’s investment in the DiscoverSeries notes will result in one or more nonexempt prohibited transactions under ERISA, the Internal Revenue Code and/or any substantially similar applicable laws and whether such investment meets the fiduciary standards of ERISA and/or any substantially similar applicable laws.

Tax Consequences to Benefit Plans

In general, assuming the DiscoverSeries notes are debt for federal income tax purposes, interest income on the notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Affiliations and Certain Relationships and Related Transactions

Discover Bank, which acts as Seller/depositor for the master trust, depositor and beneficiary for DCENT and the sponsor of their securitizations, is a wholly owned subsidiary of Discover Financial Services. Discover Financial Services acquired Discover Bank in January 1985. Discover Bank and the trustee for the master trust formed the master trust in October 1993. Discover Bank originates and has transferred to the master trust, since its formation, the credit card receivables generated under certain designated Discover card accounts. Discover Bank and the owner trustee formed DCENT on July 2, 2007. Discover Bank transferred an undivided interest in the receivables and other assets of the master trust, represented by the collateral certificate, to DCENT to support the issuance of notes on July 26, 2007.

Discover Bank acts as master servicer for the master trust and is currently the only servicer under the Pooling and Servicing Agreement with respect to the accounts. Discover Bank has outsourced certain servicing functions to DBSC and DPI. DBSC has contracted with BancTec, a third party service provider, for certain check processing and related services. However, Discover Bank is ultimately responsible for the overall servicing function. DPI and DBSC are held directly by Discover Bank. Discover Bank also acts as calculation agent for the note issuance trust, which is part of the servicing function. See “Servicing — Master Servicer, Servicer and Calculation Agent.”

DRFC Funding LLC is an indirect subsidiary of Discover Bank that is a special purpose entity whose purpose is to provide credit enhancement for the benefit of certificateholders of previously issued series of master trust certificates. DRFC Funding LLC will not provide credit enhancement for the collateral certificate or the notes unless otherwise specified in the applicable prospectus supplement.

Representations and Warranties of Discover Bank Regarding the Accounts

Pursuant to the Pooling and Servicing Agreement and the series supplement for the collateral certificate, Discover Bank, in its capacity as depositor, has represented or, as of the issuance date for the notes, will represent and warrant, among other things, that:

•

The Pooling and Servicing Agreement creates a valid and enforceable security interest which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•	The receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

•

Discover Bank has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the receivables conveyed to the trustee for the master trust under the Pooling and Servicing Agreement.

•

Other than the sale, transfer, assignment and conveyance of the receivables to the master trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, Discover Bank has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the receivables in the accounts designated for the master trust.

•

Discover Bank has not authorized the filing of and is not aware of any financing statements against it that include a description of Collateral covering the receivables in the accounts designated for the master trust, other than any financing statement (i) relating to the interest of the master trust in the receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.

•	Discover Bank has not had any judgment or tax liens filed against it.

Representations and Warranties of DCENT Regarding the Collateral

Pursuant to the indenture and the indenture supplement for the DiscoverSeries of notes, DCENT has represented or, as of the closing date, will represent and warrant, among other things, that:

•

The indenture creates a valid and enforceable security interest in the Collateral pledged under the indenture in favor of the indenture trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from DCENT, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•

The now-existing collateral pledged under the indenture constitutes an “account,” a “general intangible,” an “instrument,” a “certificated security,” a “deposit account” or a “security entitlement” within the meaning of the applicable UCC.

•

DCENT has caused or will have caused, within ten days of the date of the indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable law in order to perfect the security interest in the now-existing Collateral granted to the indenture trustee pursuant to the indenture.

•

DCENT has not authorized the filing of and is not aware of any financing statements against DCENT that include a description of Collateral covering the Collateral pledged under the indenture, other than any financing statement that has been terminated.

•	DCENT is not aware of any judgment or tax lien filing against it.

•

At the time of its grant of any security interest in the now-existing Collateral pledged under the indenture pursuant to the indenture, DCENT owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance.

•	DCENT has caused the indenture trustee to be registered as the registered owner of the collateral certificate pledged under the indenture.

•

Other than the security interest granted to the indenture trustee pursuant to the indenture, DCENT has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral.

Reports to Investors

For each distribution date, the master servicer will prepare a statement containing information on the Collateral securing the notes, which will be filed with the SEC as an exhibit to Form 10-D. The statement will set forth certain information, including but not limited to the following:

•

the aggregate investor interest in receivables represented by all master trust certificates, including the collateral certificate; the Seller Interest; the Principal Receivables; the investor interest in receivables represented by the collateral certificate; and the sum of the investor interests in receivables for each series of master trust certificates, including the collateral certificate, that is eligible for allocations of interchange, each as of the beginning and end of the prior calendar month;

•

the amount of Finance Charge Collections, Principal Collections, and interchange from the prior calendar month allocated to the collateral certificate, to the group of master trust series of which Series 2007-CC is a member, and to the Seller;

•

the amount of Finance Charge Collections, Principal Collections, total collections, interchange, and total collections plus interchange from the prior calendar month, each as a monthly percentage of receivables in the master trust at the beginning of that month;

•

the Series Finance Charge Allocation Percentage, the Series Principal Allocation Percentage, the Series Charge-off Allocation Percentage and the Series Interchange Allocation Percentage at the beginning of that month;

•

the total amount of Finance Charge Collections, Principal Collections and interchange reallocated to the collateral certificate from other series of master trust certificates, and from the collateral certificate to other series of master trust certificates;

•	the annualized portfolio yield from Finance Charge Collections (excluding principal recoveries), from interchange and from principal collections available through reallocation from other series;

•

the Minimum Principal Receivables Balance and Seller Percentage at the end of the prior calendar month and the amount by which the Principal Receivables in the master trust exceeds the Minimum Principal Receivables Balance;

•	the total number of accounts in the master trust as of the beginning and end of the prior calendar month;

•

the amount of charged-off receivables allocated to the collateral certificate, the amount of such charged-off receivables that are not reimbursed and therefore cause a reduction to the investor interest in receivables represented by the collateral certificate, and the total investor charged-off amount as an annualized percentage of Principal Receivables as of the beginning of the prior calendar month;

•	total delinquency information with respect to the receivables, and delinquency information as a percentage of outstanding receivables;

•

for the master trust, the total amount of principal charge-offs, principal recoveries, and the amount of charged-off receivables net of principal recoveries in the prior calendar month, each as an annualized percentage of Principal Receivables at the beginning of that month; and

•	the servicing fees for all outstanding master trust certificates and the servicing fee for the collateral certificate, each for the prior calendar month.

In addition, the calculation agent will prepare a statement containing information on the notes, which will be filed with the SEC as an exhibit to Form 10-D. The statement will set forth certain information, including but not limited to the following information:

•

The interest rate for the period and the amount of interest paid to holders of each tranche of notes on that date per $1,000 of Outstanding Dollar Principal Amount, the interest payment date, the number of days in the interest accrual period and the LIBOR determination date, if applicable;

•	The amount of principal paid to holders of each tranche of notes on that date per $1,000 of Stated Principal Amount;

•

the Nominal Liquidation Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Stated Principal Amount for each class and each tranche of notes, as of the end of the prior calendar month;

•

for each tranche of notes, the targeted principal deposits to the principal funding subaccount, the amount deposited into the principal funding subaccount on that date, the amount of any shortfall in the targeted principal deposit, the total amount on deposit in the principal funding subaccount as of the beginning and end of the prior calendar month, and the amount of any investment income earned on such funds, if any;

•	for each tranche of notes, the amount of scheduled principal payments, shortfall in the scheduled principal payments, and total payments through the related distribution date, if any;

•

for each tranche of notes, the targeted prefunding deposit, if any, the total amount deposited in respect of such targeted prefunding deposit, the amount of prefunded deposits applied to other scheduled principal deposits, the amount of any excess prefunded amounts withdrawn from the applicable principal funding subaccount, and the total amount on deposit in each applicable principal funding subaccount that represents prefunding deposits;

•

for each tranche of notes, the targeted deposits to the interest funding subaccount, the amount deposited into the interest funding subaccount through the related distribution date, the amount of any interest shortfall, the total amount on deposit in the interest funding subaccount, as of the beginning and end of the distribution date, the amount withdrawn from the interest funding subaccount for payments to noteholders, and the amount of any investment income earned on such funds, if any;

•

the Excess Spread Amount for the DiscoverSeries notes, and such amount as a percentage of the Nominal Liquidation Amount for the DiscoverSeries notes (including the three-month rolling average of each);

•

for so long as the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust, the Group Excess Spread and the Group Excess Spread Percentage for the master trust (including the three-month rolling average of each);

•

the amount of reductions in the Nominal Liquidation Amount for each tranche of notes as a result of the allocation of charged-off receivables to such tranche for the current month, to the extent not reimbursed under the cash flow provisions or reallocated to subordinated notes; the cumulative amount of such reductions in the Nominal Liquidation Amount for each tranche of notes; and the amount of any reimbursements of such cumulative reductions from prior months;

•	the amount of reductions in the Nominal Liquidation Amount for any tranche of Class B notes, Class C or Class D notes as a result of the subordination provisions of the indenture supplement;

•

for each tranche of notes, the total amount of reductions in the Nominal Liquidation Amount for the prior calendar month, the amount of reimbursements of reductions in the Nominal Liquidation Amount for the prior calendar month, and the aggregate amount of unreimbursed reductions in the Nominal Liquidation Amount as of the end of the prior calendar month and the sum of those amounts for each class of notes and for the DiscoverSeries;

•

for each tranche of Class A notes, the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, each as of the end of the current and prior distribution date, the available subordinated amount of Class B notes, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes, each as of the end of the current and prior distribution date, and the usage amount of Class B notes. the usage amount of Class C notes and the usage amount of Class D notes, each as of the end of the current and prior distribution dates;

•

for each tranche of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, as of the end of the current and prior distribution date, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes, each as of the end of the current and prior distribution date and the usage amount of Class C notes and the usage amount of Class D notes, each as of the end of the current and prior distribution dates;

•

for each tranche of Class C notes, the required subordinated amount of Class D notes, as of the end of the current and prior distribution date, the available subordinated amount of Class D notes, as of the end of the current and prior distribution date and the usage amount of Class D notes, as of the end of the current and prior distribution dates;

•

targeted deposits to and withdrawals from Class C reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of the Class C reserve subaccounts, and the amount of earnings with respect to the Class C reserve subaccounts;

•

targeted deposits to and withdrawals from Class D reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of any Class D reserve subaccounts, and the amount of earnings with respect to any Class D reserve subaccounts;

•

targeted deposits to and withdrawals from accumulation reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of the accumulation reserve subaccounts and the amount of earnings with respect to the accumulation reserve subaccounts; and

•

unless otherwise specified in the applicable prospectus supplement, the amount payable to or receivable from any derivative counterparty, supplemental credit enhancement provider, or supplemental liquidity provider with respect to any tranche of notes.

You may obtain a copy of the statement free of charge by calling (302) 323-7315.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “U.S. Federal Income Tax Consequences.”

Use of Proceeds

DCENT pays the net proceeds from the sale of each tranche of notes to Discover Bank in exchange for an increase in the investor interest in receivables represented by the collateral certificate. Unless otherwise specified in the related prospectus supplement, Discover Bank will add these proceeds to its general funds.

Plan of Distribution

DCENT may sell notes:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The related prospectus supplement will set forth the terms of the offering of notes, including

•	the name or names of any underwriters, affiliated underwriters or agents;

•	the purchase price of the notes;

•	the proceeds to DCENT from the sale of the notes;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions allowed or paid to agents; and

•	any securities exchanges on which the notes may be listed.

Only underwriters so named in the related prospectus supplement will be deemed to be underwriters in connection with the notes offered pursuant to that prospectus supplement.

Following the initial distribution of a tranche of notes, affiliates of Discover Bank or affiliates in the future, if any, may offer and sell previously issued notes in the course of their businesses as broker-dealers. Affiliates may act as a principal or agent in those transactions, and they may use this prospectus and the accompanying prospectus supplement in connection with those transactions. Those sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

If DCENT uses underwriters to sell the notes, the underwriters will acquire the notes for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. These underwriters may offer the notes to the public without a syndicate, or they may offer them to the public through underwriting syndicates represented by managing underwriters. The underwriters will only be obligated to purchase the notes if certain conditions precedent are satisfied, and they will be obligated to purchase all the notes of the series offered by the related prospectus supplement if they purchase any of those notes. The underwriters may, from time to time, change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

DCENT, Discover Bank or agents designated by DCENT or Discover Bank may also sell notes directly from time to time. Discover Bank will name any agent involved in the offering and sale of the notes, and any commissions payable by Discover Bank to that agent, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any such agent is acting solely as an agent for the period of its appointment.

If so indicated in the related prospectus supplement, DCENT or Discover Bank will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase notes providing for payment for delivery on a future date specified in the related prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate stated principal amount of the particular notes that may be sold pursuant to those arrangements. Institutional investors to which these offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that DCENT or Discover Bank may approve. Unless otherwise specified in the related prospectus supplement, the obligations of any purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions except:

•	the institution shall not, at the time of delivery, be prohibited from purchasing the notes under the laws of any jurisdiction of the United States to which the institution is subject; and

•

if DCENT or Discover Bank is selling the notes to underwriters, DCENT or Discover Bank will have sold to those underwriters the total principal amount of the applicable notes minus the principal amount of those notes covered by delayed delivery and payment arrangements.

Underwriters will not have any responsibility for the validity of those arrangements or the performance of DCENT, Discover Bank or the institutional investors under those arrangements.

Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters, and any discounts or commissions received by them from DCENT or Discover Bank and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Discover Bank may agree to indemnify underwriters, dealers and agents that participate in the distribution of notes against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make with respect to those liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, DCENT or Discover Bank in the ordinary course of their respective businesses.

The notes may or may not be listed on a national securities exchange. DCENT and Discover Bank cannot predict whether a secondary market will develop for the notes or, if it does develop, whether it will continue.

The distribution of notes will conform to the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority.

Legal Matters

Unless otherwise specified in the related prospectus supplement, Latham & Watkins LLP will give opinions on the legality of the notes and the collateral certificate, the tax consequences of the issuance of the notes, and certain creditors’ rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank. Unless otherwise specified in the related prospectus supplement, Chapman and Cutler LLP will also give opinions on certain legal matters relating to the issuance of the notes for any underwriters.

Experts

The assertions by the management of each of Discover Bank, Discover Products Inc. and DB Servicing Corporation, included in their respective reports on “Management’s Assertion on Compliance with Regulation AB Criteria,” which were filed as Exhibits 33.1, 33.2 and 33.3 to the master trust’s and note issuance trust’s Annual Reports on Form 10-K for the year ended November 30, 2012 and are incorporated in this Prospectus by reference, have been examined by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports filed as Exhibits 34.1, 34.2 and 34.3 to the master trust’s and note issuance trust’s Annual Reports on Form 10-K for the year ended November 30, 2012 and incorporated by reference herein. Management’s assertions, included in their respective reports on “Management’s Assertion on Compliance with Regulation AB Criteria” have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in examination. Deloitte & Touche LLP has not conducted an audit of master trust financial statements or note issuance trust financial statements and has not audited any information included or incorporated by reference in this prospectus.

Glossary of Terms

For purposes of determining any amount or making any calculation under any of these definitions, such amount or calculation,

•

if specified to be as of the first day of any calendar month, shall (a) include any increase in the investor interest in receivables represented by the collateral certificate or the Nominal Liquidation Amount of any tranche of notes, as applicable, occurring during such calendar month as if such increase had occurred on the first day of such calendar month and (b) give effect to any payments, deposits or other allocations made on the distribution date related to the prior calendar month; and

•

if specified to be as of the close of business on the last day of any calendar month, shall give effect to any reduction in the investor interest in receivables represented by the collateral certificate or the Nominal Liquidation Amount of any tranche of notes, as applicable, as a result of payments, deposits or allocations made on the related distribution date.

“Adjusted Outstanding Dollar Principal Amount” means, at any time with respect to any class or tranche of notes:

•	the Outstanding Dollar Principal Amount of all outstanding notes of such class or tranche at that time; minus

•	any funds on deposit with respect to principal in the applicable principal funding subaccount for the benefit of such class or tranche of notes at such time.

See “Terms of the Offered Notes — Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the prospectus supplement.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Class A Available Subordinated Amount of Class B Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class B Notes minus the Class A Usage of Class B Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Available Subordinated Amount of Class C Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class C Notes minus the Class A Usage of Class C Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Available Subordinated Amount of Class D Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class A Usage of Class D Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Usage of Class B Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class B notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class B Notes for that tranche and the application of Series Principal Amounts allocable to the Class B notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class B Notes for that tranche. Losses that increase the Class A Usage of Class B Notes may include losses relating to charged-off receivables that are allocated directly to Class B notes, which are allocated proportionately to all Class A notes supported by those Class B notes, and losses reallocated to the Class B notes from the applicable tranche of Class A notes.

“Class A Usage of Class C Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class C notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class C Notes for that tranche and the application of Series Principal Amounts allocable to the Class C notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class C

Notes for that tranche. Losses that increase the Class A Usage of Class C Notes may include losses relating to charged-off receivables that are allocated directly to Class C notes and losses relating to the Class B Usage of Class C Notes, each of which is allocated proportionately to the Class A notes supported by those Class C notes, and losses reallocated to the Class C notes from the applicable tranche of Class A notes.

“Class A Usage of Class D Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class D Notes for that tranche. Losses that increase the Class A Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to Class D notes and losses relating to the Class B Usage of Class D notes and the Class C Usage of Class D notes, each of which is allocated proportionately to the Class A notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class A notes.

“Class B Available Subordinated Amount of Class C Notes” means, for any tranche of Class B notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class C Notes minus the Class B Usage of Class C Notes, each for such tranche of Class B notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class B Available Subordinated Amount of Class D Notes” means, for any tranche of Class B notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class B Usage of Class D Notes, each for such tranche of Class B notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class B Usage of Class C Notes” for any tranche of Class B notes means the amount by which the Nominal Liquidation Amount of Class C notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class B Available Subordinated Amount of Class C Notes for that tranche and the application of Series Principal Amounts allocable to the Class C notes to pay interest on that tranche of Class B notes and servicing fees that are allocated to the Class B Available Subordinated Amount of Class C Notes for that tranche. Losses that increase Class B Usage of Class C Notes may include losses relating to charged-off receivables that are allocated directly to the Class C notes and losses relating to the Class A Usage of Class C Notes, each of which is allocated proportionately to the Class B notes supported by those Class C notes, and losses reallocated to the Class C notes from the applicable tranche of Class B notes.

“Class B Usage of Class D Notes” for any tranche of Class B notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class B Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class B notes and servicing fees that are allocated to the Class B Available Subordinated Amount of Class D Notes for that tranche. Losses that increase Class B Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to the Class D notes and losses relating to the Class A Usage of Class D Notes and the Class C Usage of Class D Notes, each of which is allocated proportionately to the Class B notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class B notes.

“Class C Available Subordinated Amount of Class D Notes” means, for any tranche of Class C notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class C Usage of Class D Notes, each for such tranche of Class C notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class C Usage of Class D Notes” for any tranche of Class C notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class C Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class C notes and servicing fees that are allocated to the Class C Available Subordinated Amount of Class D Notes for that tranche. Losses that increase Class C Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to the Class D notes and losses relating to the Class A Usage of Class D Notes and the Class B Usage of Class D Notes, each of which is allocated proportionately to the Class C notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class C notes.

“Collateral” includes:

•

the Series 2007-CC collateral certificate, any additional collateral certificate transferred to the note issuance trust and all rights to vote or to give consents or waivers with respect to each collateral certificate;

•

the collections account for the note issuance trust and additional note issuance trust accounts established for DiscoverSeries, including the series collections account, principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account, if any, and any other trust account established under the indenture supplement for the DiscoverSeries;

•	all Permitted Investments and all investment property, money and other property held in or through the collections account or any other account described above;

•	all rights, benefits and powers under any derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement relating to any tranche of notes; and

•	all proceeds of the foregoing.

“DCENT” means Discover Card Execution Note Trust.

“DCMT” means Discover Card Master Trust I.

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Eligible Deposit Account” means either:

•	a segregated account, including a securities account, with an institution that meets the applicable Note Rating Agencies’ requirements for eligibility as set forth in the indenture; or

•

a segregated trust account with the corporate trust department of a depository institution, other than Discover Bank or any affiliate of Discover Bank, organized under the laws of the United States of America or any state or the District of Columbia, or any domestic branch of a foreign bank, or a trust company acceptable to each applicable Note Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each applicable Note Rating Agency in one of its generic credit rating categories which signifies investment grade.

“Eligible Receivable” means a receivable:

•	which is payable in United States dollars;

•

which was created in compliance, in all material respects, with all requirements of law applicable to the Seller and the servicer with respect to that receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that Seller and servicer;

•	as to which, if the receivable was created before October 27, 1993, or the relevant addition date, if the account was added to the master trust after October 27, 1993,

•	at the time the receivable was created, the Seller of the receivable had good and marketable title to the receivable free and clear of all liens arising under or through the Seller; and

•

at the time the Seller conveyed the receivable to the master trust, the Seller had, or the master trust will have, good and marketable title to the receivable free and clear of all liens arising under or through the Seller;

•

as to which, if the receivable was created on or after October 27, 1993, or the relevant addition date, if the account was added to the master trust after October 27, 1993, at the time the receivable was created, the master trust will have good and marketable title to the receivable free and clear of all liens arising under or through the Seller with respect to the receivable; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the Seller of that receivable is located for purposes of Article 9 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Spread Amount” means, generally, with respect to the DiscoverSeries of notes for any distribution date, the difference, whether positive or negative, between

•

the sum of (a) the amount of Finance Charge Amounts allocated to the DiscoverSeries pursuant to the indenture; (b) any amounts to be treated as Series Finance Charge Amounts and designated to be a part of the Excess Spread Amount pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such account) (net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts; and

•

the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

“Excess Spread Percentage” means, generally, with respect to the DiscoverSeries notes for any distribution date, the Excess Spread Amount, multiplied by twelve and divided by the sum of the Nominal Liquidation Amount of all outstanding DiscoverSeries notes.

“Finance Charge Allocation Amount” means:

•

for any series, class or tranche of notes, the Nominal Liquidation Amount for such series, class or tranche of notes as of the first day of the preceding month, unless an early redemption event or event of default for such series, class or tranche has occurred and is continuing; and

•

unless otherwise specified in the applicable prospectus supplement, for all series, class or tranche of notes for which an early redemption event or an event of default has occurred, the Nominal Liquidation Amount for such series, class or tranche of notes immediately before the applicable event occurred.

DCENT, at the direction of Discover Bank as beneficiary, may change the allocation method described above at any time without the consent of any noteholders if the applicable Note Rating Agencies hired by DCENT confirm that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

“Finance Charge Amounts” means, for any calendar month, the sum of

•	the Series Finance Charge Collections distributed to the note issuance trust as the holder of the collateral certificate for such calendar month;

•	the Series Interchange distributed to the note issuance trust as the holder of the collateral certificate for such calendar month; and

•

any other amounts designated as “Series Finance Charge Collections” or “Series Interchange” or a comparable term and distributed to the note issuance trust under any additional collateral certificate, the assignment of additional assets relating to that collateral certificate or any related agreement.

“Finance Charge Collections” for any calendar month means the sum of:

(a)  the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month; and

•	collections actually received in the applicable calendar month; and

(b)  all amounts received during the calendar month with respect to receivables in the master trust that have previously been charged-off as uncollectible; and

(c)  any proceeds that Discover Bank has transferred to the master trust from any charged-off receivables that Discover Bank has removed from the master trust.

“Finance Charge Receivables” means, for any account for any calendar month,

•

the net amount billed by the servicer during that month as periodic finance charges on the account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the account, late payment charges billed during that month to the account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables”; minus

•

if the account becomes a charged-off account during that month, the cumulative, uncollected amount previously billed by the servicer to the account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to accounts that are not charged-off accounts.

“Group Excess Spread” means the sum of the amounts designated as series excess spread for each series of master trust certificates for any distribution date. Except for Series 2007-CC, for which the series excess spread is the Excess Spread Amount for the DiscoverSeries, or as otherwise designated in the applicable series supplement of any series, series excess spread is generally:

•	the sum of the Finance Charge Collections, interchange and investment income for the applicable series of master trust certificates; minus

•	the sum of, for such series of master trust certificates:

•	monthly interest;

•	monthly servicing fees;

•	monthly charge-offs; and

•	credit enhancement fees,

in each case for the distribution date; minus

•	for any series of master trust certificates that has a subordinated interest rate swap, any payment made by the master trust pursuant to that interest rate swap.

“Group Excess Spread Percentage” means, generally, with respect to the DiscoverSeries notes for any distribution date the Group Excess Spread, multiplied by twelve and divided by the sum of the aggregate investor interest in receivables for all series of master trust certificates.

“Highest Rating” means, for purposes of the definition of Permitted Investments, with respect to tranches of notes rated by Moody’s, P-1 or Aaa, and, with respect to tranches of notes rated by Standard & Poor’s, A-1+ or AAA for investments of funds on deposit in principal funding accounts and A-1 or AAA for investments of funds on deposit in all investor accounts other than principal funding accounts, or with respect to tranches of notes rated by either Standard & Poor’s or Moody’s, any rating category that will not cause the applicable Note Rating Agency to reduce or withdraw its rating on any tranche or class of any series then outstanding, as confirmed in writing by the applicable Note Rating Agency.

“Master Servicer Termination Event” means an event that will give either the master trust trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series of master trust certificates then outstanding that is materially adversely affected by the event the right, subject, if applicable, to the effects of any bankruptcy proceeding involving the master servicer or the powers of a receiver or conservator for the master servicer, to:

•

terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement, any series supplement to the Pooling and Servicing Agreement and any master servicing agreement then outstanding; and

•	cause the master trust trustee to appoint a successor master servicer.

These events include failures to make payments or deposits, certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail under “Servicing — Master Servicer Termination Events.”

“Material Adverse Effect” means with respect to any series, class or tranche of notes with respect to any action, that such action will at the time of its occurrence (a) result in the occurrence of an early redemption event or event of default relating to such series, class or tranche of notes, as applicable, (b) materially adversely affect the amount of funds available to be distributed to the noteholders of any such series, class or tranche of notes pursuant to the indenture or the timing of such distributions, or (c) materially adversely affect the security interest of the indenture trustee in the Collateral securing the outstanding notes unless otherwise permitted by the indenture.

“Minimum Principal Receivables Balance” means, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each master trust series, including each subseries, then outstanding, which amount correlates to the amount of receivables the master trust is required to maintain to support the investor interest in receivables represented by each master trust certificate, including the collateral certificate.

“Nominal Liquidation Amount” means, with respect to any tranche of notes on the issuance date of such tranche, the initial dollar principal amount of such tranche, and on any distribution date thereafter such amount as is increased or reduced pursuant to the cash flow provisions of the indenture supplement, including reductions due to reallocations of Series Principal Amounts allocable to tranches of subordinated notes to pay interest on senior classes and servicing fees, allocations and reallocations of the share of charged-off receivables allocated to the collateral certificate and deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes, and including increases due to additional issuances of notes, withdrawals of excess prefunded amounts and reimbursements of prior reductions using Series Finance Charge Amounts, Reallocated Finance Charge Amounts, reallocations of losses to subordinated tranches, application of funds on deposit in the applicable Class C reserve subaccount or Class D reserve subaccount, if any, or other credit enhancement for the notes, as applicable; provided, however, that on and after the date of a receivables sale for a tranche, the Nominal Liquidation Amount of that tranche will be zero.

“Note Rating Agency” means each of Moody’s, Standard & Poor’s, Fitch and any other rating agency that rates at least 25% of the Outstanding Dollar Principal Amount of the Notes.

“Outstanding Dollar Principal Amount” means at any time, with respect to the DiscoverSeries notes:

•

for a tranche of U.S. dollar notes, the initial dollar principal amount of that tranche of notes, as described in the related prospectus supplement, less principal payments to the noteholders of that tranche;

•

for a tranche of foreign currency notes, the U.S. dollar equivalent of the initial principal amount of that tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties with respect to the notional amount of the related currency swap or, in the event the derivative agreement is non-performing, less dollar payments converted into the applicable currency to make payments to noteholders, each with respect to principal for that tranche; or

•

for a tranche of discount notes, an amount stated in, or determined by a formula described in, the applicable prospectus supplement, which amount will increase over time as principal accretes on that tranche of notes;

minus any net losses of principal of funds on deposit in the principal funding subaccount for such tranche.

The Outstanding Dollar Principal Amount of any tranche of notes will decrease as a result of each payment of principal of that tranche of notes, and will increase as a result of any issuance of additional notes of that tranche.

“Permitted Investments” means:

(i)  negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)  obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)  time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

(1)  incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank;

(2)  subject to supervision and examination by federal or state banking or depository institution authorities; and

(3)  that has, at the time the note issuance trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)  commercial paper or other short-term obligations having the Highest Rating at the time the note issuance trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)  investments in money market funds having the Highest Rating;

(ii)  demand deposits in the name of the note issuance trust or the indenture trustee in any depository institution or trust company referred to in clause (i) (b) above;

(iii)  shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

(a)  invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)  seeks to maintain a constant net asset value per share; and

(c)  has aggregate net assets of not less than $100,000,000 on the date the note issuance trust purchases those shares.

These securities will not be represented by an instrument, will be registered in the name of the indenture trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the indenture trustee as held for the benefit of the note issuance trust or the investors. The note issuance trust may only invest in these securities if each applicable Note Rating Agency confirms that the change will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings;

(iv)  a guaranteed investment contract — guaranteed as to timely payment — the terms of which meet the criteria of the applicable Note Rating Agencies and with an entity having the Highest Rating;

(v)  money market mutual funds — including those offered or managed by the indenture trustee or an affiliate — registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, of no less than Aaa by Moody’s, AAAm by Standard & Poor’s and AAA by Fitch, if rated by Fitch; and

(vi)  any other investment, including repurchase agreements but excluding equity securities, if each applicable Note Rating Agency confirms in writing that such investment will not cause a reduction or qualification with negative implications of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings (after giving effect to such negative implications), or a withdrawal of any such ratings.

Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv), (v) or (vi) above.

All Permitted Investments will be denominated in dollars unless otherwise specified in the indenture supplement for any class or tranche.

“Plan Asset Regulation” means Department of Labor regulation 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA.

“Pooling and Servicing Agreement” means that certain Second Amended and Restated Pooling and Servicing Agreement dated as of June 4, 2010 by and between Discover Bank as master servicer, servicer and seller and U.S. Bank National Association as trustee, as that agreement may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Principal Allocation Amount” means:

•

for all notes that are not in their accumulation period, that do not have any targeted prefunding deposit, for which an early redemption event or an event of default is not continuing, and which otherwise have a targeted principal deposit of zero, the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding calendar month;

•

for each series, class or tranche of notes that is in its accumulation period, the Nominal Liquidation Amount as of the last day of the calendar month before the start of its applicable accumulation period;

•

for each series, class or tranche of notes that has a targeted prefunding deposit greater than zero, the Nominal Liquidation Amount as of the last day of the last calendar month for which its targeted prefunding deposit was zero;

•

for each series, class or tranche of notes for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for those notes as of the last day of the calendar month immediately before the applicable event occurred; and

•

for any other series, class or tranche of notes for which the targeted principal deposit is greater than zero, the Nominal Liquidation Amount as of such other date specified in the accompanying prospectus supplement.

“Principal Amounts” means, for any calendar month, the sum of:

•	the Series Principal Collections distributed to the note issuance trust as the holder of the collateral certificate for that calendar month; and

•

any other amounts designated as “Series Principal Collections” or a comparable term and distributed to the note issuance trust under any additional collateral certificate, the assignment of additional assets relating to that collateral certificate or any related agreement.

“Principal Collections” means, for any calendar month, all collections other than Finance Charge Collections.

“Principal Receivable” means each receivable other than Finance Charge Receivables.

“Reallocated Finance Charge Amounts” for the DiscoverSeries notes means any amounts allocated to the DiscoverSeries notes from the master trust’s finance charge collections reallocation account in accordance with the cash flow provisions of the indenture supplement and the series supplement for Series 2007-CC of the master trust.

“Reallocated Principal Amounts” for the DiscoverSeries notes means any amounts allocated to the DiscoverSeries notes from the master trust’s principal collections reallocation account in accordance with the cash flow provisions of the indenture supplement and the series supplement for Series 2007-CC of the master trust.

“Required Subordinated Amount of Class B Notes” for any tranche of Class A notes will equal a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement, as adjusted from time to time. However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes, the Required Subordinated Amount of Class B Notes for that tranche of Class A notes will be the greater of:

•	the Required Subordinated Amount of Class B Notes for that tranche of Class A notes on that date; and

•	the Required Subordinated Amount of Class B Notes for that tranche of Class A notes on the date immediately prior to that event of default or early redemption event.

See “Terms of the Offered Notes — Credit Enhancement — Required Subordinated Amount of Class B Notes” in the prospectus supplement.

“Required Subordinated Amount of Class C Notes”:

(a)  for any tranche of Class A notes will equal a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement, as adjusted from time to time; and

(b)  for any tranche of Class B notes will equal:

•	a percentage of the encumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement; plus

•	a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement;

in each case as adjusted from time to time.

When we refer to the “encumbered portion” of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes of the DiscoverSeries. For any tranche of Class B notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class B notes; divided by

•	the Nominal Liquidation Amount for all tranches of Class B notes in the DiscoverSeries; multiplied by

•	the Required Subordinated Amount of Class B notes for all tranches of Class A notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class B notes that is not currently providing credit enhancement to the Class A notes of the DiscoverSeries, which is the Nominal Liquidation Amount minus the encumbered portion of the Nominal Liquidation Amount.

However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes or Class B notes, the Required Subordinated Amount of Class C Notes for that tranche will be the greater of:

•	the Required Subordinated Amount of Class C Notes for that tranche on that date; and

•	the Required Subordinated Amount of Class C Notes for that tranche on the date immediately prior to that event of default or early redemption event.

“Required Subordinated Amount of Class D Notes”:

(a)  for any tranche of Class A notes will equal a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement, as adjusted from time to time;

(b)  for any tranche of Class B notes will equal:

•	a percentage of the encumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement; plus

•	a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement;

in each case as adjusted from time to time; and

(c)  for any tranche of Class C notes will equal:

•	a percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class A notes, plus

•	a percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class B notes (but not encumbered by Class A notes), plus

•	a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class C notes,

in each case as set forth in the applicable prospectus supplement and adjusted from time to time.

When we refer to the “encumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes and the Class B notes of the DiscoverSeries. For any tranche of Class C notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class C notes, divided by

•	the Nominal Liquidation Amount for all tranches of Class C notes in the DiscoverSeries, multiplied by

•

the sum of the Required Subordinated Amount of Class C notes for all Class A notes that do not receive credit enhancement from any Class B notes in the DiscoverSeries and the Required Subordinated Amount of Class C notes for all Class B notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class C notes that is not currently providing credit enhancement to the Class A notes or Class B notes of the DiscoverSeries, which is the Nominal Liquidation Amount of that tranche of Class C notes minus the encumbered portion of the Nominal Liquidation Amount of that tranche of Class C notes.

However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes, Class B notes or Class C notes, the Required Subordinated Amount of Class D Notes for that tranche will be the greater of:

•	the Required Subordinated Amount of Class D Notes for that tranche on that date; and

•	the Required Subordinated Amount of Class D Notes for that tranche on the date immediately prior to that event of default or early redemption event.

“Seller” when used with reference to specific receivables, means the person or persons conveying such receivables to the master trust. Discover Bank is currently the only Seller to the master trust.

“Seller Certificate” means:

•

if a Seller elects to evidence its interest in the master trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the master trust trustee; or

•	an uncertified interest in the master trust as evidenced by a recording in the books and records of the master trust trustee;

 — in each case representing a residual interest in the assets of the master trust not represented by the certificates of any series.

“Seller Interest” means, for any distribution date, the aggregate amount of Principal Receivables in the master trust at the end of the previous calendar month minus the aggregate investor interest in receivables for the master trust at the end of that day; provided, however, that the Seller Interest will not be less than zero.

“Seller Percentage” means, for any date with respect to the receivables in the master trust, an amount equal to the interest in Principal Receivables represented by the Seller Certificate divided by the total aggregate amount of Principal Receivables in the master trust.

“Series Charge-off Allocation Percentage” means, for the collateral certificate for any distribution date:

•	the investor interest in receivables represented by the collateral certificate; divided by

•	the greater of:

•	the total amount of Principal Receivables in the master trust; or

•	the aggregate investor interest in receivables for all outstanding series of master trust certificates;

 — in each case, as of the first day of the prior calendar month.

“Series Finance Charge Collections Allocation Percentage” means, for the collateral certificate for any distribution date:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if an early redemption event or event of default for any series, class or tranche of notes or an amortization event for the collateral certificate is not continuing with respect to such calendar month;

•

if an early redemption event or event of default for any series, class or tranche of notes is then continuing, the sum of the Finance Charge Allocation Amounts for each tranche of notes for the prior calendar month; or

•

if an amortization event for the collateral certificate is then continuing for such calendar month, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month immediately preceding the date an amortization event for the collateral certificate occurs;

as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Finance Charge Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Finance Charge Collections Allocation Percentage will be the higher percentage determined under such clauses.

“Series Finance Charge Amounts” means, for the DiscoverSeries notes for any calendar month, the sum of:

•

the portion of the Series Finance Charge Collections for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries notes in accordance with the indenture and the applicable indenture supplement, and any additional amounts designated as “Series Finance Charge Collections” for the DiscoverSeries notes in accordance with the indenture and the applicable indenture supplement;

•

the portion of the Series Interchange for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries of notes in accordance with the indenture and the applicable indenture supplement;

•	any amounts to be treated as Series Finance Charge Amounts pursuant to any terms document; and

•

any amounts to be treated as Series Finance Charge Amounts pursuant to the cash flow provisions of the indenture supplement, including (but in each case, only with respect to allocations made after the step in which such funds are designated as Series Finance Charge Amounts):

•

an amount equal to income earned on all funds on deposit in the principal funding account, the interest funding account and the accumulation reserve account, including all subaccounts of such accounts, net of investment expense and losses, for the period from and including the prior distribution date to but excluding the current distribution date;

•	an amount equal to any required withdrawal from the accumulation reserve account to pay interest for any tranche of notes in the accumulation period for such tranche; and

•

an amount equal to any funds withdrawn from any accumulation reserve subaccount, Class C reserve subaccount or Class D reserve subaccount because the amount on deposit in such account exceeded the amount required to be on deposit.

“Series Finance Charge Collections” for the collateral certificate means with respect to any day or any distribution date, an amount equal to the product of:

•	the Series Finance Charge Allocation Percentage for the related distribution date; and

•	the amount of Finance Charge Collections for such day or for the related calendar month, as applicable;

provided, however, that Series Finance Charge Collections will be increased by an amount equal to the negative spread on each applicable principal funding subaccount for the notes as a result of prefunding — which will equal the difference between the amount of investment income earned on those amounts from the previous distribution date to the current distribution date and the amount of interest accrued on the prefunded portion of the notes during the same period, though not more than the amount that would have been allocated to the collateral certificate if the Nominal Liquidation Amount of those notes had not been reduced because of the prefunding.

“Series Interchange” for the collateral certificate means, with respect to any distribution date, an amount equal to the product of:

•	the Series Interchange Allocation Percentage; and

•	interchange for the related calendar month.

“Series Interchange Allocation Percentage” means, for any distribution date, for the collateral certificate:

•	the sum of the investor interest in receivables represented by the collateral certificate; divided by

•	the greater of:

•	the total amount of principal receivables in the master trust; or

•	the aggregate investor interest in receivables in the master trust for all series of master trust certificates;

 — in each case, as of the first day of the prior calendar month.

“Series Minimum Principal Receivables Balance” means, on any date of determination, the sum of:

•

if no series, class or tranche of notes has a targeted principal deposit that is greater than zero, the investor interest in receivables represented by the collateral certificate on such date of determination, divided by 0.93;

•

if any series, class or tranche of notes has a targeted principal deposit that is greater than zero, the sum, without duplication, of the Principal Allocation Amounts for such series, class or tranche of notes, multiplied by the percentage of the Nominal Liquidation Amount for the notes that is represented by the collateral certificate, divided by 0.93; and

•

if an amortization event has occurred for the collateral certificate, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month preceding such event, divided by 0.93;

provided, however, that Discover Bank may, upon 30 days’ prior notice to the master trust trustee, Moody’s and Standard & Poor’s, reduce the Series Minimum Principal Receivables Balance by increasing the divisor set forth above — 0.93 — subject to the condition that Discover Bank shall have been notified by Moody’s and Standard & Poor’s that such reduction would not result in the lowering or withdrawal of the rating of any class of any series of master trust certificates then outstanding or of any series, class or tranche of notes then outstanding, and provided, further, that the divisor set forth above may not be increased to more than 0.98. If two of the above clauses apply, the Series Minimum Principal Receivables Balance will be the higher amount determined under such clauses.

“Series Principal Amounts” means, for the DiscoverSeries notes for any calendar month, the sum of:

•

the portion of Series Principal Collections for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries notes in accordance with the indenture and any additional amounts designated as “Series Principal Collections” for the DiscoverSeries notes in accordance with the indenture;

•

any amounts to be treated as Series Principal Amounts pursuant to any terms document for any tranche of DiscoverSeries notes, including, without limitation, any amounts to be paid with respect to any note under any derivative agreement that are designated as Series Principal Amounts under the applicable terms document; and

•

any amounts to be treated as Series Principal Amounts pursuant to the cash flow provisions of the indenture supplement, including all amounts used to reimburse charged-off receivables allocated to the DiscoverSeries, all amounts used to reimburse prior reductions in Nominal Liquidation Amounts due to charged-off receivables and the application of subordinated notes’ principal collections to pay interest on senior classes and servicing fees, and any excess prefunding deposits that the note issuance trust withdraws from any principal funding subaccount.

“Series Principal Collections Allocation Percentage” means, for the collateral certificate for any distribution date:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if the note issuance trust is not paying or depositing principal for any series, class or tranche of notes on such distribution date and there is no amortization event continuing for the collateral certificate for such calendar month;

•

the sum of the Principal Allocation Amounts for each tranche of notes for the prior calendar month, if the note issuance trust is paying or depositing principal for any series, class or tranche of notes on such distribution date; or

•

if an amortization event for the collateral certificate is continuing for such calendar month, the investor interest in receivables represented by the collateral certificate on the last day of the calendar month immediately preceding the date on which the amortization event for the collateral certificate occurred:

as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Principal Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Principal Collections Allocation Percentage will be the higher percentage determined under such clauses.

“Series Principal Collections” for the collateral certificate means with respect to any day or any distribution date, an amount equal to the product of:

•	the Series Principal Collections Allocation Percentage for the related distribution date; and

•	the amount of Principal Collections for such day or for the related calendar month; as applicable.

“Series Repurchase Event” for the collateral certificate means the occurrence of an event described under “The Master Trust — Repurchase of a Master Trust Series.”

“Servicer Termination Event” means an event that will give either the master trust trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series of master trust certificates then outstanding that is materially adversely affected by the event, including the note issuance trust as holder of the collateral certificate, the right, subject, if applicable, to the effects of any bankruptcy proceeding involving the master servicer or the powers of a receiver or conservator for the master servicer, to:

•

terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement, any series supplement to the Pooling and Servicing Agreement and any master servicing agreement then outstanding; and

•	cause the master trust trustee to appoint a successor servicer.

These events include failures to make payments or deposits, certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail under “Servicing — Servicer Termination Events.”

“Stated Principal Amount” generally means, at any time with respect to any tranche of notes, the amount that is stated on the face of the notes of that tranche to be payable to the holders of the notes of that tranche.

“Trust Portfolio Repurchase Event” for the collateral certificate means the occurrence of an event described under “The Master Trust — Repurchase of Master Trust Portfolio.”

$[•] Class  [•]([•]-[•]) DiscoverSeries Notes

Discover Bank

Sponsor, Originator of Assets, Depositor, Seller and Servicer

Discover Card Execution Note Trust

Issuing Entity of the Notes

Discover Card Master Trust I

Issuing Entity of the Collateral Certificate

PROSPECTUS SUPPLEMENT

Underwriters

[	•]

[•]

[•]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Registration Fee	$2,369,927.60	(a)
Printing and Engraving	500,000
Trustee’s Fees	800,000
Legal Fees and Expenses	2,400,000
Blue Sky Fees and Expenses	80,000
Accountants’ Fees and Expenses	500,000
Rating Agency Fees	13,000,000
Miscellaneous Fees	200,000

Total	$19,849,927.60

(a)

A filing fee of $136.40 was paid in connection with the filing of the Registration Statement on September 25, 2013 with respect to the registration of the offering of $1,000,000 of Notes. In addition, pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein relate to $1,600,000,000 aggregate principal amount of Notes that were previously registered, but which remain unsold, under a registration statement on Form S-3 (File nos. 333-167413, 333-167413-01 and 333-167413-02), initially filed on June 9, 2010 and amended on October 26, 2010 with an initial effective date of October 28, 2010. A filing fee of $49,120 was previously paid in connection with such unsold Notes. The amount of Notes to be registered under this Registration Statement, together with the amount of such unsold Notes included from the prior registration statement, results in a total of $20,000,000,000 of Notes that may be issued under this Registration Statement.

Item 15.	Indemnification of Directors and Officers

Discover Bank is a Delaware banking corporation and its affiliate Discover Financial Services is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (“GCL”) as applicable to Delaware corporations and to Delaware banking corporations by virtue of Section 702 of the Delaware Banking Code, 5 Del. C. § 101, et seq., provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or was serving as a director or officer at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or was serving as a director or officer at the request of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145. Expenses (including attorneys’ fees) incurred by former directors and officers may be paid upon such terms and conditions, if any, as the corporation deems appropriate. Section 145 also provides that such indemnification shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article IV of Discover Bank’s by-laws provides that Discover Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative, or administrative (other than an action by or in the right of Discover Bank) by reason of the fact that such person is or was a director, officer or employee (or is or was serving at the request of Discover Bank as a director, officer, and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner not clearly opposed to any written policy of Discover Bank, or which such person reasonably believed to be in the best interests of Discover Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification in connection with an action or proceeding by or in the right of Discover Bank to procure a judgment in its favor is limited to payment of amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or proceeding. No indemnification in connection with an action or proceeding by or in the right of Discover Bank to procure a judgment in Discover Bank’s favor may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to Discover Bank unless and only to the extent that the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The amended and restated certificate of incorporation of Discover Financial Services limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The amended and restated certificate of incorporation of Discover Financial Services provides that each person who was or is a director or officer shall be indemnified to the fullest extent permitted by Delaware law.

The amended and restated bylaws of Discover Financial Services also provide that each person who was or is a director or officer of Discover Financial Services or a director or officer of a subsidiary shall be indemnified to the fullest extent permitted by Delaware law. The certificate of incorporation and the bylaws of Discover Financial Services further provide that Discover Financial Services may, to the extent deemed appropriate by its board of directors, indemnify any of its employees and agents and each person who is, or was, serving at its request as an officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The amended and restated bylaws of Discover Financial Services also permit it to secure and maintain insurance on behalf of any director, officer, employee or agent and each person who is, or was, serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity.

Discover Financial Services has in effect insurance policies in an amount consistent with industry norms for general officers’ and directors’ liability insurance covering all of Discover Financial Services’s directors and officers in certain instances where by law they may not be indemnified by Discover Financial Services.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement between Discover Card Execution Note Trust, as Issuer, Discover Bank and underwriters.

4.1	Second Amended and Restated Pooling and Servicing Agreement, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.1(a)	First Amendment to Second Amended and Restated Pooling and Servicing Agreement, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of October 18, 2011, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on October 19, 2011.

4.2	Series Supplement for Series 2007-CC, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of July 26, 2007, excluding Exhibits, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.2(a)	Amendment to Specified Series Supplements, between Discover Bank, as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.3	Trust Agreement, between Discover Bank, as Beneficiary and Wilmington Trust Company, as Owner Trustee, dated as of July 2, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.3(a)	First Amendment to Trust Agreement, between Discover Bank, as Beneficiary and Wilmington Trust Company, as Owner Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.4	Indenture, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.4(a)	First Amendment to Indenture, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

Exhibit Number	Description

4.5	Amended and Restated Indenture Supplement for the DiscoverSeries Notes, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of June 4, 2010, excluding the Forms of Terms Documents, which are set forth as Exhibits 4.6, 4.7, 4.8 and 4.9 hereto, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

*4.6	Form of Class A Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class A Notes, which is set forth as Exhibit 4.10 hereto.

*4.7	Form of Class B Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class B Notes, which is set forth as Exhibit 4.11 hereto.

*4.8	Form of Class C Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class C Notes, which is set forth as Exhibit 4.12 hereto.

4.9	Class D Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 6, 2009.

*4.10	Form of Class A Notes.

*4.11	Form of Class B Notes.

*4.12	Form of Class C Notes.

4.13	Class D Notes, incorporated by reference to Discover Card Master Trust I’s Registration Statement on Form S-3 filed on June 9, 2010.

4.14	Collateral Certificate Transfer Agreement, between Discover Bank, as Depositor and Discover Card Execution Note Trust, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

*5.1	Opinion of Latham & Watkins LLP as to legality of the Notes.

*5.2	Opinion of Latham & Watkins LLP as to legality of the Series 2007-CC Collateral Certificate.

*5.3	Form of opinion of Latham & Watkins LLP as to certain creditors’ rights matters relating to Discover Bank.

*5.4	Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain UCC matters relating to the Notes.

*5.5	Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain UCC matters relating to the Series 2007-CC Collateral Certificate.

*8.1	Opinion of Latham & Watkins LLP as to certain federal tax matters concerning the notes.

*10.1

Master Services Agreement, between Discover Financial Services, Discover Bank, DB Servicing Corporation, Discover Products Inc. and other affiliated entities party thereto, dated as of January 1, 2013.

*10.1(a)	Amended and Restated Services Addendum, between DB Servicing Corporation and Discover Bank, dated as of August 15, 2013.

*10.1(b)	Amended and Restated Services Addendum, between Discover Products Inc. and Discover Bank, dated as of August 15, 2013.

10.2	Collateral Account Control Agreement, between Discover Card Execution Note Trust, as Grantor, U.S. Bank National Association, as Secured Party, and U.S. Bank National Association, as Securities Intermediary, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

Exhibit Number	Description

*23.1	Consent of Latham & Watkins LLP (included in Exhibits 5.1, 5.2 and 8.1).

*23.2	Consent of Young Conaway Stargatt & Taylor, LLP.

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of Ernst & Young LLP.

*23.5	Consent of Grant Thornton LLP.

*24.1	Powers of Attorney, dated as of September 24, 2013.

*25.1	Statement of Eligibility of Indenture Trustee.

*	Previously filed

Item 17.	Undertakings

Each undersigned Registrant hereby undertakes as follows:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If any Registrant is relying on Rule 430B:

(A) Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of any Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of any undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned Registrant or used or referred to by any undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about any undersigned Registrant or its securities provided by or on behalf of each such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by any undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each such Registrant pursuant to the foregoing provisions, or otherwise, each such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each such Registrant of expenses incurred or paid by a director, officer or controlling person of each such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of the securities hereunder and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Castle, State of Delaware, on November 15, 2013.

DISCOVER BANK, as Depositor for the Discover Card Master Trust I and the Discover Card Execution Note Trust (Registrant)

By:	/S/ MICHAEL F. RICKERT
Michael F. Rickert Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

DAVID W. NELMS* David W. Nelms	Chairman and Chief Executive Officer (Principal Executive Officer)	November 15, 2013

MICHAEL F. RICKERT* Michael F. Rickert	Vice President, Chief Financial Officer, and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2013

MARGARET J. BELLOCK* Margaret J. Bellock	Director	November 15, 2013

FRANK L. GROSSMAN* Frank L. Grossman	Director	November 15, 2013

ROGER C. HOCHSCHILD* Roger C. Hochschild	Director	November 15, 2013

CARLOS MINETTI* Carlos Minetti	Director	November 15, 2013

WILLIAM P. O’HARA* William P. O’Hara	Director	November 15, 2013

FRANK K. REILLY* Frank K. Reilly	Director	November 15, 2013

JAMES J. ROSZKOWSKI* James J. Roszkowski	Director	November 15, 2013

JOSEPH A. YOB* Joseph A. Yob	Director	November 15, 2013

*By	/S/ MICHAEL F. RICKERT Michael F. Rickert	, individually and as Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description	Sequential Page No.

1.1	Form of Underwriting Agreement between Discover Card Execution Note Trust, as Issuer, Discover Bank and underwriters.

4.1	Second Amended and Restated Pooling and Servicing Agreement, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.1(a)	First Amendment to Second Amended and Restated Pooling and Servicing Agreement, between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of October 18, 2011, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on October 19, 2011.

4.2	Series Supplement for Series 2007-CC, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of July 26, 2007, excluding Exhibits, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.2(a)	Amendment to Specified Series Supplements, between Discover Bank, as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.3	Trust Agreement, between Discover Bank, as Beneficiary and Wilmington Trust Company, as Owner Trustee, dated as of July 2, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.3(a)	First Amendment to Trust Agreement, between Discover Bank, as Beneficiary and Wilmington Trust Company, as Owner Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.4	Indenture, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

4.4(a)	First Amendment to Indenture, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of June 4, 2010, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

4.5	Amended and Restated Indenture Supplement for the DiscoverSeries Notes, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, dated as of June 4, 2010, excluding the Forms of Terms Documents, which are set forth as Exhibits 4.6, 4.7, 4.8 and 4.9 hereto, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on June 4, 2010.

*4.6	Form of Class A Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class A Notes, which is set forth as Exhibit 4.10 hereto.

*4.7	Form of Class B Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class B Notes, which is set forth as Exhibit 4.11 hereto.

*4.8	Form of Class C Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, excluding the Form of Class C Notes, which is set forth as Exhibit 4.12 hereto.

Exhibit Number	Description	Sequential Page No.

4.9	Class D Terms Document between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 6, 2009.

*4.10	Form of Class A Notes.

*4.11	Form of Class B Notes.

*4.12	Form of Class C Notes.

4.13	Class D Notes, incorporated by reference to Discover Card Master Trust I’s Registration Statement on Form S-3 filed on June 9, 2010.

4.14	Collateral Certificate Transfer Agreement, between Discover Bank, as Depositor and Discover Card Execution Note Trust, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

*5.1	Opinion of Latham & Watkins LLP as to legality of the Notes.

*5.2	Opinion of Latham & Watkins LLP as to legality of the Series 2007-CC Collateral Certificate.

*5.3	Form of opinion of Latham & Watkins LLP as to certain creditors’ rights matters relating to Discover Bank.

*5.4	Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain UCC matters relating to the Notes.

*5.5	Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain UCC matters relating to the Series 2007-CC Collateral Certificate.

*8.1	Opinion of Latham & Watkins LLP as to certain federal tax matters concerning the notes.

*10.1

Master Services Agreement, between Discover Financial Services, Discover Bank, DB Servicing Corporation, Discover Products Inc. and other affiliated entities party thereto, dated as of January 1, 2013.

*10.1(a)	Amended and Restated Services Addendum, between DB Servicing Corporation and Discover Bank, dated as of August 15, 2013.

*10.1(b)	Amended and Restated Services Addendum, between Discover Products Inc. and Discover Bank, dated as of August 15, 2013.

10.2	Collateral Account Control Agreement, between Discover Card Execution Note Trust, as Grantor, U.S. Bank National Association, as Secured Party, and U.S. Bank National Association, as Securities Intermediary, dated as of July 26, 2007, incorporated by reference to Discover Card Master Trust I’s Current Report on Form 8-K filed on July 27, 2007.

*23.1	Consent of Latham & Watkins LLP (included in Exhibits 5.1, 5.2 and 8.1).

*23.2	Consent of Young Conaway Stargatt & Taylor, LLP.

*23.3	Consent of Deloitte & Touche LLP.

Exhibit Number	Description	Sequential Page No.

*23.4	Consent of Ernst & Young LLP.

*23.5	Consent of Grant Thornton LLP.

*24.1	Powers of Attorney, dated as of September 24, 2013.

*25.1	Statement of Eligibility of Indenture Trustee.

*	Previously filed